NOTES PURCHASE AGREEMENT

by and between

CHINA SECURITY & SURVEILLANCE TECHNOLOGY, INC.
as the Company

CHINA SAFETECH HOLDINGS LIMITED
CHINA SECURITY & SURVEILLANCE TECHNOLOGY (PRC), INC.
as the Material Subsidiaries

AND

CITADEL EQUITY FUND LTD.
as the Purchaser

Dated: August 18, 2009

This Notes Purchase Agreement (this "Agreement") is dated as of August 18, 2009, by and between China Security & Surveillance Technology, Inc., a Delaware corporation (the "Company"), the Material Subsidiaries listed on the signature pages hereto, and Citadel Equity Fund Ltd. (the "Purchaser").

WHEREAS, the Company proposes to issue, and the Purchaser proposes to purchase, the Tranche A Zero Coupon Guaranteed Senior Unsecured Convertible Notes in an aggregate principal amount of US$50,000,000 (the "Tranche A Notes") and Tranche B Zero Coupon Guaranteed Senior Unsecured Notes in the aggregate principal amount of US$84,000,000 (the "Tranche B Notes" and, together with the Tranche A Notes, the "Notes") on the terms of this Agreement, in exchange for the cancellation of the 1.0% Guaranteed Senior Unsecured Convertible Notes due 2012 of the Company in an aggregate principal amount of US$60,000,000 issued on February 16, 2007 (the "CSST I Notes") and the 1.0% Guaranteed Senior Unsecured Convertible Notes due 2012 of the Company in an aggregate principal amount of US$50,000,000 issued on April 24, 2007 (the "CSST II Notes" and together with the CSST I Notes, the "Existing Notes") and certain additional consideration as described below.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.

Definitions

For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires the following terms shall have the meanings set forth below. Defined terms used but not otherwise defined herein shall have the meanings given to such terms in the other Sections of this Agreement or the Indenture (as defined below).

"Act" means the Securities Act of 1933, as amended.

"Affiliate" of any specified Person means:

(a)

any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person, or

(b)

any other Person who is a director or officer of:

(1)

such specified Person,

(2)

any Subsidiary of such specified Person, or

(3)

any Person described in clause (a) above.

For the purposes of this definition, "control" when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

"Agreement" has the meaning given in the recitals.

"Amended Investor Rights Agreement" means the second amended and restated investor rights agreement dated the Closing Date by and among the Company, the Material Subsidiaries, and the Purchaser, a form which is attached hereto as Exhibit B.

"Applicable Agreements" has the meaning given in Section 6(i).

"Applicable Law" has the meaning given in Section 6(i).

"Business Day" has the meaning given in the Conditions.

"BVI" means the British Virgin Islands.

"Capital Stock" means, with respect to any Person, any shares or other equivalents (however designated) of any class of corporate stock or partnership interests or any other participations, rights, warrants, options or other interests in the nature of an equity interest in such Person, including Preferred Stock, but excluding any debt security convertible or exchangeable into such equity interest.

"Charter Documents" has the meaning given in Section 6(i).

"Clearing Facilities" means The Depository Trust Company.

"Closing" has the meaning given in Section 5.

"Closing Date" means the date of the Closing.

"Commission" means the Securities and Exchange Commission.

"Common Stock" means shares of common stock of the Company, par value US$0.0001 per share.

"Company" has the meaning given in the recitals.

"Company Consideration" has the meaning given in Section 5.

"Conditions" means the terms and conditions of the Notes.

"Conversion Shares" means shares of Common Stock issuable under the conversion of the Tranche A Notes.

"CSST I Indenture" means the indenture dated February 16, 2007 among the Company, the Trustee and the other parties named therein, governing the terms and conditions of the CSST I Notes, as originally executed or, if amended or supplemented as therein provided, as so amended or supplemented.

"CSST I Notes" has the meaning given in the recitals.

"CSST II Indenture" means the indenture dated April 24, 2007 among the Company, the Trustee and the other parties named therein, governing the terms and conditions of the CSST II Notes, as originally executed or, if amended or supplemented as therein provided, as so amended or supplemented.

"CSST II Notes" has the meaning given in the recitals.

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"CSST PRC" means China Security & Surveillance Technology (PRC), Inc., a wholly-owned subsidiary of the Company, incorporated under the laws of PRC.

"Disclosure Schedule" has the meaning given in Section 6.

"Environmental Laws" has the meaning given in Section 6(bb).

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Existing Notes" has the meaning given in the recitals.

"FCPA" has the meaning given in Section 6(dd).

"Fully-Diluted" has the meaning given in Section 6(d)(ii).

"GAAP" has the meaning given in Section 6(a)(i).

"Governmental Authority" has the meaning given in Section 6(i).

"Group Companies" means the Company and its Subsidiaries.

"Guarantees" has the meaning given in Section 4.

"Guarantor" has the meaning given in Section 4.

"Indemnified Party" has the meaning given in Section 10(a).

"Indemnifying Party" has the meaning given in Section 10(a).

"Indentures" has the meaning given in Section 3.

"Intellectual Property" has the meaning given in Section 6(q)(i).

"Lien" means a mortgage, charge, pledge, lien, hypothecation or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

"Material Adverse Change" has the meaning given in Section 6(s)(ii).

"Material Adverse Effect" means a material adverse effect on:

(a)

the business, operations, property, earnings, assets, liabilities or condition (financial or otherwise) of the Group Companies taken as a whole;

(b)

the ability of the Company and the Material Subsidiaries to perform their respective material obligations under the Transaction Documents; or

(c)

the validity or enforceability of the Transaction Documents or the rights and remedies of any holder of the Notes under the Notes.

"Material Subsidiaries" means Safetech and CSST PRC.

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"Money Laundering Laws" has the meaning given in Section 6(jj).

"Most Recent Balance Sheet" has the meaning given in Section 6(s)(iii).

"Notes" has the meaning given in the recitals.

"OFAC" has the meaning given in Section 6(ii).

"Permits" has the meaning given in Section 6(m).

"Person" means any individual, corporation, company (including any limited liability company), association, partnership, joint venture, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

"PFIC" has the meaning given in Section 6(hh).

"PRC" means the People's Republic of China, not including Taiwan, Hong Kong and Macau.

"Proceedings" has the meaning given in Section 6(l).

"Purchaser" has the meaning given in the recitals.

"Purchaser Consideration" has the meaning given in Section 5.

"Registrable Securities" has the meaning given in Section3B.

"Safetech" means China Safetech Holdings Limited, a wholly-owned subsidiary of the Company, incorporated under the laws of BVI.

"SEC Reports" has the meaning given in Section 6(a)(i).

"Securities" means, collectively, the Notes, the Stock Consideration Shares and the Conversion Shares.

"Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the Commission.

"Stock Consideration" has the meaning given in Section 3A(a).

"Stock Consideration Shares" has the meaning given in Section 3A(a).

"Subsidiary" means, in respect of any Person, any corporation, company (including any limited liability company), association, partnership, joint venture or other business entity of which at least a majority of the total voting power of the voting stock is at the time owned or controlled, directly or indirectly, by:

(a)

such Person,

(b)

such Person and one or more Subsidiaries of such Person, or

(c)

one or more Subsidiaries of such Person.

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"Tax" has the meaning given in Section 6(p).

"Trading Market" has the meaning given in Section 5.

"Tranche A Indenture" has the meaning given in Section 3.

"Tranche A Notes" has the meaning given in the recitals.

"Tranche B Indenture" has the meaning given in Section 3.

"Tranche B Notes" has the meaning given in the recitals.

"Transaction Documents" means this Agreement, the Indentures, the Notes and the Amended Investor Rights Agreement, or any of them as the context may so require.

"Trustee" means The Bank of New York Mellon, a New York banking corporation, acting as trustee under the Indenture.

"US$" means the lawful currency of the United States from time to time.

"Waiver" means a waiver dated as of the Closing Date by and between the Company and the Purchaser, in the form previously agreed by the Purchaser and the Company.

2.

Rules of Construction.

Unless the context otherwise requires:

(a)

a term has the meaning assigned to it;

(b)

"or" is not exclusive;

(c)

words in the singular include the plural, and in the plural include the singular;

(d)

all references in this Agreement to "Sections", "Exhibits" and other subdivisions are to the designated Sections, Exhibits and subdivisions of this Agreement as originally executed;

(e)

a reference to any person is, where relevant, deemed to be a reference to or to include, as appropriate, that person's successors and permitted assignees or transferees;

(f)

a reference to (or to any specified provision of) any agreement or document (including any Transaction Document) is to be construed as a reference to that agreement or document as it may be amended from time to time;

(g)

the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision.

(h)

"including" means "including without limitation;"

(i)

provisions apply to successive events and transactions; and

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(j)

references to a statute or statutory provision is to be construed as a reference to that statute or statutory provision as it may be amended from time to time.

3.

Issuance of Notes.

Subject to the terms and conditions of this Agreement, as part of the consideration for the Purchaser's delivery of the Existing Notes for cancellation, the Company will, on the Closing Date, (i) issue and sell to the Purchaser, and the Purchaser will purchase from the Company, 500 Tranche A Notes of US$100,000 principal amount each, convertible into shares of Common Stock, at an initial conversion price of US$10.00 per share, and 840 Tranche B Notes of US$100,000 principal amount each and (ii) cause the Guarantors to issue the Guarantees. Tranche A Notes will be issued pursuant to the provisions of the Indenture dated as of the Closing Date between the Company and The Bank of New York Mellon, as trustee, a form of which is attached hereto as Exhibit A-1 (the "Tranche A Indenture"), and Tranche B Notes will be issued pursuant to the provisions of the Indenture dated as of the Closing Date between the Company and The Bank of New York Mellon, as trustee, as form of which is attached hereto as Exhibit A-2 (the "Tranche B Indenture", and together with the Tranche A Indenture, the "Indentures").

3A.

Issuance of the Stock Consideration Shares

(a)

Stock Consideration. Subject to the terms and conditions of this Agreement, as part of the consideration for the Purchaser's delivery of the Existing Notes for cancellation, the Company will, on the Closing Date, (i) issue and sell to the Purchaser, and the Purchaser will purchase from the Company, 2,902,758 shares of newly issued Common Stock (the "Stock Consideration," and the shares representing the Stock Consideration, the "Stock Consideration Shares").

(b)

No Fractional Shares. Notwithstanding the foregoing, no certificate or scrip representing fractional shares of the Stock Consideration shall be issued, and such fractional share interests shall not entitle the owner thereof to vote or to any rights as a stockholder of the Company. In lieu of any such fractional shares, each holder of the Stock Consideration Shares who would otherwise have been entitled to a fraction of such shares shall be entitled to receive a cash payment in lieu of such fractional share in an amount equal to such fraction multiplied by US$6.89, subject to paragraph (c) below.

(c)

Adjustment of the Stock Consideration. If between the date of this Agreement and the Closing Date, the outstanding shares of Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination, exchange of shares or similar transaction, the Stock Consideration shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination, exchange of shares or similar transaction.

The Securities will be offered and sold to the Purchaser pursuant to Regulation S or other exemption from the registration requirements under the Act. Upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Act, the Securities shall bear the legends relating to the offer and the sale of the Securities as required by (i) Regulation S under the Act or (ii) any other applicable laws or regulations relating to the issuance of the Securities.

3B.

Registration of Conversion Shares and Stock Consideration Shares.

The Company shall prepare and file with the Commission a registration statement (as amended or supplemented from time to time, the "Conversion Share Shelf Registration Statement"), no later than 15 days after the Closing, for an offering to be made on a delayed or continuous basis pursuant to Rule 415 of the Act registering the resale from time to time by the Noteholders of the Conversion Shares to be issued upon conversion thereof in accordance with the terms of the Indentures and shall use its best efforts to cause the Conversion Share Shelf Registration Statement to be declared effective under the Act as soon as practical but, in any event, no later than 45 days following the Closing (provided that, in the event of a review of such registration statement by the Commission, the required effective date will be extended by 60 days). In addition, before the 105th day following the Closing Date, the Company shall prepare and file with the Commission one single registration statement (as amended or supplemented from time to time, the "Stock Consideration Share Shelf Registration Statement," and together with the Conversion Shares Shelf Registration Statement, the "Shelf Registration Statements"), or an amendment or supplement to an existing shelf registration statement for an offering to be made on a delayed or continuous basis pursuant to Rule 415 of the Act registering the resale from time to time by the Purchaser or any transferee therefrom of 1,451,379 shares of the Stock Consideration Shares (the "Registrable Stock Consideration Shares I") (it being understood that in each case, such number of shares may be adjusted from time to time under Article 14 of the Tranche A Indenture), and shall use its best efforts to cause such registration statement to be declared effective under the Act as soon as practical but, in any event, no later than 135 days following the Closing (provided that, in the event of a review of such registration statement by the Commission, the required effective date will be extended by 60 days); provided, that, unless, to the Purchaser's reasonable satisfaction and based on the opinion of counsel to the Company, the entire remaining 1,451,379 shares of the Stock Consideration (the "Registrable Stock Consideration Shares II") (it being understood that in each case, such number of shares may be adjusted from time to time under Article 14 of the Tranche A Indenture), are available for resale at the end of the six-month period following the Closing without any restriction under Rule 144 (including, for the avoidance of doubt, any restriction relating to the volume of sales), the Company shall file, no later than 15 days following the end of such six-month period, a second Stock Consideration Share Shelf Registration Statement, or an amendment or supplement to an existing shelf registration statement for an offering to be made on a delayed or continuous basis pursuant to Rule 415 of the Act registering the resale from time to time by the Purchaser or any transferee there from of such remaining 1,451,379 shares of the Stock Consideration (the Registrable Stock Consideration Shares I, the Registrable Stock Consideration Shares II, if applicable, and the Conversion Shares, are hereinafter referred to as the "Registrable Securities") and shall use its best efforts to cause such registration statement to be declared effective under the Act as soon as possible but, in any event, no later than 45 days following the end of such six-month period (provided that, in the event of a review of such registration statement by the Commission, the required effective date will be extended by 60 days).

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The Company shall use its best efforts to cause the Shelf Registration Statement to remain effective under the Act, including, without limitation, the prompt filing of post-effective amendments and supplements, to permit the Purchaser or any transferees therefrom to dispose of Registrable Securities in such registration for a period commencing as of the Closing and ending on the earliest to occur of (i) the date on which all such Registrable Securities which have not been previously sold to the public pursuant to the Shelf Registration Statement can be sold to the public under Rule 144 under the Act, and (ii) the date on which all such Registrable Securities have been sold to the public pursuant to the Shelf Registration Statement in accordance with the intended method of distribution thereof.

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All costs and expenses of any registration and qualification of the Registrable Securities pursuant to this Section 3B shall be borne by the Company, other than (i) any costs and expenses of counsel, accountants, or other advisors retained by the Purchaser and (ii) all transfer, franchise, capital or other taxes, if any, applicable to the Registrable Securities which shall be paid by the Purchaser.

4.

Guarantees.

Pursuant to the Indenture and to the fullest extent permitted by Applicable Laws, Safetech and all of the Company's other existing and future direct and indirect Significant Subsidiaries (only to the extent such Subsidiary is permitted under Applicable Laws to do so) (each, a "Guarantor") shall irrevocably and unconditionally guarantee, on a senior basis, to the Purchaser and to the Trustee the payment and performance of the Company's obligations under this Agreement, the Notes and the Indenture (collectively, the "Guarantees").

5.

Purchase, Sale and Delivery.

The issue and sale of the Notes to be purchased by the Purchaser shall occur at the Hong Kong office of Simpson Thacher & Bartlett LLP, on or about 9 a.m., New York time, at a closing (the "Closing") on August 31, 2009 (the "Closing Date") or on such other time or Business Day as may be agreed upon by the Company and the Purchaser.

At or prior to the Closing, the Company shall deliver (in the case of (i) and (ii), by way of book-entry transfer or otherwise) to the Purchaser (i) one or more global certificates representing each of the Tranche A Notes and the Tranche B Notes, each registered in such names and denominations as the Purchaser may request, (ii) one or more certificates representing the Stock Consideration Shares, free and clear of any Lien, and (iii) US$5,000,000 in cash by immediately available federal bank wire transfer to such bank account or accounts as the Purchaser shall have designated to the Purchaser prior to the Closing (the "Cash Consideration" and together with the Notes and the Stock Consideration, the "Company Consideration"), against delivery by book-entry transfer or otherwise by the Purchaser to the Company of each of the CSST I Notes in an aggregate principal amount of US$60,000,000 and the CSST II Notes in an aggregate principal amount of US$50,000,000 (each such Notes representing the entire outstanding CSST I Notes and the entire outstanding CSST II Notes, respectively) for further delivery to the Trustee for cancellation in accordance with the terms of the CSST I Indenture and the CSST II Indenture, respectively (such CSST I Notes and CSST II Notes, the "Purchaser Consideration").

The Notes will be represented by one or more global certificates in book-entry form, deposited on the Closing Date by or on behalf of the Company, with the Trustee as common depositary for Clearstream and Euroclear, or its designated custodian, and registered in the name of the Trustee. Upon registration with the Commission under the Act as provided herein, each of the Stock Consideration Shares and the Conversion Shares shall be approved for listing and quotation on the New York Stock Exchange (the "Trading Market").

6.

Representations and Warranties of the Company and the Material Subsidiaries.

Except as set forth in the Disclosure Schedule attached hereto as Exhibit C ("Disclosure Schedule") which exceptions shall be deemed part of the representations and warranties made hereunder, each of the Company and the Material Subsidiaries, jointly and severally, represents and warrants to the Purchaser the following:

(a)

SEC Reports; Financial Statements; Shelf Registration Statement.

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(i)

The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it under the Act and the Exchange Act, for the 24 months preceding the date hereof (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the "SEC Reports") on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension, and to the Company's best knowledge after due inquiry, no disciplinary actions or proceedings have been initiated against the Company and no such actions are threatened. As of the date of filing, in the case of SEC Reports filed pursuant to the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof (or such shorter period as the Company was required by law to file such reports, forms or other information) (and to the extent any such SEC Report was amended, then as of the date of filing of such amendment), and as of the date of effectiveness in the case of SEC Reports filed pursuant to the Act (and to the extent any such SEC Report was amended, then as of the date of effectiveness of such amendment), the SEC Reports complied in all material respects with the requirements of the Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, as applicable, and none of the SEC Reports, as of the date of filing, in the case of SEC Reports filed pursuant to the Exchange Act (and to the extent any such SEC Report was amended, then as to the date of filing of such amendment), and as of the date of effectiveness in the case of SEC Reports filed pursuant to the Act (and to the extent any such SEC Report was amended, then as of the date of effectiveness of such amendment), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports have been prepared in accordance with the applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved ("GAAP"), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial condition, results of operations and cash flows of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. All other financial, statistical, and market and industry-related data included in the SEC Reports are based on or derived from sources that the Company reasonably believes to be reliable and accurate. For the purposes of this Agreement, the term "filed" (or any derivations thereof) includes filing, furnishing or otherwise providing any reports, forms or other information provided to the Commission.

(ii)

The Company has not, in the 12 months preceding the date hereof, received notice from the Trading Market to the effect that the Company is not in compliance with the requirements of the Trading Market, and to the Company's best knowledge after due inquiry, no disciplinary actions or proceedings have been initiated against the Company and no such actions are threatened. The Company is, and upon consummation of the transactions contemplated hereby will be, in compliance with all of the listing requirements of the Trading Market.

(iii)

As of the date of its effectiveness and for so long as it remains in effect, each of the Shelf Registration Statements (including any related prospectus, preliminary prospectus or form of prospectus and amendments or supplements thereto) will comply in all material respects with the applicable requirements of the Act. The documents incorporated by reference in each of the Shelf Registration Statements (and any supplement thereto), when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable. As of the date of its effectiveness and for so long as it remains in effect, each of the Shelf Registration Statements (including any related prospectus, preliminary prospectus or form of prospectus and amendments or supplements thereto) will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein (in the case of any prospectus, preliminary prospectus or form of prospectus and amendments or supplements thereto, in light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that such untrue statements or omissions are based solely upon information regarding the Purchaser furnished in writing to the Company by the Purchaser expressly for use therein, or to the extent that such information relates to the Purchaser or its proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by the Purchaser expressly for use in such Shelf Registration Statement, such prospectus, preliminary prospectus or such form of prospectus or in any amendment or supplement thereto.

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(b)

Ownership of Shares of Subsidiaries; Affiliates.

(i)

Schedule 6(b)(i) of the Disclosure Schedule contains complete and correct lists of each Person in which the Company owns, directly or indirectly, any Capital Stock, showing, as to each of its Subsidiaries, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its Capital Stock outstanding owned by the Company and each of its other Subsidiaries.

(ii)

All of the outstanding shares of Capital Stock of each Subsidiary of the Company shown in Schedule 6(b)(i) of the Disclosure Schedule as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and non-assessable and are owned by the Company or another Subsidiary free and clear of any Lien.

(iii)

No Subsidiary of the Company is a party to, or otherwise subject to any legal or regulatory restriction (other than any restrictions under the PRC laws or regulations) or any agreement (other than this Agreement) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of Capital Stock of such Subsidiary.

(c)

Organization. Except as set forth on Schedule 6(c) of the Disclosure Schedule, each of the Group Companies (i) has been duly organized, is validly existing and is in good standing under the laws of its jurisdiction of organization, (ii) has all requisite power and authority to carry on its business and to own, lease and operate its properties and assets, and (iii) is duly qualified or licensed to do business and is in good standing as a domestic or foreign corporation or limited liability company, as the case may be, authorized to do business in each jurisdiction in which the nature of such business or the ownership or leasing of such properties requires such qualification, except where, for the purposes of (ii) or (iii) only, the failure to have all such requisite power and authority or to be so duly qualified or licensed does not, and would not, individually or in the aggregate, have a Material Adverse Effect. The constitutional documents and certificates of each of the Group Companies are valid and have been duly approved or registered (as applicable) by competent PRC Governmental Authorities.

(d)

Capitalization and Voting Rights.

(i)

Capital Stock. All of the outstanding shares of Capital Stock of the Company have been validly issued, are fully paid and non-assessable, and all of the Stock Consideration Shares and the Conversion Shares will be fully paid and non-assessable, and be free and clear of any Lien.

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(ii)

Issued and Issuable Shares. Except as set forth on Schedule 6(d)(ii) of the Disclosure Schedule, as at the date hereof and immediately prior to the Closing, there is no Capital Stock issued or issuable pursuant to any exercise, conversion, exchange, subscription or otherwise in connection with any warrants, options (including pursuant to the Company's stock option plan), convertible securities or any agreement to sell or issue Capital Stock or securities which may be exercised, converted or exchanged for Capital Stock (collectively, "Fully-Diluted"). The Conversion Shares issuable upon conversion of the Notes have been duly reserved for issuance, and will constitute 9.7% of the Company's Capital Stock on a Fully-Diluted basis. All of the issued and outstanding shares of each of the Group Company's Capital Stock as of the Closing are duly authorized, validly issued, fully paid and non-assessable, were issued in accordance with the registration or qualification provisions of the Act, if applicable, and any relevant "blue sky" laws of the United States, if applicable, or pursuant to valid exemptions therefrom and were issued in compliance with other applicable laws (including, without limitation, applicable PRC or BVI laws, rules and regulations) and are not subject to any rescission right or put right on the part of the holder thereof nor does any holder thereof have the right to require the Company to repurchase such Capital Stock.

(iii)

Voting and Other Agreements. There are no outstanding (A) options, warrants or other rights to purchase from any Group Company, (B) agreements, contracts, arrangements or other obligations of any Group Company to issue, or (C) other rights to convert any obligation into or exchange any securities for, in the case of each of clauses (A) through (C), shares of Capital Stock of, or other ownership or equity interests in, any Group Company. The Company is not a party or subject to any agreement or understanding and there is no agreement or understanding with any Person that affects or relates to (x) the voting or giving of written consents with respect to any security of the Company (including, without limitation, any voting agreements, voting trust agreements, shareholder agreements or similar agreements) or the voting by a director of the Company or (y) the sale, transfer or other disposition with respect to any security of the Company.

(e)

No Registration Rights. No holder of securities of any of the Group Companies is or will be entitled to have any registration rights with respect to such securities.

(f)

Authorization. (i) Each of the Company and the Material Subsidiaries has all requisite corporate power and authority to execute, deliver and perform its obligations under each of the Transaction Documents to which it is a party and to consummate the transactions contemplated thereby, (ii) this Agreement has been duly authorized, executed and delivered by the Company and the Material Subsidiaries, and (iii) each of the Transaction Document has been duly authorized and when executed and delivered by the Company and the Material Subsidiaries (to the extent they are parties thereto) shall constitute a legal, valid and binding obligation of each of the Company and the Material Subsidiaries (to the extent they are parties thereto) enforceable against the Company and the Material Subsidiaries (to the extent they are parties thereto) in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally.

(g)

Valid Issuance of Notes and the Stock Consideration. The Notes and the Stock Consideration, when issued, sold and delivered in accordance with the terms thereof and for the consideration set forth herein, will be free of restrictions on transfer, other than restrictions on transfer under applicable state and federal securities laws. Assuming the accuracy of the Purchaser's representations in Section 8 below, the Notes and the Stock Consideration will be issued in compliance with applicable state and federal securities laws. The Notes and the Stock Consideration have been duly authorized by the Company and, when executed and delivered by the Company, authenticated by the Trustee, and delivered to the Purchaser, in accordance with the terms of this Agreement, the Notes and the Stock Consideration will have been duly executed, issued and delivered by the Company and will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally. The Guarantees have been duly authorized, and, when the Notes have been duly executed, authenticated and issued in accordance with the provisions of the Indenture and delivered to and paid for by the Purchaser with the Guarantees endorsed thereon by the Guarantors, will constitute the legal, valid and binding obligations of each Guarantor entitled to the benefits of the Indenture.

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(h)

Valid Issuance of Conversion Shares. The Conversion Shares, when issued, sold and delivered in accordance with the terms of the Tranche A Notes and the Tranche A Indenture and for the consideration set forth herein, will be free of restrictions on transfer, other than restrictions on transfer under applicable state and federal securities laws (and in the case of the Conversion Shares, subject to the provisions of the Tranche A Indenture). The conversion rights attached to the Notes, when the Notes are issued on the Closing Date, will provide for the right to convert the Notes into up to 5,000,000 shares of Common Stock of the Company (subject to subdivision or consolidation thereof) as of the Closing Date (as calculated immediately following the Closing and assuming the conversion of all the Notes). The Conversion Shares have been duly and validly authorized for issuance by the Company, and when issued pursuant to the terms of the Tranche A Notes and the Tranche A Indenture, will be validly issued, fully paid and non-assessable, not subject to any preemptive or similar rights, free from all taxes, Liens, charges and security interests with respect to the issuance thereof and free of restrictions on transfer other than as expressly contemplated by the Transaction Documents.

(i)

Compliance with Instruments. None of the Group Companies is in violation of its respective articles of incorporation, articles of incorporation, by-laws or other organizational documents (the "Charter Documents"). None of the Group Companies is, nor does any condition exist (with the passage of time or otherwise) that could reasonably be expected to cause any of the Group Companies to be, (i) in violation of any statute, rule, regulation, law or ordinance, or any judgment, decree or order applicable to any of the Group Companies or any of their properties (collectively, "Applicable Law") of any federal, state, national, provincial, local or other governmental authority, governmental or regulatory agency or body, court, arbitrator or self-regulatory organization of applicable jurisdictions (each, a "Governmental Authority"), or (ii) in breach of or in default under any bond, debenture, note or other evidence of indebtedness, indenture, mortgage, deed of trust, lease or any other agreement or instrument to which any of them is a party or by which any of them or their respective property is bound (collectively, "Applicable Agreements"), other than in each of clause (i) and (ii) such violations, breaches or defaults that do not, and would not, individually or in the aggregate, have a Material Adverse Effect.

(j)

No Conflicts. Neither the execution, delivery or performance of this Agreement or any other Transaction Document nor the consummation of any of the transactions contemplated herein or therein will conflict with, violate, constitute a breach of or a default (with the passage of time or otherwise) under, require the consent of any Person or a Governmental Authority (other than consents already obtained) or result in the imposition of a Lien on any assets of any of the Group Companies under or pursuant to (i) the Charter Documents, (ii) any Applicable Agreement, or (iii) any Applicable Law, other than in each of clause (ii) and (iii) such violations, breaches or defaults that do not, and would not, individually or in the aggregate, have a Material Adverse Effect. Immediately following consummation of the transactions contemplated in the Transaction Documents, no default will exist under the Indenture.

(k)

Governmental Filings. No filing with, consent, approval, authorization or order of, any Governmental Authority is required to be made by any of the Group Companies for the consummation of the transactions contemplated by the Transaction Documents, except (i) as have been made or obtained prior to the date of this Agreement or obtained after the Closing in accordance with the terms of the Transaction Documents, and (ii) as may be required under the Act or state securities, rules and regulations of the New York Stock Exchange, or "blue sky" laws.

12

(l)

Proceedings. There is no action, claim, suit, demand, hearing, notice of violation or deficiency, or proceeding, domestic or foreign (collectively, "Proceedings"), pending or, to the knowledge of the Company, threatened, that seeks to restrain, enjoin, prevent the consummation of, or otherwise challenges any of the Transaction Documents or any of the transactions contemplated therein.

(m)

Permits. Each of the Group Companies possesses all material licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all Governmental Authorities, presently required or necessary to own or lease, as the case may be, and to operate their respective properties and to carry on their respective businesses as now conducted ("Permits"), except where the failure to possess such Permits could not, individually or in the aggregate, have a Material Adverse Effect. All of the Permits are valid and in full force and effect. Each of the Group Companies has fulfilled and performed all of its respective obligations with respect to such Permits and no event has occurred which allows, or after notice or lapse of time could allow, revocation or termination thereof or result in any other material impairment of the rights of the holder of any such Permit. None of the Group Companies has received actual notice of any Proceeding relating to revocation or modification of any such Permit.

(n)

Title to Property. Each of the Group Companies has good and marketable title to all real property and personal property owned by it that is material to their respective businesses, in each case free and clear of any Liens as of the Closing Date, except for Liens that do not materially interfere with the use made and proposed to be made of such property. For real property not owned by any of the Group Companies and currently used or planned to be used for the business operations of the Group Companies, each of such Group Companies has good and marketable title to all leasehold estates in real and personal property being leased by it that is material to their respective businesses and, in each case free and clear of all Liens as of the Closing Date, except for Liens that do not materially interfere with the use made and proposed to be made of such property.

(o)

Insurance. Each of the Group Companies maintains reasonably adequate insurance covering its material properties, operations, personnel and business, and is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged. All policies of insurance insuring the Group Companies and their respective businesses, assets, employees, officers and directors are in full force and effect. Each of the Group Companies is in compliance with the terms of such policies and instruments in all material respects, and there are no claims by any of the Group Companies under any such policy or instrument as to which, to the Company's knowledge, any insurance company is denying liability or defending under a reservation of rights clause. None of the Group Companies has been refused any insurance coverage sought or applied for, and none of the Group Companies has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that does not, and would not, individually or in the aggregate, have a Material Adverse Effect.

(p)

Taxes. Except as set forth on Schedule 6(p) of the Disclosure Schedule, all Tax returns required to be filed by each of the Group Companies have been filed (taking into account all extensions of due dates), and all such returns are true, complete and correct in all material respects. All material Taxes that are due from each of the Group Companies have been paid other than those (i) currently payable without penalty or interest or (ii) being diligently contested in good faith and by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP. To the knowledge of the Company, there are no proposed Tax assessments against any of the Group Companies. The accruals and reserves on the books and records of each of Group Companies in respect of any Tax liability for any Taxable period not finally determined are adequate to meet any assessments of Tax for any such period. For purposes of this Agreement, the term "Tax" and "Taxes" shall mean all federal, state, national, provincial, local and foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto.

13

(q)

Intellectual Property.

(i)

Each of the Group Companies owns, or is validly licensed under, or has the right to use, all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems, software or procedures), trademarks, service marks, trade names or master works, whether or not registered, filed, or issued under the authority of any governmental authority, (collectively, "Intellectual Property") necessary for the conduct of its business and all Intellectual Properties owned by the Group Companies necessary for the conduct of their businesses are valid and in full force and effect. As of the Closing Date, such Intellectual Property is or will be free and clear of all Liens, except where the failure to own, possess, or have the right to use such Intellectual Property does not, and would not, individually or in the aggregate, have a Material Adverse Effect. To the Company's knowledge, no Proceedings have been asserted by any Person challenging the use of any such Intellectual Property by any of the Group Companies or questioning the validity or effectiveness of the Intellectual Property or any license or agreement related thereto, and, to the Company's knowledge, there are no facts which would form a valid basis for any such Proceeding. To the Company's knowledge, the use of such Intellectual Property any of the Group Companies will not infringe on the Intellectual Property rights of any other Person.

(ii)

Each of the Group Companies has taken reasonable steps and measures to establish and preserve ownership of or right to use all Intellectual Property material to the operation of its business, including any Intellectual Property that was jointly developed with any third-parties, or any Intellectual Property for which improper or unauthorized disclosure would impair its value or validity, and has had executed appropriate nondisclosure and confidentiality agreements and made all appropriate filings, registrations and payments of fees in connection with the foregoing. To the Company's knowledge, there is no infringement or misappropriation by any other Person of any Intellectual Property of any of the Group Companies. No Proceedings in which any of the Group Companies alleges that any Person is infringing upon, or otherwise violating, any Intellectual Property of any of the Group Companies are pending, and none has been served, instituted or asserted by any of the Group Companies.

(iii)

No former or current employee, no former or current consultant, and no third-party joint developer of any of the Group Companies has any rights in any Intellectual Property made, developed, conceived, created or written by the aforesaid employee or consultant during the period of his or her retention by the Group Companies which can be asserted against any Group Company.

(iv)

No Intellectual Property owned by any Group Company is the subject of any Lien, license or other contract granting rights or security interest therein to any other Person, except for Liens, licenses or other contracts granting rights or security interest that do not materially interfere with the use made and proposed to be made of such Intellectual Property by any Group Company. Each of the Group Companies has not (A) transferred or assigned, (B) granted an exclusive license to or (C) provided or licensed, any Intellectual Property owned by the Group Companies and necessary for the conduct of their business to any Person.

14

(r)

Internal Controls. Each of the Group Companies maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any material differences.

(s)

Financial Statements; No Undisclosed Liabilities.

(i)

The audited consolidated financial statements and related notes of the Company contained in the Form 10-K for the three years ended December 31, 2008 present fairly in all material respects the financial position, results of operations and cash flows of the Company and its Subsidiaries, as of the respective dates and for the respective periods to which they apply and have been prepared in accordance with GAAP and comply as to form with the applicable requirements of Regulation S-X of the Act.

(ii)

Subsequent to the date of the Company's audited financial statements filed for the year ended December 31, 2008, except as disclosed therein or in any subsequent SEC Report, (A) none of the Group Companies has incurred any liabilities, direct or contingent, that are material, individually or in the aggregate, to the Company, or has entered into any material transactions not in the ordinary course of business, (B) there has not been any material decrease in the Capital Stock or any material increase in long-term indebtedness or any material increase in short-term indebtedness of the Group Companies, or any payment of or declaration to pay any dividends or any other distribution with respect to the Group Companies, and (C) there has not been any material adverse change in the properties, business, operations, earnings, assets, liabilities or condition (financial or otherwise) of the Group Companies taken as a whole; excluding any changes caused by (x) the condition of the industry of the Company that do not disproportionately affect the Company, (y) the failure of the Company to meet its financial projections or (z) the execution and delivery of this Agreement and consummation of the transactions contemplated hereby (each of clauses (A), (B) and (C), a "Material Adverse Change"). To the knowledge of the Company, there is no event that is reasonably likely to occur in the foreseeable future, which if it were to occur, could, individually or in the aggregate, have a Material Adverse Change.

(iii)

Without limiting the generality of the foregoing paragraph (ii), except as disclosed in the SEC Reports, each of the Group Companies has no liabilities or obligations (whether actual, accrued, absolute, fixed, contingent, liquidated, unliquidated or otherwise, and whether due or to become due), except for (i) liabilities or obligations shown on the balance sheet as of December 31, 2008 (the "Most Recent Balance Sheet"), (ii) liabilities under any agreements, contracts, commitments, licenses or leases which have arisen prior to the date of the Most Recent Balance Sheet and which are not required to be reflected in a balance sheet, or the notes thereto, prepared in accordance with GAAP (none of which relates to a breach of contract, breach of warranty, tort, infringement, environmental, health or safety matter, violation of Applicable Laws or proceeding brought by Governmental Authorities), (iii) liabilities incurred in the ordinary course of business since December 31, 2008 (none of which relates to a breach of contract, breach of warranty, tort, infringement, environmental, health or safety matter, violation of Law or proceeding brought by Governmental Authorities) and/or (iv) other liabilities that are, individually and in the aggregate, immaterial.

15

(t)

Debt. All debt represented by the Notes and the Guarantees is being incurred for proper purposes and in good faith. Based on the financial condition of the Group Companies as of the Closing Date after giving effect to the transactions contemplated hereunder, (i) the fair saleable value of the Group Companies' assets exceeds the amount that will be required to be paid on or in respect of the Group Companies' existing debts and other liabilities (including contingent liabilities) as they mature; (ii) the present fair saleable value of the assets of the Group Companies is greater than the amount that will be required to pay the probable liabilities of the Group Companies on their respective debt as they become absolute and mature; (iii) the Group Companies are able to realize upon their assets and pay their Debt and other liabilities (including contingent obligations) as they mature; (iv) the Group Companies' assets do not constitute unreasonably small capital to carry on their respective businesses as now conducted and as proposed to be conducted including their respective capital needs taking into account the particular capital requirements of the business conducted by the Group Companies, and projected capital requirements and capital availability thereof; and (v) the current cash flow of each of the Group Companies, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. None of the Group Companies intends to incur Debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no knowledge of any facts or circumstances which lead it to believe that it or any other Group Companies will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date. None of the Group Companies is, or has reason to believe it is likely to be, in default with respect to any debt and no waiver of default is currently in effect. None of the Group Companies has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien. None of the Group Companies is a party to, or otherwise subject to any provision contained in, any instrument evidencing debt of any of the Group Companies, any agreement relating thereto or any other agreement (including, but not limited to, its charter or other organizational document) which limits the amount of, or otherwise imposes restrictions on the incurring of, debt of any Group Company.

(u)

No Stabilization. None of the Group Companies has and, to each of its knowledge after due inquiry, no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of any of the Group Companies to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, the Notes, or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Group Companies, other than commissions payable to registered broker dealers in connection with the Company's financing transactions.

(v)

No Sale to the U.S. None of the Group Companies, their respective Affiliates, or any person acting on its or their behalf has, directly or indirectly, made offers or sales of any security, or solicited offers to buy, sell or offer to sell or otherwise negotiate in respect of, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Securities in a manner or under circumstances that would require the registration of the Securities under the Act.

(w)

No Directed Selling Efforts. None of the Group Companies, their respective Affiliates, or any person acting on its or their behalf (other than the Purchaser, its Affiliates or persons acting on its behalf, as to whom the Company makes no representation) has engaged in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities; and each of the Company, its Subsidiaries, their respective Affiliates and each person acting on its or their behalf has complied with the offering restrictions requirement of Regulation S.

16

(x)

No Registration. Assuming the accuracy of the Purchaser's representations and warranties set forth in Section 8, no registration under the Act of the Securities is required for the offer and sale of the Securities in the manner contemplated herein or to qualify the Indenture under the Trust Indenture Act of 1939, as amended.

(y)

Eligibility. The Notes satisfy the eligibility requirements of Rule 144A(d)(3) under the Act.

(z)

Labor Matters. There is no strike or other labor dispute involving any of the Group Companies pending or threatened, which could, individually or in the aggregate, have a Material Adverse Effect. There is no employment related charge, complaint, grievance, investigation, unfair labor practice claim or inquiry of any kind, pending against any of the Group Companies that could, individually or in the aggregate, have a Material Adverse Effect.

(aa)

Brokers and Finders. The Company has not engaged any broker, finder, commission agent or other similar person in connection with the transactions contemplated under the Transaction Documents, and the Company is not under any obligation to pay any broker's fee or commission in connection with such transactions.

(bb)

Environmental Matters. Each of the Group Companies (i) is in compliance with any and all currently applicable foreign, federal, state, national, provincial, and local laws and regulations relating to the protection of the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) has received and is in compliance with all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business, (iii) has not received actual notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, (iv) none of the Group Companies has knowledge of any facts which would give rise to any Proceedings, public or private, against it of violation of Environmental Laws arising out of the operations of the Group Companies, except, in each case, such as would not reasonably be expected to result in a Material Adverse Effect; and (v) none of the Group Companies has stored any hazardous materials on real properties now or formerly owned, leased or operated by any of them, and has not disposed of any hazardous materials, in a manner contrary to any Environmental Laws; except as to each of the foregoing where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect.

In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Group Companies, in the course of which it identifies, estimates and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs would not, individually or in the aggregate, have a Material Adverse Effect.

(cc)

Encumbrances. As of the Closing Date, except for any such restrictions provided under the laws of the jurisdiction of incorporation of any of the Group Companies, as applicable, there will be no encumbrances or restrictions on the ability of any of the Group Companies (i) to pay dividends or make other distributions on such parties' Capital Stock or to make loans or advances or pay any indebtedness to, or investments in, any of the Group Companies, or (ii) to transfer any of its property or assets to any of the Group Companies, except for such restrictions set forth in the Transaction Documents.

17

(dd)

Foreign Corrupt Practices Act. None of the Group Companies, nor to the knowledge of the Company, any agent or other person acting on behalf of any of the Group Companies, has, directly or indirectly, (i) has used any funds, or will use any proceeds from the sale of the Notes, for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) has made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) has failed to disclose fully any contribution made by the Group Companies (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) has violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the "FCPA").

(ee)

Ranking of Obligations. The payment obligations of the Company under this Agreement will rank at least pari passu, without preference or priority, with all other senior unsecured and unsubordinated indebtedness of the Company.

(ff)

Related Party Transactions. Other than as set forth in the SEC Reports, no material relationship, direct or indirect, exists between or among any of the Group Companies or any Affiliate of the Group Companies, on the one hand, and any former or current director, officer, stockholder, customer or supplier of any of them (including any member of their immediate family), on the other hand.

(gg)

Investment Company. None of the Group Companies is, and as a result of the offer and sale of the Securities contemplated herein will not be, required to register as an "investment company" under, and as such term is defined in, the U.S. Investment Company Act of 1940, as amended in connection with or as a result of the offer and sale of the Securities.

(hh)

PFIC. None of the Group Companies is or intends to become a "passive foreign investment company" within the meaning of Section 1297 of the Code ("PFIC").

(ii)

OFAC. Neither any Group Company nor, to the knowledge of the Company, any director, officer, agent, employee, Affiliate or Person acting on behalf of such Group Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department ("OFAC"); and the Company will not directly or indirectly use the proceeds of the sale of the Notes, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person or entity, towards any sales or operations in Cuba, Iran, Syria, Sudan, Myanmar or any other country sanctioned by OFAC or for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(jj)

Money Laundering Laws. The operations of each of the Group Companies are and have been conducted at all times in compliance with the money laundering statutes of applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any applicable governmental agency (collectively, the "Money Laundering Laws") and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the Group Companies with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

18

(kk)

Full Disclosure. All disclosure furnished by or on behalf of the Company to the Purchaser regarding any of the Group Companies, their respective businesses and the transactions contemplated under the Transaction Documents (to the extent they are parties thereto), including the SEC Reports and the Disclosure Schedules to this Agreement, with respect to the representations and warranties made herein are true and correct with respect to such representations and warranties and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company acknowledges and agrees that the Purchaser does not make any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 8 hereof.

(ll)

Material Subsidiaries. Each of the Material Subsidiaries is a Significant Subsidiary, and other than the Material Subsidiaries, the Company does not have any Subsidiary that is a Significant Subsidiary.

The Company does not make any representations or warranties with respect to the transactions contemplated in this Agreement other than those specifically set forth in this Section 6.

7.

Covenants of the Company and the Material Subsidiaries.

Each of the Company and the Material Subsidiaries, jointly and severally, hereby agrees:

(a)

To (i) advise the Purchaser promptly after obtaining knowledge (and, if requested by the Purchaser, confirm such advice in writing) of the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of the Securities for offer or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any state securities commission or other regulatory authority, (ii) use its commercially reasonable efforts to prevent the issuance of any stop order or order suspending the qualification or exemption from qualification of the Securities under any state securities or "blue sky" laws, and (iii) if at any time any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Securities under any such laws, use its commercially reasonable efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

(b)

So long as any of the Securities are "restricted securities" within the meaning of Rule 144(a)(3) or Rule 905 under the Act, to, during any period in which the Company is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, provide to each holder of such restricted securities and to each prospective purchaser (as designated by such holder) of such restricted securities, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Act.

(c)

Whether or not any of the transactions contemplated under the Transaction Documents are consummated or this Agreement is terminated, to pay (i) all costs, expenses, fees and taxes incident to and in connection with the preparation, issuance and delivery of the Securities, (ii) all fees and expenses of counsels, accountants and any other advisors, if any, retained by the Company, (iii) all expenses in connection with qualifying the Notes for settlement in the Clearing Facilities, (iv) all fees and expenses of the Company in connection with approval of the Notes for "book entry" transfer, and (v) all fees and expenses of the Trustee, the Conversion Agent, the Paying Agent, the Registrar and any other agents contemplated in the Transaction Documents.

19

(d)

To do and perform all things required to be done and performed under the Transaction Documents prior to and after the Closing Date.

(e)

Prior to making any public disclosure or filings as may be required by Applicable Laws with respect to any of the Transaction Documents and the transactions contemplated hereby and thereby, to provide the Purchaser and its counsels with the reasonable opportunity to review and comment on such public disclosure documents and consider in good faith any comments received by the Purchaser or its counsels.

(f)

To maintain the listing and trading of the Common Stock (including, for the avoidance of doubt, the Stock Consideration Shares, and upon issuance in accordance with the terms of the Tranche A Indenture, the Conversion Shares) on the Trading Market or on an alternative trading market reasonably acceptable to the Purchaser.

(g)

For so long as the Purchaser owns any of the Securities, the Company will furnish to the Purchaser copies of all reports and other communications (financial or otherwise) furnished by the Company to the Trustee or to the holders of its Securities and, as soon as available, copies of any reports or financial statements furnished to or filed by the Company with the Commission or any national securities exchange on which any class of securities of the Company may be listed; provided, however, that any such report or financial statements filed on the Commission's EDGAR database need not be separately furnished.

(h)

To pay all stamp, documentary and transfer taxes and other duties, if any, which may be imposed by any Governmental Authorities or any political subdivision thereof or taxing authority thereof or therein with respect to the issuance of the Notes, the Stock Consideration Shares and the Conversion Shares or the sale thereof to the Purchaser.

(i)

The Company will use its commercially reasonable efforts not to become, and cause its Subsidiaries not to become, a PFIC. If the Company determines that it or any of its Subsidiaries has become a PFIC, the Company will promptly notify the Purchaser and provide all information requested by the Purchaser that is necessary for it to make a qualified electing fund (QEF) election.

(j)

Not register any transfer of the Notes that is not (i) made in accordance with the provisions of Regulation S under the Act, (ii) made pursuant to registration under the Act, or (iii) made pursuant to an available exemption under the Act.

(k)

The Company shall not, and shall procure that its Subsidiaries shall not, do anything or take any step, action or measure (or omit to take the same), that has or could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

(l)

At the Closing, the Company shall have reserved and available, free from preemptive rights, the maximum aggregate number of the Stock Consideration Shares issuable upon the Closing out of its authorized but unissued Common Stock, solely for the purpose of providing for the Stock Consideration. The Company shall at all times keep reserved and available, free from preemptive rights, out of its authorized but unissued Common Stock, for issuance and delivery upon conversion of the Notes such number of Conversion Shares or other shares of the Company as are from time to time issuable upon conversion of any Notes and will, from time to time, take all necessary steps to amend its articles of incorporation to provide a sufficient reserve of Conversion Shares for issuance upon conversion of the Notes.

20

(m)

In connection with the conversion of the Notes into Conversion Shares, neither the Company nor any Person acting on its behalf will take any action which would result in the Conversion Shares being delivered by the Company other than to the then existing holders of the Notes exclusively where no commission or other remuneration is paid or given directly or indirectly for soliciting the exchange in compliance with Section 3(a)(9) of the Act.

(n)

Each of the Company and the Material Subsidiaries undertakes that (i) they will comply, and cause their Subsidiaries to comply, with the FCPA, including, without limitation, not making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of value to any "foreign official" (as the term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, (ii) they will conduct, and cause their Subsidiaries to conduct its business in compliance with the FCPA, and (iii) they will institute and maintain, and cause their Subsidiaries to institute and maintain, policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(o)

The Company shall, by no later than the day following the Closing Date, file a Form 8-K announcing the Closing of the transactions contemplated hereby and the material terms thereof, which must be reviewed and consented to by the Purchaser prior to the filing, which consent shall not be unreasonably withheld or delayed; and to provide the draft of such Form 8-K to the Purchaser reasonably in advance for review. The Company and the Purchaser shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor the Purchaser shall issue any such press release or otherwise make any such public statement (i) without the prior consent of the Company, with respect to any press release of the Purchaser, or (ii) without the prior consent of the Purchaser, with respect to any press release of the Company, in either case of (i) and (ii), which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication.

(p)

Promptly upon receipt of the CSST I Notes and the CSST II Notes from the Purchaser in connection with the Closing, the Company shall deliver the same to the Trustee for cancellation in accordance with the applicable provisions in the CSST I Indenture and the CSST II Indenture, respectively.

(q)

The Company will use commercially reasonable efforts to (A) permit the Notes to be eligible for clearance and settlement (directly or indirectly) through The Depository Trust Company ("DTC") and (B) permit the Notes to be designated PORTAL securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. ("NASD") relating to trading in the PORTAL Market.

8.

Purchaser's Representations, Warranties and Agreements. The Purchaser represents, warrants and agrees to the Company that:

(a)

The Purchaser is not a "U.S. Person" (as defined in Rule 902 of Regulation S under the Act) and it understands that no action has been or will be taken in any jurisdiction by the Company that would permit a public offering of the Securities in any country or jurisdiction where action for that purpose is required. The Purchaser is not acquiring the Securities for the account or benefit of any U.S. persons except in accordance with exemption from registration requirements of the Act below or in a transaction not subject thereto or unless such securities have been registered under the Act and applicable state securities laws.

21

(b)

The Purchaser is not acquiring the Securities with a view to any distribution thereof that would violate the Act or the securities laws of any state of the United States or any other applicable jurisdiction.

(c)

The Purchaser (A) agrees on its own behalf and on behalf of any investor account for which it has purchased the Securities that it will not offer, sell or otherwise transfer any of such Securities prior to (x) the expiration of the applicable holding period under Rule 144 of the Act commencing from the later of the date of the commencement of the offering and the date of original issuance (or of any predecessor of any Securities proposed to be transferred by the Purchaser) and (y) such later date, if any, as may be required by applicable law, except (a) to the Company, (b) pursuant to a registration statement that has been declared effective under the Act, (c) pursuant to offers and sales to Persons who are not "U.S. Persons" (within the meaning of Regulation S) that occur outside the United States within the meaning of Regulation S or (d) pursuant to any other available exemption from the registration requirements of the Act, and (B) agrees that it will give to each person to whom such Note is transferred a notice substantially to the effect of this paragraph.

(d)

The Purchaser acknowledges that the Securities are "restricted securities" as defined in Rule 144 under the Act, and the resale of such Securities by the Purchaser must be made in accordance with Regulation S, the registration requirements under the Act or an exemption thereform.

(e)

No form of "directed selling efforts" (as defined in Rule 902 of Regulation S under the Act), general solicitation or general advertising in violation of the Act has been or will be used nor will any offers by means of any directed selling efforts in the United States be made by the Purchaser or any of its representatives in connection with the offer and sale of any of the Securities.

(f)

The Securities to be acquired by the Purchaser will be acquired for investment for the Purchaser's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. The Purchaser does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Securities.

(g)

The Purchaser will not, for a period of 90 days before the date set forth in Section 14.05(g) of each of the Indentures, engage in short selling of the Common Stock.

(h)

To do and perform all things required to be done and performed under the Transaction Documents prior to and after the Closing Date.

9.

Conditions to Purchase Notes at Closing.

9.1

Conditions Precedent to the Obligations of the Purchaser to Deliver the Purchaser Consideration: The Purchaser's obligation under this Agreement to deliver the Purchaser Consideration in exchange for the Company Consideration is subject to the satisfaction or waiver of each of the following conditions:

(a)

All the representations and warranties of each of the Company and the Material Subsidiaries contained in each Transaction Document shall be true and correct in all material respects (except for any representations and warranties qualified with materiality which shall be true and correct in all respects) as of the date hereof and at the Closing Date. Each of the Company and the Material Subsidiaries shall have performed, satisfied and complied with all covenants, agreements and conditions required by the Transaction Documents, to which it is a party, to be performed, satisfied or complied with by them at or prior to the Closing.

22

(b)

No injunction, restraining order or order of any nature by a Governmental Authority shall have been issued as of the Closing Date that could prevent or materially interfere with the consummation of the transactions contemplated under the Transaction Documents; and no stop order suspending the qualification or exemption from qualification of any of the Securities in any jurisdiction shall have been issued and no Proceeding for that purpose shall have been commenced or, to the knowledge of the Company after due inquiry, be pending or threatened as of the Closing Date.

(c)

No action shall have been taken and no Applicable Law shall have been enacted, adopted or issued that could, as of the Closing Date, reasonably be expected to prevent the consummation of the transactions contemplated under the Transaction Documents. No Proceeding shall be pending or, to the knowledge of the Company after due inquiry, threatened other than Proceedings that if adversely determined could not, individually or in the aggregate, adversely affect the issuance or marketability of the Notes, the Stock Consideration Shares, the Conversion Shares, or could not, individually or in the aggregate, have a Material Adverse Effect.

(d)

The Company shall have obtained any and all approvals, consents and waivers necessary for consummation of the transactions contemplated by this Agreement, including, but not limited to, all Permits, authorizations, approvals or consents of any Governmental Authority.

(e)

The Purchaser shall have received on the Closing Date:

(i)

a certificate dated the Closing Date, signed by the Chief Executive Officer of the Company on behalf of the Company to the effect that (a) the representations and warranties set forth in Section 6 are true and correct in all material respects (except for any representations and warranties qualified with materiality which shall be true and correct in all respects) with the same force and effect as though expressly made at and as of the Closing Date, (b) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, (c) at the Closing Date, since the date hereof or since the date of the most recent financial statements in the SEC Reports, no event or events have occurred, no information has become known nor does any condition exist that could, individually or in the aggregate, have a Material Adverse Effect, and (d) the sale of any of the Notes, the Stock Consideration Shares and the Conversion Shares has not been enjoined (temporarily or permanently);

(ii)

certificates dated the Closing Date, signed by each of the Material Subsidiaries, to the effect that (a) the representations and warranties set forth in the Transaction Documents which are given by such Material Subsidiary are true and correct with the same force and effect as though expressly made at and as of the Closing Date, and (b) such Material Subsidiary has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under the Transaction Documents at or prior to the Closing Date,

(iii)

a certificate dated the Closing Date, signed by the Secretary of the Company, including specimen signatures of those officers of the Company authorized to sign the Transaction Documents, to which the Company is a party, on behalf of the Company, attaching true, complete and up to date copies of the certificate of incorporation and by-laws of the Company, attaching the certificate of good standing of the Company and certifying as to such other matters as the Purchaser may reasonably require;

23

(iv)

a certificate dated the Closing Date, signed by the Secretary of each of the Material Subsidiaries, including specimen signatures of those officers of such Material Subsidiary authorized to sign the Transaction Documents, to which such Material Subsidiary is a party, on behalf of such Material Subsidiary, attaching true, complete and up to date copies of the certificate of incorporation and by-laws of such Material Subsidiary, attaching the certificate of good standing of such company and certifying as to such other matters as the Purchaser may reasonably require;

(v)

the opinions of Pillsbury Winthrop Shaw Pittman LLP, U.S. counsel to the Company, dated the Closing Date, in the form and substance satisfactory to the Purchaser;

(vi)

the opinions of Harney Westwood & Riegels, British Virgin Islands counsel to Safetech, dated the Closing Date, in the form and substance satisfactory to the Purchaser;

(vii)

the opinions of Guangdong Guanghe Law Firm, PRC counsel to CSST PRC, dated the Closing Date, in the form and substance satisfactory to the Purchaser.

(f)

Each of the Transaction Documents shall have been executed and delivered by all parties thereto, and the Purchaser shall have received a fully executed original (or clearly legible facsimile copy) of each Transaction Document.

(g)

The Purchaser shall have received copies of all documents delivered under or in connection with the transactions contemplated in the Transaction Documents that are required to be delivered at or prior to the Closing Date.

(h)

None of the other parties to any of the Transaction Documents shall be in breach or default under their respective obligations thereunder.

(i)

The respective board of directors of each of the Company and the Material Subsidiaries shall have approved and authorized by all necessary corporate or other action (i) the execution and delivery of the Transaction Documents, (ii) all actions to be performed or satisfied under the Transaction Documents (including, without limitation, the reserve for issuance of the Conversion Shares issuable upon exercise of the Notes), (iii) the consummation of the transactions contemplated by the Transaction Documents, (iv) the pricing terms of the Notes and the Stock Consideration Shares, (v) the issuance of the Stock Consideration Shares and the Conversion Shares and (v) all other actions necessary in connection with the transactions contemplated by the Transaction Documents and the offering of the Notes, the Stock Consideration Shares and the Conversion Shares, and shall have provided the Purchaser with a copy of such authorizations.

(j)

The Purchaser shall have received all necessary internal approval for the transactions contemplated hereunder or under the Transaction Documents.

(k)

The Notes shall have been (i) designated as PORTAL eligible securities in accordance with the rules and regulations of the NASD and (ii) eligible for clearance and settlement through the DTC.

9.2

Conditions Precedent to the Obligations of the Company to Deliver the Company Consideration: The Company's obligation under this Agreement to deliver the Company Consideration in exchange for the Purchaser Consideration is subject to the satisfaction or waiver of each of the following conditions:

24

(a)

All the representations and warranties of the Purchaser contained in each Transaction Document shall be true and correct in all material respects (except for any representations and warranties qualified with materiality which shall be true and correct in all respects) as of the date hereof and at the Closing Date. The Purchaser shall have performed, satisfied and complied with all covenants, agreements and conditions required by the Transaction Documents, to which it is a party, to be performed, satisfied or complied with by them at or prior to the Closing

(b)

No injunction, restraining order or order of any nature by a Governmental Authority shall have been issued as of the Closing Date that could prevent or materially interfere with the consummation of the transactions contemplated under the Transaction Documents; and no stop order suspending the qualification or exemption from qualification of any of the Securities in any jurisdiction shall have been issued and no Proceeding for that purpose shall have been commenced or, to the knowledge of the Company after due inquiry, be pending or threatened as of the Closing Date.

(c)

No action shall have been taken and no Applicable Law shall have been enacted, adopted or issued that could, as of the Closing Date, reasonably be expected to prevent the consummation of the transactions contemplated under the Transaction Documents. No Proceeding shall be pending or, to the knowledge of the Company after due inquiry, threatened other than Proceedings that if adversely determined could not, individually or in the aggregate, adversely affect the issuance or marketability of the Securities, or could not, individually or in the aggregate, have a Material Adverse Effect.

(d)

Each of the Transaction Documents shall have been executed and delivered by all parties thereto, and the Company shall have received a fully executed original (or clearly legible facsimile copy) of each Transaction Document to which the Purchaser is a party.

(e)

The Company shall have received executed original (or clearly legible facsimile copy) of the Waiver.

(f)

The Existing Notes shall have been delivered to the Company for cancellation.

(g)

The Company shall have received copies of all documents delivered under or in connection with the transactions contemplated in the Transaction Documents that are required to be delivered at or prior to the Closing Date.

10.

Indemnification.

(a)

Each of the Company and the Material Subsidiaries (each such Person being referred to as an "Indemnifying Party"), jointly and severally, agrees to indemnify and hold harmless the Purchaser, each of its Affiliates and their respective officers, directors, partners, shareholders, counsel, employees and agents (the Purchaser and each such other person being referred to as an "Indemnified Party"), to the fullest extent lawful, from and against any losses, claims, damages, liabilities and reasonable expenses (or actions in respect thereof), as incurred, related to or arising out of or in connection with:

25

(i)

any breach by any of the Company and the Material Subsidiaries or their respective Affiliates of any of the representations, warranties, covenants and agreements set forth in any Transaction Document; or

(ii)

any violation by the Company of the Act, the Exchange Act or any state securities law or any rule or regulation thereunder in connection with the performance of its obligations under this Agreement, and will reimburse the Indemnified Parties for all reasonable expenses (including, without limitation, fees and expenses of counsel) as they are incurred in connection with investigating, preparing, defending or settling any such action or claim, whether or not in connection with litigation in which any Indemnified Party is a named party. If any of the Indemnified Parties' personnel appears as witnesses, are deposed or are otherwise involved in the defense of any action against an Indemnified Party, the Indemnifying Parties will reimburse the Purchaser for all reasonable expenses incurred by the Purchaser by reason of any of the Indemnified Parties being involved in any such action.

(b)

As promptly as reasonably practical after receipt by an Indemnified Party under this Section 10 of notice of the commencement of any action for which such Indemnified Party is entitled to indemnification under this Section 10, such Indemnified Party will, if a claim in respect thereof is to be made against the Indemnified Party under this Section 10, notify the Indemnifying Party of the commencement thereof in writing; but the omission to so notify the Indemnifying Party (i) will not relieve such Indemnifying Party from any liability under paragraph (a) above unless and only to the extent it is materially prejudiced as a result thereof and (ii) will not, in any event, relieve the Indemnifying Party from any obligations to any Indemnified Party otherwise than the indemnification obligation provided in paragraph (a) above. In case any such action is brought against any Indemnified Party, and it notifies the Indemnifying Party of the commencement thereof, the Indemnifying Party will be entitled to participate therein and, to the extent that it may determine, jointly with any other Indemnifying Party similarly notified, to assume the defense thereof, with counsel satisfactory to such Indemnified Party (who shall not, except with the consent of the Indemnified Party, be counsel to the Indemnifying Party) at the expense of the Indemnifying Party; provided, however, that if (i) the use of counsel chosen by the Indemnifying Party to represent the Indemnified Party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the Indemnified Party and the Indemnifying Party and the Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to it and/or other Indemnified Party that are different from or additional to those available to the Indemnifying Party, (iii) the Indemnifying Party shall not have employed counsel satisfactory to the Indemnified Party to represent the Indemnified Party within a reasonable time after notice of the institution of such action or (iv) the Indemnifying Party shall authorize the Indemnified Party to employ separate counsel at the expense of the Indemnifying Party, then, in each such case, the Indemnifying Party shall not have the right to direct the defense of such action on behalf of such Indemnified Party or parties and such Indemnified Party or parties shall have the right to select separate counsel (including local counsel) to defend such action on behalf of such Indemnified Party or parties at the expense of the Indemnifying Party. After notice from the Indemnifying Party to such Indemnified Party of its election so to assume the defense thereof and approval by such Indemnified Party of counsel appointed to defend such action, the Indemnifying Party will not be liable to such Indemnified Party under this Section 10 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such Indemnified Party in connection with the defense thereof, unless the Indemnified Party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that in connection with such action the Indemnifying Party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, representing the Indemnified Party who are parties to such action or actions). The Indemnifying Party shall not, without the prior written consent of the Indemnified Party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the Indemnified Party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the Indemnified Party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any Indemnified Party.

26

(c)

The indemnity, expense reimbursement and contribution obligations set forth herein (i) shall be in addition to any liability that the Company and the Material Subsidiaries may otherwise have to any Indemnified Party, (ii) shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Purchaser or any other Indemnified Party and (iii) shall be binding on any successor or assign of the Company and the Material Subsidiaries or their respective business and assets.

(d)

Without limiting the generality of the other paragraphs in this Section 10, each of the Company and the Material Subsidiaries will, jointly and severally, agree to indemnify, defend and hold harmless the Indemnified Parties from and against (i) any and all losses (including without limitation, losses arising from or as a result of a decrease in the value of the Company or the value of the Common Stock or the Notes) incurred by any member of the Indemnifies Parties and (ii) any and all claims, actions or causes of action, assessments, demands, damages, judgments, settlements, liabilities, costs and expenses (including, without limitation, interest, penalties and attorneys' and accounting fees and expenses) of any nature whatsoever, asserted against or imposed upon any member of the Indemnified Parties, in each case, by reason of or resulting from any breach or violation (whether such breach or violation was due to actions taken or failure to take actions, in whole or in part, prior to or after the date hereof) of laws, rules, regulations or orders of any Governmental Authority by any of the Group Companies.

(e)

If a claim for indemnification under Section 10(a) is unavailable to an Indemnified Party (by reason of public policy or otherwise), then each Indemnifying Party (jointly and severally), in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of any losses, claims, damages, liabilities and reasonable expenses (or actions in respect thereof), in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such any losses, claims, damages, liabilities and reasonable expenses (or actions in respect thereof) as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any losses, claims, damages, liabilities and reasonable expenses (or actions in respect thereof) shall be deemed to include, subject to the limitations set forth in Section 10(b), any reasonable attorneys' or other reasonable fees or expenses incurred by such party in connection with any action or proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

27

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 10(e) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 10(e), no Indemnified Party shall be required to contribute, in the aggregate, any amount in excess of the amount by which the proceeds actually received by such Indemnified Party from the sale of the Registrable Securities subject to any action or proceeding exceeds the amount of any damages that such Indemnified Party has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

11.

Termination.

(a)

The Purchaser may terminate this Agreement at any time prior to the Closing Date by written notice to the Company if any of the following has occurred:

(i)

since the date hereof, any Material Adverse Effect or development involving or reasonably expected to result in a prospective Material Adverse Effect that could, in the Purchaser's reasonable judgment, be expected to (A) make it impracticable or inadvisable to proceed with the offering or delivery of the Notes on the terms and in the manner contemplated in this Agreement and the Indenture or (B) materially impair the investment quality of any of the Securities;

(ii)

the failure of any of the Company and the Material Subsidiaries to satisfy the conditions contained in Section 9 on or prior to the Closing Date;

(iii)

any outbreak or escalation of hostilities or other national or international calamity or crisis, including acts of terrorism, or material adverse change or disruption in economic conditions in, or in the financial markets of, the United States, the European Union, the Peoples' Republic of China or Hong Kong (it being understood that any such change or disruption shall be relative to such conditions and markets as in effect on the date hereof), if the effect of such outbreak, escalation, calamity, crisis, act or material adverse change in the economic conditions in, or in the financial markets of, the United States, the European Union, the Peoples' Republic of China or Hong Kong could be reasonably expected to make it, in the Purchaser's sole judgment, impracticable or inadvisable to proceed with the consummation of the transactions on the terms and in the manner contemplated in this Agreement or the Indenture;

(iv)

trading in the Common Stock shall have been suspended by the Trading Market or the suspension or limitation of trading generally in securities on the New York Stock Exchange, the American Stock Exchange, the London Stock Exchange, the Hong Kong Stock Exchange, the NASDAQ Capital Market or the NASDAQ Global Market or any setting of limitations on prices for securities on any such exchange or the NASDAQ Capital Market or the NASDAQ Global Market;

(v)

the enactment, publication, decree or other promulgation after the date hereof of any Applicable Law that could be reasonably expected to have a Material Adverse Effect; or

(vi)

the declaration of a banking moratorium by any federal or New York state Governmental Authority; or the taking of any action by any Governmental Authority after the date hereof in respect of its monetary or fiscal affairs that could reasonably be expected to have a material adverse effect on the financial markets in the United States, European Union, the Peoples' Republic of China, Hong Kong or elsewhere.

28

(b)

The Company may terminate this Agreement at any time prior to the Closing Date by written notice to the Purchaser based upon the Purchaser's intentional breach of its representations, warranties, covenants and obligations under this Agreement.

12.

Survival of Representations and Indemnities. The representations and warranties, covenants, indemnities and contribution and expense reimbursement provisions and other agreements of any of the Company and the Material Subsidiaries set forth in this Agreement shall remain operative and in full force and effect, and will survive, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of the parties hereto, and (ii) acceptance of the Notes and/or any Registrable Securities, and payment for them hereunder.

13.

Substitution of Purchaser. The Purchaser shall have the right to substitute any one of its Affiliates as the purchaser of the Notes, by written notice to the Company, which notice shall be signed by both the Purchaser and such Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations and warranties set forth in Section 8. Upon receipt of such notice, wherever the word "Purchaser" is used in this Agreement (other than in this Section 13), such word shall be deemed to refer to such Affiliate in lieu of the original Purchaser. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to the original Purchaser all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, wherever the word "Purchaser" is used in this Agreement (other than in this Section 13), such word shall no longer be deemed to refer to such Affiliate, but shall refer to the original Purchaser, and the original Purchaser shall have all the rights of an original holder of the Notes under this Agreement.

14.

Miscellaneous.

(a)

Notices given pursuant to any provision of this Agreement shall be addressed as follows: (i) if to any of the Company and the Material Subsidiaries, to: 13/F, Shenzhen Special Zone Press Tower, Shennan Road, Futian, Shenzhen, China, Fax: (86) 755-83510815, Attention: Mr. Tu Guo Shen, with a copy to Pillsbury Winthrop Shaw Pittman LLP, 2300 N Street, N.W., Washington, DC 20001, Fax: (1-202) 663-8007, Attention: Louis A. Bevilacqua, Esq., (ii) if to the Purchaser, to: c/o 131 South Dearborn Street, Chicago, Illinois 60609, USA, Fax: (1-312) 267 7300, Attention: Mr. Adam C. Cooper, with a copy to 18/F Chater House, 8 Connaught Road, Central, Hong Kong, Fax: (852) 3667 5511, Attention: Mr. Andrew Fong and with a copy to Simpson Thacher & Bartlett LLP, ICBC Tower 35th Floor, 3 Garden Road, Central, Hong Kong SAR, China, Fax: (852) 2869 7694, Attention: Youngjin Sohn, Esq.

(b)

Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company covenants and agrees that neither it nor any other person acting on its behalf will provide the Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto the Purchaser shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that the Purchaser shall be relying on the foregoing representations in effecting transactions contemplated hereunder.

(c)

This Agreement has been and is made solely for the benefit of and shall be binding upon the parties hereto and, to the extent provided in Section 10 hereof, the controlling persons and their respective agents, employees, officers, directors, partners, counsel, and shareholders referred to in Section 10, and their respective heirs, executors, administrators, successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement.

29

(d)

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(e)

The parties hereto agree that any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any State or U.S. federal court in The City of New York and County of New York, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the nonexclusive jurisdiction of such courts in any suit, action or proceeding.

(f)

The parties hereto each hereby waive any right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement.

(g)

No failure to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

(h)

This Agreement may be signed in various counterparts which together shall constitute one and the same instrument. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

(i)

The headings in this Agreement are for convenience of reference only and shall not constitute part of this Agreement nor limit or otherwise affect the meaning of any provision of this Agreement.

(j)

If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, in each case to the extent permitted by applicable law, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable, to the extent permitted by applicable law.

(k)

This Agreement may be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may be given; provided that the same are in writing and signed by all of the signatories hereto.

[Signature page(s) to follow.]

30

For and on behalf of:
CHINA SECURITY & SURVEILLANCE
TECHNOLOGY, INC.

By: /s/ Tu Guo Shen
Name: Tu Guo Shen
Title: Chief Executive Officer

For and on behalf of:
CHINA SAFETECH HOLDINGS LIMITED

By: /s/ Tu Guo Shen
Name: Tu Guo Shen
Title: Chief Executive Officer

For and on behalf of:
CHINA SECURITY & SURVEILLANCE
TECHNOLOGY (PRC), INC.

By: /s/ Tu Guo Shen
Name: Tu Guo Shen
Title: Chief Executive Officer

For and on behalf of:
CITADEL EQUITY FUND LTD.

By: Citadel Advisors LLC, its Portfolio Manager

By: /s/ David Noh
Name: David Noh
Title: Authorized Signatory

Exhibit A-1

Form of the Tranche A Indenture

CHINA SECURITY & SURVEILLANCE TECHNOLOGY, INC.

as the Company

CHINA SAFETECH HOLDINGS LIMITED

as the Guarantor

and

THE BANK OF NEW YORK MELLON,
a New York banking corporation
as the Trustee

__________________________

INDENTURE

Dated [●], 2009

__________________________

Tranche A Zero Coupon Guaranteed Senior Unsecured Convertible Notes

i

ii

iii

iv

Exhibit A - FORM OF NOTE
Exhibit B - FORM OF NOTATION OF GUARANTEE
Exhibit C - FORM OF CERTIFICATE OF TRANSFER
Exhibit D - FORM OF RESTRICTIVE LEGEND FOR COMMON STOCK ISSUED UPON CONVERSION

v

INDENTURE

INDENTURE dated [●], 2009, between CHINA SECURITY & SURVEILLANCE TECHNOLOGY, INC, a Delaware corporation (hereinafter called the “Company”), the Guarantor listed on the signature pages hereto, and THE BANK OF NEW YORK MELLON, a New York banking corporation, as trustee hereunder (hereinafter called the “Trustee”).

WITNESSETH:

WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issue of its Tranche A Zero Coupon Guaranteed Senior Unsecured Convertible Notes (hereinafter called the “Notes”), in an aggregate principal amount not to exceed $50,000,000 and, to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Indenture; and

WHEREAS, for its lawful corporate purposes, each Guarantor has duly authorized the issue of its Guarantee of the Notes and, to provide the terms and conditions upon which the Guarantee is to be issued and delivered, each Guarantor has duly authorized the execution and delivery of this Indenture; and

WHEREAS, the Notes, the certificate of authentication to be borne by the Notes, a form of notation of Guarantee, a form of Assignment, a form of Purchase Notice and a form of Conversion Notice to be borne by the Notes are to be substantially in the forms hereinafter provided for; and

WHEREAS, all acts and things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee or a duly authorized authenticating agent, as in this Indenture provided, the valid, binding and legal obligations of the Company, and to constitute this Indenture a valid agreement according to its terms, have been done and performed, and the execution of this Indenture and the issue hereunder of the Notes have in all respects been duly authorized,

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

That in order to declare the terms and conditions upon which the Notes are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Notes by the holders thereof, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the respective holders from time to time of the Notes (except as otherwise provided below), as follows:

ARTICLE 1

DEFINITIONS

Section 1.01.   Definitions.

The terms defined in this Section (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section.  All other terms used in this Indenture that are defined in the Securities Act (except as herein otherwise expressly provided or unless the context otherwise requires) shall have the meanings assigned to such terms in the Securities Act as in force at the date of the execution of this Indenture.  The words “herein”, “hereof”, “hereunder” and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.  The terms defined in this Article include the plural as well as the singular.

“Additional Assets” means:

(a) any Property (other than cash, Cash Equivalent and securities) to be owned by the Company or any of its Subsidiaries and used in a Related Business; or

(b) Capital Stock of a Person that becomes a Subsidiary of the Company as a result of the acquisition of such Capital Stock by the Company or another Subsidiary of the Company from any Person other than the Company or an Affiliate of the Company; provided, however, that, in the case of clause (b), such Subsidiary is primarily engaged in a Related Business.

“Affiliate” of any specified Person means:

(a) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person, or

(b) any other Person who is a director or officer of:

(1) such specified Person,

(2) any Subsidiary of such specified Person, or

(3) any Person described in clause (a) above.

For the purposes of this definition, “control,” when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.  For purposes of Section 4.12 and Section 4.14 and the definition of “Additional Assets” only, “Affiliate” shall also mean any Beneficial Owner of shares representing 5% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Voting Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such Beneficial Owner pursuant to the first sentence hereof. Notwithstanding the foregoing, in no event shall Citadel Equity Fund Ltd. or any of its Affiliates be considered an Affiliate of the Company.

 “Amended Investor Rights Agreement” means the second amended and restated investor rights agreement dated the Issue Date by and among the Company, the Guarantor, the Operating Subsidiary, and Citadel Equity Fund Ltd.

“Applicable Procedures” means, with respect to any transfer, repurchase or exchange of or for beneficial interests in any Global Note, the rules and procedures of DTC that apply to such transfer, repurchase or exchange.

“Asset Sale” means any sale, lease, transfer, issuance or other disposition (or series of related sales, leases, transfers, issuances or dispositions) by the Company or any of its Subsidiaries, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a “disposition”), of

(a) any shares of Capital Stock of a Subsidiary of the Company (other than directors' qualifying shares), or

(b) any other Property of the Company or any of its Subsidiaries outside of the ordinary course of business of the Company or such Subsidiary,

other than, in the case of clause (a) or (b) above,

(1) any disposition by a Subsidiary of the Company to the Company or by the Company or one of its Subsidiaries to a Wholly Owned Subsidiary,

(2) any disposition that constitutes a Permitted Investment or Restricted Payment permitted by Section 4.10,

(3) any disposition effected in compliance with the first paragraph of Section 5.01,

(4) any disposition of inventory of the Company or any of its Subsidiaries in the ordinary course of business, or inventory or other property that in the reasonable judgment of the Company have become uneconomic, obsolete or worn out,

(5) the sale or discount of accounts receivable in connection with the compromise or collection thereof in the ordinary course of business, and

(6) any disposition in a single transaction or a series of related transactions of assets for aggregate consideration of less than $5.0 million.

“Attributable Debt” in respect of a Sale and Leaseback Transaction means, at any date of determination,

(a) if such Sale and Leaseback Transaction is a Capital Lease Obligation, the amount of Debt represented thereby according to the definition of “Capital Lease Obligations,” and

(b) in all other instances, the present value (discounted at the weighted average interest rate borne by the Notes, compounded annually in the most recently completed twelve months) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended).

“Average Life” means, as of any date of determination, with respect to any Debt or Preferred Stock, the quotient obtained by dividing:

(a) the sum of the product of the numbers of years (rounded to the nearest one-twelfth of one year) from the date of determination to the dates of each successive scheduled principal payment of such Debt or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by

(b) the sum of all such payments.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors, or the law of any other jurisdiction relating to bankruptcy, insolvency, winding up, liquidation, reorganization or relief of debtors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as such term is used in Section 13(d)(3) of the Exchange Act), such “person” shall be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition or passage of time.  The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board of Directors” means (1) in respect of a corporation, the board of directors of the corporation, or (except if used in the definition of “Change of Control”) any duly authorized committee thereof; and (2) in respect of any other Person, the board or committee of that Person serving an equivalent function.

“Board Resolution” of a Person means a copy of a resolution (in form and substance satisfactory to the Trustee) certified by the secretary or an assistant secretary (or individual performing comparable duties) of the applicable Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means any day other than a Legal Holiday.

“Capital Expenditures” means expenditures (whether paid in cash or other consideration or accrued as a liability and including that portion of Capital Lease Obligations which is capitalized on the consolidated balance sheet of the Company and its Subsidiaries) by the Company and its Subsidiaries that, in conformity with GAAP, are included in “additions to property, plant and equipment” or as capitalized internally developed software or comparable items reflected in the consolidated balance sheet of the Company and its Subsidiaries.

“Capital Lease Obligations” means any obligation under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP; and the amount of Debt represented by such obligation shall be the capitalized amount of such obligations determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.  For purposes of Section 4.11 a Capital Lease Obligation shall be deemed secured by a Lien on the Property being leased.

“Capital Stock” means, with respect to any Person, any shares or other equivalents (however designated) of any class of corporate stock or partnership interests or any other participations, rights, warrants, options or other interests in the nature of an equity interest in such Person, including Preferred Stock, but excluding any debt security convertible or exchangeable into such equity interest.

“Capital Stock Sale Proceeds” means the aggregate cash proceeds received by the Company from the issuance or sale (other than to a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any such Subsidiary for the benefit of their employees) by the Company of its Capital Stock (other than Disqualified Stock) after the Issue Date, net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

“Cash Equivalents” means any of the following:

(a) Investments in U.S. Government Securities maturing within 365 days of the date of acquisition thereof;

(b) Investments in time deposit accounts, certificates of deposit and money market deposits maturing within 90 days of the date of acquisition thereof issued by a bank or trust company organized under the laws of the United States of America or any state thereof having capital, surplus and undivided profits aggregating in excess of $500 million and whose long-term debt is rated “A-3” or “A-” or higher according to Moody's or S&P (or such similar equivalent rating by at least one “nationally recognized statistical rating organization” (as defined in Rule 436 under the Securities Act));

(c) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (a) entered into with:

(1) a bank meeting the qualifications described in clause (b) above, or

(2) any primary government securities dealer reporting to the Market Reports Division of the Federal Reserve Bank of New York;

(d) Investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America with a rating at the time as of which any Investment therein is made of “P-1” (or higher) according to Moody's or “A-1” (or higher) according to S&P (or such similar equivalent rating by at least one “nationally recognized statistical rating organization” (as defined in Rule 436 under the Securities Act));

(e) direct obligations (or certificates representing an ownership interest in such obligations) of any state of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of such state are pledged and which are not callable or redeemable at the issuer's option, provided that:

(1) the long-term debt of such state is rated “A-3” or “A-” or higher according to Moody's or S&P (or such similar equivalent rating by at least one “nationally recognized statistical rating organization” (as defined in Rule 436 under the Securities Act)), and

(2) such obligations mature within 180 days of the date of acquisition thereof; and

(f) time deposit accounts, certificates of deposit and money market deposits with (i) Bank of China, Industrial and Commercial Bank of China, China Construction Bank and China Merchants Bank or (ii) any other bank or trust company organized under the laws of the PRC whose long-term debt is rated as high or higher than any of those banks.

 “Change of Control” means the occurrence of any of the following events:

 (a) the sale, transfer, assignment, lease, conveyance or other disposition, directly or indirectly, of all or substantially all the Property of the Company and its Subsidiaries, considered as a whole (other than a disposition of such Property as an entirety or virtually as an entirety to a Wholly Owned Subsidiary or one or more Permitted Holders), shall have occurred, or the Company merges, consolidates or amalgamates with or into any other Person (other than one or more Permitted Holders) or any other Person (other than one or more Permitted Holders) merges, consolidates or amalgamates with or into the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is reclassified into or exchanged for cash, securities or other Property, other than any such transaction where:

(1) the outstanding Voting Stock of the Company is reclassified into or exchanged for other Voting Stock of the Company or for Voting Stock of the Surviving Person, and

(2) the holders of the Voting Stock of the Company immediately prior to such transaction own, directly or indirectly, not less than a majority of the Voting Stock of the Company or the Surviving Person immediately after such transaction and in substantially the same proportion as before the transaction; or

(b)

Continuing Directors cease for any reason to constitute a majority of the Board of Directors then in office; or

(c)

the shareholders of the Company shall have approved any plan of liquidation or dissolution of the Company.

“Clearstream” means Clearstream Banking, S.A. (or any successor securities clearing agency).

 “Closing Sale Price” of the shares of Common Stock on any date means (i) if Common Stock is primarily traded on a securities exchange, the last sale price on such securities exchange on the applicable day, or if no sale occurred on such day, the mean between the closing “bid” and “asked” prices on such day, (ii) if the principal market for Common Stock is in the over-the-counter market, the closing sale price on the applicable day as published by The NASDAQ Stock Market, Inc. or similar organization, or if such price is not so published on such day, the mean between the closing “bid” and “asked” prices, if available, on such day, which prices may be obtained from any reputable pricing service, broker or dealer, and (iii) if neither clause (i) nor clause (ii) is applicable, the Fair Market Value as determined in good faith by the Board of Directors of the Company or an Independent Financial Advisor, as applicable. The Closing Sale Price shall be determined based on regular market hours without reference to extended after hours trading or pre-market trading.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Commission” means the U.S. Securities and Exchange Commission.

“Commodity Price Protection Agreement” means, in respect of a Person, any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in commodity prices.

“Common Stock” means any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which is not subject to redemption by the Company.  Subject to the provisions of Section 14.06, however, shares issuable on conversion of Notes shall include only shares of the class designated as common stock of the Company at the date of this Indenture (namely, the Common Stock, par value $0.0001) or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which are not subject to redemption by the Company; provided that, if at any time there shall be more than one such resulting class, the shares of each such class then so issuable on conversion shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

“Company” means the corporation named as the “Company” in the first paragraph of this Indenture, and, subject to the provisions of Article 5 and Section 14.06, shall include its successors and assigns.

“Consolidated Interest Expense” means, for any period, the total interest expense of the Company and its consolidated Subsidiaries, plus, to the extent not included in such total interest expense, and to the extent Incurred by the Company or its Subsidiaries, without duplication,

(a) interest expense attributable to leases constituting part of a Sale and Leaseback Transaction and to Capital Lease Obligations,

(b) amortization of debt discount and debt issuance cost, including commitment fees,

(c) capitalized interest,

(d) non-cash interest expense,

(e) commissions, discounts and other fees and charges owed with respect to letters of credit and banker's acceptance financing,

(f) net costs associated with Hedging Obligations (including amortization of fees),

(g) Disqualified Stock Dividends (other than dividends payable in Capital Stock other than Disqualified Stock),

(h) Preferred Stock Dividends (other than dividends payable in Capital Stock other than Disqualified Stock) of Subsidiaries,

(i) interest accruing on any Debt of any other Person to the extent such Debt is guaranteed by the Company or any of its Subsidiaries, and

(j) the cash contributions to any employee stock ownership plan or similar trust, if any and to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Debt Incurred by such plan or trust.

“Consolidated Net Income” means, for any period, the net income (loss) of the Company and its consolidated Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income:

(a) any net income (loss) of any Person (other than the Company) if such Person is not a Subsidiary of the Company, except that:

(1) subject to the exclusions contained in clauses (c), (d) and (e) below, equity of the Company and its consolidated Subsidiaries in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash distributed by such Person during such period to the Company or any of its Subsidiaries as a dividend or other distribution (subject, in the case of a dividend or other distribution to such Subsidiary, to the limitations contained in clause (b) below), and

(2) the equity of the Company and its consolidated Subsidiaries in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income,

(b) any net income (loss) of any Subsidiary of the Company if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions, directly or indirectly, to the Company, except that:

(1) subject to the exclusions contained in clauses (c), (d) and (e) below, the equity of the Company and its consolidated Subsidiaries in the net income of any such Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash distributed by such Subsidiary during such period to the Company or another of its Subsidiaries as a dividend or other distribution (subject, in the case of a dividend or other distribution to another Subsidiary of the Company, to the limitation contained in this clause), and

(2) the equity of the Company and its consolidated Subsidiaries in a net loss of any such Subsidiary for such period shall be included in determining such Consolidated Net Income,

(c) any gain (but not loss) realized upon the sale or other disposition of any Property of the Company or any of its consolidated Subsidiaries (including pursuant to any Sale and Leaseback Transaction) that is not sold or otherwise disposed of in the ordinary course of business,

(d) any extraordinary gain or loss, and

(e) the cumulative effect of a change in accounting principles.

“Consolidated Net Worth” means the total of the amounts shown on the consolidated balance sheet of the Company and its Subsidiaries as of the end of the most recent Fiscal Quarter of the Company ending prior to the taking of any action for the purpose of which the determination is being made, as:

(a) the par or stated value of all outstanding Capital Stock of the Company, plus

(b) paid-in capital or capital surplus relating to such Capital Stock, plus

(c) any retained earnings or earned surplus, less:

(1) any accumulated deficit, and

(2) any amounts attributable to Disqualified Stock or any equity security convertible into or exchangeable for Debt, the cost of treasury stock and the principal amount of any promissory notes receivable from the sale of Capital Stock of the Company or any of its Subsidiaries, each item to be determined in conformity with GAAP.

“Consolidated Tangible Net Worth” means, as of any date of determination, the Consolidated Net Worth less the Intangible Assets.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors who (a) was a member of the Board of Directors on the date of this Indenture or (b) was nominated for election to the Board of Directors by, or whose election was ratified with the approval of, a majority of the Continuing Directors who were members of the Board of Directors at the time of such nomination or election.

“Conversion Price” as of any day will equal $100,000 divided by the Conversion Rate as of such date.

“Corporate Trust Office” shall be the address of the Trustee specified in Section 15.03 hereof, or such other address as to which the Trustee may give notice to the Company.

“Credit Facilities” means, with respect to the Subsidiaries (including any Person who becomes a Subsidiary after the Issue Date), one or more debt or commercial paper facilities with banks or other institutional lenders in the PRC providing for revolving credit loans, term loans, receivables or inventory financing (including through the sale of receivables or inventory to such lenders or to special purpose, bankruptcy remote entities formed to borrow from such lenders against such receivables or inventory) or trade letters of credit, in each case together with any Refinancings thereof by any lender or syndicate of lenders.

 “Currency Exchange Protection Agreement” means, in respect of a Person, any foreign exchange contract, currency swap agreement, currency option or other similar agreement or arrangement designed to protect such Person against fluctuations in currency exchange rates.

“Custodian” means, with respect to the Notes issuable or issued in global form, the Person specified in Section 2.02(e) as Custodian with respect to the Notes, and any and all successors thereto appointed as custodian hereunder and having become such pursuant to the applicable provisions of this Indenture.

“Debt” means, with respect to any Person on any date of determination (without duplication):

(a) the principal of and premium (if any) in respect of:

(1) debt of such Person for money borrowed, and

(2) debt evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;

(b) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale and Leaseback Transactions entered into by such Person;

(c) all obligations of such Person representing the deferred purchase price of Property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

(d) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (a) through (c) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);

(e) the amount of all obligations of such Person with respect to the Repayment of any Disqualified Stock or, with respect to any Subsidiary of such Person, any Preferred Stock (but excluding, in each case, any accrued dividends);

(f) all obligations of the type referred to in clauses (a) through (e) above of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any guarantee;

(g) all obligations of the type referred to in clauses (a) through (f) above of other Persons secured by any Lien on any Property of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the Fair Market Value of such Property and the amount of the obligation so secured; and

(h) to the extent not otherwise included in this definition, Hedging Obligations of such Person.

The amount of Debt of any Person at any date shall be the outstanding balance, or the accreted value of such Debt in the case of Debt issued with original issue discount, at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.  The amount of Debt represented by a Hedging Obligation shall be equal to the notional amount of such Hedging Obligation.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the holder thereof and issued in accordance with Section 2.05 or 2.07 hereof, in substantially the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means with respect to the Notes issuable or issued in whole or in part in the form of one or more Global Notes, the Person designated as Depositary by the Company pursuant to the Indenture and its successors.

“Disqualified Stock” means any Capital Stock of the Company or any of its Subsidiaries that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, in either case at the option of the holder thereof) or otherwise:

(a) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise,

(b) is or may become redeemable or repurchaseable at the option of the holder thereof (except that any Capital Stock that would constitute Disqualified Stock solely because the holders of such Capital Stock have the right to require the Company to repurchase such Capital Stock upon the occurrence of a Change of Control or an Asset Sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.10 hereof), in whole or in part, or

(c) is convertible or exchangeable at the option of the holder thereof for Debt or Disqualified Stock,

on or prior to, in the case of clause (a), (b) or (c), the first anniversary of the Final Redemption Date.

“Disqualified Stock Dividends” means all dividends with respect to Disqualified Stock of the Company held by Persons other than a Wholly Owned Subsidiary.  The amount of any such dividend shall be equal to the quotient of such dividend divided by the difference between one and the maximum statutory federal income tax rate (expressed as a decimal number between 1 and 0) then applicable to the Company.

 “DTC” means The Depositary Trust Company.

“EBITDA” means, for any period, an amount equal to, for the Company and its consolidated Subsidiaries:

(a) the sum of Consolidated Net Income for such period, plus the following to the extent reducing Consolidated Net Income for such period:

(1) the provision for taxes based on income or profits or utilized in computing net loss,

(2) Consolidated Interest Expense,

(3) depreciation,

(4) amortization of intangibles, and

(5) any other non-cash items (other than any such non-cash item to the extent that it represents an accrual of, or reserve for, cash expenditures in any future period or amortization of a prepaid cash expense paid in a period prior to the period that is subject to calculation), minus

(b) all non-cash items increasing Consolidated Net Income for such period.

Notwithstanding the foregoing clause (a), the provision for taxes and the depreciation, amortization and non-cash items of a Subsidiary of the Company shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Subsidiary or its shareholders.

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear system (or any successor securities clearing agency).

 “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

“Ex-Dividend Time” means, with respect to any distribution on shares of Common Stock, the first date on which the shares of Common Stock trade regularly on the principal securities market on which the shares of Common Stock are then traded without the right to receive such distribution.

“Fair Market Value” means, with respect to any Property at the time of determination, the price that could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction.  Fair Market Value shall be determined, except as otherwise provided,

(a) if such Property has a Fair Market Value equal to or less than $1.0 million, by any Officer of the Company,

(b) if such Property has a Fair Market Value in excess of $1.0 million but less than or equal to $5.0 million, by a majority of the Board of Directors and evidenced by a Board Resolution delivered to the Trustee, or

(c) if such Property has a Fair Market Value in excess of $5.0 million, by an Independent Financial Advisor and evidenced by a written opinion from such Independent Financial Advisor dated within 30 days of the relevant transaction delivered to the Trustee.

“Final Redemption Date” means [●], 2012.

“Fiscal Quarter” means each of the three month periods ending on March 31, June 30, September 30 and December 31.

“Foreign Subsidiary” means any Subsidiary of the Company which is not organized under the laws of the United States of America or any State thereof or the District of Columbia.

“GAAP” means United States generally accepted accounting principles as in effect on the Issue Date, including those set forth in:

(a) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants,

(b) the statements and pronouncements of the Financial Accounting Standards Board,

(c) such other statements by such other entity as approved by a significant segment of the accounting profession, and

(d) the rules and regulations of the Commission governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the Commission.

All ratios and computations based on GAAP contained in this Indenture will be computed in conformity with GAAP.

“Global Note Legend” means the legend set forth on all Global Notes issued under this Indenture.

“Global Notes” means the global Notes in the form of Exhibit A hereto issued in accordance with Article 2 hereof.

“Governmental Approval” means any authorization of or by, consent of, approval of, license from, ruling of, permit from, tariff by, rate of, certification by, exemption from, filing with (except any filing relating to the perfection of security interests), variance from, claim of, order from, judgment from, decree of, publication to or by, notice to, declaration of or with or registration by or with any Governmental Authority, whether tacit or express.

“Governmental Authority” means any federal, state, national, provincial, municipal, local, territorial or other government department, ministry (including local counterparts thereof), commission, board, agency, regulatory authority, instrumentality, judicial or administrative body, domestic or foreign.

“guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(a)

to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise), or

(b)

entered into for the purpose of assuring in any other manner the obligee against loss in respect thereof (in whole or in part);

provided, however, that the term “guarantee” shall not include:

(1) endorsements for collection or deposit in the ordinary course of business, or

(2) a contractual commitment by one Person to invest in another Person for so long as such Investment is reasonably expected to constitute a Permitted Investment under clause (a), (b) or (c) of the definition of “Permitted Investment.”

The term “guarantee” used as a verb has a corresponding meaning.  The term “guarantor” shall mean any Person guaranteeing any obligation.

“Guarantee” means the Guarantee of the Notes by each of the Guarantors pursuant to Article 9 and in the form of the Guarantee attached as Exhibit B and any additional Guarantee of the Notes to be executed by any Subsidiary of the Company pursuant to Section 4.18.

“Guarantor” means Safetech and any other Subsidiary of the Company that becomes a Guarantor pursuant to Section 4.18 or who otherwise executes and delivers a supplemental indenture (in form satisfactory to the Trustee) to the Trustee providing for a Guarantee; provided that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its respective Guarantee is released in accordance with the terms of this Indenture.

“Hedging Obligation” of any Person means any obligation of such Person pursuant to any Interest Rate Agreement, Currency Exchange Protection Agreement, Commodity Price Protection Agreement or any other similar agreement or arrangement

“Incur” means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by merger, conversion, exchange or otherwise), extend, assume, guarantee or become liable in respect of such Debt or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Debt or obligation on the balance sheet of such Person (and “Incurrence” and “Incurred” shall have meanings correlative to the foregoing); provided, however, that a change in GAAP that results in an obligation of such Person that exists at such time, and is not theretofore classified as Debt, becoming Debt shall not be deemed an Incurrence of such Debt; and provided further, however, that any Debt or other obligations of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary.

“Indenture” means this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.

“Independent Financial Advisor” means an investment banking firm of international standing or any third party appraiser of international standing, provided that such firm or appraiser is not an Affiliate of the Company.

“Intangible Assets” shall mean as of the date of any determination thereof the total amount of all assets of the Company and its Subsidiaries classified as goodwill, patents, trade names, trademarks, copyrights, franchises, experimental expense, organization expense, unamortized debt discount and expense, deferred assets other than prepaid insurance and prepaid taxes, the excess of cost of shares acquired over book value of related assets and such other assets as are properly classified as “intangible assets” in accordance with GAAP.

“Interest” means, when used with reference to the Notes, any interest payable under the terms of the Notes.

“Interest Rate Agreement” means, for any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement designed to protect against fluctuations in interest rates.

“Investment” by any Person means any direct or indirect loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person), advance or other extension of credit or capital contribution (by means of transfers of cash or other Property to others or payments for Property or services for the account or use of others, or otherwise) to, or Incurrence of a guarantee of any obligation of, or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Debt issued by, any other Person.

In determining the amount of any Investment made by transfer of any Property other than cash, such Property shall be valued at its Fair Market Value at the time of such Investment.

“Issue Date” means [●], 2009.

 “Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the City of New York, the PRC, London, England, the city in which the Corporate Trust Office of the Trustee is located or any other place of payment on the Notes are authorized by law, regulation or executive order to remain closed.

“Leverage Ratio” means the ratio of:

(a) the outstanding Debt of the Company and its Subsidiaries on a consolidated basis, to

(b) EBITDA for the most recently completed four Fiscal Quarters; provided, that,

(1) if:

(A)

since the beginning of such period the Company or any of its Subsidiaries has Incurred any Debt that remains outstanding or Repaid any Debt, or

(B)

the transaction giving rise to the need to calculate the Leverage Ratio is an Incurrence or Repayment of Debt,

Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Incurrence or Repayment as if such Debt was Incurred or Repaid on the first day of such period, provided that, in the event of any such Repayment of Debt, EBITDA for such period shall be calculated as if the Company or such Subsidiary had not earned any interest income actually earned during such period in respect of the funds used to Repay such Debt, and provided further that the amount of Debt Incurred under revolving credit facilities shall be deemed to be the average daily balance of such Debt during such period (or any shorter period in which such facilities are in effect) and

(2) if

(A) since the beginning of such period, the Company or any of its Subsidiaries shall have made any Asset Sale or an Investment (by merger or otherwise) in any Subsidiary of the Company (or any Person that becomes such a Subsidiary) or an acquisition of Property,

(B) the transaction giving rise to the need to calculate the Leverage Ratio is such an Asset Sale, Investment or acquisition, or

(C) since the beginning of such period any Person (that subsequently became a Subsidiary of the Company or was merged with or into the Company or any of its Subsidiaries since the beginning of such period) shall have made such an Asset Sale, Investment or acquisition,

EBITDA for such period shall be calculated after giving pro forma effect to such Asset Sale, Investment or acquisition as if such Asset Sale, Investment or acquisition occurred on the first day of such period.

If any Debt bears a floating rate of interest and is being given pro forma effect, the interest expense on such Debt shall be calculated as if the base interest rate in effect for such floating rate of interest on the date of determination had been the applicable base interest rate for the entire period (taking into account any Interest Rate Agreement applicable to such Debt if such Interest Rate Agreement has a remaining term in excess of 12 months).  In the event the Capital Stock of any Subsidiary of the Company is sold during the period, the Company shall be deemed, for purposes of clause (1) above, to have Repaid during such period the Debt of such Subsidiary to the extent the Company and its continuing Subsidiaries are no longer liable for such Debt after such sale.

“Lien” means, with respect to any Property of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such Property (including any Capital Lease Obligation, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing or any Sale and Leaseback Transaction).

“Material Adverse Effect” means a material adverse effect on (a) the property, business, operations, financial condition, liabilities or capitalization of the Company and its Subsidiaries taken as a whole, (b) the ability of any such Person to perform its payment obligations or any of its material obligations under any of the Transaction Documents to which such Person is a party, (c) the validity or enforceability of any of the Transaction Documents, (d) the material rights and remedies of the Trustee, under any of the Transaction Documents or (e) the timely payment of any principal of any of the Notes.

“Moody's” means Moody's Investors Service, Inc. or any successor to the rating agency business thereof.

“Net Available Cash” from any Asset Sale means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Debt or other obligations relating to the Property that is the subject of such Asset Sale or received in any other non-cash form), in each case net of:

(a) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all U.S. federal, state, national, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Sale,

(b) all payments made on or in respect of any Debt that is secured by any Property subject to such Asset Sale, in accordance with the terms of any Lien upon such Property, or which must by its terms, or in order to obtain a necessary consent to such Asset Sale, or by applicable law, be repaid out of the proceeds from such Asset Sale,

(c) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale, and

(d) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the Property disposed of in such Asset Sale and retained by the Company or any of its Subsidiaries after such Asset Sale.

“Note Obligations” means the Notes, the Guarantees and all other obligations of any obligor under this Indenture, the Notes and the Guarantees.

“Notes Purchase Agreement” means the Notes purchase agreement dated August 18, 2009 by and among the Company, the Guarantor, the Operating Subsidiary and Citadel Equity Fund Ltd.

“Notes” is defined in the preamble.

“Noteholder” or “holder” as applied to any Note, or other similar terms (but excluding the term “Beneficial Holder”), means any Person in whose name at the time a particular Note is registered on the Registrar's books.

“Notice Date” means the date of mailing of the notice pursuant to Section 3.02(b).

“Obligations” means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Debt.

“Officer” means, with respect to the Company, its Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer or any Vice President (whether or not designated by a number or numbers or word or words added before or after the title “Vice President”) and the Treasurer or any Assistant Treasurer, or the Secretary or Assistant Secretary.

“Officers' Certificate” means a certificate, in form and substance satisfactory to the Trustee, signed by two Officers of the Company, at least one of whom shall be the principal executive officer or principal financial officer of the Company, and which certificate meets the requirements of Section 15.05 hereof and is delivered to the Trustee.

“Operating Subsidiary” means China Security & Surveillance Technology (PRC), Inc., a limited liability company organized and existing under the laws of the PRC and a wholly-owned Subsidiary of the Company.

“Opinion of Counsel” means a written opinion, in form and substance satisfactory to the Trustee, from legal counsel who is acceptable to the Trustee and which meets the requirements of Section 15.05 hereof.

“Outstanding”, when used with reference to Notes and subject to the provisions of Section 12.04, means, as of any particular time, all Notes authenticated and delivered by the Trustee under this Indenture, except:

(a) Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

(b) Notes, or portions thereof, (i) for the redemption of which monies in the necessary amount shall have been deposited in trust with the Trustee or with any paying agent (other than the Company) or (ii) which shall have been otherwise discharged in accordance with Article 11;

(c) Notes in lieu of which, or in substitution for which, other Notes shall have been authenticated and delivered pursuant to the terms of Section 2.06; and

(d) Notes converted into Common Stock pursuant to Article 14 and Notes deemed not outstanding pursuant to Article 3.

“Permitted Holders” means Mr. Tu Guo Shen, a resident of Hangzhou in the PRC, and his estate, spouse, ancestors and lineal descendants, the legal representatives of any of the foregoing and the trustees of any bona fide trusts of which the foregoing are the sole beneficiaries or the grantors, or any Person of which the foregoing “beneficially owns” (as defined in Rule 13d-3 under the Exchange Act), individually or collectively with any of the foregoing, at least 50% of the total voting power of the Voting Stock of such Person.

“Permitted Investment” means any Investment by the Company or any of its Subsidiaries in:

(a)

the Company or any of its Subsidiaries engaged in a Related Business;

(b)

any Person that will, upon the making of such Investment, become a Subsidiary of the Company, provided that the primary business of such Subsidiary is a Related Business;

(c)

any Person if as a result of such Investment such Person is merged or consolidated with or into, or transfers or conveys all or substantially all its Property to, the Company or a Subsidiary of the Company, provided that such Person's primary business is a Related Business;

(d)

cash and Cash Equivalents;

(e)

receivables owing to the Company or any of its Subsidiaries, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or such Subsidiary deems reasonable under the circumstances;

(f)

payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses under GAAP and that are made in the ordinary course of business;

(g)

stock, obligations or other securities received in settlement of debts created in the ordinary course of business and owing to the Company or one of its Subsidiaries or in satisfaction of judgments;

(h)

any Person to the extent such Investment represents the non-cash portion of the consideration received in connection with (A) an Asset Sale consummated in compliance with Section 4.12 or (B) any disposition of Property not constituting an Asset Sale;

(i)

Hedging Obligations by the Company or any Guarantor that are otherwise permitted to be incurred under this Indenture, and which were entered into for financial management of interest rates, foreign currency exchange rates or commodity prices and are directly related to transactions entered into by such Person in the ordinary course of its business, and not for speculative purposes; and

(j)

other Investments made for Fair Market Value that do not exceed 10% of the aggregate amount of Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the Fiscal Quarter after the Issue Date to the end of the most recent Fiscal Quarter ending prior to the date of such Investment (or if the aggregate amount of Consolidated Net Income for such period shall be a deficit, minus 100% of such deficit).

“Permitted Liens” means:

(a)

Liens in favor of the Company or the Guarantors;

(b)

Liens securing, or created for the benefit of securing, the Notes and the Guarantees;

(c)

Liens securing Debt of a PRC Subsidiary under Credit Facilities, provided that any such Lien is limited to the Property of such PRC Subsidiary;

(d)

leases, licenses, subleases and sublicenses of assets (including, without limitation, real property and intellectual property rights) which do not materially interfere with the ordinary conduct of the business of the Company or any of the Subsidiaries;

(e)

Liens for taxes, assessments or governmental charges or levies on the Property of the Company or any of its Subsidiaries if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision that shall be required in conformity with GAAP shall have been made therefor;

(f)

Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens and other similar Liens, on the Property of the Company or any of its Subsidiaries arising in the ordinary course of business and securing payment of obligations that are not more than 60 days past due or are being contested in good faith and by appropriate proceedings;

(g)

Liens on the Property of the Company or any of its Subsidiaries Incurred in the ordinary course of business to secure performance of obligations with respect to statutory or regulatory requirements, performance or return-of-money bonds, surety bonds or other obligations of a like nature and Incurred in a manner consistent with industry practice, in each case which are not Incurred in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of Property from vendors and others and which do not in the aggregate impair in any material respect the use of Property in the operation of the business of the Company and its Subsidiaries taken as a whole;

(h)

Liens on Property at the time the Company or any of its Subsidiaries acquired such Property, including any acquisition by means of a merger or consolidation with or into the Company or any of its Subsidiaries; provided, however, that any such Lien may not extend to any other Property of the Company or any of its Subsidiaries; provided further, that such Liens shall not have been Incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which such Property was acquired by the Company or any of its Subsidiaries;

(i)

Liens on the Property of a Person at the time such Person becomes a Subsidiary of the Company; provided, however, that any such Lien may not extend to any other Property of the Company or any other Subsidiary of the Company that is not a direct Subsidiary of such Person; provided further, that any such Lien was not Incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which such Person became a Subsidiary of the Company;

(j)

pledges or deposits by the Company or any of its Subsidiaries under workers' compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Debt) or leases to which the Company or any of its Subsidiaries is party, or deposits to secure public or statutory obligations of the Company, or deposits for the payment of rent, in each case Incurred in the ordinary course of business;

(k)

utility easements, building restrictions and such other encumbrances or charges against real Property as are of a nature generally existing with respect to properties of a similar character;

(l)

Liens existing on the Issue Date not otherwise described in clauses (a) through (k) above;

(m)

Liens on the Property of the Company or any of its Subsidiaries to secure any Refinancing, in whole or in part, of any Debt secured by Liens referred to in clause (g), (h) or (i) above; provided, however, that any such Lien shall be limited to all or part of the same Property that secured the original Lien (together with improvements and accessions to such Property), and the aggregate principal amount of Debt (and other obligations thereunder) that is secured by such Lien shall not be increased to an amount greater than the sum of:

(1)

the outstanding principal amount, or, if greater, the committed amount, of the Debt (and other obligations thereunder) secured by Liens described under clause (g), (h) or (i) above, as the case may be, at the time the original Lien became a Permitted Lien under this Indenture, and

(2)

an amount necessary to pay any fees and expenses, including premiums and defeasance costs, incurred by the Company or such Subsidiary in connection with such Refinancing; and

(n)

judgment Liens not giving rise to en Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired.

 “Permitted Refinancing Debt” means any Debt that Refinances any other Debt, including any successive Refinancings, so long as:

(a)

such Debt is in an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) not in excess of the sum of:

(1) the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding of the Debt being Refinanced, and

(2) an amount necessary to pay any fees and expenses, including premiums and defeasance costs, related to such Refinancing,

(b)

the Average Life of such Debt is equal to or greater than the Average Life of the Debt being Refinanced,

(c)

the Stated Maturity of such Debt is no earlier than the Stated Maturity of the Debt being Refinanced,

(d)

the new Debt shall not be senior in right of payment to the Debt that is being Refinanced, and

(e)

the new Debt, the proceeds of which are used to Refinance the Notes or any Debt that is pari passu with or subordinate to the Notes or a Guarantee, shall only be permitted if (A) in case the Notes are refinanced in part or the Debt to be Refinanced is pari passu with the Notes or a Guarantee, such new Debt, by its terms or by terms of any agreement or instrument pursuant to which such new Debt is outstanding, is expressly made pari passu with, or subordinate in right of payment to, the remaining Notes or such Guarantee, or (B) in case the Debt to be Refinanced is subordinated in right of payment to the Notes or a Guarantee, such new Debt, by its terms or by the terms of any agreement or instrument to which such new Debt is issued or remains outstanding, is expressly made subordinate in right of payment to the Notes or such Guarantee at least to the extent that the Debt to be Refinanced is subordinated to the Notes or the Guarantee;

provided, however, that Permitted Refinancing Debt shall not include the Debt of any Subsidiary that is not a Guarantor, if such Debt is used to Refinance Debt of the Company or a Subsidiary.

“Person” means a corporation, an association, a partnership, a limited liability company, an individual, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or an agency or a political subdivision thereof.

“PRC” means the People's Republic of China, exclusive of Taiwan, Macau and Hong Kong.

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same Debt as that evidenced by such particular Note; and any Note authenticated and delivered under Section 2.06 in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same Debt as the lost, destroyed or stolen Note.

“Preferred Stock” means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of any other class of Capital Stock issued by such Person.

“Preferred Stock Dividends” means all dividends with respect to Preferred Stock of the Company's Subsidiaries held by Persons other than the Company or any of its Wholly Owned Subsidiaries.  The amount of any such dividend shall be equal to the quotient of such dividend divided by the difference between one and the maximum statutory federal income rate (expressed as a decimal number between 1 and 0) then applicable to the issuer of such Preferred Stock.

“pro forma” means, with respect to any calculation made or required to be made pursuant to the terms hereof, a calculation performed in accordance with Article 11 of Regulation S-X promulgated under the Securities Act, as interpreted in good faith by the Board of Directors after consultation with the independent certified public accountants of the Company, or otherwise a calculation made in good faith by the Board of Directors after consultation with the independent certified public accountants of the Company, as the case may be.

“Property” means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including intellectual property rights and Capital Stock in, and other securities of, any other Person.  For purposes of any calculation required pursuant to this Indenture, the value of any Property shall be its Fair Market Value.

“Refinance” means, in respect of any Debt, to refinance, extend, renew, refund or Repay (in whole or in part), or to issue other Debt, in exchange or replacement for (in whole or in part), such Debt.  “Refinanced” and “Refinancing” shall have correlative meanings.

“Related Business” means the manufacturing, distributing, installing, servicing and maintaining security, surveillance, fire and alarm products and systems, and other products or systems in the similar nature.

“Repay” means, in respect of any Debt, to repay, prepay, repurchase, redeem, legally defease or otherwise retire such Debt. “Repayment” and “Repaid” shall have correlative meanings.  For purposes of Section 4.12 and the definition of “Leverage Ratio,” Debt shall be considered to have been Repaid only to the extent the related loan commitment, if any, shall have been permanently reduced in connection therewith.

“Repurchase Amount” means, with respect to any Note, the aggregate Installment Redemption Amounts then remaining unpaid.

 “Responsible Officer” shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee with direct responsibility for the administration of this Indenture.

“Restricted Payment” means:

(a)

any dividend or distribution (whether made in cash, securities or other Property) declared or paid on or with respect to any shares of Capital Stock of the Company or any of its Subsidiaries (including any payment in connection with any merger or consolidation with or into the Company or any of its Subsidiaries), except for any dividend or distribution that is made solely to the Company or any of its Subsidiaries (and, if such Subsidiary is not a Wholly Owned Subsidiary, to the other shareholders of such Subsidiary on a pro rata basis or on a basis that results in the receipt by the Company or any of its Subsidiaries of dividends or distributions of greater value than it would receive on a pro rata basis) or any dividend or distribution payable solely in shares of Capital Stock (other than Disqualified Stock) of the Company;

(b)

the purchase, repurchase, redemption, acquisition or retirement for value of any Capital Stock of the Company or any of its Subsidiaries (other than from the Company or any of its Subsidiaries) or any securities exchangeable for or convertible into any such Capital Stock, including the exercise of any option to exchange any Capital Stock (other than for or into Capital Stock of the Company that is not Disqualified Stock);

(c)

the purchase, repurchase, redemption, acquisition or retirement for value, prior to the date for any scheduled maturity, sinking fund or amortization or other installment payment, of any Subordinated Obligation (other than the purchase, repurchase or other acquisition of any Subordinated Obligation purchased in anticipation of satisfying a scheduled maturity, sinking fund or amortization or other installment obligation, in each case due within one year of the date of acquisition); or

(d)

any Investment (other than Permitted Investments) in any Person.

“RMB” means the lawful currency of the PRC.

“S&P” means Standard & Poor's Ratings Services, a division of McGraw Hill, Inc., or any successor to the rating agency business thereof.

“Safetech” means China Safetech Holdings Limited, a wholly-owned subsidiary of the Company, incorporated under the laws of British Virgin Islands.

“Sale and Leaseback Transaction” means any direct or indirect arrangement relating to Property now owned or hereafter acquired whereby the Company or any of its Subsidiaries transfers such Property to another Person and the Company or any of its Subsidiaries leases it from such Person.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

“Senior Debt” of the Company means:

(a)

all obligations consisting of the principal, premium, if any, and accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not such post-filing interest is allowed in such proceeding) in respect of:

(1) Debt of the Company for borrowed money, and

(2) Debt of the Company evidenced by notes, debentures, bonds or other similar instruments permitted under this Indenture for the payment of which the Company is responsible or liable;

(b)

all Capital Lease Obligations of the Company and all Attributable Debt in respect of Sale and Leaseback Transactions entered into by the Company;

(c)

all obligations of the Company

(1) for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction,

(2) under Hedging Obligations, or

(3) issued or assumed as the deferred purchase price of Property and all conditional sale obligations of the Company and all obligations under any title retention agreement permitted under this Indenture; and

(d)

all obligations of other Persons of the type referred to in clauses (a), (b) and (c) for the payment of which the Company is responsible or liable as guarantor;

 provided, however, that Senior Debt shall not include:

(A)

Debt of the Company that is by its terms subordinate in right of payment to the Notes, including any Subordinated Obligations;

(B)

any Debt Incurred in violation of the provisions of this Indenture;

(C)

accounts payable or any other obligations of the Company to trade creditors created or assumed by the Company in the ordinary course of business in connection with the obtaining of materials or services (including guarantees thereof or instruments evidencing such liabilities);

(D)

any liability for U.S. federal, state, national, provincial, local or other taxes owed or owing by the Company;

(E)

any obligation of the Company to any of its Subsidiaries; or

(F)

any obligations with respect to any Capital Stock of the Company.

To the extent that any payment of Senior Debt (whether by or on behalf of the Company as proceeds of security or enforcement or any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to a trustee, receiver or other similar party under any bankruptcy, insolvency, receivership or similar law, then if such payment is recovered by, or paid over to, such trustee, receiver or other similar party, the Senior Debt or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

“Senior Debt” of any Guarantor has a correlative meaning.

 “Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the Commission.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Debt (including, without limitation, a scheduled repayment or a scheduled sinking fund payment), the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Debt, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment hereof.

 “Subordinated Obligation” means any Debt of the Company or any Guarantor (whether outstanding on the Issue Date or thereafter Incurred) that is subordinate or junior in right of payment to the Notes or the applicable Guarantee pursuant to a written agreement to that effect.

“Subsidiary,” with respect to any Person, means (i) any corporation of which the outstanding Capital Stock having a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, through one or more intermediaries, by such Person or (ii) any other Person of which a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, through one or more intermediaries, owned by such Person.

“Surviving Person” means the surviving Person formed by a merger, consolidation or amalgamation and, for purposes of Section 5.01, a Person to whom all or substantially all of the Property of the Company or a Guarantor is sold, transferred, assigned, leased, conveyed or otherwise disposed.

“Tax Original Issue Discount” means the amount of ordinary interest income on a Note that must be accrued as original issue discount for United States federal income tax purposes.

“Termination of Trading” will be deemed to have occurred if, (i) the Common Stock (or other common stock, depositary receipts, ordinary shares or other certificates representing common equity interests into which the Notes are then convertible) is neither listed for trading on a United States national securities exchange, listed for trading on a United States national or regional securities exchange nor approved for trading on any of the NASDAQ's Capital Market, Global Market, Global Select Market or the OTC Bulletin Board, (ii) trading in the Common Stock on any such exchange or market has been suspended for thirty or more consecutive Trading Days, or (iii) a transaction or event (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise) occurs in connection with which all or substantially all of the Common Stock is exchanged for, converted into, or acquired for, consideration which is not all or substantially all common stock, depositary receipts, ordinary shares or other certificates representing common equity interests that are (or, upon consummation of or immediately following such transaction or event, will be) listed on a United States national securities exchange or approved (or, upon consummation of or immediately following such transaction or event, will be approved) for quotation on the NASDAQ Capital Market, NASDAQ Global Market, NASDAQ Global Select Market, the OTC Bulletin Board or any similar United States system of automated dissemination of quotations of securities prices.

“Tranche B Indenture” means the Indenture dated as of even date between the Company and the Trustee, governing the terms and conditions of the Tranche B Notes.

“Tranche B Notes” means the Tranche B Zero Coupon Guaranteed Senior Unsecured Notes issued by the Company as of even date in an aggregate principal amount not exceeding $84,000,000.

“Transaction Documents” means this Indenture, the Notes, the Guarantees, Notes Purchase Agreement, the Amended Investor Rights Agreement, certain Non-Competition Covenant and Agreement dated February 16, 2007 by and between Citadel Equity Fund Ltd. and Mr. Tu Guo Shen, or any of them as the context may so require.

“Trading Day” shall mean (x) if the applicable security is quoted on the NASDAQ National Market, a day on which trades may be made thereon, (y) if the applicable security is listed or admitted for trading on the American Stock Exchange, New York Stock Exchange or another United States national securities exchange, a day on which such securities exchange is open for business, or (z) if the applicable security is not so listed, admitted for trading or quoted, any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

“Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NASDAQ Capital Market, the American Stock Exchange, the New York Stock Exchange, the NASDAQ Global Market, the NASDAQ Global Select Market or the OTC Bulletin Board.

“Trading Reference VWAP” means, as of [●], 2011, the simple arithmetic average of the VWAPs as shown on Bloomberg for the forty-five Trading Days preceding such date, as proportionally adjusted for any subdivision, consolidation, reclassification or similar event of the Shares; provided that if the actual Trading Reference VWAP be less than $6.00, the Trading Reference VWAP shall be deemed to be exactly $6.00.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor Trustee.

“U.S. Government Securities” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America are pledged and which are not callable or redeemable at the issuer's option.

“Voting Stock” of any Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

“VWAP” means, for any date, the price per share determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted for trading as reported by Bloomberg Financial L.P. through its “Volume at Price” functions (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time); (b) if the OTC Bulletin Board is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board; or (c) if the Common Stock is not then quoted for trading on the OTC Bulletin Board and if prices for the Common Stock are then reported in the “Pink Sheets” published by Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the average of the highest closing bid price and lowest closing ask price of any of the market makers for such security as reported, and in each of the foregoing clauses ignoring any block trade (which for purposes of this definition means any transfer of more than 100,000 shares). If the VWAP cannot be calculated for such security on such date on any of the foregoing bases, the VWAP of such security on such date shall be the fair market value as mutually determined by the Company and the Noteholders of at least a majority in aggregate principal amount of the Notes then outstanding.

“Wholly Owned Subsidiary” means, at any time, a Subsidiary all the Voting Stock of which (except directors' qualifying shares) is at such time owned, directly or indirectly, by the Company and its other Wholly Owned Subsidiaries.

Section 1.02.   Other Definitions.

Defined in
Term	Section
"Adjustment Event"	14.05(m)
"Affiliate Transaction"	4.14
"Agent Members"	2.02(c)
"Allocable Excess Proceeds"	4.12
"Asset Sale Offer"	4.12
"Authentication Order"	2.04
"Benefited Party"	9.01
"Change of Control Offer"	4.17
"Conversion Date"	14.02
"Conversion Notice"	14.02
"Conversion Rate"	14.04
"Current Market Price"	14.05
"Determination Date"	14.05(m)
"Event of Default"	6.01
"Excess Proceeds"	4.12
"Expiration Time"	14.05(f)
"Future Guarantor"	9.03
"Installment Redemption Amount"	3.01(a)
"Installment Redemption Date"	3.01(a)
"Non-electing share"	14.06
"Offer Amount"	3.02(b)
"Offer Period"	3.02(c)
"Offer to Purchase"	3.02(a)
"Paying Agent"	4.02
"Purchase Date"	3.02(c)
"Purchase Price"	3.02(b)
"Purchased Shares"	14.05(f)
"Record Date"	14.05(i)
"Redemption Date"	3.01
"Redemption Amount"	3.01
"Registrar"	4.02
"Securities"	14.05(d)
"Security Register"	4.02
"Termination of Trading Offer"	4.23
"Trading Day"	14.05(i)
"Tranche A Voluntary Redemption"	3.01(b)
"Tranche B Voluntary Redemption"	3.01(b)
"Trigger Event"	14.05(d)
"Voluntary Redemption"	3.01(b)
"Voluntary Redemption Notice"	3.01(b)

Section 1.03.   Rules of Construction.

(a)

Unless the context otherwise requires:

(i)

a term has the meaning assigned to it;

(ii)

an accounting term not otherwise defined herein has the meaning assigned to it in accordance with GAAP;

(iii)

“or” is not exclusive;

(iv)

words in the singular include the plural, and in the plural include the singular;

(v)

all references in this instrument to “Articles,” “Sections” and other subdivisions are to the designated Articles, Sections and subdivisions of this instrument as originally executed;

(vi)

the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

(vii)

“including” means “including without limitation;”

(viii)

provisions apply to successive events and transactions;

(ix)

“$” means the lawful currency of the United States of America; and

(x)

references to sections of or rules under the Securities Act or the Exchange Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the Commission from time to time thereunder.

ARTICLE 2

ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND EXCHANGE OF NOTES

Section 2.01.   Designation Amount and Issue of Notes.

The Notes shall be designated as “Tranche A Zero Coupon Guaranteed Senior Unsecured Convertible Notes”.  Notes not to exceed the aggregate principal amount of $50,000,000 (except pursuant to Sections 2.05 and 2.06 hereof) upon the execution of this Indenture, or from time to time thereafter, may be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Notes to or upon the written order of the Company, signed by its Chairman of the Board, Chief Executive Officer, President or any Vice President (whether or not designated by a number or numbers or word or words added before or after the title “Vice President”), the Treasurer or any Assistant Treasurer or the Secretary or Assistant Secretary, without any further action by the Company hereunder.

Section 2.02.   Form of Notes.

(a)

The Notes and the Trustee's certificate of authentication to be borne by such Notes shall be substantially in the form set forth in Exhibit A.  The terms and provisions contained in the form of Note attached as Exhibit A hereto shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

(b)

Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends, endorsements or changes as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required by the Custodian, the Depositary or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed, or to conform to usage, or to indicate any special limitations or restrictions to which any particular Notes are subject.

(c)

So long as the Notes are eligible for book-entry settlement with the Depositary, or unless otherwise required by law, or otherwise contemplated by Section 2.05(a), all of the Notes will be represented by one or more Notes in global form registered in the name of the Depositary or the nominee of the Depositary.  The transfer and exchange of beneficial interests in any such Global Note shall be effected through the Depositary in accordance with this Indenture and the applicable procedures of the Depositary.  Except as provided in Section 2.05(a), beneficial owners of a Global Note shall not be entitled to have certificates registered in their names, will not receive or be entitled to receive physical delivery of certificates in definitive form and will not be considered holders of such Global Note.  The Company has initially appointed DTC as the Depositary. Each Global Note initially shall be registered in the name of a nominee for the Depositary and be delivered to the Trustee, as custodian for the Depositary or its nominee. Interests in the Global Note may be held by any member of, or participants in, the Depositary, including Euroclear and Clearstream (collectively, the “Agent Members”). Agent Members shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, or the Trustee as its custodian, the Paying Agent or any agent of any of them as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee, the Paying Agent or any agent of any of them, from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Global Note.  The Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

(d)

Any Global Note shall represent such of the outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be increased or reduced to reflect redemptions, repurchases, conversions, transfers or exchanges permitted hereby.  Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in such manner and upon instructions given by the holder of such Notes in accordance with this Indenture.  Payment of principal of, premium, if any, and Interest on any Global Note shall be made to the holder of such Note.

(e)

This Section 2.02(e) shall apply only to Global Notes deposited with the Trustee, as custodian for the Depositary.  Participants shall have no rights under this Indenture or any Global Note with respect to any Global Note held on their behalf by the Depositary or by the Trustee as custodian for the Depositary, and the Depositary shall be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Participants, the Applicable Procedures or the operation of customary practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

The Company shall exchange Global Notes for Definitive Notes if: (1) at any time DTC or any alternative clearing agency on behalf of which the Notes evidenced by the Global Note may be held is closed for business for a continuous period of 14 days (other than reason of holidays, statutory or otherwise) or announces an intention permanently to cease business or does in fact do so, and, in either case, the Company shall not have appointed a successor Depositary within 90 days after the Company receives such notice or becomes aware of such ineligibility, or (2) upon written request of a holder or the Trustee if a Default or Event of Default shall have occurred and be continuing.

Upon the occurrence of any of the events set forth in clauses (1) or (2) of the immediately preceding paragraph, the Company shall execute, and, upon receipt of an Authentication Order in accordance with Section 2.04 hereof, the Trustee shall authenticate and deliver, Definitive Notes, in authorized denominations, in an aggregate principal amount equal to the principal amount of the Global Notes in exchange for such Global Notes.

Upon the exchange of a Global Note for Definitive Notes, such Global Note shall be cancelled by the Trustee or an agent of the Company or the Trustee.  Definitive Notes issued in exchange for a Global Note pursuant to this Section shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its Participants or its Applicable Procedures, shall instruct the Trustee or an agent of the Company or the Trustee in writing.  The Trustee or such agent shall deliver such Definitive Notes to or as directed by the Persons in whose names such Definitive Notes are so registered or to the Depositary.

Section 2.03.   Date and Denomination of Notes;

The Notes shall be issuable in registered form without coupons in denominations of $100,000 principal amount and integral multiples of $1,000 in excess thereof. Each Note shall be dated the date of its authentication.  The Notes shall not bear any interest except for Default Interest, if any.

Default Interest, if any, shall be payable at the office of the Company maintained by the Company for such purposes in the City of New York, which shall initially be an office or agency of the Trustee.  The Company shall pay Default Interest (i) on any Notes in certificated form by (x) check mailed to the address of the Person entitled thereto as it appears in the Security Register (or upon written notice, by wire transfer in immediately available funds, if such Person is entitled to Default Interest on aggregate principal in excess of $1 million) or (y) by transfer to an account maintained by such person in the City of New York or (ii) on any Global Note by wire transfer of immediately available funds to the account of the Depositary or its nominee.

Section 2.04.   Execution of Notes.

The Notes shall be signed in the name and on behalf of the Company by the manual or facsimile signature of its Chairman of the Board, Chief Executive Officer, President or any Vice President (whether or not designated by a number or numbers or word or words added before or after the title “Vice President”) and attested by the manual or facsimile signature of its Secretary or any of its Assistant Secretaries or its Treasurer or any of its Assistant Treasurers (which may be printed, engraved or otherwise reproduced thereon, by facsimile or otherwise).  Only such Notes as shall bear thereon a certificate of authentication substantially in the form set forth on the form of Note attached as Exhibit A hereto upon a written order of the Company signed by an Officer (an “Authentication Order”), manually executed by the Trustee (or an authenticating agent appointed by the Trustee as provided by Section 15.10), shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose.  Such certificate by the Trustee (or such an authenticating agent) upon any Note executed by the Company shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the holder is entitled to the benefits of this Indenture.

In case any officer of the Company who shall have signed any of the Notes shall cease to be such officer before the Notes so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Company, such Notes nevertheless may be authenticated and delivered or disposed of as though the person who signed such Notes had not ceased to be such officer of the Company, and any Note may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Note, shall be the proper officers of the Company, although at the date of the execution of this Indenture any such person was not such an officer.

Section 2.05.   Exchange and Registration of Transfer of Notes; Restrictions on Transfer.

(a)

As provided herein, interests in a Global Note will be exchanged, upon 45 days' notice by a holder of an interest in such Global Note for Definitive Notes. Each Global Note shall be deposited with the Depositary, which shall hold such Global Note in safe custody for the account of DTC and instruct DTC or both of them, as the case may be, to credit the principal amounts of the Notes represented by such Global Note to the holder's distribution account with DTC. Each relevant Global Note shall be exchangeable in whole for an interest, equal to the principal amount of such Global Note being exchanged, for Definitive Notes in the same principal amount, upon request of DTC to the Registrar, but only upon delivery by DTC, acting on behalf of the beneficial owners of such interests, to the Registrar at its principal office in the City of New York, of certificates substantially in the form of Exhibit C hereto. The delivery to the Registrar of any certificate in the form referred to above may be relied upon by the Company, the Trustee and the Registrar as conclusive evidence that related certificates have been delivered to DTC as contemplated by the terms of this Section.

(b)

In accordance with the terms of a Global Note and this Indenture, the Registrar shall deliver at the cost of the Company, upon not less than 45 days' notice to the Registrar by DTC, the relevant Definitive Notes in exchange for interests in such Global Note. For this purpose, the Registrar is authorized and it shall (A) authenticate each such Definitive Note and (B) deliver each such Definitive Note to or to the order of DTC, in exchange for interests in such Global Note. The Registrar shall promptly notify the Company upon receipt of a request for issue of Definitive Notes the aggregate principal amount of the relevant Global Note to be exchanged in connection therewith. The Company undertakes to deliver to, or to the order of, the Registrar sufficient numbers of duly executed Definitive Notes to enable the Registrar to comply with its obligations under this Section 2.05(b). Such exchange shall be made free of charge to the holder and the beneficial owners of the relevant Global Note and to the holders of the Definitive Notes issued in exchange as provided above, except that a Person receiving Definitive Notes must bear the cost of insurance, postage, transportation and the like in the event that such Person does not receive such Definitive Notes in person at the offices of a Registrar. Notwithstanding the above, interests in a Global Note shall be exchangeable in whole (but not in part) at the cost of the Company for Definitive Notes under the conditions described in Section 2.02(e).

(c)

Upon any exchange of an interest in a Global Note for Definitive Notes, the relevant Global Note shall be endorsed by the Trustee or the Registrar to reflect the reduction of its principal amount by the aggregate principal amount so exchanged. Until exchanged in full, the holder of any interest in any Global Note shall in all respects be entitled to the same benefits under this Indenture as Definitive Notes authenticated and delivered hereunder. Once exchanged in full, a Global Note shall be canceled and disposed of by the Trustee in accordance with its customary procedures and a certificate of disposition will be sent to the Company.

(d)

The Trustee or the Registrar shall cause all Global Notes and Definitive Notes delivered to it and held by it hereunder to be maintained in safe custody in accordance with this Section.

(e)

The Security Register shall be in written form in the English language and shall include a record of the certificate number of each Note that has been issued, and shall show the amount of such Notes, the date of issue, all subsequent transfers and changes in ownership in respect thereof and the names, tax identifying numbers (if relevant to a specific holder), addresses of the holders of the Notes and any payment instructions with respect thereto (if different from a holder's registered address).

(f)

The Registrar shall at all reasonable times during office hours make the Security Register available to the Trustee, the Paying Agent, the Company and the holders of such Notes or any person authorized by the Company in writing for inspection and for taking of copies thereof or extracts therefrom, and at the expense of the Company, the Registrar shall deliver to such persons all lists of holders of such Notes, their addresses, amounts of such holdings and other details as they may request.

(g)

The Registrar shall handle all requests for the registration of transfer, or exchange, repurchase or conversion, of Notes and receive certificates for the Notes deposited with the transfer agent for transfer, or exchange, repurchase or conversion, and in doing so, shall ensure that every Note presented or surrendered for registration of transfer, or exchange, repurchase or conversion, (if so required by the Company, the Trustee, the Paying Agent or the Registrar) be duly endorsed by, or be accompanied by a written instrument or instruments of transfer (in form satisfactory to the Company and the Registrar) duly executed by the holder thereof or by such holder's attorney duly authorized in writing.

(h)

Neither the Company nor the Trustee nor any Registrar shall be required to exchange or register a transfer of (a) any Notes or portions thereof surrendered for conversion pursuant to Article 14 or (b) any Notes or portions thereof tendered for purchase pursuant to Section 3.02 (and not withdrawn).

(i)

Until the expiration of the holding period applicable to sales thereof under Rule 144 under the Securities Act (or any successor provision), the Notes shall not be transferred and any certificate evidencing such Note (and all securities issued in exchange therefor or substitution thereof, other than Common Stock, if any, issued upon conversion thereof, which shall bear the legend set forth in Exhibit D, if applicable) shall bear a legend set forth in Exhibit A, unless such Note has been sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such transfer), pursuant to Rule 144 or other available exemptions from registration under the Securities Act or any similar provision then in force, or unless otherwise agreed by the Company in writing, with written notice thereof to the Trustee.

(j)

Any stock certificate representing Common Stock issued upon conversion of such Note shall bear a legend substantially in the form of Exhibit D.

(k)

The Trustee and the Registrar shall be entitled to treat a telephone, telex or facsimile communication from a person purporting to be (and who the Trustee or the Registrar believe in good faith to be) the authorized representative of the Company, named in a list furnished to the Trustee and the Registrar from time to time, as sufficient instructions and authority of the Company for the Trustee and the Registrar to act in accordance with this Section.

(l)

Title to the Notes shall pass by delivery. However, title to Notes issued in the form of Global Notes held through DTC shall be transferable only in accordance with the rules and procedures of DTC, as appropriate.

Section 2.06.   Mutilated, Destroyed, Lost or Stolen Notes.

In case any Note shall become mutilated or be destroyed, lost or stolen, the Company in its discretion may execute, and upon its written request the Trustee or an authenticating agent appointed by the Trustee shall authenticate and make available for delivery, a new Note, bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated Note, or in lieu of and in substitution for the Note so destroyed, lost or stolen.  In every case, the applicant for a substituted Note shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company, to the Trustee and, if applicable, to such authenticating agent evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

Following receipt by the Trustee or such authenticating agent, as the case may be, of satisfactory security or indemnity and evidence, as described in the preceding paragraph, the Trustee or such authenticating agent may authenticate any such substituted Note and make available for delivery such Note.  Upon the issuance of any substituted Note, the Company or the Trustee, as the case may be, may require the payment by the holder of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith.  In case any Note which has matured or is about to mature or has been called for redemption or has been tendered for repurchase upon a Termination of Trading (and not withdrawn) or is to be converted into Common Stock shall become mutilated or be destroyed, lost or stolen, the Company may, instead of issuing a substitute Note, pay or authorize the payment of or convert or authorize the conversion of the same (without surrender thereof except in the case of a mutilated Note), as the case may be, if the applicant for such payment or conversion shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or in connection with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company, the Trustee and, if applicable, any paying agent or conversion agent evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

Every substitute Note issued pursuant to the provisions of this Section by virtue of the fact that any Note is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) this Indenture equally and proportionately with any and all other Notes duly issued hereunder.  If, after the delivery of such replacement Note, a protected purchaser of the original Note in lieu of which such replacement Note was issued presents for payment, registration or conversion of such original Note, the Trustee shall be entitled to recover such replacement Note from the Person to whom it was delivered or any Person taking therefrom, except a protected purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Company, the Trustee and any authenticating agent in connection therewith.

Section 2.07.   Temporary Notes.

Pending the preparation of Notes in certificated form, the Company may execute and the Trustee or an authenticating agent appointed by the Trustee shall, upon the written request of the Company, authenticate and deliver temporary Notes (printed or lithographed).  Temporary Notes shall be issuable in any authorized denomination, and substantially in the form of the Notes in certificated form, but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Company.  Every such temporary Note shall be executed by the Company and authenticated by the Trustee or such authenticating agent upon the same conditions and in substantially the same manner, and with the same effect, as the Notes in certificated form.  Without unreasonable delay, the Company will execute and deliver to the Trustee or such authenticating agent Notes in certificated form and thereupon any or all temporary Notes may be surrendered in exchange therefor, at each office or agency maintained by the Company pursuant to Section 4.02 and the Trustee or such authenticating agent shall authenticate and make available for delivery in exchange for such temporary Notes an equal aggregate principal amount of Notes in certificated form.  Such exchange shall be made by the Company at its own expense and without any charge therefor.  Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Notes in certificated form authenticated and delivered hereunder.

Section 2.08.   Cancellation of Notes.

All Notes surrendered for the purpose of payment, redemption, repurchase, conversion, exchange or registration of transfer shall, if surrendered to the Company or any paying agent or any Registrar or any conversion agent, be surrendered to the Trustee and promptly canceled by it, or, if surrendered to the Trustee, shall be promptly canceled by it, and no Notes shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture.  The Trustee shall dispose of such canceled Notes in accordance with its customary procedures.  If the Company shall acquire any of the Notes, such acquisition shall not operate as a redemption, repurchase or satisfaction of the indebtedness represented by such Notes unless and until the same are delivered to the Trustee for cancellation.

Section 2.09.   Defaulted Interest.

If the Company defaults in a payment of any Installment Redemption Amount on the Notes, it shall pay the defaulted interest in any lawful manner to the Persons who are holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to holders a notice that states the special record date, the related payment date and the amount of such defaulted interest to be paid.

Section 2.10.   CUSIP Numbers.

The Company in issuing the Notes may use CUSIP numbers (if then generally in use), and, if so, the Trustee shall use CUSIP numbers in notices of redemption or repurchases as a convenience to Noteholders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption or a repurchase and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption or repurchase shall not be affected by any defect in or omission of such numbers.  The Company will promptly notify the Trustee in writing of any change in the CUSIP numbers.

ARTICLE 3

REDEMPTION AND REPURCHASE OF NOTES

Section 3.01.   Redemption .

(a)

Redemption in Installments.  Unless previously redeemed or converted or purchased and cancelled, the Company shall redeem the Notes in installments on the dates (each an “Installment Redemption Date”) and, for each US$100,000 principal amount of the Notes, in the amounts (each an “Installment Redemption Amount”) set forth below:

Installment Redemption Date	Installment Redemption Amount (US$), for each US$100,000 principal amount of the Notes
[●], 2010	US$ 12,500.00
[●], 2010	$ 12,500.00
[●], 2011	$ 12,500.00
[●], 2011	$ 12,500.00
[●], 2012	$ 25,000.00
[●], 2012	$ 25,000.00
Total:	US$100,000.00

(b)

Voluntary Redemption.  At any time prior to the Final Redemption Date, the Company may, if the Company gives the Trustee and each holder at such holder's address appearing in the Security Register not less than five (5) Business Days' prior written notice (the “Voluntary Redemption Notice”), redeem the Notes (in whole or in part) without any premium or penalty, except for Default Interest, if any (such redemption of the Notes being a “Tranche A Voluntary Redemption”), provided that:

(i)

the Company shall redeem the Tranche B Notes (in whole or in part) on the same date subject to any equivalent provision under the Tranche B Notes and the Tranche B Indenture (such redemption of the Tranche B Notes being a “Tranche B Voluntary Redemption” and collectively with the Tranche A Voluntary Redemption, a “Voluntary Redemption”) after giving equivalent notice therefor in relation the Tranche B Notes pursuant to applicable provisions under the Tranche B Notes and the Tranche B Indenture;

(ii)

the aggregate amount of any Voluntary Redemption shall be allocated between the Notes and the Tranche B Notes on a prorated basis according to the respective amounts of the Notes and the Tranche B Notes outstanding immediately prior such Voluntary Redemption after taking into account any and all prior redemptions;

(iii)

subject to subclause (iv) below, the aggregate amount of any Tranche A Voluntary Redemption shall be allocated among the Notes on a prorated basis according to the respective amounts of each Note outstanding immediately prior such Tranche A Voluntary Redemption after taking into account any and all prior redemptions of the Notes, subject to rounding to the nearest $1,000;

(iv)

with respect to each Note, the aggregate amount of any Tranche A Voluntary Redemption shall be applied towards reducing the Installment Redemption Amounts of such Note falling on or after such Tranche A Voluntary Redemption in chronological order; and

(v)

the amount of any Tranche A Voluntary Redemption or Tranche B Voluntary Redemption shall be at least $100,000 or integral multiples of $1,000 in excess thereof.

The Voluntary Redemption Notice shall be irrevocable and obligate the Company to make such redemption on such date as specified in the Voluntary Redemption Notice.

Section 3.02.   Offer to Purchase.

(a)

In the event that, pursuant to Section 4.12, Section 4.17 or Section 4.23 hereof, the Company shall be required to commence an Asset Sale Offer, a Change of Control Offer or a Termination of Trading Offer (each of the foregoing, an “Offer to Purchase”), respectively, it shall follow the procedures specified below.

(b)

The Company shall commence the Offer to Purchase by sending, by first-class mail, with a copy to the Trustee, to each holder at such holder's address appearing in the Security Register, a notice the terms of which shall govern the Offer to Purchase stating:

(i)

that the Offer to Purchase is being made pursuant to this Section and Section 4.12, Section 4.17 or Section 4.23, as the case may be, and, in the case of a Change of Control Offer or Termination of Trading Offer, that such event has occurred, the circumstances and relevant facts regarding such event and that a Change of Control Offer or Termination of Trading Offer is being made pursuant to Section 4.17 or Section 4.23, respectively;

(ii)

the principal amount of Notes required to be purchased pursuant to Section 4.12, Section 4.17 or Section 4.23, as the case may be (the “Offer Amount”), the purchase price set forth in Section 4.12, Section 4.17 or Section 4.23, as applicable (the “Purchase Price”), the Offer Period and the Purchase Date (each as defined below);

(iii)

except as provided in clause (ix), that all Notes timely tendered and not withdrawn shall be accepted for payment;

(iv)

that holders electing to have a Note purchased pursuant to an Offer to Purchase may elect to have Notes purchased in integral multiples of $1,000 only;

(v)

that holders electing to have a Note purchased pursuant to any Offer to Purchase shall be required to surrender the Note, with the form entitled “Purchase Notice” on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, the Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice before the close of business on the third Business Day before the Purchase Date;

(vi)

that holders shall be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, facsimile transmission or letter setting forth the name of the holder, the principal amount of the Note (or portions thereof) the holder delivered for purchase and a statement that such holder is withdrawing his election to have such Note purchased;

(vii)

that, in the case of an Asset Sale Offer, if the aggregate principal amount of Notes surrendered by holders exceeds the Offer Amount, the Company shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $100,000 or integral multiples of $1,000 in excess thereof shall be purchased);

(viii)

that holders whose Notes were purchased in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer); and

(ix)

any other procedures the holders must follow in order to tender their Notes (or portions thereof) for payment and the procedures that holders must follow in order to withdraw an election to tender Notes (or portions thereof) for payment.

(c)

The Offer to Purchase shall remain open for a period of at least 30 days but no more than 60 days following its commencement, except to the extent that a longer period is required by applicable law (the “Offer Period”).  No later than five (5) Business Days (and in any event no later than the 60th day following any Change of Control or Termination of Trading) after the termination of the Offer Period (the “Purchase Date”), the Company shall purchase the Offer Amount or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Offer to Purchase.  Payment for any Notes so purchased shall be made in the same manner as interest payments are made.  The Company shall publicly announce the results of the Offer to Purchase on the Purchase Date.

(d)

On or prior to the Purchase Date, the Company shall, to the extent lawful:

(i)

accept for payment (on a pro rata basis to the extent necessary in connection with an Asset Sale Offer) from each tendering holder, the Offer Amount of Notes or portions of Notes properly tendered and not withdrawn pursuant to the Offer to Purchase, or if less than the Offer Amount has been tendered, all Notes tendered; and

(ii)

surrender to the Trustee the Notes properly accepted to be cancelled by the Trustee in accordance Section 2.08 hereof, together with an Officers' Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company and that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section.

(e)

Upon receipt of the Notes in accordance with Section 3.02(d)(i), the Company shall promptly, and in any event within (1) Business Day after the Purchase Date, deliver to each tendering holder the Purchase Price. In the event that any portion of the Notes surrendered is not purchased by the Company, the Company shall promptly execute and issue a new Note in a principal amount equal to such unpurchased portion of the Note surrendered, and, upon receipt of an Authentication Order in accordance with Section 2.04 hereof, the Trustee shall authenticate and deliver (or cause to be transferred by book-entry) such new Note to such holder, in a principal amount equal to any unpurchased portion of the Note surrendered; provided, however, that each such new Note shall be in a principal amount of $100,000 or an integral multiple of $1,000 in excess thereof.   Any Note not so accepted shall be promptly mailed or delivered by the Company to the holder thereof.

(f)

The Company shall comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the Offer to Purchase.  To the extent that the provisions of any securities laws or regulations conflict with Section 4.12, Section 4.17 or Section 4.23, as applicable, this Section or other provisions of this Indenture, the Company shall comply with applicable securities laws and regulations and shall not be deemed to have breached its obligations under Section 4.12, Section 4.17 or Section 4.23, as applicable, this Section or such other provision by virtue of such compliance.

ARTICLE 4

PARTICULAR COVENANTS OF THE COMPANY

Section 4.01.   Payment of Principal.

The Company covenants and agrees that it will duly and punctually pay or cause to be paid the principal (including each Installment Redemption Amount, the purchase price upon an Offer to Purchase or the repurchase price upon repurchase, in each case pursuant to Article 3) and premium, if any, of each of the Notes at the places, at the respective times and in the manner provided herein and in the Notes.

The Company shall pay, from time to time on demand, interest (including post-petition interest in any proceeding under any Bankruptcy Law) accrued on overdue principal (including, for the avoidance of doubt, any Installment Redemption Amount not paid on the Installment Redemption Date on which such Installment Redemption Amount is due) and premium, if any, at a rate that is 5% per annum.

Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

Section 4.02.   Maintenance of Office or Agency.

The Company will maintain an office or agency in the City of New York, where the Notes may be surrendered for registration of transfer or exchange (“Registrar”) or for presentation for payment or for conversion, redemption or repurchase (“Paying Agent”) and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Registrar shall keep a register (the “Security Register”) of the Notes and of their transfer and exchange. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency not designated or appointed by the Trustee.  If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office.

The Company may also from time to time designate co-registrars and one or more offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations.  The Company will give prompt written notice of any such designation or rescission and of any change in the location of any such other office or agency.

The Company hereby initially designates the Trustee as paying agent, Registrar, Custodian and conversion agent and each of the Corporate Trust Office and the office of agency of the Trustee in City of New York, shall be considered as one such office or agency of the Company for each of the aforesaid purposes.

So long as the Trustee is the Registrar, the Trustee agrees to mail, or cause to be mailed, the notices set forth in Section 7.08(a) and the third paragraph of Section 7.09.  If co-registrars have been appointed in accordance with this Section, the Trustee shall mail such notices only to the Company and the holders of Notes it can identify from its records.

Section 4.03.   Provisions as to Paying Agent.

(a)

If the Company shall appoint a paying agent other than the Trustee, or if the Trustee shall appoint such a paying agent, the Company will cause such paying agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section:

(i)

that it will hold all sums held by it as such agent for the payment of the principal of or Interest on the Notes (whether such sums have been paid to it by the Company or by any other obligor on the Notes) in trust for the benefit of the holders of the Notes;

(ii)

that it will give the Trustee notice of any failure by the Company (or by any other obligor on the Notes) to make any payment of the principal of or Interest on the Notes when the same shall be due and payable; and

(iii)

that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.

(b)

The Company shall, on the Business Day prior to each due date of the principal or Default Interest, if any, on the Notes, deposit with the paying agent a sum (in funds which are immediately available on the due date for such payment) sufficient to pay such principal or Default Interest, if any, and (unless such paying agent is the Trustee) the Company will promptly notify the Trustee in writing of any failure to take such action; provided that if such deposit is made on the due date, such deposit shall be received by the paying agent by 10:00 a.m. New York City time, on such date.

(c)

If the Company shall act as its own paying agent, it will, on the Business Day prior to each due date of the principal of or Interest on the Notes, set aside, segregate and hold in trust for the benefit of the holders of the Notes a sum sufficient to pay such principal or Interest so becoming due and will promptly notify the Trustee in writing of any failure to take such action and of any failure by the Company (or any other obligor under the Notes) to make any payment of the principal of or Interest on the Notes when the same shall become due and payable.

(d)

Anything in this Section to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Company or any paying agent hereunder as required by this Section, such sums to be held by the Trustee upon the trusts herein contained and upon such payment by the Company or any paying agent to the Trustee, the Company or such paying agent shall be released from all further liability with respect to such sums.

(e)

Anything in this Section to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section is subject to Sections 11.03 and 11.04.

The Trustee shall not be responsible for the actions of any other paying agents (including the Company if acting as its own paying agent) and shall have no control of any funds held by such other paying agents.

Section 4.04.   Existence.

Subject to Article 5, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and rights (charter and statutory); provided that the Company shall not be required to preserve any such right if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Noteholders.

Section 4.05.   Maintenance of Properties.

The Company will cause all properties used or useful in the conduct of its business or the business of any Significant Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided that nothing in this Section shall prevent the Company from discontinuing the operation or maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any subsidiary and not disadvantageous in any material respect to the Noteholders.

Section 4.06.   Payment of Taxes and Other Claims.

The Company will pay or discharge, or cause to be paid or discharged, before the same may become delinquent, (i) all taxes, assessments and governmental charges levied or imposed upon the Company or any Significant Subsidiary or upon the income, profits or property of the Company or any Significant Subsidiary, (ii) all claims for labor, materials and supplies which, if unpaid, might by law become a lien or charge upon the property of the Company or any Significant Subsidiary and (iii) all stamp taxes and other duties, if any, which may be imposed by the United States or any political subdivision thereof or therein in connection with the issuance, transfer, exchange, conversion, redemption or repurchase of any Notes or with respect to this Indenture; provided that, in the case of clauses (i) and (ii), the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim (A) if the failure to do so will not, in the aggregate, have a material adverse impact on the Company, or (B) if the amount, applicability or validity is being contested in good faith by appropriate proceedings.

Section 4.07.   Stay, Extension and Usury Laws.

The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or Default Interest, if any, on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.08.   Payments for Consent.

The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to or for the benefit of any holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Section 4.09.   Incurrence of Additional Debt; Financial Covenants.

(a)

The Company shall not, and shall not permit any of its Subsidiaries to, Incur, directly or indirectly, any Debt unless, after giving effect to the application of the proceeds thereof, no Default or Event of Default would occur as a consequence of such Incurrence or be continuing following such Incurrence.

(b)

The Company shall maintain:

(i)

a Leverage Ratio, as determined as of the last day of each Fiscal Quarter, for the four Fiscal Quarters ending on such day, not exceeding 4.50 to 1.00.

(c)

Notwithstanding anything to the contrary contained in this Section,

(i)

the Company shall not, and shall not permit any Guarantor to, Incur any Debt pursuant to this covenant if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Obligations unless such Debt shall be subordinated to the Notes or the applicable Guarantee, as the case may be, to at least the same extent as such Subordinated Debt;

(ii)

the Company shall not permit any of its Subsidiaries that is not a Guarantor to Incur any Debt pursuant to this covenant if the proceeds thereof are used, directly or indirectly, to Refinance any Debt of the Company or any Guarantor; and

(iii)

accrual of interest, accretion or amortization of original issue discount and the payment of interest or dividends in the form of additional Debt, will be deemed not to be an Incurrence of Debt for purposes of this Section.

Section 4.10.   Restricted Payments.

The Company shall not make, and shall not permit any of its Subsidiaries to make, directly or indirectly, any Restricted Payment if at the time of, and after giving effect to, such proposed Restricted Payment,

(a)

a Default or Event of Default shall have occurred and be continuing, or

(b)

the Company could not Incur at least $1.00 of additional Debt in compliance with Section 4.09, or

(c)

the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made since the Issue Date (the amount of any Restricted Payment, if made other than in cash, to be based upon Fair Market Value at the time of such Restricted Payment) would exceed an amount equal to the sum of:

(1)

10% of the aggregate amount of Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the Fiscal Quarter after the Issue Date to the end of the most recent Fiscal Quarter ending prior to the date of such Restricted Payment (or if the aggregate amount of Consolidated Net Income for such period shall be a deficit, minus 100% of such deficit), plus

(2)

100% of the Capital Stock Sale Proceeds, plus

(3)

the sum of:

(A)

the aggregate net cash proceeds received by the Company or any Guarantor from the issuance or sale after the Issue Date of convertible or exchangeable Debt that has been converted into or exchanged for Capital Stock (other than Disqualified Stock) of the Company, and

(B)

the aggregate amount by which Debt (other than Subordinated Obligations) of the Company or any Guarantor is reduced on the Company's consolidated balance sheet on or after the Issue Date upon the conversion or exchange of any Debt issued or sold on or prior to the Issue Date that is convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company, excluding, in the case of clause (A) or (B):

(x)

any such Debt issued or sold to the Company or a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any such Subsidiary for the benefit of their employees, and

(y)

the aggregate amount of any cash or other Property distributed by the Company or any of its Subsidiaries upon any such conversion or exchange, plus

(4)

an amount equal to the net reduction in Investments in any Person other than the Company or any of its Subsidiaries resulting from dividends, repayments of loans or advances or other transfers of Property, in each case to the Company or any of its Subsidiaries from such Person.

Notwithstanding the foregoing limitation, the Company may:

(a)

pay dividends on its Capital Stock within 60 days of the declaration thereof if, on the declaration date, such dividends could have been paid in compliance with the Indenture; provided, however, that at the time of such payment of such dividend, no other Default or Event of Default shall have occurred and be continuing (or result therefrom); provided further, however, that such dividend shall be included in the calculation of the amount of Restricted Payments;

(b)

purchase, repurchase, redeem, legally defease, acquire or retire for value Capital Stock of the Company or Subordinated Obligations in exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any such Subsidiary for the benefit of their employees); provided, however, that

(1)

such purchase, repurchase, redemption, legal defeasance, acquisition or retirement shall be excluded in the calculation of the amount of Restricted Payments and

(2)

the Capital Stock Sale Proceeds from such exchange or sale shall be excluded from the calculation pursuant to clause (c)(2) above; and

(c)

purchase, repurchase, redeem, legally defease, acquire or retire for value any Subordinated Obligations in exchange for, or out of the proceeds of the substantially concurrent sale of, Permitted Refinancing Debt; provided, however, that such purchase, repurchase, redemption, legal defeasance, acquisition or retirement shall be excluded in the calculation of the amount of Restricted Payments.

Section 4.11.   Liens.

The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, Incur or suffer to exist, any Lien (other than Permitted Liens) upon any of its Property (including Capital Stock of any of its Subsidiaries), whether owned at the Issue Date or thereafter acquired, or any interest therein or any income or profits therefrom, unless it has made or will make effective provision whereby the Notes or the applicable Guarantee will be secured by such Lien equally and ratably with (or, if such other Debt constitutes Subordinated Debt, prior to) all other Debt of the Company or any of its Subsidiaries secured by such Lien for so long as such other Debt is secured by such Lien.

Section 4.12.   Asset Sales.

The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, consummate any Asset Sale unless:

(a)

the Company or such Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the Property subject to such Asset Sale;

(b)

at least 50% of the consideration paid to the Company or such Subsidiary in connection with such Asset Sale is in the form of cash or Cash Equivalents or the assumption by the purchaser of liabilities of the Company or any of its Subsidiaries (other than contingent liabilities or liabilities that are by their terms subordinated to the Notes or the applicable Guarantee) as a result of which the Company and its Subsidiaries are no longer obligated with respect to such liabilities; and

(c)

the Company delivers an Officers' Certificate to the Trustee certifying that such Asset Sale complies with the foregoing clauses (a) and (b).

The Net Available Cash (or any portion thereof) from Asset Sales may be applied by the Company or any of its Subsidiaries, to the extent the Company or such Subsidiary elects (or is required by the terms of any Debt) (i) to Repay Senior Debt of the Company or any Guarantor or Debt of any Subsidiary that is not a Guarantor (excluding, in any such case, any Debt owed to the Company or an Affiliate of the Company), or (ii) to reinvest in Additional Assets (including by means of an Investment in Additional Assets by any Subsidiary of the Company with Net Available Cash received by the Company or another Subsidiary of the Company).

Any Net Available Cash from an Asset Sale not applied in accordance with the preceding paragraph within 180 days from the date of the receipt of such Net Available Cash shall constitute “Excess Proceeds”.

When the aggregate amount of Excess Proceeds exceeds $10.0 million (taking into account income earned on such Excess Proceeds, if any), the Company will be required to make an offer to repurchase (the “Asset Sale Offer”) the Notes, which offer shall be in the amount of the Allocable Excess Proceeds (rounded to the nearest $1,000), on a pro rata basis according to principal amount, at the Repurchase Amount, in accordance with the procedures (including prorating in the event of oversubscription) set forth in Section 3.02.  To the extent that any portion of the amount of Net Available Cash remains after compliance with the preceding sentence and provided that all holders of Notes have been given the opportunity to tender their Notes for repurchase in accordance with Section 3.02, the Company or such Subsidiary may use such remaining amount first to Repay the Credit Facilities or any other Senior Debt of the Company or any Guarantor or Debt of any Subsidiary of the Company that is not a Guarantor (excluding, in any such case, any Debt owed to the Company or an Affiliate of the Company), and only thereafter, for any purpose permitted by this Indenture, and the amount of Excess Proceeds will be reset to zero.

The term “Allocable Excess Proceeds” shall mean the product of:

(a)

the Excess Proceeds and

(b)

a fraction,

(1)

the numerator of which is the aggregate principal amount of the Notes outstanding on the date of the Asset Sale Offer, and

(2)

the denominator of which is the sum of the aggregate principal amount of the Notes outstanding on the date of the Asset Sale Offer and the aggregate principal amount (or accreted value, if applicable) of other Debt of the Company outstanding on the date of the Asset Sale Offer that is pari passu in right of payment with the Notes and subject to terms and conditions in respect of Asset Sales similar in all material respects to this Section and requiring the Company to make an offer to repurchase such Debt at substantially the same time as the Asset Sale Offer.

Section 4.13.   Restrictions on Distributions from Subsidiaries.

The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist any consensual restriction on the right of any of its Subsidiaries to:

(a)

pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock owned by, or pay any Debt or other obligation owed, to, the Company or any other Subsidiary of the Company,

(b)

make any loans or advances to the Company or any other Subsidiary of the Company, or

(c)

transfer any of its Property to the Company or any other Subsidiary of the Company.

The foregoing limitations will not apply:

(1)

with respect to clauses (a), (b) and (c), to restrictions:

(A)

in effect on the Issue Date (including, without limitation, restrictions pursuant to the Notes and this Indenture),

(B)

relating to Debt of any Subsidiary of the Company and existing at the time it became a Subsidiary of the Company if such restriction was not created in connection with or in anticipation of the transaction or series of transactions pursuant to which such Subsidiary became a Subsidiary of the Company or was acquired by the Company, or

(C)

that result from the Refinancing of Debt Incurred pursuant to an agreement referred to in clause (1)(A) or (B) above or in clause (2)(A) or (B) below, provided such restrictions are not less favorable to the holders of Notes than those under the agreement evidencing the Debt so Refinanced, and

(2)

with respect to clause (c) only, to restrictions:

(A)

relating to Debt that is permitted to be Incurred and secured without also securing the Notes or the applicable Guarantee in compliance with Section 4.09 and Section 4.11 that limit the right of the debtor to dispose of the Property securing such Debt,

(B)

encumbering Property at the time such Property was acquired by the Company or any of its Subsidiaries, so long as such restrictions relate solely to the Property so acquired and were not created in connection with or in anticipation of such acquisition,

(C)

resulting from customary provisions restricting subletting or assignment of leases or customary provisions in other agreements that restrict assignment of such agreements or rights thereunder, or

(D)

customary restrictions contained in asset sale agreements limiting the transfer of such Property pending the closing of such sale.

Section 4.14.   Affiliate Transactions.

The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, conduct any business or enter into or suffer to exist any transaction or series of transactions (including the purchase, sale, transfer, assignment, lease, conveyance or exchange of any Property or the rendering of any service) with, or for the benefit of, any Affiliate of the Company (an “Affiliate Transaction”), unless:

(a)

the terms of such Affiliate Transaction are:

(1)

set forth in writing,

(2)

in the best interest of the Company or such Subsidiary, as the case may be, and

(3)

no less favorable to the Company or such Subsidiary, as the case may be, than those that could be obtained in a comparable arm's-length transaction with a Person that is not an Affiliate of the Company,

(b)

if such Affiliate Transaction involves aggregate payments or value in excess of $1.0 million, the Board of Directors (including a majority of the disinterested members of the Board of Directors) approves such Affiliate Transaction and, in its good faith judgment, believes that such Affiliate Transaction complies with clauses (a)(2) and (3) of this paragraph as evidenced by a Board Resolution promptly delivered to the Trustee, and

(c)

if such Affiliate Transaction involves aggregate payments or value in excess of $5.0 million, the Company obtains a written opinion from an Independent Financial Advisor to the effect that the consideration to be paid or received in connection with such Affiliate Transaction is fair, from a financial point of view, to the Company and its Subsidiaries.

Notwithstanding the foregoing limitation, the Company or any of its Subsidiaries may enter into or suffer to exist the following:

(a)

any transaction or series of transactions between the Company and one or more of its Subsidiaries or between two or more of its Subsidiaries in the ordinary course of business, provided that no more than 5% of the total voting power of the Voting Stock (on a fully diluted basis) of any such Subsidiary is owned by an Affiliate of the Company (other than any Subsidiary of the Company);

(b)

any Restricted Payment permitted to be made pursuant to Section 4.10 or any Permitted Investment;

(c)

the payment of compensation (including amounts paid pursuant to employee benefit plans) for the personal services of officers, directors and employees of the Company or any of its Subsidiaries, so long as the Board of Directors in good faith shall have approved the terms thereof and deemed the services theretofore or thereafter to be performed for such compensation to be fair consideration therefor; and

(d)

loans and advances to employees made in the ordinary course of business and consistent with the past practices of the Company or such Subsidiary, as the case may be, provided that such loans and advances do not exceed $300,000 in the aggregate at any one time outstanding; provided, however, that the Company and its Subsidiaries shall comply in all material respects with all provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith that would be applicable to an issuer with debt securities registered under the Securities Act relating to such loans and advances.

Section 4.15.   Issuance or Sale of Capital Stock of Subsidiaries.

The Company shall not:

(a)

sell, pledge, hypothecate or otherwise dispose of any shares of Capital Stock of any of its Subsidiaries, or

(b)

permit any Subsidiary of the Company to, directly or indirectly, issue or sell or otherwise dispose of any shares of its Capital Stock,

other than, in the case of either (a) or (b):

(1)

directors' qualifying shares,

(2)

to the Company or a Wholly Owned Subsidiary, or

(3)

a disposition of 100% of the shares of Capital Stock of such Subsidiary; provided, however, that, in the case of this clause (3),

(A)

such disposition is effected in compliance with Section 4.12, and

(B)

upon consummation of such disposition and execution and delivery of a supplemental indenture in form satisfactory to the Trustee, such Subsidiary shall be released from any Guarantee previously made by such Subsidiary.

(4)

a disposition of shares of Capital Stock of any Subsidiary that is not a Significant Subsidiary; provided, however, that, in the case of this clause (4),

(A)

25% of the proceeds raised by the Company or any of its Subsidiary from such disposition shall be used to repay any outstanding principal amount of the Notes within 15 Business Days following the receipt thereof, and

(B)

The remaining 75% of such proceeds shall be effected in compliance with Section 4.12.

Section 4.16.   Maintenance of Consolidated Tangible Net Worth.

The Company shall not, on the Issue Date (after giving effect to the issuance of the Notes) or at the end of any Fiscal Quarter thereafter, permit its Consolidated Tangible Net Worth to be less than the Consolidated Tangible Net Worth Threshold. The “Consolidated Tangible Net Worth Threshold” shall be equal to $50.0 million from the Issue Date until the first annual anniversary thereof, and at each annual anniversary of the Issue Date shall increase by an amount equal to $5.0 million.

Section 4.17.   Repurchase at the Option of Holders Following a Change of Control.

(a)

Upon the occurrence of a Change of Control, the Company shall, within 7 days thereafter notify the Trustee and the holders of such Change of Control, and within 30 days of a Change of Control, make an offer (the “Change of Control Offer”) pursuant to the procedures set forth in Section 3.02.  Each holder shall have the right to accept such offer and require the Company to repurchase all or any portion (equal to $100,000 or an integral multiple of $1,000 in excess thereof) of such holder's Notes pursuant to the Change of Control Offer at a purchase price, in cash equal to the Repurchase Amount.

(b)

The Company shall not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes properly tendered and not withdrawn under such Change of Control Offer.

Section 4.18.   Future Guarantors.

(a)

When permitted under the applicable laws (including the laws of the PRC) and subject to obtaining all necessary Governmental Approvals, the Operating Subsidiary hereby agrees, and each of the Company and Safetech, hereby agrees, jointly and severally, to cause each Operating Subsidiary, to execute and deliver to the Trustee a Guarantee to the fullest extent permitted under applicable laws (including the laws of the PRC).

(b)

The Company shall cause each Person that becomes a Significant Subsidiary following the Issue Date to execute and deliver to the Trustee a Guarantee at the time such Person becomes a Significant Subsidiary, provided that, in the case of a Person that becomes a Significant Subsidiary incorporated in the PRC, the Company shall cause such Significant Subsidiary to execute and deliver to the Trustee a Guarantee to the fullest extent permitted by applicable laws (including the laws of the PRC) and subject to obtaining all necessary Governmental Approval.

Section 4.19.   Business Activities.

The Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, engage in any business other than a Related Business.

Section 4.20.   Sale and Leaseback Transactions.

The Company shall not, and shall not permit any of its Subsidiaries to, enter into any Sale and Leaseback Transaction with respect to any Property unless:

(a)

the Company or such Subsidiary would be entitled to:

(1)

Incur Debt in an amount equal to the Attributable Debt with respect to such Sale and Leaseback Transaction in compliance with Section 4.09 and

(2)

create a Lien on such Property securing such Attributable Debt without also securing the Notes or the applicable Guarantee pursuant to Section 4.11 and

(b)

such Sale and Leaseback Transaction is effected in compliance with Section 4.12.

Section 4.21.   Reserved.

Section 4.22.   Maintenance of Insurance.

The Company shall, and shall cause its Subsidiaries to, maintain insurance policies covering such risks, in such amounts and with such terms as are normally carried by similar companies engaged in a similar business to the Related Business in the PRC.

Section 4.23.   Repurchase Upon Termination of Trading.

Upon the occurrence of a Termination of Trading, the Company shall, within 7 days thereafter notify the Trustee and the holders of such Termination of Trading, and within 30 days of a Termination of Trading, make an offer (the “Termination of Trading Offer”) pursuant to the procedures set forth in Section 3.02. Each holder shall have the right to accept such offer and require the Company to repurchase all or any portion (equal to $100,000 or an integral multiple of $1,000 in excess thereof) of such holder's Notes pursuant to the Termination of Trading Offer at a purchase price, in cash equal to the Repurchase Amount.

Section 4.24.   Government Approvals and Licenses; Compliance with Law.

The Company shall, and shall cause its Subsidiaries to, (a) obtain and maintain in full force and effect all Governmental Approvals, authorizations, consents, permits, concessions and licenses as are necessary to engage in a Related Business, (b) preserve and maintain good and valid title to its properties and assets (including land-use rights) free and clear of any Liens other than Permitted Liens and (c) comply with all laws, regulations, orders, judgments and decrees of any governmental body, except to the extent that failure so to obtain, maintain, preserve and comply would reasonably be expected to have a material adverse effect on (1) the business, results of operations or prospects of the Company and its Subsidiaries taken as a whole or (2) the ability of the Company or any Guarantor to perform its obligations under the Notes, the relevant Guarantee of the Notes or this Indenture.

Section 4.25.   [RESERVED].

Section 4.26.   Notes to Rank Senior.

The Notes and all other obligations of the Company and the Guarantors under this Indenture are and at all times shall remain direct and unsecured obligations of the Company and each Guarantor ranking pari passu in right and priority of payment, without any preference or priority among themselves and at least equally with all other present and future unsecured Indebtedness (actual or contingent) of the Company and each Guarantor (except as otherwise required by law).

Section 4.27.   Compliance Certificate.

The Company shall deliver to the Trustee, within one hundred twenty (120) days after the end of each fiscal year of the Company, a certificate signed by either the principal executive officer, principal financial officer or principal accounting officer of the Company, stating whether or not to the best knowledge of the signer thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in default, specifying all such defaults and the nature and the status thereof of which the signer may have knowledge.

The Company will deliver to the Trustee, forthwith upon becoming aware of (i) any default in the performance or observance of any covenant, agreement or condition contained in this Indenture, or (ii) any Event of Default, an Officers' Certificate specifying with particularity such Default or Event of Default and further stating what action the Company has taken, is taking or proposes to take with respect thereto.

Any notice required to be given under this Section shall be delivered to a Responsible Officer of the Trustee at its Corporate Trust Office.

Section 4.28.   Calculation of Original Issue Discount.

The Company shall file with the Trustee, solely for purposes of making such information available to the holders upon request, promptly at the end of each calendar year (i) a written notice specifying the amount of Tax Original Issue Discount (including daily rates and accrual periods) accrued on outstanding Notes as of the end of such year and (ii) such other specific information relating to such Tax Original Issue Discount as may then be required under the Code, or the Treasury regulations promulgated thereunder.

ARTICLE 5

SUCCESSORS

Section 5.01.   Merger, Consolidation and Sale of Assets.

(a)

The Company shall not merge, consolidate or amalgamate with or into any other Person (other than a merger of a Wholly Owned Subsidiary into the Company) or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all of its Property in any one transaction or series of transactions unless:

(i)

the Company shall be the Surviving Person in such merger, consolidation or amalgamation, or the Surviving Person (if other than the Company) formed by such merger, consolidation or amalgamation or to which such sale, transfer, assignment, lease, conveyance or disposition is made shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;

(ii)

the Surviving Person (if other than the Company) expressly assumes, by supplemental indenture in form satisfactory to the Trustee, executed and delivered to the Trustee by such Surviving Person, the due and punctual payment of the principal of, and premium, if any, and any Default Interest on, all the Notes, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of this Indenture to be performed by the Company;

(iii)

in the case of a sale, transfer, assignment, lease, conveyance or other disposition of all or substantially all the Property of the Company, such Property shall have been transferred as an entirety or virtually as an entirety to one Person or a group of related persons;

(iv)

immediately before and after giving effect to such transaction or series of transactions on a pro forma basis (and treating, for purposes of this clause (iv) and clauses (v) and (vi) below, any Debt that becomes, or is anticipated to become, an obligation of the Surviving Person or any Subsidiary of the Company as a result of such transaction or series of transactions as having been Incurred by the Surviving Person or such Subsidiary at the time of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing;

(v)

immediately after giving effect to such transaction or series of transactions on a pro forma basis, the Surviving Person shall have a Consolidated Net Worth in an amount which is not less than the Consolidated Net Worth of the Company immediately prior to such transaction or series of transactions;

(vi)

the Company shall deliver, or cause to be delivered, to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such transaction or series of transactions and the supplemental indenture, if any, in respect thereto comply with this covenant and that all conditions precedent herein provided for relating to such transaction or series of transactions have been satisfied; and

(vii)

the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the holders will not recognize income, gain or loss for federal income tax purposes as a result of such transaction and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such transaction had not occurred.

The foregoing provisions (other than clause (iv)) shall not apply to any transaction or series of transactions which constitute an Asset Sale if the Company has complied with Section 4.12.

(b)

The Company shall not permit any Guarantor to merge, consolidate or amalgamate with or into any other Person (other than a merger of a Wholly Owned Subsidiary into the Company or such Guarantor) or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all its Property in any one transaction or series of transactions unless:

(i)

the Surviving Person (if other than such Guarantor) expressly assumes, to the extent permitted by applicable laws, by supplemental indenture in form satisfactory to the Trustee, executed and delivered to the Trustee by such Surviving Person, the due and punctual performance and observance of all the obligations of such Guarantor under its Guarantee;

(ii)

in the case of a sale, transfer, assignment, lease, conveyance or other disposition of all or substantially all the Property of such Guarantor, such Property shall have been transferred as an entirety or virtually as an entirety to one Person;

(iii)

immediately before and after giving effect to such transaction or series of transactions on a pro forma basis (and treating, for purposes of this clause (iii) and clauses (iv) and (v) below, any Debt that becomes, or is anticipated to become, an obligation of the Surviving Person, the Company or any of its Subsidiaries as a result of such transaction or series of transactions as having been Incurred by the Surviving Person, the Company or such Subsidiary at the time of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing;

(iv)

immediately after giving effect to such transaction or series of transactions on a pro forma basis, the Company shall have a Consolidated Net Worth in an amount which is not less than the Consolidated Net Worth of the Company immediately prior to such transaction or series of transactions;

(v)

the Company shall deliver, or cause to be delivered, to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such transaction or series of transactions and the supplemental indenture, if any, in respect thereto comply with this covenant and that all conditions precedent herein provided for relating to such transaction or series of transactions have been satisfied; and

(vi)

the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the holders will not recognize income, gain or loss for federal income tax purposes as a result of such transaction and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such transaction had not occurred.

The foregoing provisions (other than clause (iii)) shall not apply to any transaction or series of transactions which constitute an Asset Sale if the Company has complied with Section 4.12.

Section 5.02.   Successor Corporation Substituted.

The Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of the Company or a Guarantor, as applicable, under this Indenture; provided, however, that the predecessor entity shall not be released from any of the obligations or covenants under this Indenture, including with respect to the payment of the Notes and obligations under the Guarantee, as the case may be, in the case of:

(a)

a sale, transfer, assignment, conveyance or other disposition (unless such sale, transfer, assignment, conveyance or other disposition is of all or substantially all of the assets of the Company, taken as a whole or, in the case of a Guarantor, such sale, transfer, assignment, conveyance or other disposition is of all or substantially all of the assets of such Guarantor to a Person that is not (either before or after giving effect to such transaction) a Subsidiary of the Company, or such portion of the Capital Stock of such Guarantor ceases to be a Subsidiary of the Company), or

(b)

a lease.

ARTICLE 6

REMEDIES OF THE TRUSTEE AND NOTEHOLDERS ON AN EVENT OF DEFAULT

Section 6.01.   Events of Default.

In case one or more of the following Events of Default (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall have occurred and be continuing:

(a)

default in the payment of the principal of, and premium, if any, on, any of the Notes as and when the same shall become due and payable either at maturity or in connection with any redemption, repurchase or otherwise, in each case pursuant to Article 3, by acceleration or otherwise (including, for the avoidance of doubt, default in the payment of any Installment Redemption Amount on the Installment Redemption Date on which such Installment Redemption Amount is due); or

(b)

default in the Company's obligation to provide an Offer to Purchase when required in connection with an Asset Sale, a Change of Control or Termination of Trading as provided in Section 3.02; or

(c)

failure to comply with Section 5.01;

(d)

failure on the part of the Company duly to observe or perform any other of the covenants or agreements on the part of the Company in the Notes or in this Indenture (other than a covenant or agreement a default in whose performance or whose breach is elsewhere in this Section specifically dealt with) continued for a period of thirty (30) days after the date on which written notice of such failure, requiring the Company to remedy the same, shall have been given to the Company by the Trustee, or the holders of at least twenty-five percent (25%) in aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 12.04; or

(e)

the Company, any of its Significant Subsidiaries (or any group of Subsidiaries that, when taken together, would constitute a Significant Subsidiary) pursuant to or within the meaning of any Bankruptcy Law:

(i)

commences a voluntary case or gives notice of intention to make a proposal under any Bankruptcy Law;

(ii)

consents to the entry of an order for relief against it in an involuntary case or consents to its dissolution or winding up;

(iii)

consents to the appointment of a receiver, interim receiver, receiver and manager, liquidator, trustee or custodian of it or for all or substantially all of its property;

(iv)

makes a general assignment for the benefit of its creditors; or

(v)

admits in writing its inability to pay its debts as they become due or otherwise admits its insolvency; or

(f)

a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i)

is for relief against the Company, any of its Significant Subsidiaries (or any group of Subsidiaries that, when taken together, would constitute a Significant Subsidiary) in an involuntary case; or

(ii)

appoints a receiver, interim receiver, receiver and manager, liquidator, trustee or custodian of the Company, any of its Significant Subsidiaries (or any group of Subsidiaries that, when taken together, would constitute a Significant Subsidiary) for all or substantially all of the property of the Company, any of its Significant Subsidiaries (or any group of Subsidiaries that, when taken together, would constitute a Significant Subsidiary); or

(iii)

orders the liquidation of the Company, any of its Significant Subsidiaries (or any group of Subsidiaries that, when taken together, would constitute a Significant Subsidiary);

and such order or decree remains unstayed and in effect for 60 consecutive days;

(g)

a default under any Debt by the Company or any of its Subsidiaries that results in acceleration of the maturity of such Debt, or failure to pay any such Debt when due (including, for the avoidance of doubt, any installment payment due on the applicable payment date under the Tranche B Notes and the Tranche B Indenture), (in cases of Debt other than the Debt under the Tranche B Notes and the Tranche B Indenture) in an aggregate amount greater than $10.0 million or its foreign currency equivalent at the time;

(h)

any judgment or judgments for, the payment of money in an aggregate amount potentially in excess of $10.0 million (or its foreign currency equivalent at the time) that shall be rendered against the Company or any of its Subsidiaries;

(i)

any Guarantee ceases to be in full force and effect (other than in accordance with the terms of such Guarantee) or any Guarantor denies or disaffirms its obligations under its Guarantee;

(j)

the Company, the Guarantor or the Operating Subsidiary amends or modifies their respective constitutive documents in such a manner that would have a Material Adverse Effect or engages any business other than a Related Business;

(k)

 the Indenture, the Notes, any Guarantee or any loan made directly or indirectly from the Company to the Operating Subsidiary, shall be (A) declared by any Governmental Authority to be illegal or unenforceable or (B) terminated prior to its scheduled termination date (for the avoidance of doubt, any termination resulting from the Voluntary Redemption shall not constitute a default or an Event of Default hereunder);

(l)

(i) the confiscation, expropriation or nationalization by any Governmental Authority of any material Property of the Company or any of its Subsidiaries, provided that for the purposes of this paragraph (i), the determination of what is “material” shall be determined by the holders of not less than 25% in aggregate principal amount of the Notes then outstanding; or (ii) if such revocation or repudiation could reasonably be expected to have a Material Adverse Effect, the revocation or repudiation by any Governmental Authority of any previously granted Governmental Approval to the Operating Subsidiary that is material to the operation of the Related Business; or (iii) the imposition or introduction of material and discriminatory taxes, tariffs, royalties, customs or excise duties imposed on the Operating Subsidiary, or the material and discriminatory withdrawal or suspension of material privileges or specifically granted material rights of a fiscal nature; or

(m)

failure by the Company or any Affiliate thereof (other than any Person who is an Affiliate solely because such Person is a holder of Notes) to comply with any of the agreements in the Amended Investor Rights Agreement if such failure continues for 30 days after written notice is given to the Company by the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding specifying the default, demanding that it be remedied and stating that such notice is a “Notice of Default;”

then, and in each and every such case (other than an Event of Default specified in Section 6.01(f) or 6.01(g)), unless any Installment Redemption Amount shall have already become due and payable, either the Trustee or the holders of not less than twenty-five percent (25%) in aggregate principal amount of the Notes then outstanding hereunder determined in accordance with Section 12.04, by notice in writing to the Company (and to the Trustee if given by Noteholders), may declare the principal of all the Notes (including, for the avoidance of doubt, any and all unpaid Installment Redemption Amounts), Interest accrued thereon, if any, and premium, if any, to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything in this Indenture or in the Notes contained to the contrary notwithstanding.  If an Event of Default specified in Section 6.01(f) or 6.01(g) occurs, the principal of all the Notes (including, for the avoidance of doubt, any and all unpaid Installment Redemption Amounts), Default Interest, if any, and premium, if any, shall be immediately and automatically due and payable without necessity of further action.

This provision, however, is subject to the conditions that if, at any time after the principal of the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, (i) the Company shall pay or shall deposit with the Trustee a sum sufficient to pay all matured principal of any and all Notes (including, for the avoidance of doubt, any and all unpaid Installment Redemption Amounts) which shall have become due otherwise than by acceleration, Default Interest, if any, and amounts due to the Trustee pursuant to Section 7.06, (ii) if any and all defaults under this Indenture, other than the nonpayment of principal (including, for the avoidance of doubt, any Installment Redemption Amount) of Notes which shall have become due by acceleration, shall have been cured or waived pursuant to Section 6.07, then and in every such case the holders of a majority in aggregate principal amount of the Notes then outstanding, by written notice to the Company and to the Trustee, may waive all Defaults or Events of Default and rescind and annul such declaration and its consequences; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent Default or Event of Default, or shall impair any right consequent thereon.  The Company shall notify in writing a Responsible Officer of the Trustee, promptly upon becoming aware thereof, of any Event of Default.

In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such waiver or rescission and annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the holders of Notes, and the Trustee shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the holders of Notes, and the Trustee shall continue as though no such proceeding had been taken.

Section 6.02.   Payments of Notes on Default; Suit Therefor.

The Company covenants that in case default shall be made in the payment of the principal of any of the Notes as and when the same shall have become due and payable, whether at maturity of the Notes or in connection with any redemption or repurchase, by or under this Indenture by declaration or otherwise (including, for the avoidance of doubt, default in the payment of any Installment Redemption Amount on the Installment Redemption Date on which such Installment Redemption Amount is due), then, upon demand of the Trustee, the Company will pay to the Trustee, for the benefit of the holders of the Notes, the whole amount that then shall have become due and payable on all such Notes for principal with interest upon the overdue principal at the rate of 2% per annum and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including compensation to the Trustee, its agents, attorneys and counsel, and all other amounts due the Trustee under Section 7.06.  Until such demand by the Trustee, the Company may pay the principal (including, for the avoidance of doubt, any and all unpaid Installment Redemption Amounts) of the Notes, and Default Interest, if any, to the registered holders, whether or not the Notes are overdue.

In case the Company shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any actions or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company or any other obligor on the Notes and collect in the manner provided by law out of the property of the Company or any other obligor on the Notes wherever situated the monies adjudged or decreed to be payable.

In case there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the Notes under any Bankruptcy Law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or such other obligor, the property of the Company or such other obligor, or in the case of any other judicial proceedings relative to the Company or such other obligor upon the Notes, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal and Interest owing and unpaid in respect of the Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and of the Noteholders allowed in such judicial proceedings relative to the Company or any other obligor on the Notes, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due the Trustee under Section 7.06, and to take any other action with respect to such claims, including participating as a member of any official committee of creditors, as it reasonably deems necessary or advisable, and, unless prohibited by law or applicable regulations, and any receiver, assignee or trustee in bankruptcy or reorganization, liquidator, custodian or similar official is hereby authorized by each of the Noteholders to make such payments to the Trustee, and, in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Trustee any amount due it for compensation, expenses, advances and disbursements, including counsel fees and expenses incurred by it up to the date of such distribution.  To the extent that such payment of compensation, expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property which the holders of the Notes may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the holders of the Notes.

In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the holders of the Notes, and it shall not be necessary to make any holders of the Notes parties to any such proceedings.

Section 6.03.   Application of Monies Collected by Trustee.

Any monies or property collected by the Trustee pursuant to this Article shall be applied in the order following, at the date or dates fixed by the Trustee for the distribution of such monies or property, upon presentation of the several Notes and either (i) stamping thereon the payment, if only partially paid, or (ii) upon surrender thereof, if fully paid.

FIRST:  To the payment of all amounts due the Trustee under Section 7.06 in connection with the Trustee's performance of its duties under this Indenture or the Notes;

SECOND:  To the payment of principal (including, for the avoidance of doubt, any and all unpaid Installment Redemption Amount) and Default Interest, if any, without preference or priority of any Installment Redemption Amount over another Installment Redemption Amount, principal over Default Interest, or of Default Interest over principal, or of any Default Interest over any other Default Interest, or of any Note over any other Note, ratably to the aggregate of such principal and Default Interest, if any; and

THIRD:  To the payment of the remainder, if any, to the Company or the Guarantors or to whomever may be lawfully entitled thereto.

Section 6.04.   Proceedings by Noteholder.

No holder of any Note shall have any right by virtue of or by reference to any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, unless (a) such holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as hereinbefore provided, (b) the holders of not less than twenty-five percent (25%) in aggregate principal amount of the Notes then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such security or indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee for sixty (60) days after its receipt of such notice, request and offer of indemnity shall have neglected or refused to institute any such action, suit or proceeding and no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 6.07; it being understood and intended, and being expressly covenanted by the taker and holder of every Note with every other taker and holder and the Trustee, that no one or more holders of Notes shall have any right in any manner whatever by virtue of or by reference to any provision of this Indenture to affect, disturb or prejudice the rights of any other holder of Notes, or to obtain or seek to obtain priority over or preference to any other such holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all holders of Notes (except as otherwise provided herein).  For the protection and enforcement of this Section each and every Noteholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Notwithstanding any other provision of this Indenture and any provision of any Note, the right of any holder of any Note to receive payment of the principal of (including any Installment Redemption Amount, or the purchase price upon an Offer to Purchase, in each case pursuant to Article 3) such Note and Default Interest, if any, on or after the respective due dates (for the avoidance of doubt, including, with respect to any Installment Redemption Amount, the Installment Redemption Date on which such Installment Redemption Amount is due) expressed in such Note or in the event of an Offer to Purchase, as the case may be, or to institute suit for the enforcement of any such payment on or after such respective dates against the Company shall not be impaired or affected without the consent of such holder.

Anything in this Indenture or the Notes to the contrary notwithstanding, the holder of any Note, without the consent of either the Trustee or the holder of any other Note, in its own behalf and for its own benefit, may enforce, and may institute and maintain any proceeding suitable to enforce, its rights of conversion as provided herein.

Section 6.05.   Proceedings by Trustee.

In case of an Event of Default, the Trustee may, in its discretion, proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as are necessary to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

Section 6.06.   Remedies Cumulative and Continuing.

Except as provided in Section 2.06, all powers and remedies given by this Article to the Trustee or to the Noteholders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the holders of the Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any holder of any of the Notes to exercise any right or power accruing upon any Default or Event of Default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such default or any acquiescence therein, and, subject to the provisions of Section 6.04, every power and remedy given by this Article or by law to the Trustee or to the Noteholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Noteholders.

Section 6.07.   Direction of Proceedings and Waiver of Defaults by Majority of Noteholders.

The holders of a majority in aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 12.04 shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; provided that (a) such direction shall not be in conflict with any rule of law or with this Indenture, (b) the Trustee may take any other action which is not inconsistent with such direction, (c) the Trustee may decline to take any action that would benefit some Noteholder to the detriment of other Noteholders and (d) the Trustee may decline to take any action that would involve the Trustee in personal liability.  Subject to Section 6.01, the holders of a majority in aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 12.04 may, on behalf of the holders of all of the Notes, waive any past Default or Event of Default hereunder and its consequences except (i) a default in the payment of the principal of the Notes (including, for the avoidance of doubt, a default to pay any Installment Redemption Amount on the Installment Redemption Date, on which such Installment Redemption Amount is due) and Default Interest, if any, (ii) a failure by the Company to convert any Notes into Common Stock, (iii) a default in the payment of the purchase price pursuant to Section 3.02 or (iv) a default in respect of a covenant or provisions hereof which under Article 8 cannot be modified or amended without the consent of the holders of each or all of the Notes then outstanding or affected thereby.  Upon any such waiver, the Company, the Trustee and the holders of the Notes shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.  Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section, said Default or Event of Default shall for all purposes of the Notes and this Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 6.08.   Notice of Default.

If the Trustee receives notice of any Default or Event of Default from the Company, the Trustee shall mail to all Noteholders, as the names and addresses of such holders appear upon the Security Register, Notice of the Default or Event of Default within 90 days after it occurs, unless the Default or Event of Default shall have been cured or waived before the giving of such notice; provided that except in the case of default in the payment of the principal of or Interest on any of the Notes, the Trustee shall be protected in withholding such notice if and so long as a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Noteholders.

Section 6.09.   Undertaking to Pay Costs.

All parties to this Indenture agree, and each holder of any Note by his acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section (to the extent permitted by law) shall not apply to any suit instituted by the Trustee, to any suit instituted by any Noteholder, or group of Noteholders, holding in the aggregate more than ten percent in principal amount of the Notes at the time outstanding determined in accordance with Section 12.04, or to any suit instituted by any Noteholder for the enforcement of the payment of the principal of or Interest on any Note on or after the due date expressed in such Note or to any suit for the enforcement of the right to convert any Note in accordance with the provisions of Article 14.

ARTICLE 7

THE TRUSTEE

Section 7.01.   Duties and Responsibilities of Trustee.

The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture.  In case an Event of Default has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(a)

prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred:

(i)

the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants, duties or obligations shall be read into this Indenture against the Trustee; and

(ii)

in the absence of bad faith and willful misconduct on the part of the Trustee, the Trustee may conclusively rely as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee under this Indenture, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein;

(b)

the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless the Trustee was negligent in ascertaining the pertinent facts;

(c)

the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the written direction of the holders of not less than a majority in principal amount of the Notes at the time outstanding determined as provided in Section 12.04 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Indenture;

(d)

whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section;

(e)

the Trustee shall not be liable in respect of any payment (as to the correctness of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Company or any paying agent or any records maintained by any co-registrar with respect to the Notes;

(f)

if any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred; and

(g)

the Trustee shall not be deemed to have knowledge of any Default or Event of Default hereunder unless a Responsible Officer of the Trustee at the Corporate Trust Office shall have been notified in writing of such Default or Event of Default by the Company or the holders of at least 25% in aggregate principal amount of the Notes.

None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Section 7.02.   Rights of Trustee.

(a)

The Trustee may conclusively rely and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon or other paper or document (whether in its original or facsimile form) believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties.

(b)

Any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers' Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company; the Trustee shall be entitled to accept such certificate as sufficient and conclusive evidence of the fulfillment of the applicable conditions precedent, in which event it shall be conclusive and binding on the Noteholders.

(c)

The Trustee may consult with counsel of its own selection and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel; the Trustee shall be entitled to accept such opinion as sufficient and conclusive evidence of the fulfillment of the applicable conditions precedent, in which event it shall be conclusive and binding on the Noteholders.

(d)

The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Noteholders pursuant to the provisions of this Indenture, unless such Noteholders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby.

(e)

The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the expense of the Company, and shall incur no liability of any kind by reason of such inquiry or investigation.

(f)

The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed by it with due care hereunder.

(g)

The Trustee shall not be liable for any action taken, suffered or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

(h)

The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(i)

The Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(j)

Any permissive right or authority granted to the Trustee shall not be construed as a mandatory duty.

(k)

The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(l)

The Trustee shall have no duty to inquire as to the performance of the Company's covenants herein.

(m)

Neither the Trustee nor any clearing system through which the Notes are traded shall have any obligation or duty to monitor, determine or inquire as to compliance, and shall not be responsible or liable for compliance, with restrictions on transfer, exchange, redemption, purchase or repurchase, as applicable, of minimum denominations imposed hereunder or under applicable law or regulation with respect of any transfer, exchange, redemption, purchase or repurchase, as applicable, of interest in any Note.

(n)

In the event the Trustee receives inconsistent or conflicting requests and indemnity from two or more groups of Noteholders, each representing less than a majority in aggregate principal amount of the Notes then outstanding, pursuant to the provisions of this Indenture, the Trustee, in its sole discretion, may determine what action, if any, will be taken.

(o)

The Trustee is entitled to enter into business transactions with the Company, its Affiliates or any entity related thereto without accounting for any profit.

(p)

In connection with the exercise of its functions (including but not limited to those in relation to any proposed modification, authorization, waiver or substitution), the Trustee will have regard to the interests of the Noteholders as a class, and will not have regard to the consequences of such exercise for individual Noteholders. The Trustee will not be entitled to require, nor will any Noteholder be entitled to claim, from the Company or any Guarantor, any indemnification or payment in respect of any tax consequences of any such exercise upon individual Noteholders.

(q)

The Trustee may refrain from taking any action in any jurisdiction if the taking of such action in that jurisdiction would, in its opinion based upon legal advice in the relevant jurisdiction, be contrary to any law of that jurisdiction or, to the extent applicable, of the State of New York. Furthermore, the Trustee may also refrain from taking such action if it would otherwise render it liable to any person in that jurisdiction or the State of New York or if, in its opinion based upon such legal advice, it would not have the power to do the relevant thing in that jurisdiction by virtue of any applicable law in that jurisdiction or in the State of New York or if it is determined by any court or other competent authority in that jurisdiction or in the State of New York that it does not have such power.

(r)

The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority or governmental actions; it being understood that the Trustee shall use its best efforts to resume performance as soon as practicable under the circumstances.

(s)

In no event shall the Trustee be liable for any special, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

Notwithstanding any provision herein to the contrary, the Trustee shall not be obligated to take any action with respect to an Event of Default pursuant to Section 6.01(j) and 6.01(l), unless it has been first notified to do so in writing by the Holders of at least 25% in aggregate principal amount of the outstanding notes.

Section 7.03.   No Responsibility for Recitals, Etc.

The recitals contained herein and in the Notes (except in the Trustee's certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same.  The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes.  The Trustee shall not be accountable for the use or application by the Company of any Notes or the proceeds of any Notes authenticated and delivered by the Trustee in conformity with the provisions of this Indenture.

Section 7.04.   Trustee, Paying Agents, Conversion Agents, Depositary or Registrar May Own Notes.

The Trustee, any paying agent, any conversion agent, Depositary or Registrar, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not Trustee, paying agent, conversion agent, Depositary or Registrar.

Section 7.05.   Monies to Be Held in Trust.

Subject to the provisions of Section 11.04, all monies received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received.  Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law.  The Trustee shall be under no liability for interest on any money received by it hereunder except as may be agreed in writing from time to time by the Company and the Trustee.

Section 7.06.   Compensation and Expenses of Trustee.

The Company and each Guarantor, jointly and severally, covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation for all services rendered by it hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as mutually agreed to from time to time in writing between the Company and the Trustee, and the Company and each Guarantor, jointly and severally, will pay or reimburse the Trustee upon its request for all expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the compensation and the expenses and disbursements of its counsel and of all Persons not regularly in its employ), except any such expense, disbursement or advance as shall be determined to have been caused by its own gross negligence or willful misconduct.  The Company and each Guarantor, jointly and severally, also covenants to indemnify the Trustee and any predecessor Trustee (or any officer, director or employee of the Trustee) in any capacity under this Indenture (which, for the avoidance of doubt, includes its duties as paying agent, conversion agent, Depositary or Registrar) and its agents and any authenticating agent for, and to hold them harmless against, any and all loss, liability, damage, claim or expense, including taxes (other than taxes based on the income of the Trustee) incurred without gross negligence, bad faith or willful misconduct on the part of the Trustee or such officers, directors, employees and agents or authenticating agent, as the case may be, and arising out of or in connection with the acceptance or administration of this trust or in any other capacity hereunder, including the costs and expenses of defending themselves against any claim (whether asserted by the Company, any holder or any other Person) of liability in the premises.  The obligations of the Company under this Section to compensate or indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall be secured by a lien prior to that of the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the holders of particular Notes.  The obligation of the Company under this Section shall survive the satisfaction and discharge of this Indenture pursuant to Article 11 hereof, the termination of this Indenture, the resignation or removal of the Trustee or payment in full of the Notes through the expiration of the applicable statute of limitations.

To secure the Company's payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal, premium, if any, and interest on particular Notes.  Such Lien shall survive the satisfaction and discharge of this Indenture pursuant to Article 11 hereof, the termination of this Indenture, the resignation or removal of the Trustee or payment in full of the Notes through the expiration of the applicable statute of limitations.

When the Trustee and its agents and any authenticating agent incur expenses or render services after an Event of Default specified in Section 6.01(f) or (g) with respect to the Company occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy, insolvency or similar laws.

Section 7.07.   Eligibility of Trustee.

There shall at all times be a Trustee hereunder which shall be a Person that has a combined capital and surplus of at least $50,000,000 (or, if such Person is a member of a bank holding company system, its bank holding company shall have a combined capital and surplus of at least $50,000,000).  If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 7.08.   Resignation or Removal of Trustee.

(a)

The Trustee may at any time resign by giving written notice of such resignation to the Company and to the holders of Notes.  Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee.  If no successor trustee shall have been so appointed and have accepted appointment sixty (60) days after the mailing of such notice of resignation to the Noteholders, the resigning Trustee may, upon ten (10) Business Days' notice to the Company and the Noteholders, petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor trustee, or, any Noteholder who has been a bona fide holder of a Note or Notes for at least six (6) months may, subject to the provisions of Section 6.09, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee.  Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(b)

In case at any time any of the following shall occur:

(i)

the Trustee shall cease to be eligible in accordance with the provisions of Section 7.09 and shall fail to resign after written request therefor by the Company or by any such Noteholder; or

(ii)

the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, the Company may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 6.09, any Noteholder who has been a bona fide holder of a Note or Notes for at least six (6) months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee; provided that if no successor Trustee shall have been appointed and have accepted appointment sixty (60) days after either the Company or such Noteholder has removed the Trustee, or the Trustee resigns, the Trustee so removed may petition, at the expense of the Company, any court of competent jurisdiction for an appointment of a successor trustee.  Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(c)

The holders of a majority in aggregate principal amount of the Notes at the time outstanding may at any time remove the Trustee and nominate a successor trustee which shall be deemed appointed as successor trustee unless, within ten (10) days after notice to the Company of such nomination, the Company objects thereto, in which case the Trustee so removed or any Noteholder, or, if such Trustee so removed or any Noteholder fails to act, the Company, upon the terms and conditions and otherwise as in Section 7.08(a) provided, may petition any court of competent jurisdiction for an appointment of a successor trustee.

(d)

Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor trustee as provided in Section 7.09.

(e)

Notwithstanding the replacement of the Trustee pursuant to this Section, the Company's obligations under Section 7.06 shall continue for the benefit of the retiring Trustee.

Section 7.09.   Acceptance by Successor Trustee.

Any successor trustee appointed as provided in Section 7.08 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the trustee ceasing to act shall, upon payment of any amount then due it pursuant to the provisions of Section 7.06, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act.  Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers.  Any trustee ceasing to act shall, nevertheless, retain a lien upon all property and funds held or collected by such trustee as such, except for funds held in trust for the benefit of holders of particular Notes, to secure any amounts then due it pursuant to the provisions of Section 7.06.

No successor trustee shall accept appointment as provided in this Section unless, at the time of such acceptance, such successor trustee shall be eligible under the provisions of Section 7.07.

Upon acceptance of appointment by a successor trustee as provided in this Section, the Company (or the former trustee, at the written direction of the Company) shall mail or cause to be mailed notice of the succession of such trustee hereunder to the holders of Notes at their addresses as they shall appear on the Security Register.  If the Company fails to mail such notice within ten (10) days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.

Section 7.10.   Succession by Merger.

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee (including any trust created by this Indenture), shall be the successor to the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that in the case of any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, such corporation shall be eligible under the provisions of Section 7.09.  The Trustee shall provide the Company with a written notice within thirty (30) days after the closing of such merger, conversion or consolidation.

In any case where at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee or authenticating agent appointed by such predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee or any authenticating agent appointed by such successor trustee may authenticate such Notes in the name of the successor trustee; and in all such cases such certificates shall have the full force that is provided in the Notes or in this Indenture; provided that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 7.11.   Trustee's Application for Instructions from the Company.

Any application by the Trustee for written instructions from the Company (other than with regard to any action proposed to be taken or omitted to be taken by the Trustee that affects the rights of the holders of the Notes under this Indenture) may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective.  The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three (3) Business Days after the date any Officer of the Company actually receives such application, unless any such Officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.

Section 7.12.   Reserved.

Section 7.13.   Certain Provisions.

Each Noteholder by accepting a Note authorizes and directs on his or her behalf the Trustee to enter into and to take such actions and to make such acknowledgements as are set forth in this Indenture or other documents entered into in connection therewith.

ARTICLE 8

SUPPLEMENTAL INDENTURES

Section 8.01.   Supplemental Indentures Without Consent of Noteholders.

The Company, when authorized by the resolutions of the Board of Directors, and the Trustee may, from time to time, and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:

(a)

make provision with respect to the conversion rights of the holders of Notes pursuant to the requirements of Section 14.05 and the purchase obligations of the Company pursuant to the requirements of Section 3.02;

(b)

to convey, transfer, assign, mortgage or pledge to the Trustee as security for the Notes, any property or assets;

(c)

to evidence the succession of another Person to the Company, or successive successions, and the assumption by the successor Person of the covenants, agreements and obligations of the Company pursuant to Article 11;

(d)

to add to the covenants of the Company such further covenants, restrictions or conditions as the Board of Directors and the Trustee shall consider to be for the benefit of the holders of Notes, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions or conditions a Default or an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth; provided that, in respect of any such additional covenant, restriction or condition, such supplemental indenture may provide for a particular period of grace after Default (which period may be shorter or longer than that allowed in the case of other Defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the Trustee upon such Default;

(e)

to provide for the issuance under this Indenture of Notes in coupon form (including Notes registrable as to principal only) and to provide for exchangeability of such Notes with the Notes issued hereunder in fully registered form and to make all appropriate changes for such purpose;

(f)

to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture that may be defective or inconsistent with any other provision contained herein or in any supplemental indenture, or to make such other provisions in regard to matters or questions arising under this Indenture that shall not materially adversely affect the interests of the holders of the Notes;

(g)

to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Notes;

(h)

add additional Guarantees or additional obligors with respect to the Notes or release Guarantors from guarantees as permitted by the terms of this Indenture; or

(i)

to increase, from time to time, the per annum interest rate on the Notes for any period.

Upon the written request of the Company, accompanied by a copy of the resolutions of the Board of Directors certified by its Secretary or Assistant Secretary authorizing the execution of any supplemental indenture (in form satisfactory to the Trustee), the Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations that may be therein contained and to accept the conveyance, transfer and assignment of any property thereunder; provided that the Trustee shall not be obligated to, but may in its discretion, enter into any supplemental indenture that affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section may be executed by the Company and the Trustee without the consent of the holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of Section 8.02.

Section 8.02.   Supplemental Indenture with Consent of Noteholders.

With the consent (evidenced as provided in Article 12) of the holders of a majority in aggregate principal amount of the Notes at the time outstanding, the Company, when authorized by the resolutions of the Board of Directors, and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or any supplemental indenture or of modifying in any manner the rights of the holders of the Notes; provided that no such supplemental indenture shall:

(a)

extend the fixed maturity of any Note (including, for the avoidance of doubt, extending, with respect to any Installment Redemption Amount, the Installment Redemption Date on which such Installment Redemption Amount is due);

(b)

reduce the rate or extend the time of payment of Interest;

(c)

reduce the principal amount thereof (including, for the avoidance of doubt, any Installment Redemption Amount) or reduce any amount payable on redemption or repurchase thereof;

(d)

change the obligation of the Company to repurchase any Note upon the happening of a Termination of Trading in a manner adverse to the holders of Notes;

(e)

impair the right of any Noteholder to institute suit for the payment thereof;

(f)

make the principal thereof (including, for the avoidance of doubt, any Installment Redemption Amount) or Interest payable in any coin or currency other than that provided in the Notes;

(g)

impair the right to convert the Notes into Common Stock or reduce the number of shares of Common Stock or any other property receivable by a Noteholder upon conversion subject to the terms set forth herein, including Section 14.05, in each case, without the consent of the holder of each Note so affected;

(h)

modify any of the provisions of this Section or Section 6.07, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the holder of each Note so affected;

(i)

change any obligation of the Company to maintain an office or agency in the places and for the purposes set forth in Section 4.02;

(j)

reduce the quorum or voting requirements set forth in Article 13;

(k)

subordinate the Notes or any Guarantee to any other obligation of the Company or the applicable Guarantor;

(l)

release any security interest that may have been granted in favor of the holders of the Notes other than pursuant to the terms of such security interest;

(m)

at any time after a Change of Control has occurred, change the time at which the Change of Control Offer relating thereto must be made or at which the Notes must be repurchased pursuant to such Change of Control Offer;

(n)

at any time after the Company is obligated to make an Asset Sale Offer with the Excess Proceeds from Asset Sales, change the time at which such Asset Sale Offer must be made or at which the Notes must be repurchased pursuant thereto;

(o)

make any change in any Guarantee that would adversely affect the holders; or

(p)

reduce the aforesaid percentage of Notes, the holders of which are required to consent to any such supplemental indenture,

in each case, without the consent of the holders of all Notes then outstanding.

Upon the written request of the Company, accompanied by a copy of the resolutions of the Board of Directors certified by its Secretary or Assistant Secretary authorizing the execution of any such supplemental indenture (in form satisfactory to the Trustee), and upon the filing with the Trustee of evidence of the consent of Noteholders as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

It shall not be necessary for the consent of the Noteholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

Section 8.03.   Effect of Supplemental Indenture.

Upon the execution of any supplemental indenture pursuant to the provisions of this Article, this Indenture shall be and shall be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the holders of Notes shall thereafter be determined, exercised and enforced hereunder, subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and shall be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 8.04.   Notation on Notes.

Notes authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article may bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture.  If the Company or the Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may, at the Company's expense, be prepared and executed by the Company, authenticated by the Trustee (or an authenticating agent duly appointed by the Trustee pursuant to Section 15.10) and delivered in exchange for the Notes then outstanding, upon surrender of such Notes then outstanding.

Section 8.05.   Evidence of Compliance of Supplemental Indenture to Be Furnished to Trustee.

Prior to entering into any supplemental indenture, the Trustee shall be provided with an Officers' Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this Article and is otherwise authorized or permitted by this Indenture.

ARTICLE 9

GUARANTEES

Section 9.01.   Guarantee.

Subject to this Article 9, each Guarantor hereby unconditionally guarantees to each holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns:  (a) the due and punctual payment of the principal of and premium, if any, subject to any applicable grace period, whether at Stated Maturity, by acceleration, redemption or otherwise (including, for the avoidance of doubt, the due and punctual payment of each Installment Redemption Amount on the Installment Redemption Date on which such Installment Redemption Amount is due), the due and punctual payment of the Default Interest, if any, and the due and punctual performance of all other obligations of the Company to the holders or the Trustee under this Indenture or any other agreement with or for the benefit of the holders or the Trustee, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration pursuant to Section 6.01, redemption or otherwise.  Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately.  Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

Each Guarantor hereby agrees that its obligations with regard to its Guarantee shall be joint and several, unconditional, irrespective of the validity or enforceability of the Notes or the obligations of the Company under this Indenture, the absence of any action to enforce the same, the recovery of any judgment against the Company or any other obligor with respect to this Indenture, the Notes or the Obligations of the Company under this Indenture or the Notes, any action to enforce the same or any other circumstances (other than complete performance) which might otherwise constitute a legal or equitable discharge or defense of a Guarantor.  Each Guarantor further, to the extent permitted by law, waives and relinquishes all claims, rights and remedies accorded by applicable law to guarantors and agrees not to assert or take advantage of any such claims, rights or remedies, including but not limited to:  (a) any right to require any of the Trustee, the holders or the Company (each a “Benefited Party”), as a condition of payment or performance by such Guarantor, to (1) proceed against the Company, any other guarantor (including any other Guarantor) of the Obligations under the Guarantees or any other Person, (2) proceed against or exhaust any security held from the Company, any such other guarantor or any other Person, (3) proceed against or have resort to any balance of any deposit account or credit on the books of any Benefited Party in favor of the Company or any other Person, or (4) pursue any other remedy in the power of any Benefited Party whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of the Company including any defense based on or arising out of the lack of validity or the unenforceability of the Obligations under the Guarantees or any agreement or instrument relating thereto or by reason of the cessation of the liability of the Company from any cause other than payment in full of the Obligations under the Guarantees; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon any Benefited Party's errors or omissions in the administration of the Obligations under the Guarantees, except behavior which amounts to bad faith; (e)(1) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of the Guarantees and any legal or equitable discharge of such Guarantor's obligations hereunder, (2) the benefit of any statute of limitations affecting such Guarantor's liability hereunder or the enforcement hereof, (3) any rights to set-offs, recoupments and counterclaims and (4) promptness, diligence and any requirement that any Benefited Party protect, secure, perfect or insure any security interest or lien or any property subject thereto; (f) notices, demands, presentations, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance of the Guarantees, notices of Default under the Notes or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Obligations under the Guarantees or any agreement related thereto, and notices of any extension of credit to the Company and any right to consent to any thereof; (g) to the extent permitted under applicable law, the benefits of any “One Action” rule and (h) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of the Guarantees.  Except to the extent expressly provided herein, including Section 9.05, each Guarantor hereby covenants that its Guarantee shall not be discharged except by complete performance of the obligations contained in its Guarantee and this Indenture.

If any holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such holder, the Guarantee of such Guarantor, to the extent theretofore discharged, shall be reinstated in full force and effect.

Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.  Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Section 6.01 hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby and (y) in the event of any declaration of acceleration of such obligations as provided in Section 6.01 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Guarantee.  The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the holders under the Guarantee.

Section 9.02.   Limitation on Guarantor Liability.

(a)

Each Guarantor, and by its acceptance of Notes, each holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any guarantee.  To effectuate the foregoing intention, the Trustee, the holders and the Guarantors hereby irrevocably agree that each Guarantor's liability shall be that amount from time to time equal to the aggregate liability of such Guarantor under the guarantee, but shall be limited to the lesser of (a) the aggregate amount of the Company's obligations under the Notes and this Indenture or (b) the amount, if any, which would not have (1) rendered the Guarantor “insolvent” (as such term is defined in Bankruptcy Law and in the Debtor and Creditor Law of the State of New York) or (2) left it with unreasonably small capital at the time its guarantee with respect to the Notes was entered into, after giving effect to the incurrence of existing Debt immediately before such time; provided, however, it shall be a presumption in any lawsuit or proceeding in which a Guarantor is a party that the amount guaranteed pursuant to the guarantee with respect to the Notes is the amount described in clause (a) above unless any creditor, or representative of creditors of the Guarantor, or debtor in possession or trustee in bankruptcy of the Guarantor, otherwise proves in a lawsuit that the aggregate liability of the Guarantor is limited to the amount described in clause (b).

(b)

In making any determination as to the solvency or sufficiency of capital of a Guarantor in accordance with the proviso of Section 9.02(a), the right of each Guarantor to contribution from other Guarantors and any other rights such Guarantor may have, contractual or otherwise, shall be taken into account.

Section 9.03.   Execution and Delivery of Guarantee.

To evidence its Guarantee set forth in Section 9.01, each Guarantor hereby agrees that a notation of such Guarantee in substantially the form included in Exhibit B attached hereto shall be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Guarantor by its President or one of its Vice Presidents.

Each Guarantor hereby agrees that its Guarantee set forth in Section 9.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.

If an Officer whose signature is on this Indenture or on the Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Guarantee is endorsed, the Guarantee shall be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantors.

The Company hereby agrees that it shall cause each Person that becomes obligated to provide a Guarantee pursuant to Section 4.18 (each, a “Future Guarantor”) to execute a supplemental indenture in form and substance satisfactory to the Trustee, pursuant to which such Person provides the guarantee set forth in this Article 9 and otherwise assumes the obligations and accepts the rights of a Guarantor under this Indenture, in each case with the same effect and to the same extent as if such Person had been named herein as a Guarantor.  The Company also hereby agrees to cause each such new Guarantor to evidence its guarantee by endorsing a notation of such guarantee on each Note as provided in this Section.

Section 9.04.   Guarantors May Consolidate, etc., on Certain Terms.

Except as otherwise provided in Section 9.05, no Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the Surviving Person) another Person whether or not affiliated with such Guarantor unless:

(a)

subject to Section 9.05, the Person formed by or surviving any such consolidation or merger (if other than a Guarantor or the Company) unconditionally assumes all the obligations of such Guarantor, pursuant to a supplemental indenture in form and substance satisfactory to the Trustee, under this Indenture, the Guarantee on the terms set forth herein or therein; and

(b)

the Guarantor complies with the requirements of Article 5 hereof.

In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form and substance to the Trustee, of the Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor.  Such successor Person thereupon may cause to be signed any or all of the Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee.  All the Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Guarantees had been issued at the date of the execution hereof.

Except as set forth in Articles 4 and 5, and notwithstanding clauses (a) and (b) above, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

Section 9.05.   Releases Following Merger, Consolidation or Sale of Assets, Etc.

In the event of a sale or other disposition of all or substantially all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the Capital Stock of any Guarantor, in each case to a Person that is not (either before or after giving effect to such transactions) a Subsidiary of the Company, then such Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the Capital Stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) shall be released and relieved of any obligations under its Guarantee; provided that the net proceeds of such sale or other disposition shall be applied in accordance with the applicable provisions of this Indenture, including without limitation Section 4.12. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of this Indenture, including without limitation Section 4.12, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Guarantee.

Any Guarantor not released from its obligations under its Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 9.

ARTICLE 10

[RESERVED]

ARTICLE 11

SATISFACTION AND DISCHARGE OF INDENTURE

Section 11.01.   Discharge of Indenture.

When (a) the Company shall deliver to the Trustee for cancellation all Notes theretofore authenticated (other than any Notes that have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) and not theretofore canceled, or (b) all the Notes not theretofore canceled or delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within three years or are to be called for redemption within three years under arrangements satisfactory to the Trustee for the giving of notice of redemption, and the Company shall deposit with the Trustee, in trust, funds sufficient to pay at maturity (or with respect to any Installment Redemption Amount, the Installment Redemption Date on which such Installment Redemption Amount is due) or upon redemption of all of the Notes (other than any Notes that shall have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) not theretofore canceled or delivered to the Trustee for cancellation, including principal (including, for the avoidance of doubt, any Installment Redemption Amount) and Interest due or to become due to such date of maturity, the applicable Installment Redemption Date or redemption date, as the case may be, accompanied by a verification report, as to the sufficiency of the deposited amount, from an independent certified accountant or other financial professional satisfactory to the Trustee, and if the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, and in the case of either clause (a) or (b), no Default or Event of Default with respect to this Indenture or the Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit shall not result in a breach or violation of, or constitute a default under, any other instrument or agreement to which the Company is a party or by which it is bound, then this Indenture shall cease to be of further effect (except as to (i) remaining rights of registration of transfer, substitution and exchange and conversion of Notes, (ii) rights hereunder of Noteholders to receive payments of principal (including, for the avoidance of doubt, any Installment Redemption Amount) of and Default Interest, if any, on the Notes and the other rights, duties and obligations of Noteholders, as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee and (iii) the rights, obligations and immunities of the Trustee hereunder), and the Trustee, on written demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel as required by Section 15.05 and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture; the Company, however, hereby agrees to reimburse the Trustee for any costs or expenses thereafter incurred by the Trustee and to compensate the Trustee for any services thereafter rendered by the Trustee in connection with this Indenture or the Notes. The Trustee shall hold in trust money deposited with it pursuant to this Article. It shall apply the deposited money through the Paying Agent and in accordance with this Indenture to the payment of principal (including, for the avoidance of doubt, any Installment Redemption Amount) of and Interest, if any, on the Notes.

Section 11.02.   Deposited Monies to Be Held in Trust by Trustee.

Subject to Section 11.04, all monies deposited with the Trustee pursuant to Section 11.01 shall be held in trust for the sole benefit of the Noteholders, and such monies shall be applied by the Trustee to the payment, either directly or through any paying agent (including the Company if acting as its own paying agent), to the holders of the particular Notes for the payment or redemption of which such monies have been deposited with the Trustee of all sums due and to become due thereon for principal (including, for the avoidance of doubt, any Installment Redemption Amount), premium, if any, and Interest, if any.

Section 11.03.   Paying Agent to Repay Monies Held.

Upon the satisfaction and discharge of this Indenture, all monies then held by any paying agent of the Notes (other than the Trustee) shall, upon written request of the Company, be repaid to it or paid to the Trustee, and thereupon such paying agent shall be released from all further liability with respect to such monies.

Section 11.04.   Return of Unclaimed Monies.

Subject to the requirements of applicable law, any monies deposited with or paid to the Trustee for payment of the principal (including, for the avoidance of doubt, any Installment Redemption Amount) or Interest, if any, on Notes and not applied but remaining unclaimed by the holders of Notes for two years (or such shorter period of time under applicable escheat law) after the date upon which the principal (including, for the avoidance of doubt, any Installment Redemption Amount) of or Interest, if any, on such Notes, as the case may be, shall have become due and payable, shall be repaid to the Company by the Trustee on demand and all liability of the Trustee shall thereupon cease with respect to such monies; and the holder of any of the Notes shall thereafter look only to the Company for any payment that such holder may be entitled to collect unless an applicable abandoned property law designates another Person.

Section 11.05.   Reinstatement.

If the Trustee or the paying agent is unable to apply any money in accordance with Section 11.02 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01 until such time as the Trustee or the paying agent is permitted to apply all such money in accordance with Section 11.02; provided that, if the Company makes any payment of Interest, if any, on or principal (including, for the avoidance of doubt, any Installment Redemption Amount) of any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the holders of such Notes to receive such payment from the money held by the Trustee or paying agent.

ARTICLE 12

THE NOTEHOLDERS

Section 12.01.   Action by Noteholders.

Whenever in this Indenture it is provided that the holders of a specified percentage in aggregate principal amount of the Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that, at the time of taking any such action, the holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Noteholders in person or by agent or proxy appointed in writing, or (b) by the record of the holders of Notes voting in favor thereof at any meeting of Noteholders duly called and held in accordance with the provisions of Article 13, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Noteholders.  Whenever the Company or the Trustee solicits the taking of any action by the Noteholders, the Company or the Trustee may fix in advance of such solicitation a date as the record date for determining holders entitled to take such action.  The record date shall be not more than fifteen (15) days prior to the date of commencement of solicitation of such action.

Section 12.02.   Proof of Execution by Noteholders.

Subject to the provisions of Sections 7.01, 7.02 and 13.04, proof of the execution of any instrument by a Noteholder or its agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee.  The holding of Notes shall be proved by the registry of such Notes or by a certificate of the Registrar.

The record of any Noteholders' meeting shall be proved in the manner provided in Section 13.05.

Section 12.03.   Who Are Deemed Absolute Owners.

The Company, the Trustee, any paying agent, any conversion agent, any Depositary and any Registrar may deem the Person in whose name such Note shall be registered upon the Security Register to be, and may treat it as, the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Company or any Registrar) for the purpose of receiving payment of or on account of the principal (including, for the avoidance of doubt, any Installment Redemption Amount) of and Interest, if any, on such Note, for conversion of such Note and for all other purposes; and neither the Company nor the Trustee nor any paying agent, Depositary, conversion agent nor any Registrar shall be affected by any notice to the contrary.  All such payments so made to any holder for the time being, or upon such holder's order, shall be valid and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for monies payable upon any such Note.

Section 12.04.   Company-owned Notes Disregarded.

In determining whether the holders of the requisite aggregate principal amount of Notes have concurred in any direction, consent, waiver or other action under this Indenture, Notes which are owned by the Company or any other obligor on the Notes or any Affiliate of the Company or any other obligor on the Notes shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent, waiver or other action, only Notes which a Responsible Officer knows are so owned shall be so disregarded.  Notes so owned which have been pledged in good faith may be regarded as outstanding for the purposes of this Section if the pledgee shall establish to the satisfaction of the Trustee the pledgee's right to vote such Notes and that the pledgee is not the Company, any other obligor on the Notes or any Affiliate of the Company or any such other obligor.  In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee.  Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officers' Certificate listing and identifying all Notes, if any, known by the Company to be owned or held by or for the account of any of the above-described Persons, and, subject to Section 7.01, the Trustee shall be entitled to accept such Officers' Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are outstanding for the purpose of any such determination.

Section 12.05.   Revocation of Consents; Future Holders Bound.

At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 12.01, of the taking of any action by the holders of the percentage in aggregate principal amount of the Notes specified in this Indenture in connection with such action, any holder of a Note which is shown by the evidence to be included in the Notes the holders of which have consented to such action may, by filing written notice with the Trustee at its Corporate Trust Office and upon proof of holding as provided in Section 12.02, revoke such action so far as concerns such Note.  Except as aforesaid, any such action taken by the holder of any Note shall be conclusive and binding upon such holder and upon all future holders and owners of such Note and of any Notes issued in exchange or substitution therefor, irrespective of whether any notation in regard thereto is made upon such Note or any Note issued in exchange or substitution therefor.

ARTICLE 13

MEETINGS OF NOTEHOLDERS

Section 13.01.   Purpose of Meetings.

A meeting of Noteholders may be called at any time and from time to time pursuant to the provisions of this Article for any of the following purposes:

(a)

to give any notice to the Company or to the Trustee or to give any directions to the Trustee permitted under this Indenture, or to consent to the waiving of any Default or Event of Default hereunder and its consequences, or to take any other action authorized to be taken by Noteholders pursuant to any of the provisions of Article 6;

(b)

to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article 7;

(c)

to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 8.02; or

(d)

to take any other action authorized to be taken by or on behalf of the holders of any specified aggregate principal amount of the Notes under any other provision of this Indenture or under applicable law.

Section 13.02.   Call of Meetings by Company or Noteholders.

In case at any time the Company, pursuant to a resolution of its Board of Directors, or the holders of at least twenty-five percent (25%) in aggregate principal amount of the Notes then outstanding, shall have requested the Trustee to call a meeting of Noteholders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within twenty (20) days after receipt of such request, then the Company or such Noteholders may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 13.01 by mailing notice a notice of meeting. Notice of every meeting of the Noteholders, setting forth the time and place of such meeting and in general terms the action proposed to be taken at such meeting and the establishment of any record date pursuant to Section 12.01, shall be mailed to holders of Notes at their addresses as they shall appear on the Security Register.  Such notice shall also be mailed to the Company.  Such notices shall be mailed not less than twenty (20) nor more than ninety (90) days prior to the date fixed for the meeting.

Any meeting of Noteholders shall be valid without notice if the holders of all Notes then outstanding are present in person or by proxy or if notice is waived before or after the meeting by the holders of all Notes outstanding, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

Section 13.03.   Qualifications for Voting.

To be entitled to vote at any meeting of Noteholders, a person shall (a) be a holder of one or more Notes on the record date pertaining to such meeting or (b) be a person appointed by an instrument in writing as proxy by a holder of one or more Notes on the record date pertaining to such meeting.  The only persons who shall be entitled to be present or to speak at any meeting of Noteholders shall be the persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

Section 13.04.   Regulations.

Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Noteholders, in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

The Company or the Noteholders calling the meeting, as the case may be, shall, by an instrument in writing, appoint a temporary chairman of the meeting.  A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the holders of a majority in principal amount of the Notes represented at the meeting and entitled to vote at the meeting.

Subject to the provisions of Section 12.04, at any meeting each Noteholder or proxyholder shall be entitled to one vote for each $100,000 principal amount of Notes held or represented by him; provided that no vote shall be cast or counted at any meeting in respect of any Note challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding.  The chairman of the meeting shall have no right to vote other than by virtue of Notes held by him or instruments in writing as aforesaid duly designating him as the proxy to vote on behalf of other Noteholders.  Any meeting of Noteholders duly called pursuant to the provisions of Section 13.02 may be adjourned from time to time by the holders of a majority of the aggregate principal amount of Notes represented at the meeting, whether or not constituting a majority of the aggregate principal amount of Notes outstanding, the latter of which shall constitute a quorum, and the meeting may be held as so adjourned without further notice.

Section 13.05.   Voting.

The vote upon any resolution submitted to any meeting of Noteholders shall be by written ballot on which shall be subscribed the signatures of the holders of Notes or of their representatives by proxy and the outstanding principal amount of the Notes held or represented by them.  The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting.  A record in duplicate of the proceedings of each meeting of Noteholders shall be prepared by the secretary of the meeting, and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in Section 13.02.  The record shall show the principal amount of the Notes voting in favor of or against any resolution.  The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

Any record so signed and verified shall be conclusive evidence of the matters therein stated.

Section 13.06.   No Delay of Rights by Meeting.

Nothing contained in this Article shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Noteholders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Noteholders under any of the provisions of this Indenture or of the Notes.

ARTICLE 14

CONVERSION OF NOTES

Section 14.01.   Right to Convert.

(a)

Subject to and upon compliance with the provisions of this Indenture, the holder of any Note shall have the right, at such holder's option at any time prior to the close of business on the date of maturity of the Notes, to convert the principal amount of the Note, or any portion of such principal amount which is a multiple of $1,000, into fully paid and non-assessable shares of Common Stock (as such shares shall then be constituted) at the Conversion Rate in effect at such time, by surrender of the Note so to be converted in whole or in part, together with any required funds, under the circumstances described in this Section and in the manner provided in Section 14.02.

(b)

A Note in respect of which a holder is electing to exercise its option to require the Company to purchase such holder's Notes upon an Asset Sale Offer, Change of Control Offer or Termination of Trading Offer pursuant to Section 3.02 may be converted only if such holder withdraws its election in accordance with Section 3.02.  A holder of Notes is not entitled to any rights of a holder of Common Stock until such holder has converted his Notes to Common Stock, and only to the extent such Notes are deemed to have been converted to Common Stock under this Article.

Section 14.02.   Exercise of Conversion Right; Issuance of Common Stock on Conversion; No Adjustment for Interest or Dividends.

In order to exercise the conversion right with respect to any Note in certificated form, the Company must receive at the office or agency of the Company maintained for that purpose or, at the option of such holder, the Corporate Trust Office, such Note with the original or facsimile of the form entitled “Conversion Notice” on the reverse thereof, duly completed and manually signed, together with such Notes duly endorsed for transfer, accompanied by the funds, if any, required by this Section.  Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock which shall be issuable on such conversion shall be issued, and shall be accompanied by transfer or similar taxes, if required pursuant to Section 14.08.

In order to exercise the conversion right with respect to any interest in a Global Note, the beneficial holder must complete, or cause to be completed, the appropriate instruction form for conversion pursuant to the Depositary's book-entry conversion program, deliver, or cause to be delivered, by book-entry delivery an interest in such Global Note, furnish appropriate endorsements and transfer documents if required by the Company or the Trustee or conversion agent, and pay the funds, if any, required by this Section and any transfer taxes if required pursuant to Section 14.08.

As promptly as practicable after satisfaction of the requirements for conversion set forth above, subject to compliance with any restrictions on transfer if shares issuable on conversion are to be issued in a name other than that of the Noteholder (as if such transfer were a transfer of the Note or Notes (or portion thereof) so converted), the Company shall issue and shall deliver to such Noteholder at the office or agency maintained by the Company for such purpose pursuant to Section 4.02 a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such Note or portion thereof as determined by the Company in accordance with the provisions of this Article and a check or cash in respect of any fractional interest in respect of a share of Common Stock arising upon such conversion, calculated by the Company as provided in Section 14.03.  In case any Note of a denomination greater than $100,000 shall be surrendered for partial conversion, and subject to Section 2.03, the Company shall execute and the Trustee shall authenticate and deliver to the holder of the Note so surrendered, without charge to such holder, a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note.

Each conversion shall be deemed to have been effected as to any such Note (or portion thereof) on the date (the “Conversion Date”) on which the requirements set forth above in this Section have been satisfied as to such Note (or portion thereof), and the Person in whose name any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become on said date the holder of record of the shares represented thereby; provided that any such surrender on any date when the stock transfer books of the Company shall be closed shall constitute the Person in whose name the certificates are to be issued as the record holder thereof for all purposes on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Rate in effect on the date upon which such Note shall be surrendered.

Upon the conversion of an interest in a Global Note, the Trustee (or other conversion agent appointed by the Company), or the Custodian at the direction of the Trustee (or other conversion agent appointed by the Company), shall make a notation on such Global Note as to the reduction in the principal amount represented thereby.  The Company shall notify the Trustee in writing of any conversions of Notes effected through any conversion agent other than the Trustee.

Upon the conversion of a Note, that portion of Default Interest, if any, to the Conversion Date, with respect to the converted Note shall not be canceled, extinguished or forfeited, but rather shall be deemed to be paid in full to the holder thereof through delivery of the Common Stock (together with the cash payment, if any in lieu of fractional shares) in exchange for the Note being converted pursuant to the provisions hereof, and the Fair Market Value of such shares of Common Stock (together with any such cash payment in lieu of fractional shares) shall be treated as issued, to the extent thereof, first in exchange for and in satisfaction of the Company's obligation to pay the principal amount of the converted Note, the Default Interest, if any, through the Conversion Date and the balance, if any, of such Fair Market Value of such Common Stock (and any such cash payment) shall be treated as issued in exchange for and in satisfaction of the right to convert the Note being converted pursuant to the provisions hereof.

Section 14.03.   Cash Payments in Lieu of Fractional Shares.

No fractional shares of Common Stock or scrip certificates representing fractional shares shall be issued upon conversion of Notes.  If more than one Note shall be surrendered for conversion at one time by the same holder, the number of full shares that shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted hereby) so surrendered.  If any fractional share of stock would be issuable upon the conversion of any Note or Notes, the Company shall make an adjustment and payment therefor in cash at the Closing Sale Price on the last Trading Day immediately preceding the Conversion Date thereof to the holder of Notes.

Section 14.04.   Conversion Rate.

Each $100,000 principal amount of the Notes shall be initially convertible into 10,000 shares of Common Stock at the initial Conversion Price of $10.00 per share, as specified in the form of Note (herein called the “Conversion Rate”) attached as Exhibit A hereto, subject to adjustment as provided in this Article.

Section 14.05.   Adjustment of Conversion Rate.

The Conversion Rate shall be adjusted from time to time by the Company as follows:

(a)

In case the Company shall hereafter pay a dividend or make a distribution to all holders of the outstanding Common Stock in shares of Common Stock, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect at the opening of business on the date following the date fixed for the determination of shareholders entitled to receive such dividend or other distribution by a fraction,

(i)

the numerator of which shall be the sum of the number of shares of Common Stock outstanding at the close of business on the date fixed for the determination of shareholders entitled to receive such dividend or other distribution plus the total number of shares of Common Stock constituting such dividend or other distribution; and

(ii)

the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination,

such increase to become effective immediately after the opening of business on the day following the date fixed for such determination.  For the purpose of this paragraph (a), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company.  The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.  If any dividend or distribution of the type described in this Section 14.05(a) is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(b)

In case the Company shall issue rights or warrants to all holders of its outstanding shares of Common Stock entitling them (for a period expiring within forty-five (45) days after the date fixed for determination of shareholders entitled to receive such rights or warrants) to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price immediately preceding the date such distribution is first publicly announced by the Company, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the date fixed for determination of shareholders entitled to receive such rights or warrants by a fraction,

(i)

the numerator of which shall be the number of shares of Common Stock outstanding on the date fixed for determination of shareholders entitled to receive such rights or warrants plus the total number of additional shares of Common Stock offered for subscription or purchase, and

(ii)

the denominator of which shall be the sum of the number of shares of Common Stock outstanding at the close of business on the date fixed for determination of shareholders entitled to receive such rights or warrants plus the number of shares that the aggregate offering price of the total number of shares so offered would purchase at a price equal to the Current Market Price immediately preceding the date such distribution is first publicly announced by the Company, such adjustment shall be successively made whenever any such rights or warrants are issued, and shall become effective immediately after the opening of business on the day following the date fixed for determination of shareholders entitled to receive such rights or warrants.  To the extent that shares of Common Stock are not delivered after the expiration of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered.  If such rights or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such date fixed for the determination of shareholders entitled to receive such rights or warrants had not been fixed.  In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at a price less than the Current Market Price immediately preceding the date such distribution is first publicly announced by the Company, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

(c)

In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased, and, conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

(d)

In case the Company shall, by dividend or otherwise, distribute to all holders of Common Stock shares of any class of capital stock of the Company or evidences of its indebtedness or assets (including securities, but excluding any rights or warrants referred to in Section 14.05(b), and excluding any dividend or distribution (x) paid exclusively in cash or (y) referred to in Section 14.05(a) (any of the foregoing hereinafter in this Section 14.05(d) called the “Securities”)), then, in each such case (unless the Company elects to reserve such Securities for distribution to the Noteholders upon the conversion of the Notes so that any such holder converting Notes will receive upon such conversion, in addition to the shares of Common Stock to which such holder is entitled, the amount and kind of such Securities which such holder would have received if such holder had converted its Notes into Common Stock immediately prior to the Record Date for such distribution of the Securities) the Conversion Rate shall be increased so that the same shall be equal to the rate determined by multiplying the Conversion Rate in effect on the Record Date with respect to such distribution by a fraction,

(i)

the numerator of which shall be the Current Market Price on such Record Date; and

(ii)

the denominator of which shall be the Current Market Price on such Record Date less the Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive, and described in a resolution of the Board of Directors) on the Record Date of the portion of the Securities so distributed applicable to one share of Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following such Record Date; provided that, if the then Fair Market Value (as so determined) of the portion of the Securities so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Noteholder shall have the right to receive upon conversion the amount of Securities such holder would have received had such holder converted each Note on the Record Date.  If such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.  If the Board of Directors determines the Fair Market Value of any distribution for purposes of this Section 14.05(d) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price on the applicable Record Date.  Notwithstanding the foregoing, if the Securities distributed by the Company to all holders of its Common Stock consist of capital stock of, or similar equity interests in, a Subsidiary or other business unit, the Conversion Rate shall be increased so that the same shall be equal to the rate determined by multiplying the Conversion Rate in effect on the Record Date with respect to such distribution by a fraction,

(i)

the numerator of which shall be the sum of (A) the average of the Closing Sale Prices of the Common Stock for the ten (10) Trading Days commencing on and including the fifth Trading Day after the Ex-Dividend Time plus (B) the Fair Market Value of the securities distributed in respect of each share of Common Stock for which this Section 14.05(d) applies, which shall equal the number of Securities distributed in respect of each share of Common Stock multiplied by the average of the closing sale prices of those Securities distributed (where such closing sale prices are available) for the ten (10) Trading Days commencing on and including the fifth Trading Day after the Ex-Dividend Time; and

(iii)

the denominator of which shall be the average of the Closing Sale Prices of the Common Stock for the ten (10) Trading Days commencing on and including the fifth Trading Day after the Ex-Dividend Time,

such adjustment to become effective immediately prior to the opening of business on the day following such Record Date; provided that the Company may in lieu of the foregoing adjustment make adequate provision so that each Noteholder shall have the right to receive upon conversion the amount of Securities such holder would have received had such holder converted each Note on the Record Date with respect to such distribution.

Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company's capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (“Trigger Event”):  (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section (and no adjustment to the Conversion Rate under this Section will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 14.05(d).  If any such right or warrant, including any such existing rights or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants without exercise by any of the holders thereof).  In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section was made, (1) in the case of any such rights or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights and warrants had not been issued.

No adjustment of the Conversion Rate shall be made pursuant to this Section 14.05(d) in respect of rights or warrants distributed or deemed distributed on any Trigger Event to the extent that such rights or warrants are actually distributed, or reserved by the Company for distribution to holders of Notes upon conversion by such holders of Notes to Common Stock.

For purposes of this Section 14.05(d) and Sections 14.05(a) and 14.05(b), any dividend or distribution to which this Section 14.05(d) is applicable that also includes shares of Common Stock, or rights or warrants to subscribe for or purchase shares of Common Stock (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets or shares of capital stock other than such shares of Common Stock or rights or warrants (and any Conversion Rate adjustment required by this Section 14.05(d) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further Conversion Rate adjustment required by Sections 14.05(a) and 14.05(b) with respect to such dividend or distribution shall then be made), except (A) the Record Date of such dividend or distribution shall be substituted as “the date fixed for the determination of shareholders entitled to receive such dividend or other distribution”, “the date fixed for the determination of shareholders entitled to receive such rights or warrants” and “the date fixed for such determination” within the meaning of Sections 14.05(a) and 14.05(b) and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed “outstanding at the close of business on the date fixed for such determination” within the meaning of Section 14.05(a).

(e)

In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock cash (excluding any dividend or distribution in connection with the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary), then, in such case, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on such Record Date by a fraction,

(i)

the numerator of which shall be the Current Market Price on such Record Date; and

(ii)

the denominator of which shall be the Current Market Price on such Record Date less the amount of cash so distributed applicable to one share of Common Stock,

such adjustment to be effective immediately prior to the opening of business on the day following the Record Date; provided that if the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Noteholder shall have the right to receive upon conversion the amount of cash such holder would have received had such holder converted each Note on the Record Date.  If such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(f)

In case a tender or exchange offer made by the Company or any Subsidiary for all or any portion of the Common Stock shall expire and such tender or exchange offer (as amended upon the expiration thereof) shall require the payment to shareholders of consideration per share of Common Stock having a Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) that as of the last time (the “Expiration Time”) tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended) exceeds the Closing Sale Price of a share of Common Stock on the Trading Day next succeeding the Expiration Time, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the Expiration Time by a fraction,

(i)

the numerator of which shall be the sum of (x) the Fair Market Value (determined as aforesaid) of the aggregate consideration payable to shareholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted up to any such maximum, being referred to as the “Purchased Shares”) and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the Closing Sale Price of a share of Common Stock on the Trading Day next succeeding the Expiration Time, and

(ii)

the denominator of which shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) at the Expiration Time multiplied by the Closing Sale Price of a share of Common Stock on the Trading Day next succeeding the Expiration Time, such adjustment to become effective immediately prior to the opening of business on the day following the Expiration Time.  If the Company is obligated to purchase shares pursuant to any such tender or exchange offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made.

(g)

On [●], 2011, the Conversion Rate shall be adjusted to equal the quotient obtained by dividing (i) $100,000 by (ii) the Trading Reference VWAP; provided that no such adjustment shall be made if the number of shares issuable upon conversion of the Notes at such adjusted Conversion Rate would be lower than the number of shares issuable at then existing Conversion Rate (after giving effect to prior adjustments permitted pursuant to this clause).

(h)

If at any time after the Issue Date the Company shall issue or sell its Common Stock at a price per share less than 80.0% of the Current Market Price then in effect (provided, however, that in connection with issuance or sales of Common Stock to Persons other than an Affiliate of the Company in transactions that do not price and close on the same date, if the Current Market Price of the Common Stock appreciates between the date of the pricing and the closing of the transaction, then determination of whether this provision is implicated will be based upon the date of the pricing and not the closing of such transaction), the Conversion Rate shall be increased such that the Conversion Price is equal to the lowest price at which the Company has issued or sold its Common Stock after the Issue Date such adjustment (hereinafter referred to as the "Special Adjustment") to take effect as of the date of the issuance or sale of such Common Stock; provided, however, that no Special Adjustment shall be made to the Conversion Price for the (i) issuance of Common Stock pursuant to exercise of warrants existing on the Issue Date, (ii) issuance of Common Stock or any other securities exercisable into shares of Common Stock (so long as all such issuances in the aggregate do not exceed twenty percent (20%) of the Common Stock of the Company issued and outstanding immediately prior to such issuance or grants) pursuant to exercise of stock options whether granted or reserved under the Company's 2007 Equity Incentive Plan, (iii) issuance or sale of any Common Stock or any other securities exercisable into shares of Common Stock,(x) fifty percent (50%) of the proceeds of which are used for the repayment of the outstanding principal amount of the Notes within fifteen (15) Business Days following the receipt thereof and (y) the remaining fifty percent (50%) of the proceeds of which are used for the repayment of the outstanding principal amount of the Notes on or prior to the Installment Redemption Date immediately falling thereafter (it being understood that, in the case of (y), the Company shall be permitted to use such proceeds for general working capital purposes pending such Installment Redemption Date). Notwithstanding the foregoing provisions, the Company shall not be obligated to make the Special Adjustment as required under this Section 14.05(h) if the Special Adjustment shall cause the Company to breach its obligations under the rules or regulations of any applicable Trading Market, provided that such limitation shall not apply in the event that the Company (A) obtains the relevant approval of its stockholders as required by the applicable rules of such Trading Market and the Special Adjustment is or would otherwise be in compliance with the applicable rules of such Trading Market or (B) obtains a written opinion from outside counsel to the Company that such approval is not required and the Special Adjustment is otherwise in compliance with the applicable rules of such Trading Market; and provided, further, that in the event that the Company issues or sells any of its Common Stock as provided in this Section 14.05(h) but does not make the Special Adjustment as provided in this Section 14.05(h) (except in cases described in subclauses (i) and (ii) in this Section 14.05(h)), the Company shall apply the proceeds from such issuance or sale in the manner provided in subclause (iii) in this Section 14.05(h).

(i)

For purposes of this Section 14.05, the following terms shall have the meaning indicated:

(i)

“Current Market Price” shall mean the average of the daily Closing Sale Prices per share of Common Stock for the twenty (20) consecutive Trading Days ending on the earlier of the Trading Day immediately preceding the relevant date and the day before the “ex” date with respect to the closing of the issuance, distribution, subdivision or combination requiring such computation.  For purpose of this paragraph, the term “ex” date, (1) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades, regular way, on the relevant exchange or in the relevant market from which the Closing Sale Price was obtained without the right to receive such issuance or distribution, and (2) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades, regular way, on such exchange or in such market after the time at which such subdivision or combination becomes effective.

If another issuance, distribution, subdivision or combination to which Section 14.05 applies occurs during the period applicable for calculating “Current Market Price” pursuant to the definition in the preceding paragraph, “Current Market Price” shall be calculated for such period in a manner determined by the Board of Directors to reflect the impact of such issuance, distribution, subdivision or combination on the Closing Sale Price of the Common Stock during such period.

(ii)

“Record Date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of shareholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

(iii)

“Trading Day” shall mean (x) if the applicable security is quoted on the NASDAQ Global Market, the NASDAQ Global Select Market or the NASDAQ Capital Market, a day on which trades may be made thereon, (y) if the applicable security is listed or admitted for trading on the American Stock Exchange, New York Stock Exchange or another national securities exchange, a day on which the American Stock Exchange, New York Stock Exchange or another national securities exchange is open for business, or (z) if the applicable security is not so listed, admitted for trading or quoted, any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

(j)

The Company may make such increases in the Conversion Rate, in addition to those required by Section 14.05(a) through (h) as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

To the extent permitted by applicable law and NASDAQ Marketplace rules, the Company from time to time may increase the Conversion Rate by any amount for any period of time if the period is at least twenty (20) Business Days, the increase is irrevocable during the period and the Board of Directors shall have made a determination that such increase would be in the best interests of the Company, which determination shall be conclusive.  Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall mail to holders of record of the Notes a notice of the increase at least fifteen (15) days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

(k)

No adjustment in the Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in such rate; provided that any adjustments that by reason of this Section 14.05(l) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.  All calculations under this Article shall be made by the Company and shall be made to the nearest cent or to the nearest one-ten thousandth (1/10,000) of a share, as the case may be.  No adjustment need be made for rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest or for any issuance of Common Stock or convertible or exchangeable securities or rights to purchase Common Stock or convertible or exchangeable securities.  To the extent the Notes become convertible into cash, assets, property or securities (other than capital stock of the Company), no adjustment need be made thereafter as to the cash, assets, property or such securities.  Interest will not accrue on any cash into which the Notes are convertible.

(l)

Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee and any conversion agent other than the Trustee an Officers' Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment.  Unless and until a Responsible Officer of the Trustee shall have received such Officers' Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume that the last Conversion Rate of which it has knowledge is still in effect.  Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to the holder of each Note at his last address appearing on the Security Register provided for in Section 4.02 of this Indenture, within twenty (20) days after execution thereof.  Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(m)

In any case in which this Section provides that an adjustment shall become effective immediately after (1) a record date or Record Date for an event, (2) the date fixed for the determination of shareholders entitled to receive a dividend or distribution pursuant to Section 14.05(a), (3) a date fixed for the determination of shareholders entitled to receive rights or warrants pursuant to Section 14.05(b), or (4) the Expiration Time for any tender or exchange offer pursuant to Section 14.05(f), (each a “Determination Date”), the Company may elect to defer until the occurrence of the applicable Adjustment Event (as hereinafter defined) (x) issuing to the holder of any Note converted after such Determination Date and before the occurrence of such Adjustment Event, the additional shares of Common Stock or other securities issuable upon such conversion by reason of the adjustment required by such Adjustment Event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (y) paying to such holder any amount in cash in lieu of any fraction pursuant to Section 14.03.  For purposes of this Section 14.05(n), the term “Adjustment Event” shall mean:

(i)

in any case referred to in clause (1) hereof, the occurrence of such event,

(ii)

in any case referred to in clause (2) hereof, the date any such dividend or distribution is paid or made,

(iii)

in any case referred to in clause (3) hereof, the date of expiration of such rights or warrants, and

(iv)

in any case referred to in clause (4) hereof, the date a sale or exchange of Common Stock pursuant to such tender or exchange offer is consummated and becomes irrevocable.

(n)

For purposes of this Section, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.  The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

Section 14.06.   Effect of Reclassification, Consolidation, Merger or Sale.

If any of the following events occur, namely (i) any reclassification or change of the outstanding shares of Common Stock (other than (x) a subdivision or combination to which Section 14.05(c) applies) as a result of which holders of Common Stock shall be entitled to receive stock, other securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, (ii) any consolidation, merger or combination of the Company with another Person as a result of which holders of Common Stock shall be entitled to receive stock, other securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, or (iii) any sale or conveyance of all or substantially all of the properties and assets of the Company to any other Person as a result of which holders of Common Stock shall be entitled to receive stock, other securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture (in form satisfactory to the Trustee) providing that each Note shall be convertible into the kind and amount of shares of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance by a holder of a number of shares of Common Stock issuable upon conversion of such Notes (assuming, for such purposes, a sufficient number of authorized shares of Common Stock are available to convert all such Notes) immediately prior to such reclassification, change, consolidation, merger, combination, sale or conveyance assuming such holder of Common Stock did not exercise such holder's  rights of election, if any, as to the kind or amount of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance (provided that, if the kind or amount of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised (“Non-electing share”), then for the purposes of this Section the kind and amount of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance for each Non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-electing shares).  Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article.

The Company shall cause notice of the execution of such supplemental indenture to be mailed to each holder of Notes, at its address appearing on the Security Register provided for in Section 4.02 of this Indenture, within twenty (20) days after execution thereof.  Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

The above provisions of this Section shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, sales and conveyances.

If this Section applies to any event or occurrence, Section 14.05 shall not apply.

Section 14.07.   [RESERVED].

Section 14.08.   Taxes on Shares Issued.

The issue of stock certificates on conversions of Notes shall be made without charge to the converting Noteholder for any documentary, stamp or similar issue or transfer tax in respect of the issue thereof.  The Company shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the holder of any Note converted, and the Company shall not be required to issue or deliver any such stock certificate unless and until the Person or Persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

Section 14.09.   Reservation of Shares; Shares to Be Fully Paid; Compliance with Governmental Requirements; Listing of Common Stock.

The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for the conversion of the Notes from time to time as such Notes are presented for conversion.

Before taking any action which would cause an adjustment increasing the Conversion Rate to an amount that would cause the Conversion Price to be reduced below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Notes, the Company will take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted Conversion Rate.

The Company covenants that all shares of Common Stock which may be issued upon conversion of Notes will upon issue be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.

The Company covenants that, if any shares of Common Stock to be provided for the purpose of conversion of Notes hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued upon conversion, the Company will in good faith and as expeditiously as possible, to the extent then permitted by the rules and interpretations of the Commission (or any successor thereto), endeavor to secure such registration or approval, as the case may be.

The Company further covenants that, if at any time the Common Stock shall be listed on the NASDAQ Global Market, NASDAQ Global Select Market or NASDAQ Capital Market or any other national securities exchange or automated quotation system, the Company will, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all Common Stock issuable upon conversion of the Notes; provided that if the rules of such exchange or automated quotation system permit the Company to defer the listing of such Common Stock until the first conversion of the Notes into Common Stock in accordance with the provisions of this Indenture, the Company covenants to list such Common Stock issuable upon conversion of the Notes in accordance with the requirements of such exchange or automated quotation system at such time.

Section 14.10.   Responsibility of Trustee.

The Trustee and any other conversion agent shall not at any time be under any duty or responsibility to any Noteholder to determine the Conversion Rate or whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same.  The Trustee and any other conversion agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Note; and the Trustee and any other conversion agent make no representations with respect thereto.  Neither the Trustee nor any conversion agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article.  Without limiting the generality of the foregoing, neither the Trustee nor any conversion agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 14.06 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Noteholders upon the conversion of their Notes after any event referred to in such Section 14.06 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 7.01, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers' Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

Section 14.11.   Notice to Holders Prior to Certain Actions.

In case:

(a)

the Company shall declare a dividend (or any other distribution) on its Common Stock that would require an adjustment in the Conversion Rate pursuant to Section 14.05; or

(b)

the Company shall authorize the granting to the holders of all or substantially all of its Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants; or

(c)

of any reclassification or reorganization of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

(d)

of the voluntary or involuntary dissolution, liquidation or winding-up of the Company;

the Company shall cause to be filed with the Trustee and to be mailed to each Noteholder at such holder's address appearing on the Security Register provided for in Section 4.02 of this Indenture, as promptly as possible but in any event at least ten (10) days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up.  Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up.

Section 14.12.   Shareholder Rights Plans.

Each share of Common Stock issued upon conversion of Notes pursuant to this Article shall be entitled to receive the appropriate number of rights, if any, and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any shareholder rights plan adopted by the Company, as the same may be amended from time to time.  If at the time of conversion, however, the rights have separated from the shares of Common Stock in accordance with the provisions of the applicable shareholder rights agreement so that the holders of the Notes would not be entitled to receive any rights in respect of Common Stock issuable upon conversion of the Notes, the conversion rate will be adjusted in accordance with Section 14.05(d) treating all rights previously issued as Securities for purposes of such adjustment, subject to readjustment in the event of the expiration, termination or redemption of the rights.

ARTICLE 15

MISCELLANEOUS PROVISIONS

Section 15.01.   Provisions Binding on Company's Successors.

All the covenants, stipulations, promises and agreements by the Company contained in this Indenture shall bind its successors and assigns whether so expressed or not.

Section 15.02.   Official Acts by Successor Corporation.

Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any Person that shall at the time be the lawful sole successor of the Company.

Section 15.03.   Addresses for Notices, Etc.

Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the holders of Notes on the Company shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box or sent by telecopier transmission addressed as follows:

If to the Company:

China Security & Surveillance Technology, Inc.
13/F, Shenzhen Special Zone Press Tower
Shennan Road, Futian, Shenzhen
People's Republic of China

Attention: Mr. Tu Guo Shen
Facsimile No:  +86 755 83510815

With a copy to:

Pillsbury Winsthrop Shaw Pitman LLP
2300 N Street, N.W.
Washington, DC 20001

U.S.A.
Attention: Louis A. Bevilacqua, Esq.
Facsimile No: +1 202 663-8007

If to the Trustee:

The Bank of New York Mellon
101 Barclay Street
Floor 4E
New York, NY 10286
U.S.A.
Attention:  Global Corporate Trust
Facsimile No: +1 212 815 5802/5803

The Trustee, by notice to the Company, may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Noteholder shall be mailed to such holder by first-class mail, postage prepaid, at his address as it appears on the Security Register and shall be sufficiently given to such holder if so mailed within the time prescribed.

Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders.  If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

Section 15.04.   Governing Law.

THIS INDENTURE, THE GUARANTEE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

EACH OF PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 15.05.   Evidence of Compliance with Conditions Precedent; Certificates to Trustee.

Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include:  (1) a statement that the person making such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in such certificate or opinion is based; (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

Section 15.06.   Legal Holidays.

In any case in which the date of payment of Interest on or principal of the Notes or the redemption date (including, for the avoidance of doubt, any Installment Redemption Date) of any Note will not be a Business Day, then payment of such Interest on or principal (including, for the avoidance of doubt, any Installment Redemption Amount) of the Notes need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the redemption date, and no Interest shall accrue for the period from and after such date.

Section 15.07.   Company Responsible for Making Calculations.

The Company will be responsible for making all calculations required under the Notes. The Company will make these calculations in good faith and absent manifest error, these calculations will be final and binding on the Noteholders. Promptly after the calculation thereof, the Company will provide to each of the Trustee and any other conversion agent an Officers' Certificate setting forth a schedule of its calculations, and each of the Trustee and any other conversion agent is entitled to conclusively rely upon the accuracy of such calculations without independent verification. The Trustee will forward the Company's calculations to any holder upon the written request of such holder.

Section 15.08.   Benefits of Indenture.

Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto, any paying agent, any authenticating agent, any conversion agent, any Depositary, any Registrar and their successors hereunder and the holders of Notes any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 15.09.   Table of Contents, Headings, Etc.

The table of contents and the titles and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 15.10.   Authenticating Agent.

The Trustee may appoint an authenticating agent that shall be authorized to act on its behalf, and subject to its direction, in the authentication and delivery of Notes in connection with the original issuance thereof and transfers and exchanges of Notes hereunder, including under Sections 2.04, 2.05, 2.06, 2.07, 3.02 and 14.02, as fully to all intents and purposes as though the authenticating agent had been expressly authorized by this Indenture and those Sections to authenticate and deliver Notes.  For all purposes of this Indenture, the authentication and delivery of Notes by the authenticating agent shall be deemed to be authentication and delivery of such Notes “by the Trustee” and a certificate of authentication executed on behalf of the Trustee by an authenticating agent shall be deemed to satisfy any requirement hereunder or in the Notes for the Trustee's certificate of authentication.  Such authenticating agent shall at all times be a Person eligible to serve as trustee hereunder pursuant to Section 7.07.

Any corporation into which any authenticating agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any authenticating agent shall be a party, or any corporation succeeding to the corporate trust business of any authenticating agent, shall be the successor of the authenticating agent hereunder, if such successor corporation is otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the parties hereto or the authenticating agent or such successor corporation.

Any authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Company.  The Trustee may at any time terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Company.  Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible under this Section, the Trustee shall either promptly appoint a successor authenticating agent or itself assume the duties and obligations of the former authenticating agent under this Indenture and, upon such appointment of a successor authenticating agent, if made, shall give written notice of such appointment of a successor authenticating agent to the Company and shall mail notice of such appointment of a successor authenticating agent to all holders of Notes as the names and addresses of such holders appear on the Security Register.

The Company agrees to pay to the authenticating agent from time to time such compensation for its services as shall be agreed upon in writing between the Company and the authenticating agent.

The provisions of Sections 7.02, 7.03, 7.04 and 12.03 and this Section shall be applicable to any authenticating agent.

Section 15.11.   Indenture and Notes Solely Corporate Obligations.

No recourse for the payment of the principal (including, for the avoidance of doubt, any Installment Redemption Amount”) of, premium, if any, or Interest, if any, on any Note, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture or in any supplemental indenture or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, shareholder, employee, agent, officer, director or subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Notes.

Section 15.12.   Execution in Counterparts.

This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

Section 15.13.   Severability.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 15.14.   Consent to Jurisdiction; Consent to Service of Process.

The Company hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States sitting in the State and City of New York, County and Borough of Manhattan, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Indenture or the Notes, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such state court sitting in the State and City of New York, County and Borough of Manhattan or, to the extent permitted by law, in such federal court sitting in the State and City of New York, County and Borough of Manhattan.  The Company further irrevocably consents to the service of process in any action or proceeding in such courts by the mailing thereof by any parties thereto by registered or certified mail, postage prepaid, to the Company at Corporation Service Company, Suite 3100, 1133 Avenue of the Americas, New York, NY, 10036. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

The Company hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Indenture or the Notes in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

Section 15.15.   Currency Indemnity.

U.S. dollars are the sole currency of account and payment for all sums payable by us in cash under or in connection with the Notes, including damages. Any amount received or recovered in a currency other than U.S. dollars (as a result of, or through the enforcement of, a judgment or order of a court of any jurisdiction, in the Company's winding-up or dissolution or otherwise) by any Holder of a Note in respect of any sum expressed to be due to it from the Company will only constitute a discharge to the Company to the extent of the U.S. dollar amount that the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). If that U.S. dollar amount is less than the U.S. dollar amount expressed to be due to the recipient under any Note, the Company shall indemnify such Holder against any loss sustained by it as a result; and if the amount of U.S. dollars so purchased is greater than the sum originally due to such Holder, such Holder will, by accepting a Note, be deemed to have agreed to repay such excess. In any event, the Company shall indemnify the recipient against the cost of making any such purchase.

Section 15.16.   U.S.A. Patriot Act.

The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information  that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee.  The parties to this Indenture agree that they will provide the Trustee with all such information as it may request in order to satisfy the requirements or its obligations under such act.

[Signature page(s) to follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed.

CHINA SECURITY & SURVEILLANCE TECHNOLOGY, INC.

By:___________________________________________
Name:
Title:

CHINA SAFETECH HOLDINGS LIMITED

By:___________________________________________
Name:
Title:

FOR THE PURPOSE OF SECTION 4.18(A) ONLY

CHINA SECURITY & SURVEILLANCE TECHNOLOGY (PRC), INC.

By:___________________________________________
Name:
Title:

THE BANK OF NEW YORK MELLON,
a New York banking corporation,
as Trustee

By:___________________________________________
Name:
Title:

EXHIBIT A

[FORM OF FACE OF NOTE]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TRUST COMPANY (“DTC”) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF ITS AUTHORIZED NOMINEE OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO ITS AUTHORIZED NOMINEE, OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, ITS AUTHORIZED NOMINEE, HAS AN INTEREST HEREIN.]1

THIS SECURITY AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH SECURITY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR OTHER SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE.

 BY ACQUISITION HEREOF, THE HOLDER AGREES THAT IT WILL NOT WITHIN THE HOLDING PERIOD SET FORTH IN RULE 144 UNDER THE SECURITIES ACT (A) RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH SECURITY EXCEPT (I) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (II) TO A NON-U.S. PERSON OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (III) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 OR OTHERWISE UNDER THE SECURITIES ACT, IF AVAILABLE, OR (IV) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER OR (B) ENGAGE IN HEDGING TRANSACTIONS WITH RESPECT TO THIS SECURITY OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH SECURITY UNLESS IN COMPLIANCE WITH THE SECURITIES ACT; AND

(3)

AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE SECURITY EVIDENCED HEREBY IS TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 2(A)(IV) ABOVE) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

[IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.]2

 _____________________
1 This legend should be included only if the Note is a Global Note.
2 This legend should be included only if the Note is a Definitive Note.

CHINA SECURITY & SURVEILLANCE TECHNOLOGY, INC.

TRANCHE A ZERO COUPON GUARANTEED SENIOR UNSECURED

CONVERTIBLE NOTE

CUSIP:  [▪]

No. 1 $__________

CHINA SECURITY & SURVEILLANCE TECHNOLOGY, INC., a corporation duly organized and validly existing under the laws of the State of Delaware (herein called the “Company”, which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to Cede & Co., the nominee for The Depositary Trust Company, or registered assigns, at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, (i) each Installment Redemption Amount on the Installment Redemption Date such Installment Redemption Amount is due as set forth on Schedule I hereto, and (ii) interest on any overdue Installment Redemption Amount, if any, at said office or agency, in like coin or currency, at the rate of 5.0% per annum.

The Company shall pay Interest, if any, (i) on any Notes in certificated form by check mailed to the address of the Person entitled thereto as it appears in the Security Register (provided that the holder of Notes with an aggregate principal amount in excess of $1,000,000 shall, at the written election of such holder, be paid by wire transfer of immediately available funds) or (ii) on any Global Note by wire transfer of immediately available funds to the account of the Depositary or its nominee.

Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the holder of this Note the right to convert this Note into Common Stock of the Company on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Indenture.  Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note shall be governed by and construed in accordance with the laws of the State of New York.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

CHINA SECURITY & SURVEILLANCE TECHNOLOGY, INC.

By:____________________________________________
Name:
Title:

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Notes described in the within-named Indenture.

THE BANK OF NEW YORK MELLON,
a New York banking corporation,
as Trustee

By:____________________________________________
Authorized Signatory

Dated:

[FORM OF REVERSE OF NOTE]

CHINA SECURITY & SURVEILLANCE TECHNOLOGY, INC.

TRANCHE A ZERO COUPON GUARANTEED SENIOR UNSECURED

CONVERTIBLE NOTE

This Note is one of a duly authorized issue of Notes of the Company, designated as its Tranche A Zero Coupon Guaranteed Senior Unsecured Convertible Notes (herein called the “Notes”), in an initial aggregate principal amount of $__________, issued and to be issued under and pursuant to an Indenture dated [●], 2009 (herein called the “Indenture”), among the Company, China Safetech Holdings Limited, as the Guarantor, and The Bank of New York Mellon, a New York banking corporation, as trustee (herein called the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Notes.

In case an Event of Default shall have occurred and be continuing, the principal (including, for the avoidance of doubt, any Installment Redemption Amount) of and accrued and unpaid Default Interest, if any, on all Notes may be declared by either the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of a majority in aggregate principal amount of the Notes at the time outstanding, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Notes; provided that no such supplemental indenture shall (i) extend the fixed maturity of any Note (including, for the avoidance of doubt, extending, with respect to any Installment Redemption Amount, the Installment Redemption Date on which such Installment Redemption Amount is due); (ii) reduce the rate or extend the time of payment of Interest, if any; (iii) reduce the principal amount thereof (including, for the avoidance of doubt, any Installment Redemption Amount) or reduce any amount payable on redemption or repurchase thereof; (iv) change the obligation of the Company to repurchase any Note upon the happening of a Termination of Trading in a manner adverse to the holders of Notes; (v) impair the right of any Noteholder to institute suit for the payment thereof; (vi) make the principal thereof (including, for the avoidance of doubt, any Installment Redemption Amount) or Interest, if any, payable in any coin or currency other than that provided in the Notes; (vii) impair the right to convert the Notes into Common Stock or reduce the number of shares of Common Stock or any other property receivable by a Noteholder upon conversion subject to the terms set forth herein, including Section 14.05 of the Indenture, in each case, without the consent of the holder of each Note so affected; (viii) modify any of the provisions of this Section or Section 6.07 of the Indenture, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the holder of each Note so affected; (ix) change any obligation of the Company to maintain an office or agency in the places and for the purposes set forth in Section 4.02 of the Indenture; (x) reduce the quorum or voting requirements set forth in Article 13 of the Indenture; (xi) subordinate the Notes or any Guarantee to any other obligation of the Company or the applicable Guarantor; (xii) release any security interest that may have been granted in favor of the holders of the Notes other than pursuant to the terms of such security interest; (xiii) at any time after a Change of Control has occurred, change the time at which the Change of Control Offer relating thereto must be made or at which the Notes must be repurchased pursuant to such Change of Control Offer; (xiv) at any time after the Company is obligated to make an Asset Sale Offer with the Excess Proceeds from Asset Sales, change the time at which such Asset Sale Offer must be made or at which the Notes must be repurchased pursuant thereto; (xv) make any change in any Guarantee that would adversely affect the holders; or (xvi) reduce the aforesaid percentage of Notes, the holders of which are required to consent to any such supplemental indenture, in each case, without the consent of the holders of all Notes then outstanding.  Subject to the provisions of the Indenture, the holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the holders of all of the Notes waive any past Default or Event of Default under the Indenture and its consequences except (A) a default in the payment of the principal of, the Notes (including, for the avoidance of doubt, a default to pay any Installment Redemption Amount on the Installment Redemption Date, on which such Installment Redemption Amount is due) and Default Interest, if any, (B) a failure by the Company to convert any Notes into Common Stock, (C) a default in the payment of the purchase price pursuant to Section 3.02 of the Indenture or (D) a default in respect of a covenant or provisions hereof which under Article 8 of the Indenture cannot be modified or amended without the consent of the holders of each or all of the Notes then outstanding or affected thereby.  Any such consent or waiver by the holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Note and any Notes which may be issued in exchange or substitution hereof, irrespective of whether or not any notation thereof is made upon this Note or such other Notes.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and Default Interest, if any, on this Note at the place, at the respective times, at the rate and in the coin or currency herein prescribed.

Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

The Notes are issuable in fully registered form, without coupons, in denominations of $100,000 principal amount and any multiple of $1,000 in excess thereof.  At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, without payment of any service charge but with payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration or exchange of Notes, Notes may be exchanged for a like aggregate principal amount of Notes of any other authorized denominations.

The Notes are not subject to redemption through the operation of any sinking fund. At any time prior to the Final Redemption Date, the Company may redeem the Notes (in whole or in part)  without any premium or penalty, except for Default Interest, if any.

In the event that the Company shall be required to commence an Asset Sale Offer, a Change of Control Offer or a Termination of Trading Offer, the Company shall mail to all holders of record of the Notes a notice which states the terms of such Offer to Purchase, and, in the case of a Change of Control Offer or Termination of Trading Offer, the circumstances and relevant facts regarding such event.  Each holder shall have the right to accept such offer and require the Company to repurchase all or any portion of such holder's Notes in cash equal to the Repurchase Amount.

Holders electing to have a Note purchased pursuant to a Offer to Purchase shall deliver to the Company such Note with the form entitled “Purchase Notice” on the reverse thereof duly completed, together with the Note, duly endorsed for transfer, at any time prior to the close of business on the Business Day immediately preceding the Purchase Date, and shall deliver the Notes to the Trustee (or other paying agent appointed by the Company) as set forth in the Indenture.

The Notes will be subject to repurchase in multiples of $1,000 principal amount.

Holders have the right to withdraw any Purchase Notice by delivering to the Trustee (or other paying agent appointed by the Company) a written notice of withdrawal up to the close of business on the Business Day immediately preceding the Purchase Date all as provided in the Indenture.

If money or cash, sufficient to pay the repurchase price of all Notes or portions thereof to be purchased as of the Purchase Date is deposited with the Trustee (or other paying agent appointed by the Company), on the Purchase Date, interest, if any, will cease to accrue on such Notes (or portions thereof) immediately after such Purchase Date, and the holder thereof shall have no other rights as such other than the right to receive the repurchase price upon surrender of such Note.

Subject to the occurrence of certain events and in compliance with the provisions of the Indenture, prior to the final maturity date of the Notes, the holder hereof has the right, at its option, to convert each $100,000 principal amount of the Notes into 10,000 shares of the Company's Common Stock (a conversion price of approximately $10.00 per share), as such shares shall be constituted at the date of conversion and subject to adjustment from time to time as provided in the Indenture, upon surrender of this Note with the form entitled “Conversion Notice” on the reverse thereof duly completed, to the Company at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, or at the option of such holder, the Corporate Trust Office, and, unless the shares issuable on conversion are to be issued in the same name as this Note, duly endorsed by, or accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the holder or by his duly authorized attorney.  The Company will notify the holder thereof in writing of any event triggering the right to convert the Notes as specified above in accordance with the Indenture.

No fractional shares will be issued upon any conversion, but an adjustment and payment in cash will be made, as provided in the Indenture, in respect of any fraction of a share which would otherwise be issuable upon the surrender of any Note or Notes for conversion.

A Note in respect of which a holder is exercising its right to require repurchase upon an Asset Sale Offer, Change of Control Offer or Termination of Trading Offer on a Purchase Date may be converted only if such holder withdraws its election to exercise either such right in accordance with the terms of the Indenture.

Upon due presentment for registration of transfer of this Note at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, a new Note or Notes of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange thereof, subject to the limitations provided in the Indenture, without charge except for any tax, assessment or other governmental charge imposed in connection therewith.

The Company, the Trustee, any authenticating agent, any paying agent, any conversion agent and any Registrar may deem and treat the registered holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon made by anyone other than the Company or any Registrar) for the purpose of receiving payment hereof, or on account hereof, for the conversion hereof and for all other purposes, and neither the Company nor the Trustee nor any other authenticating agent nor any paying agent nor other conversion agent nor any Registrar shall be affected by any notice to the contrary.  All payments made to or upon the order of such registered holder shall, to the extent of the sum or sums paid, satisfy and discharge liability for monies payable on this Note.

No recourse for the payment of the principal (including, for the avoidance of doubt, any Installment Redemption Amount) of or Interest, if any, on this Note, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any supplemental indenture or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, shareholder, employee, agent, officer or director or subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

For purposes of sections 1272, 1273 and 1275 of the Internal Revenue Code of 1986, as amended, this Note is being issued with Tax Original Issue Discount and the issue date of this Note is [●], 2009.

This Note shall be governed by and construed in accordance with the laws of New York.

Terms used in this Note and defined in the Indenture are used herein as therein defined.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM	-	as tenants in common	UNIF GIFT MIN ACT - Custodian
TEN ENT	-	as tenant by the entireties	(Cust) (Minor)
JT TEN	-	as joint tenants with right of survivorship under Uniform Gifts to Minors Act and not as tenants in common

______________________________

(State)

Additional abbreviations may also be used though not in the above list.

SCHEDULE I

CHINA SECURITY & SURVEILLANCE TECHNOLOGY, INC.

Tranche A Zero Coupon Guaranteed Senior Unsecured Convertible Notes

No. 2

The original principal amount of this Note is FIFTY MILLION DOLLARS ($50,000,000).  The Company will pay such principal amount in installments by paying each Installment Redemption Amount on the Installment Redemption Date on which such Installment Redemption Amount is due, as follows:

Installment Redemption Date	Installment Redemption Amount (US$), for each US$100,000 principal amount of the Notes
[●], 2010	US$ 12,500.00
[●], 2010	$ 12,500.00
[●], 2011	$ 12,500.00
[●], 2011	$ 12,500.00
[●], 2012	$ 25,000.00
[●], 2012	$ 25,000.00
Total:	US$ 100,000.00

For purposes thereof, the Principal Amount has been adjusted in accordance with the terms of the Indenture as set forth below:

Date

Principal Amount

Notation Explaining Principal

Amount Recorded

Authorized Signature of Trustee or Custodian

CONVERSION NOTICE

TO:  CHINA SECURITY & SURVEILLANCE TECHNOLOGY, INC.

_______

The undersigned registered owner of this Note hereby irrevocably exercises the option to convert this Note, or the portion thereof (which is $100,000 or a multiple of $1,000 in excess thereof) below designated, into shares of Common Stock of China Security & Surveillance Technology, Inc. in accordance with the terms of the Indenture referred to in this Note, and directs that the shares issuable and deliverable upon such conversion, together with any check in payment for fractional shares and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below.  Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.  If shares or any portion of this Note not converted are to be issued in the name of a person other than the undersigned, the undersigned will provide the appropriate information below and pay all transfer taxes payable with respect thereto.  Any amount required to be paid by the undersigned on account of interest, including additional interest, if any, accompanies this Note.

Dated:

Signature(s)

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP.

Fill in the registration of shares of Common Stock if to be issued, and Notes if to be delivered, other than to and in the name of the registered holder:

__________________________________

(Name)

 __________________________________

(Street Address)

 __________________________________

(City, State and Zip Code)

Please print name and address

Principal amount to be converted
(if less than all):

$__________________________________

Social Security or Other Taxpayer

Identification Number:

__________________________________

PURCHASE NOTICE

TO:  CHINA SECURITY & SURVEILLANCE TECHNOLOGY, INC.

_______

The undersigned registered owner of this Note hereby irrevocably acknowledges receipt of a notice from China Security & Surveillance Technology, Inc. (the “Company”) regarding the right of holders to elect to require the Company to repurchase the Notes upon the occurrence of either an Asset Sale Offer, a Change of Control Offer or a Termination of Trading Offer and requests and instructs the Company to repay the entire principal amount of this Note, or the portion thereof (which is $100,000 or an integral multiple of $1,000 in excess thereof) below designated, in accordance with the terms of the Indenture at the price of the Repurchase Amount, to the registered holder hereof.

Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.  The Notes shall be purchased by the Company as of the Purchase Date pursuant to the terms and conditions specified in the Indenture.

$

 principal amount of the Notes to which this Purchase Notice relates (if less than entire principal amount) pursuant to 4.12, 4.17 or 4.23 of the Indenture, check the box below:

☐ Section 4.12	Purchase Date:

☐ Section 4.17

☐ Section 4.23

Dated:

Signature(s):

NOTICE:  The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Note Certificate Number (if applicable):

Principal amount to be repurchased (if less than all):

Social Security or Other Taxpayer Identification Number:

Assignment Form

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to

(Insert assignee's social security or other tax I.D. no.)

(Print or type assignee's name, address and zip code)

and irrevocably appoint _________________________________________ as agent to transfer this Note on the books of the Company.  The agent may substitute another to act for him.

Date: ______________________
Your Signature: ______________________
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee:

EXHIBIT B

FORM OF NOTATION OF GUARANTEE

For value received, each Guarantor (which term includes any successor Person under the Indenture), jointly and severally, unconditionally guarantees, to the extent set forth in the Indenture and subject to the provisions in the Indenture, dated [●], 2009 (the “Indenture”), among China Security & Surveillance Technology, Inc., as issuer (the “Company”), the Guarantor listed on the signature pages thereto and The Bank of New York Mellon, a New York banking corporation, as trustee (the “Trustee”), (a) the due and punctual payment of the principal of, premium and interest, if any, on the Notes, whether at maturity, by acceleration, redemption, repurchase or otherwise, the due and punctual payment of interest on overdue principal and premium, if any, and, to the extent permitted by law, interest and the due and punctual performance of all other obligations of the Company to the holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.  The obligations of the Guarantors to the holders of Notes and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article 9 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee.  This Guarantee is subject to release as and to the extent set forth in Section 9.05 of the Indenture.  Each holder of a Note, by accepting the same agrees to and shall be bound by such provisions. Capitalized terms used herein and not defined are used herein as so defined in the Indenture.

[GUARANTOR NAME]

By:__________________________________
Name:
Title:

B-1

EXHIBIT C

FORM OF CERTIFICATE OF TRANSFER

China Security & Surveillance Technology, Inc.

13/F, Shenzhen Special Zone Press Tower

Shennan Road, Futian, Shenzhen

People's Republic of China

The Bank of New York Mellon

101 Barclay Street
Floor 4E
New York, NY 10286
U.S.A.

Attention: Global Corporate Trust

Re:

TRANCHE A ZERO COUPON GUARANTEED SENIOR UNSECURED CONVERTIBLE NOTES

Reference is hereby made to the Indenture, dated [●], 2009 (the “Indenture”), among CHINA SECURITY & SURVEILLANCE TECHNOLOGY, INC., as issuer (the “Company”), the Guarantors thereto and THE BANK OF NEW YORK MELLON, a New York banking corporation, as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

___________________, (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] in the principal amount of $___________ (the “Transfer”), to  ___________________________ (the “Transferee”).  In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.     ☐

Check if Transferee will take delivery of a beneficial interest in the Global Note or a Definitive Note pursuant to Regulation S.  The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (A) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (B) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(a) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Distribution Compliance Period (as defined in Regulation S under the Securities Act), (A) the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person, (B) the Transferee is not a U.S. person and is not acquiring the Notes for the account or benefit of any U.S. person or is a U.S. person who purchased securities in a transaction that did not require registration under the Securities Act, (C) the Transferee understands that it may and agrees to resell the Notes only in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration; and understands that it may not and agrees not to engage in hedging transactions with regard to the Notes or the common stock issuable upon conversion unless in compliance with the Securities Act; (D) the Transferee acknowledges that the certificates evidencing the Notes will contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Securities Act; (E) the Transferee acknowledges that the Company is required to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration; provided, however, that if the Notes are in bearer form or foreign law prevents the Company from refusing to register securities transfers, other reasonable procedures (such as a legend described above) are implemented to prevent any transfer of the securities not made in accordance with the provisions of Regulation S.  Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the legend printed on the Global Note and/or the Definitive Note and in the Securities Act.

C-1

2.     10; ☐

Check and complete if Transferee will take delivery of a beneficial interest in the Global Note or a Definitive Note pursuant to any provision of the Securities Act other than Regulation S.  The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Global Notes and Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that:

(i)

  such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act; or

(ii)

  such Transfer is being effected to the Company or a subsidiary thereof; or

(iii)

  such Transfer is being effected pursuant to an effective registration statement under the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:__________________________________
Name:
Title:

C-2

EXHIBIT D

FORM OF RESTRICTIVE LEGEND FOR
COMMON STOCK ISSUED UPON CONVERSION

THE SECURITY EVIDENCED BY THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR OTHER SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE, BY ACQUISITION HEREOF, THE HOLDER AGREES THAT IT WILL NOT WITHIN THE HOLDING PERIOD SET FORTH IN RULE 144 UNDER THE SECURITIES ACT (A) RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY EXCEPT (I) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (II) TO A NON-U.S. PERSON OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (III) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 OR OTHERWISE UNDER THE SECURITIES ACT, IF AVAILABLE, OR (IV) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER OR (B) ENGAGE IN HEDGING TRANSACTIONS WITH RESPECT TO THIS SECURITY UNLESS IN COMPLIANCE WITH THE SECURITIES ACT; AND

 (3)

AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE SECURITY EVIDENCED HEREBY IS TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 2(A)(IV) ABOVE) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

D-1

Exhibit A-2

Form of the Tranche B Indenture

CHINA SECURITY & SURVEILLANCE TECHNOLOGY, INC.

as the Company

CHINA SAFETECH HOLDINGS LIMITED

as the Guarantor

and

THE BANK OF NEW YORK MELLON,
a New York banking corporation
as the Trustee

__________________________

INDENTURE

Dated [●], 2009

__________________________

Tranche B Zero Coupon Guaranteed Senior Unsecured Notes

i

Section 11.04. Return of Unclaimed Monies	79
Section 11.05. Reinstatement	80

ARTICLE 12

THE NOTEHOLDERS

Section 12.01. Action by Noteholders	80
Section 12.02. Proof of Execution by Noteholders	80
Section 12.03. Who Are Deemed Absolute Owners	81
Section 12.04. Company-owned Notes Disregarded	81
Section 12.05. Revocation of Consents; Future Holders Bound	81

ARTICLE 13

MEETINGS OF NOTEHOLDERS

Section 13.01. Purpose of Meetings	82
Section 13.02. Call of Meetings by Company or Noteholders	82
Section 13.03. Qualifications for Voting	82
Section 13.04. Regulations	83
Section 13.05. Voting	83
Section 13.06. No Delay of Rights by Meeting	84

ARTICLE 14

[RESERVED]

ARTICLE 15

MISCELLANEOUS PROVISIONS

Section 15.01. Provisions Binding on Company's Successors	84

Exhibit A - FORM OF NOTE
Exhibit B - FORM OF NOTATION OF GUARANTEE
Exhibit C - FORM OF CERTIFICATE OF TRANSFER

v

INDENTURE

INDENTURE dated [●], 2009, between CHINA SECURITY & SURVEILLANCE TECHNOLOGY, INC, a Delaware corporation (hereinafter called the “Company”), the Guarantor listed on the signature pages hereto, and THE BANK OF NEW YORK MELLON, a New York banking corporation, as trustee hereunder (hereinafter called the “Trustee”).

WITNESSETH:

WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issue of its Tranche B Zero Coupon Guaranteed Senior Unsecured Notes (hereinafter called the “Notes”), in an aggregate principal amount not to exceed $84,000,000 and, to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Indenture; and

WHEREAS, for its lawful corporate purposes, each Guarantor has duly authorized the issue of its Guarantee of the Notes and, to provide the terms and conditions upon which the Guarantee is to be issued and delivered, each Guarantor has duly authorized the execution and delivery of this Indenture; and

WHEREAS, the Notes, the certificate of authentication to be borne by the Notes, a form of notation of Guarantee, a form of Assignment and a form of Purchase Notice to be borne by the Notes are to be substantially in the forms hereinafter provided for; and

WHEREAS, all acts and things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee or a duly authorized authenticating agent, as in this Indenture provided, the valid, binding and legal obligations of the Company, and to constitute this Indenture a valid agreement according to its terms, have been done and performed, and the execution of this Indenture and the issue hereunder of the Notes have in all respects been duly authorized,

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

That in order to declare the terms and conditions upon which the Notes are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Notes by the holders thereof, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the respective holders from time to time of the Notes (except as otherwise provided below), as follows:

ARTICLE 1

DEFINITIONS

Section 1.01.   Definitions.

The terms defined in this Section (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section.  All other terms used in this Indenture that are defined in the Securities Act (except as herein otherwise expressly provided or unless the context otherwise requires) shall have the meanings assigned to such terms in the Securities Act as in force at the date of the execution of this Indenture.  The words “herein”, “hereof”, “hereunder” and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.  The terms defined in this Article include the plural as well as the singular.

1

“Additional Assets” means:

(a) any Property (other than cash, Cash Equivalent and securities) to be owned by the Company or any of its Subsidiaries and used in a Related Business; or

(b) Capital Stock of a Person that becomes a Subsidiary of the Company as a result of the acquisition of such Capital Stock by the Company or another Subsidiary of the Company from any Person other than the Company or an Affiliate of the Company; provided, however, that, in the case of clause (b), such Subsidiary is primarily engaged in a Related Business.

“Affiliate” of any specified Person means:

(a) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person, or

(b) any other Person who is a director or officer of:

(1) such specified Person,

(2) any Subsidiary of such specified Person, or

(3) any Person described in clause (a) above.

For the purposes of this definition, “control,” when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.  For purposes of Section 4.12 and Section 4.14 and the definition of “Additional Assets” only, “Affiliate” shall also mean any Beneficial Owner of shares representing 5% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Voting Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such Beneficial Owner pursuant to the first sentence hereof. Notwithstanding the foregoing, in no event shall Citadel Equity Fund Ltd. or any of its Affiliates be considered an Affiliate of the Company.

 “Amended Investor Rights Agreement” means the second amended and restated investor rights agreement dated the Issue Date by and among the Company, the Guarantor, the Operating Subsidiary, and Citadel Equity Fund Ltd.

“Applicable Procedures” means, with respect to any transfer, repurchase or exchange of or for beneficial interests in any Global Note, the rules and procedures of DTC that apply to such transfer, repurchase or exchange.

2

“Asset Sale” means any sale, lease, transfer, issuance or other disposition (or series of related sales, leases, transfers, issuances or dispositions) by the Company or any of its Subsidiaries, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a “disposition”), of

(a) any shares of Capital Stock of a Subsidiary of the Company (other than directors' qualifying shares), or

(b) any other Property of the Company or any of its Subsidiaries outside of the ordinary course of business of the Company or such Subsidiary,

other than, in the case of clause (a) or (b) above,

(1) any disposition by a Subsidiary of the Company to the Company or by the Company or one of its Subsidiaries to a Wholly Owned Subsidiary,

(2) any disposition that constitutes a Permitted Investment or Restricted Payment permitted by Section 4.10,

(3) any disposition effected in compliance with the first paragraph of Section 5.01,

(4) any disposition of inventory of the Company or any of its Subsidiaries in the ordinary course of business, or inventory or other property that in the reasonable judgment of the Company have become uneconomic, obsolete or worn out,

(5) the sale or discount of accounts receivable in connection with the compromise or collection thereof in the ordinary course of business, and

(6) any disposition in a single transaction or a series of related transactions of assets for aggregate consideration of less than $5.0 million.

“Attributable Debt” in respect of a Sale and Leaseback Transaction means, at any date of determination,

(a) if such Sale and Leaseback Transaction is a Capital Lease Obligation, the amount of Debt represented thereby according to the definition of “Capital Lease Obligations,” and

(b) in all other instances, the present value (discounted at the weighted average interest rate borne by the Notes, compounded annually in the most recently completed twelve months) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended).

“Average Life” means, as of any date of determination, with respect to any Debt or Preferred Stock, the quotient obtained by dividing:

(a) the sum of the product of the numbers of years (rounded to the nearest one-twelfth of one year) from the date of determination to the dates of each successive scheduled principal payment of such Debt or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by

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(b) the sum of all such payments.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors, or the law of any other jurisdiction relating to bankruptcy, insolvency, winding up, liquidation, reorganization or relief of debtors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as such term is used in Section 13(d)(3) of the Exchange Act), such “person” shall be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition or passage of time.  The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board of Directors” means (1) in respect of a corporation, the board of directors of the corporation, or (except if used in the definition of “Change of Control”) any duly authorized committee thereof; and (2) in respect of any other Person, the board or committee of that Person serving an equivalent function.

“Board Resolution” of a Person means a copy of a resolution (in form and substance satisfactory to the Trustee) certified by the secretary or an assistant secretary (or individual performing comparable duties) of the applicable Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means any day other than a Legal Holiday.

“Capital Expenditures” means expenditures (whether paid in cash or other consideration or accrued as a liability and including that portion of Capital Lease Obligations which is capitalized on the consolidated balance sheet of the Company and its Subsidiaries) by the Company and its Subsidiaries that, in conformity with GAAP, are included in “additions to property, plant and equipment” or as capitalized internally developed software or comparable items reflected in the consolidated balance sheet of the Company and its Subsidiaries.

“Capital Lease Obligations” means any obligation under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP; and the amount of Debt represented by such obligation shall be the capitalized amount of such obligations determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.  For purposes of Section 4.11 a Capital Lease Obligation shall be deemed secured by a Lien on the Property being leased.

“Capital Stock” means, with respect to any Person, any shares or other equivalents (however designated) of any class of corporate stock or partnership interests or any other participations, rights, warrants, options or other interests in the nature of an equity interest in such Person, including Preferred Stock, but excluding any debt security convertible or exchangeable into such equity interest.

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“Capital Stock Sale Proceeds” means the aggregate cash proceeds received by the Company from the issuance or sale (other than to a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any such Subsidiary for the benefit of their employees) by the Company of its Capital Stock (other than Disqualified Stock) after the Issue Date, net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

“Cash Equivalents” means any of the following:

(a) Investments in U.S. Government Securities maturing within 365 days of the date of acquisition thereof;

(b) Investments in time deposit accounts, certificates of deposit and money market deposits maturing within 90 days of the date of acquisition thereof issued by a bank or trust company organized under the laws of the United States of America or any state thereof having capital, surplus and undivided profits aggregating in excess of $500 million and whose long-term debt is rated “A-3” or “A-” or higher according to Moody's or S&P (or such similar equivalent rating by at least one “nationally recognized statistical rating organization” (as defined in Rule 436 under the Securities Act));

(c) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (a) entered into with:

(1) a bank meeting the qualifications described in clause (b) above, or

(2) any primary government securities dealer reporting to the Market Reports Division of the Federal Reserve Bank of New York;

(d) Investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America with a rating at the time as of which any Investment therein is made of “P-1” (or higher) according to Moody's or “A-1” (or higher) according to S&P (or such similar equivalent rating by at least one “nationally recognized statistical rating organization” (as defined in Rule 436 under the Securities Act));

(e) direct obligations (or certificates representing an ownership interest in such obligations) of any state of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of such state are pledged and which are not callable or redeemable at the issuer's option, provided that:

(1) the long-term debt of such state is rated “A-3” or “A-” or higher according to Moody's or S&P (or such similar equivalent rating by at least one “nationally recognized statistical rating organization” (as defined in Rule 436 under the Securities Act)), and

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(2) such obligations mature within 180 days of the date of acquisition thereof; and

(f) time deposit accounts, certificates of deposit and money market deposits with (i) Bank of China, Industrial and Commercial Bank of China, China Construction Bank and China Merchants Bank or (ii) any other bank or trust company organized under the laws of the PRC whose long-term debt is rated as high or higher than any of those banks.

 “Change of Control” means the occurrence of any of the following events:

 (a) the sale, transfer, assignment, lease, conveyance or other disposition, directly or indirectly, of all or substantially all the Property of the Company and its Subsidiaries, considered as a whole (other than a disposition of such Property as an entirety or virtually as an entirety to a Wholly Owned Subsidiary or one or more Permitted Holders), shall have occurred, or the Company merges, consolidates or amalgamates with or into any other Person (other than one or more Permitted Holders) or any other Person (other than one or more Permitted Holders) merges, consolidates or amalgamates with or into the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is reclassified into or exchanged for cash, securities or other Property, other than any such transaction where:

(1) the outstanding Voting Stock of the Company is reclassified into or exchanged for other Voting Stock of the Company or for Voting Stock of the Surviving Person, and

(2) the holders of the Voting Stock of the Company immediately prior to such transaction own, directly or indirectly, not less than a majority of the Voting Stock of the Company or the Surviving Person immediately after such transaction and in substantially the same proportion as before the transaction; or

(b)

Continuing Directors cease for any reason to constitute a majority of the Board of Directors then in office; or

(c)

the shareholders of the Company shall have approved any plan of liquidation or dissolution of the Company.

“Clearstream” means Clearstream Banking, S.A. (or any successor securities clearing agency).

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“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Commission” means the U.S. Securities and Exchange Commission.

“Commodity Price Protection Agreement” means, in respect of a Person, any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in commodity prices.

“Common Stock” means any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which is not subject to redemption by the Company.

“Company” means the corporation named as the “Company” in the first paragraph of this Indenture, and, subject to the provisions of Article 5, shall include its successors and assigns.

“Consolidated Interest Expense” means, for any period, the total interest expense of the Company and its consolidated Subsidiaries, plus, to the extent not included in such total interest expense, and to the extent Incurred by the Company or its Subsidiaries, without duplication,

(a) interest expense attributable to leases constituting part of a Sale and Leaseback Transaction and to Capital Lease Obligations,

(b) amortization of debt discount and debt issuance cost, including commitment fees,

(c) capitalized interest,

(d) non-cash interest expense,

(e) commissions, discounts and other fees and charges owed with respect to letters of credit and banker's acceptance financing,

(f) net costs associated with Hedging Obligations (including amortization of fees),

(g) Disqualified Stock Dividends (other than dividends payable in Capital Stock other than Disqualified Stock),

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(h) Preferred Stock Dividends (other than dividends payable in Capital Stock other than Disqualified Stock) of Subsidiaries,

(i) interest accruing on any Debt of any other Person to the extent such Debt is guaranteed by the Company or any of its Subsidiaries, and

(j) the cash contributions to any employee stock ownership plan or similar trust, if any and to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Debt Incurred by such plan or trust.

“Consolidated Net Income” means, for any period, the net income (loss) of the Company and its consolidated Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income:

(a) any net income (loss) of any Person (other than the Company) if such Person is not a Subsidiary of the Company, except that:

(1) subject to the exclusions contained in clauses (c), (d) and (e) below, equity of the Company and its consolidated Subsidiaries in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash distributed by such Person during such period to the Company or any of its Subsidiaries as a dividend or other distribution (subject, in the case of a dividend or other distribution to such Subsidiary, to the limitations contained in clause (b) below), and

(2) the equity of the Company and its consolidated Subsidiaries in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income,

(b) any net income (loss) of any Subsidiary of the Company if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions, directly or indirectly, to the Company, except that:

(1) subject to the exclusions contained in clauses (c), (d) and (e) below, the equity of the Company and its consolidated Subsidiaries in the net income of any such Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash distributed by such Subsidiary during such period to the Company or another of its Subsidiaries as a dividend or other distribution (subject, in the case of a dividend or other distribution to another Subsidiary of the Company, to the limitation contained in this clause), and

(2) the equity of the Company and its consolidated Subsidiaries in a net loss of any such Subsidiary for such period shall be included in determining such Consolidated Net Income,

(c) any gain (but not loss) realized upon the sale or other disposition of any Property of the Company or any of its consolidated Subsidiaries (including pursuant to any Sale and Leaseback Transaction) that is not sold or otherwise disposed of in the ordinary course of business,

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(d) any extraordinary gain or loss, and

(e) the cumulative effect of a change in accounting principles.

“Consolidated Net Worth” means the total of the amounts shown on the consolidated balance sheet of the Company and its Subsidiaries as of the end of the most recent Fiscal Quarter of the Company ending prior to the taking of any action for the purpose of which the determination is being made, as:

(a) the par or stated value of all outstanding Capital Stock of the Company, plus

(b) paid-in capital or capital surplus relating to such Capital Stock, plus

(c) any retained earnings or earned surplus, less:

(1) any accumulated deficit, and

(2) any amounts attributable to Disqualified Stock or any equity security convertible into or exchangeable for Debt, the cost of treasury stock and the principal amount of any promissory notes receivable from the sale of Capital Stock of the Company or any of its Subsidiaries, each item to be determined in conformity with GAAP.

“Consolidated Tangible Net Worth” means, as of any date of determination, the Consolidated Net Worth less the Intangible Assets.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors who (a) was a member of the Board of Directors on the date of this Indenture or (b) was nominated for election to the Board of Directors by, or whose election was ratified with the approval of, a majority of the Continuing Directors who were members of the Board of Directors at the time of such nomination or election.

“Corporate Trust Office” shall be the address of the Trustee specified in Section 15.03 hereof, or such other address as to which the Trustee may give notice to the Company.

“Credit Facilities” means, with respect to the Subsidiaries (including any Person who becomes a Subsidiary after the Issue Date), one or more debt or commercial paper facilities with banks or other institutional lenders in the PRC providing for revolving credit loans, term loans, receivables or inventory financing (including through the sale of receivables or inventory to such lenders or to special purpose, bankruptcy remote entities formed to borrow from such lenders against such receivables or inventory) or trade letters of credit, in each case together with any Refinancings thereof by any lender or syndicate of lenders.

 “Currency Exchange Protection Agreement” means, in respect of a Person, any foreign exchange contract, currency swap agreement, currency option or other similar agreement or arrangement designed to protect such Person against fluctuations in currency exchange rates.

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“Custodian” means, with respect to the Notes issuable or issued in global form, the Person specified in Section 2.02(e) as Custodian with respect to the Notes, and any and all successors thereto appointed as custodian hereunder and having become such pursuant to the applicable provisions of this Indenture.

“Debt” means, with respect to any Person on any date of determination (without duplication):

(a) the principal of and premium (if any) in respect of:

(1) debt of such Person for money borrowed, and

(2) debt evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;

(b) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale and Leaseback Transactions entered into by such Person;

(c) all obligations of such Person representing the deferred purchase price of Property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

(d) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (a) through (c) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);

(e) the amount of all obligations of such Person with respect to the Repayment of any Disqualified Stock or, with respect to any Subsidiary of such Person, any Preferred Stock (but excluding, in each case, any accrued dividends);

(f) all obligations of the type referred to in clauses (a) through (e) above of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any guarantee;

(g) all obligations of the type referred to in clauses (a) through (f) above of other Persons secured by any Lien on any Property of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the Fair Market Value of such Property and the amount of the obligation so secured; and

(h) to the extent not otherwise included in this definition, Hedging Obligations of such Person.

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The amount of Debt of any Person at any date shall be the outstanding balance, or the accreted value of such Debt in the case of Debt issued with original issue discount, at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.  The amount of Debt represented by a Hedging Obligation shall be equal to the notional amount of such Hedging Obligation.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the holder thereof and issued in accordance with Section 2.05 or 2.07 hereof, in substantially the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means with respect to the Notes issuable or issued in whole or in part in the form of one or more Global Notes, the Person designated as Depositary by the Company pursuant to the Indenture and its successors.

“Disqualified Stock” means any Capital Stock of the Company or any of its Subsidiaries that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, in either case at the option of the holder thereof) or otherwise:

(a) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise,

(b) is or may become redeemable or repurchaseable at the option of the holder thereof (except that any Capital Stock that would constitute Disqualified Stock solely because the holders of such Capital Stock have the right to require the Company to repurchase such Capital Stock upon the occurrence of a Change of Control or an Asset Sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.10 hereof), in whole or in part, or

(c) is convertible or exchangeable at the option of the holder thereof for Debt or Disqualified Stock,

on or prior to, in the case of clause (a), (b) or (c), the first anniversary of the Final Redemption Date.

“Disqualified Stock Dividends” means all dividends with respect to Disqualified Stock of the Company held by Persons other than a Wholly Owned Subsidiary.  The amount of any such dividend shall be equal to the quotient of such dividend divided by the difference between one and the maximum statutory federal income tax rate (expressed as a decimal number between 1 and 0) then applicable to the Company.

 “DTC” means The Depositary Trust Company.

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“EBITDA” means, for any period, an amount equal to, for the Company and its consolidated Subsidiaries:

(a) the sum of Consolidated Net Income for such period, plus the following to the extent reducing Consolidated Net Income for such period:

(1) the provision for taxes based on income or profits or utilized in computing net loss,

(2) Consolidated Interest Expense,

(3) depreciation,

(4) amortization of intangibles, and

(5) any other non-cash items (other than any such non-cash item to the extent that it represents an accrual of, or reserve for, cash expenditures in any future period or amortization of a prepaid cash expense paid in a period prior to the period that is subject to calculation), minus

(b) all non-cash items increasing Consolidated Net Income for such period.

Notwithstanding the foregoing clause (a), the provision for taxes and the depreciation, amortization and non-cash items of a Subsidiary of the Company shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Subsidiary or its shareholders.

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear system (or any successor securities clearing agency).

 “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

“Ex-Dividend Time” means, with respect to any distribution on shares of Common Stock, the first date on which the shares of Common Stock trade regularly on the principal securities market on which the shares of Common Stock are then traded without the right to receive such distribution.

“Fair Market Value” means, with respect to any Property at the time of determination, the price that could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction.  Fair Market Value shall be determined, except as otherwise provided,

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(a) if such Property has a Fair Market Value equal to or less than $1.0 million, by any Officer of the Company,

(b) if such Property has a Fair Market Value in excess of $1.0 million but less than or equal to $5.0 million, by a majority of the Board of Directors and evidenced by a Board Resolution delivered to the Trustee, or

(c) if such Property has a Fair Market Value in excess of $5.0 million, by an Independent Financial Advisor and evidenced by a written opinion from such Independent Financial Advisor dated within 30 days of the relevant transaction delivered to the Trustee.

“Final Redemption Date” means [●], 2012.

“Fiscal Quarter” means each of the three month periods ending on March 31, June 30, September 30 and December 31.

“Foreign Subsidiary” means any Subsidiary of the Company which is not organized under the laws of the United States of America or any State thereof or the District of Columbia.

“GAAP” means United States generally accepted accounting principles as in effect on the Issue Date, including those set forth in:

(a) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants,

(b) the statements and pronouncements of the Financial Accounting Standards Board,

(c) such other statements by such other entity as approved by a significant segment of the accounting profession, and

(d) the rules and regulations of the Commission governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the Commission.

All ratios and computations based on GAAP contained in this Indenture will be computed in conformity with GAAP.

“Global Note Legend” means the legend set forth on all Global Notes issued under this Indenture.

“Global Notes” means the global Notes in the form of Exhibit A hereto issued in accordance with Article 2 hereof.

“Governmental Approval” means any authorization of or by, consent of, approval of, license from, ruling of, permit from, tariff by, rate of, certification by, exemption from, filing with (except any filing relating to the perfection of security interests), variance from, claim of, order from, judgment from, decree of, publication to or by, notice to, declaration of or with or registration by or with any Governmental Authority, whether tacit or express.

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“Governmental Authority” means any federal, state, national, provincial, municipal, local, territorial or other government department, ministry (including local counterparts thereof), commission, board, agency, regulatory authority, instrumentality, judicial or administrative body, domestic or foreign.

“guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(a)

to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise), or

(b)

entered into for the purpose of assuring in any other manner the obligee against loss in respect thereof (in whole or in part);

provided, however, that the term “guarantee” shall not include:

(1) endorsements for collection or deposit in the ordinary course of business, or

(2) a contractual commitment by one Person to invest in another Person for so long as such Investment is reasonably expected to constitute a Permitted Investment under clause (a), (b) or (c) of the definition of “Permitted Investment.”

The term “guarantee” used as a verb has a corresponding meaning.  The term “guarantor” shall mean any Person guaranteeing any obligation.

“Guarantee” means the Guarantee of the Notes by each of the Guarantors pursuant to Article 9 and in the form of the Guarantee attached as Exhibit B and any additional Guarantee of the Notes to be executed by any Subsidiary of the Company pursuant to Section 4.18.

“Guarantor” means Safetech and any other Subsidiary of the Company that becomes a Guarantor pursuant to Section 4.18 or who otherwise executes and delivers a supplemental indenture (in form satisfactory to the Trustee) to the Trustee providing for a Guarantee; provided that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its respective Guarantee is released in accordance with the terms of this Indenture.

“Hedging Obligation” of any Person means any obligation of such Person pursuant to any Interest Rate Agreement, Currency Exchange Protection Agreement, Commodity Price Protection Agreement or any other similar agreement or arrangement

“Incur” means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by merger, conversion, exchange or otherwise), extend, assume, guarantee or become liable in respect of such Debt or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Debt or obligation on the balance sheet of such Person (and “Incurrence” and “Incurred” shall have meanings correlative to the foregoing); provided, however, that a change in GAAP that results in an obligation of such Person that exists at such time, and is not theretofore classified as Debt, becoming Debt shall not be deemed an Incurrence of such Debt; and provided further, however, that any Debt or other obligations of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary.

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“Indenture” means this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.

“Independent Financial Advisor” means an investment banking firm of international standing or any third party appraiser of international standing, provided that such firm or appraiser is not an Affiliate of the Company.

“Intangible Assets” shall mean as of the date of any determination thereof the total amount of all assets of the Company and its Subsidiaries classified as goodwill, patents, trade names, trademarks, copyrights, franchises, experimental expense, organization expense, unamortized debt discount and expense, deferred assets other than prepaid insurance and prepaid taxes, the excess of cost of shares acquired over book value of related assets and such other assets as are properly classified as “intangible assets” in accordance with GAAP.

“Interest” means, when used with reference to the Notes, any interest payable under the terms of the Notes.

“Interest Rate Agreement” means, for any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement designed to protect against fluctuations in interest rates.

“Investment” by any Person means any direct or indirect loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person), advance or other extension of credit or capital contribution (by means of transfers of cash or other Property to others or payments for Property or services for the account or use of others, or otherwise) to, or Incurrence of a guarantee of any obligation of, or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Debt issued by, any other Person.

In determining the amount of any Investment made by transfer of any Property other than cash, such Property shall be valued at its Fair Market Value at the time of such Investment.

“Issue Date” means [●], 2009.

 “Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the City of New York, the PRC, London, England, the city in which the Corporate Trust Office of the Trustee is located or any other place of payment on the Notes are authorized by law, regulation or executive order to remain closed.

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“Leverage Ratio” means the ratio of:

(a) the outstanding Debt of the Company and its Subsidiaries on a consolidated basis, to

(b) EBITDA for the most recently completed four Fiscal Quarters; provided, that,

(1) if:

(A)

since the beginning of such period the Company or any of its Subsidiaries has Incurred any Debt that remains outstanding or Repaid any Debt, or

(B)

the transaction giving rise to the need to calculate the Leverage Ratio is an Incurrence or Repayment of Debt,

Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Incurrence or Repayment as if such Debt was Incurred or Repaid on the first day of such period, provided that, in the event of any such Repayment of Debt, EBITDA for such period shall be calculated as if the Company or such Subsidiary had not earned any interest income actually earned during such period in respect of the funds used to Repay such Debt, and provided further that the amount of Debt Incurred under revolving credit facilities shall be deemed to be the average daily balance of such Debt during such period (or any shorter period in which such facilities are in effect) and

(2) if

(A) since the beginning of such period, the Company or any of its Subsidiaries shall have made any Asset Sale or an Investment (by merger or otherwise) in any Subsidiary of the Company (or any Person that becomes such a Subsidiary) or an acquisition of Property,

(B) the transaction giving rise to the need to calculate the Leverage Ratio is such an Asset Sale, Investment or acquisition, or

(C) since the beginning of such period any Person (that subsequently became a Subsidiary of the Company or was merged with or into the Company or any of its Subsidiaries since the beginning of such period) shall have made such an Asset Sale, Investment or acquisition,

EBITDA for such period shall be calculated after giving pro forma effect to such Asset Sale, Investment or acquisition as if such Asset Sale, Investment or acquisition occurred on the first day of such period.

If any Debt bears a floating rate of interest and is being given pro forma effect, the interest expense on such Debt shall be calculated as if the base interest rate in effect for such floating rate of interest on the date of determination had been the applicable base interest rate for the entire period (taking into account any Interest Rate Agreement applicable to such Debt if such Interest Rate Agreement has a remaining term in excess of 12 months).  In the event the Capital Stock of any Subsidiary of the Company is sold during the period, the Company shall be deemed, for purposes of clause (1) above, to have Repaid during such period the Debt of such Subsidiary to the extent the Company and its continuing Subsidiaries are no longer liable for such Debt after such sale.

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“Lien” means, with respect to any Property of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such Property (including any Capital Lease Obligation, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing or any Sale and Leaseback Transaction).

“Material Adverse Effect” means a material adverse effect on (a) the property, business, operations, financial condition, liabilities or capitalization of the Company and its Subsidiaries taken as a whole, (b) the ability of any such Person to perform its payment obligations or any of its material obligations under any of the Transaction Documents to which such Person is a party, (c) the validity or enforceability of any of the Transaction Documents, (d) the material rights and remedies of the Trustee, under any of the Transaction Documents or (e) the timely payment of any principal of any of the Notes.

“Moody's” means Moody's Investors Service, Inc. or any successor to the rating agency business thereof.

“Net Available Cash” from any Asset Sale means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Debt or other obligations relating to the Property that is the subject of such Asset Sale or received in any other non-cash form), in each case net of:

(a) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all U.S. federal, state, national, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Sale,

(b) all payments made on or in respect of any Debt that is secured by any Property subject to such Asset Sale, in accordance with the terms of any Lien upon such Property, or which must by its terms, or in order to obtain a necessary consent to such Asset Sale, or by applicable law, be repaid out of the proceeds from such Asset Sale,

(c) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale, and

(d) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the Property disposed of in such Asset Sale and retained by the Company or any of its Subsidiaries after such Asset Sale.

“Note Obligations” means the Notes, the Guarantees and all other obligations of any obligor under this Indenture, the Notes and the Guarantees.

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“Notes Purchase Agreement” means the Notes purchase agreement dated August 18, 2009 by and among the Company, the Guarantor, the Operating Subsidiary and Citadel Equity Fund Ltd.

“Notes” is defined in the preamble.

“Noteholder” or “holder” as applied to any Note, or other similar terms (but excluding the term “Beneficial Holder”), means any Person in whose name at the time a particular Note is registered on the Registrar's books.

“Notice Date” means the date of mailing of the notice pursuant to Section 3.02(b).

“Obligations” means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Debt.

“Officer” means, with respect to the Company, its Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer or any Vice President (whether or not designated by a number or numbers or word or words added before or after the title “Vice President”) and the Treasurer or any Assistant Treasurer, or the Secretary or Assistant Secretary.

“Officers' Certificate” means a certificate, in form and substance satisfactory to the Trustee, signed by two Officers of the Company, at least one of whom shall be the principal executive officer or principal financial officer of the Company, and which certificate meets the requirements of Section 15.05 hereof and is delivered to the Trustee.

“Operating Subsidiary” means China Security & Surveillance Technology (PRC), Inc., a limited liability company organized and existing under the laws of the PRC and a wholly-owned Subsidiary of the Company.

“Opinion of Counsel” means a written opinion, in form and substance satisfactory to the Trustee, from legal counsel who is acceptable to the Trustee and which meets the requirements of Section 15.05 hereof.

“Outstanding”, when used with reference to Notes and subject to the provisions of Section 12.04, means, as of any particular time, all Notes authenticated and delivered by the Trustee under this Indenture, except:

(a) Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

(b) Notes, or portions thereof, (i) for the redemption of which monies in the necessary amount shall have been deposited in trust with the Trustee or with any paying agent (other than the Company) or (ii) which shall have been otherwise discharged in accordance with Article 11;

(c) Notes in lieu of which, or in substitution for which, other Notes shall have been authenticated and delivered pursuant to the terms of Section 2.06; and

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(d) Notes deemed not outstanding pursuant to Article 3.

“Permitted Holders” means Mr. Tu Guo Shen, a resident of Hangzhou in the PRC, and his estate, spouse, ancestors and lineal descendants, the legal representatives of any of the foregoing and the trustees of any bona fide trusts of which the foregoing are the sole beneficiaries or the grantors, or any Person of which the foregoing “beneficially owns” (as defined in Rule 13d-3 under the Exchange Act), individually or collectively with any of the foregoing, at least 50% of the total voting power of the Voting Stock of such Person.

“Permitted Investment” means any Investment by the Company or any of its Subsidiaries in:

(a)

the Company or any of its Subsidiaries engaged in a Related Business;

(b)

any Person that will, upon the making of such Investment, become a Subsidiary of the Company, provided that the primary business of such Subsidiary is a Related Business;

(c)

any Person if as a result of such Investment such Person is merged or consolidated with or into, or transfers or conveys all or substantially all its Property to, the Company or a Subsidiary of the Company, provided that such Person's primary business is a Related Business;

(d)

cash and Cash Equivalents;

(e)

receivables owing to the Company or any of its Subsidiaries, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or such Subsidiary deems reasonable under the circumstances;

(f)

payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses under GAAP and that are made in the ordinary course of business;

(g)

stock, obligations or other securities received in settlement of debts created in the ordinary course of business and owing to the Company or one of its Subsidiaries or in satisfaction of judgments;

(h)

any Person to the extent such Investment represents the non-cash portion of the consideration received in connection with (A) an Asset Sale consummated in compliance with Section 4.12 or (B) any disposition of Property not constituting an Asset Sale;

(i)

Hedging Obligations by the Company or any Guarantor that are otherwise permitted to be incurred under this Indenture, and which were entered into for financial management of interest rates, foreign currency exchange rates or commodity prices and are directly related to transactions entered into by such Person in the ordinary course of its business, and not for speculative purposes; and

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(j)

other Investments made for Fair Market Value that do not exceed 10% of the aggregate amount of Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the Fiscal Quarter after the Issue Date to the end of the most recent Fiscal Quarter ending prior to the date of such Investment (or if the aggregate amount of Consolidated Net Income for such period shall be a deficit, minus 100% of such deficit).

“Permitted Liens” means:

(a)

Liens in favor of the Company or the Guarantors;

(b)

Liens securing, or created for the benefit of securing, the Notes and the Guarantees;

(c)

Liens securing Debt of a PRC Subsidiary under Credit Facilities, provided that any such Lien is limited to the Property of such PRC Subsidiary;

(d)

leases, licenses, subleases and sublicenses of assets (including, without limitation, real property and intellectual property rights) which do not materially interfere with the ordinary conduct of the business of the Company or any of the Subsidiaries;

(e)

Liens for taxes, assessments or governmental charges or levies on the Property of the Company or any of its Subsidiaries if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision that shall be required in conformity with GAAP shall have been made therefor;

(f)

Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens and other similar Liens, on the Property of the Company or any of its Subsidiaries arising in the ordinary course of business and securing payment of obligations that are not more than 60 days past due or are being contested in good faith and by appropriate proceedings;

(g)

Liens on the Property of the Company or any of its Subsidiaries Incurred in the ordinary course of business to secure performance of obligations with respect to statutory or regulatory requirements, performance or return-of-money bonds, surety bonds or other obligations of a like nature and Incurred in a manner consistent with industry practice, in each case which are not Incurred in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of Property from vendors and others and which do not in the aggregate impair in any material respect the use of Property in the operation of the business of the Company and its Subsidiaries taken as a whole;

(h)

Liens on Property at the time the Company or any of its Subsidiaries acquired such Property, including any acquisition by means of a merger or consolidation with or into the Company or any of its Subsidiaries; provided, however, that any such Lien may not extend to any other Property of the Company or any of its Subsidiaries; provided further, that such Liens shall not have been Incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which such Property was acquired by the Company or any of its Subsidiaries;

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(i)

Liens on the Property of a Person at the time such Person becomes a Subsidiary of the Company; provided, however, that any such Lien may not extend to any other Property of the Company or any other Subsidiary of the Company that is not a direct Subsidiary of such Person; provided further, that any such Lien was not Incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which such Person became a Subsidiary of the Company;

(j)

pledges or deposits by the Company or any of its Subsidiaries under workers' compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Debt) or leases to which the Company or any of its Subsidiaries is party, or deposits to secure public or statutory obligations of the Company, or deposits for the payment of rent, in each case Incurred in the ordinary course of business;

(k)

utility easements, building restrictions and such other encumbrances or charges against real Property as are of a nature generally existing with respect to properties of a similar character;

(l)

Liens existing on the Issue Date not otherwise described in clauses (a) through (k) above;

(m)

Liens on the Property of the Company or any of its Subsidiaries to secure any Refinancing, in whole or in part, of any Debt secured by Liens referred to in clause (g), (h) or (i) above; provided, however, that any such Lien shall be limited to all or part of the same Property that secured the original Lien (together with improvements and accessions to such Property), and the aggregate principal amount of Debt (and other obligations thereunder) that is secured by such Lien shall not be increased to an amount greater than the sum of:

(1)

the outstanding principal amount, or, if greater, the committed amount, of the Debt (and other obligations thereunder) secured by Liens described under clause (g), (h) or (i) above, as the case may be, at the time the original Lien became a Permitted Lien under this Indenture, and

(2)

an amount necessary to pay any fees and expenses, including premiums and defeasance costs, incurred by the Company or such Subsidiary in connection with such Refinancing; and

(n)

judgment Liens not giving rise to en Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired.

 “Permitted Refinancing Debt” means any Debt that Refinances any other Debt, including any successive Refinancings, so long as:

(a)

such Debt is in an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) not in excess of the sum of:

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(1) the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding of the Debt being Refinanced, and

(2) an amount necessary to pay any fees and expenses, including premiums and defeasance costs, related to such Refinancing,

(b)

the Average Life of such Debt is equal to or greater than the Average Life of the Debt being Refinanced,

(c)

the Stated Maturity of such Debt is no earlier than the Stated Maturity of the Debt being Refinanced,

(d)

the new Debt shall not be senior in right of payment to the Debt that is being Refinanced, and

(e)

the new Debt, the proceeds of which are used to Refinance the Notes or any Debt that is pari passu with or subordinate to the Notes or a Guarantee, shall only be permitted if (A) in case the Notes are refinanced in part or the Debt to be Refinanced is pari passu with the Notes or a Guarantee, such new Debt, by its terms or by terms of any agreement or instrument pursuant to which such new Debt is outstanding, is expressly made pari passu with, or subordinate in right of payment to, the remaining Notes or such Guarantee, or (B) in case the Debt to be Refinanced is subordinated in right of payment to the Notes or a Guarantee, such new Debt, by its terms or by the terms of any agreement or instrument to which such new Debt is issued or remains outstanding, is expressly made subordinate in right of payment to the Notes or such Guarantee at least to the extent that the Debt to be Refinanced is subordinated to the Notes or the Guarantee;

provided, however, that Permitted Refinancing Debt shall not include the Debt of any Subsidiary that is not a Guarantor, if such Debt is used to Refinance Debt of the Company or a Subsidiary.

“Person” means a corporation, an association, a partnership, a limited liability company, an individual, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or an agency or a political subdivision thereof.

“PRC” means the People's Republic of China, exclusive of Taiwan, Macau and Hong Kong.

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same Debt as that evidenced by such particular Note; and any Note authenticated and delivered under Section 2.06 in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same Debt as the lost, destroyed or stolen Note.

“Preferred Stock” means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of any other class of Capital Stock issued by such Person.

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“Preferred Stock Dividends” means all dividends with respect to Preferred Stock of the Company's Subsidiaries held by Persons other than the Company or any of its Wholly Owned Subsidiaries.  The amount of any such dividend shall be equal to the quotient of such dividend divided by the difference between one and the maximum statutory federal income rate (expressed as a decimal number between 1 and 0) then applicable to the issuer of such Preferred Stock.

“pro forma” means, with respect to any calculation made or required to be made pursuant to the terms hereof, a calculation performed in accordance with Article 11 of Regulation S-X promulgated under the Securities Act, as interpreted in good faith by the Board of Directors after consultation with the independent certified public accountants of the Company, or otherwise a calculation made in good faith by the Board of Directors after consultation with the independent certified public accountants of the Company, as the case may be.

“Property” means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including intellectual property rights and Capital Stock in, and other securities of, any other Person.  For purposes of any calculation required pursuant to this Indenture, the value of any Property shall be its Fair Market Value.

“Refinance” means, in respect of any Debt, to refinance, extend, renew, refund or Repay (in whole or in part), or to issue other Debt, in exchange or replacement for (in whole or in part), such Debt.  “Refinanced” and “Refinancing” shall have correlative meanings.

“Related Business” means the manufacturing, distributing, installing, servicing and maintaining security, surveillance, fire and alarm products and systems, and other products or systems in the similar nature.

“Repay” means, in respect of any Debt, to repay, prepay, repurchase, redeem, legally defease or otherwise retire such Debt. “Repayment” and “Repaid” shall have correlative meanings.  For purposes of Section 4.12 and the definition of “Leverage Ratio,” Debt shall be considered to have been Repaid only to the extent the related loan commitment, if any, shall have been permanently reduced in connection therewith.

“Repurchase Amount” means, with respect to any Note, the aggregate Installment Redemption Amounts then remaining unpaid.

 “Responsible Officer” shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee with direct responsibility for the administration of this Indenture.

“Restricted Payment” means:

(a)

any dividend or distribution (whether made in cash, securities or other Property) declared or paid on or with respect to any shares of Capital Stock of the Company or any of its Subsidiaries (including any payment in connection with any merger or consolidation with or into the Company or any of its Subsidiaries), except for any dividend or distribution that is made solely to the Company or any of its Subsidiaries (and, if such Subsidiary is not a Wholly Owned Subsidiary, to the other shareholders of such Subsidiary on a pro rata basis or on a basis that results in the receipt by the Company or any of its Subsidiaries of dividends or distributions of greater value than it would receive on a pro rata basis) or any dividend or distribution payable solely in shares of Capital Stock (other than Disqualified Stock) of the Company;

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(b)

the purchase, repurchase, redemption, acquisition or retirement for value of any Capital Stock of the Company or any of its Subsidiaries (other than from the Company or any of its Subsidiaries) or any securities exchangeable for or convertible into any such Capital Stock, including the exercise of any option to exchange any Capital Stock (other than for or into Capital Stock of the Company that is not Disqualified Stock);

(c)

the purchase, repurchase, redemption, acquisition or retirement for value, prior to the date for any scheduled maturity, sinking fund or amortization or other installment payment, of any Subordinated Obligation (other than the purchase, repurchase or other acquisition of any Subordinated Obligation purchased in anticipation of satisfying a scheduled maturity, sinking fund or amortization or other installment obligation, in each case due within one year of the date of acquisition); or

(d)

any Investment (other than Permitted Investments) in any Person.

“RMB” means the lawful currency of the PRC.

“S&P” means Standard & Poor's Ratings Services, a division of McGraw Hill, Inc., or any successor to the rating agency business thereof.

“Safetech” means China Safetech Holdings Limited, a wholly-owned subsidiary of the Company, incorporated under the laws of British Virgin Islands.

“Sale and Leaseback Transaction” means any direct or indirect arrangement relating to Property now owned or hereafter acquired whereby the Company or any of its Subsidiaries transfers such Property to another Person and the Company or any of its Subsidiaries leases it from such Person.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

“Senior Debt” of the Company means:

(a)

all obligations consisting of the principal, premium, if any, and accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not such post-filing interest is allowed in such proceeding) in respect of:

(1) Debt of the Company for borrowed money, and

(2) Debt of the Company evidenced by notes, debentures, bonds or other similar instruments permitted under this Indenture for the payment of which the Company is responsible or liable;

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(b)

all Capital Lease Obligations of the Company and all Attributable Debt in respect of Sale and Leaseback Transactions entered into by the Company;

(c)

all obligations of the Company

(1) for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction,

(2) under Hedging Obligations, or

(3) issued or assumed as the deferred purchase price of Property and all conditional sale obligations of the Company and all obligations under any title retention agreement permitted under this Indenture; and

(d)

all obligations of other Persons of the type referred to in clauses (a), (b) and (c) for the payment of which the Company is responsible or liable as guarantor;

 provided, however, that Senior Debt shall not include:

(A)

Debt of the Company that is by its terms subordinate in right of payment to the Notes, including any Subordinated Obligations;

(B)

any Debt Incurred in violation of the provisions of this Indenture;

(C)

accounts payable or any other obligations of the Company to trade creditors created or assumed by the Company in the ordinary course of business in connection with the obtaining of materials or services (including guarantees thereof or instruments evidencing such liabilities);

(D)

any liability for U.S. federal, state, national, provincial, local or other taxes owed or owing by the Company;

(E)

any obligation of the Company to any of its Subsidiaries; or

(F)

any obligations with respect to any Capital Stock of the Company.

To the extent that any payment of Senior Debt (whether by or on behalf of the Company as proceeds of security or enforcement or any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to a trustee, receiver or other similar party under any bankruptcy, insolvency, receivership or similar law, then if such payment is recovered by, or paid over to, such trustee, receiver or other similar party, the Senior Debt or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

“Senior Debt” of any Guarantor has a correlative meaning.

 “Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the Commission.

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“Stated Maturity” means, with respect to any installment of interest or principal on any series of Debt (including, without limitation, a scheduled repayment or a scheduled sinking fund payment), the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Debt, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment hereof.

 “Subordinated Obligation” means any Debt of the Company or any Guarantor (whether outstanding on the Issue Date or thereafter Incurred) that is subordinate or junior in right of payment to the Notes or the applicable Guarantee pursuant to a written agreement to that effect.

“Subsidiary,” with respect to any Person, means (i) any corporation of which the outstanding Capital Stock having a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, through one or more intermediaries, by such Person or (ii) any other Person of which a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, through one or more intermediaries, owned by such Person.

“Surviving Person” means the surviving Person formed by a merger, consolidation or amalgamation and, for purposes of Section 5.01, a Person to whom all or substantially all of the Property of the Company or a Guarantor is sold, transferred, assigned, leased, conveyed or otherwise disposed.

“Tax Original Issue Discount” means the amount of ordinary interest income on a Note that must be accrued as original issue discount for United States federal income tax purposes.

“Termination of Trading” will be deemed to have occurred if, (i) the Common Stock is neither listed for trading on a United States national securities exchange, listed for trading on a United States national or regional securities exchange nor approved for trading on any of the NASDAQ's Capital Market, Global Market, Global Select Market or the OTC Bulletin Board, (ii) trading in the Common Stock on any such exchange or market has been suspended for thirty or more consecutive Trading Days, or (iii) a transaction or event (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise) occurs in connection with which all or substantially all of the Common Stock is exchanged for, converted into, or acquired for, consideration which is not all or substantially all common stock, depositary receipts, ordinary shares or other certificates representing common equity interests that are (or, upon consummation of or immediately following such transaction or event, will be) listed on a United States national securities exchange or approved (or, upon consummation of or immediately following such transaction or event, will be approved) for quotation on the NASDAQ Capital Market, NASDAQ Global Market, NASDAQ Global Select Market, the OTC Bulletin Board or any similar United States system of automated dissemination of quotations of securities prices.

“Tranche A Indenture” means the Indenture dated as of even date between the Company and the Trustee, governing the terms and conditions of the Tranche A Notes.

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“Tranche A Notes” means the Tranche A Zero Coupon Guaranteed Senior Unsecured Convertible Notes issued by the Company as of even date in an aggregate principal amount not exceeding $50,000,000.

“Transaction Documents” means this Indenture, the Notes, the Guarantees, Notes Purchase Agreement, the Amended Investor Rights Agreement, certain Non-Competition Covenant and Agreement dated February 16, 2007 by and between Citadel Equity Fund Ltd. and Mr. Tu Guo Shen, or any of them as the context may so require.

“Trading Day” shall mean (x) if the applicable security is quoted on the NASDAQ National Market, a day on which trades may be made thereon, (y) if the applicable security is listed or admitted for trading on the American Stock Exchange, New York Stock Exchange or another United States national securities exchange, a day on which such securities exchange is open for business, or (z) if the applicable security is not so listed, admitted for trading or quoted, any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

“Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NASDAQ Capital Market, the American Stock Exchange, the New York Stock Exchange, the NASDAQ Global Market, the NASDAQ Global Select Market or the OTC Bulletin Board.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor Trustee.

“U.S. Government Securities” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America are pledged and which are not callable or redeemable at the issuer's option.

“Voting Stock” of any Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

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“Wholly Owned Subsidiary” means, at any time, a Subsidiary all the Voting Stock of which (except directors' qualifying shares) is at such time owned, directly or indirectly, by the Company and its other Wholly Owned Subsidiaries.

Section 1.02.   Other Definitions.

Defined in
Term	Section
"Affiliate Transaction"	4.14
"Agent Members"	2.02(c)
"Allocable Excess Proceeds"	4.12
"Asset Sale Offer"	4.12
"Authentication Order"	2.04
"Benefited Party"	9.01
"Change of Control Offer"	4.17
"Event of Default"	6.01
"Excess Proceeds"	4.12
"Future Guarantor"	9.03
"Installment Redemption Amount"	3.01(a)
"Installment Redemption Date"	3.01(a)
"Offer Amount"	3.02(b)
"Offer Period"	3.02(c)
"Offer to Purchase"	3.02(a)
"Paying Agent"	4.02
"Purchase Date"	3.02(c)
"Purchase Price"	3.02(b)
"Redemption Date"	3.01
"Redemption Amount"	3.01
"Registrar"	4.02
"Security Register"	4.02
"Termination of Trading Offer"	4.23
"Tranche A Voluntary Redemption"	3.01(b)
"Tranche B Voluntary Redemption"	3.01(b)
"Voluntary Redemption"	3.01(b)
"Voluntary Redemption Notice"	3.01(b)

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Section 1.03.   Rules of Construction.

(a)

Unless the context otherwise requires:

(i)

a term has the meaning assigned to it;

(ii)

an accounting term not otherwise defined herein has the meaning assigned to it in accordance with GAAP;

(iii)

“or” is not exclusive;

(iv)

words in the singular include the plural, and in the plural include the singular;

(v)

all references in this instrument to “Articles,” “Sections” and other subdivisions are to the designated Articles, Sections and subdivisions of this instrument as originally executed;

(vi)

the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

(vii)

“including” means “including without limitation;”

(viii)

provisions apply to successive events and transactions;

(ix)

“$” means the lawful currency of the United States of America; and

(x)

references to sections of or rules under the Securities Act or the Exchange Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the Commission from time to time thereunder.

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ARTICLE 2

ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND EXCHANGE OF NOTES

Section 2.01.   Designation Amount and Issue of Notes.

The Notes shall be designated as “Tranche B Zero Coupon Guaranteed Senior Unsecured Notes”.  Notes not to exceed the aggregate principal amount of $84,000,000 (except pursuant to Sections 2.05 and 2.06 hereof) upon the execution of this Indenture, or from time to time thereafter, may be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Notes to or upon the written order of the Company, signed by its Chairman of the Board, Chief Executive Officer, President or any Vice President (whether or not designated by a number or numbers or word or words added before or after the title “Vice President”), the Treasurer or any Assistant Treasurer or the Secretary or Assistant Secretary, without any further action by the Company hereunder.

Section 2.02.   Form of Notes.

(a)

The Notes and the Trustee's certificate of authentication to be borne by such Notes shall be substantially in the form set forth in Exhibit A.  The terms and provisions contained in the form of Note attached as Exhibit A hereto shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

(b)

Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends, endorsements or changes as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required by the Custodian, the Depositary or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed, or to conform to usage, or to indicate any special limitations or restrictions to which any particular Notes are subject.

(c)

So long as the Notes are eligible for book-entry settlement with the Depositary, or unless otherwise required by law, or otherwise contemplated by Section 2.05(a), all of the Notes will be represented by one or more Notes in global form registered in the name of the Depositary or the nominee of the Depositary.  The transfer and exchange of beneficial interests in any such Global Note shall be effected through the Depositary in accordance with this Indenture and the applicable procedures of the Depositary.  Except as provided in Section 2.05(a), beneficial owners of a Global Note shall not be entitled to have certificates registered in their names, will not receive or be entitled to receive physical delivery of certificates in definitive form and will not be considered holders of such Global Note.  The Company has initially appointed DTC as the Depositary. Each Global Note initially shall be registered in the name of a nominee for the Depositary and be delivered to the Trustee, as custodian for the Depositary or its nominee. Interests in the Global Note may be held by any member of, or participants in, the Depositary, including Euroclear and Clearstream (collectively, the “Agent Members”). Agent Members shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, or the Trustee as its custodian, the Paying Agent or any agent of any of them as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee, the Paying Agent or any agent of any of them, from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Global Note.  The Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

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(d)

Any Global Note shall represent such of the outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be increased or reduced to reflect redemptions, repurchases, transfers or exchanges permitted hereby.  Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in such manner and upon instructions given by the holder of such Notes in accordance with this Indenture.  Payment of principal of, premium, if any, and Interest on any Global Note shall be made to the holder of such Note.

(e)

This Section 2.02(e) shall apply only to Global Notes deposited with the Trustee, as custodian for the Depositary.  Participants shall have no rights under this Indenture or any Global Note with respect to any Global Note held on their behalf by the Depositary or by the Trustee as custodian for the Depositary, and the Depositary shall be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Participants, the Applicable Procedures or the operation of customary practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

The Company shall exchange Global Notes for Definitive Notes if: (1) at any time DTC or any alternative clearing agency on behalf of which the Notes evidenced by the Global Note may be held is closed for business for a continuous period of 14 days (other than reason of holidays, statutory or otherwise) or announces an intention permanently to cease business or does in fact do so, and, in either case, the Company shall not have appointed a successor Depositary within 90 days after the Company receives such notice or becomes aware of such ineligibility, or (2) upon written request of a holder or the Trustee if a Default or Event of Default shall have occurred and be continuing.

Upon the occurrence of any of the events set forth in clauses (1) or (2) of the immediately preceding paragraph, the Company shall execute, and, upon receipt of an Authentication Order in accordance with Section 2.04 hereof, the Trustee shall authenticate and deliver, Definitive Notes, in authorized denominations, in an aggregate principal amount equal to the principal amount of the Global Notes in exchange for such Global Notes.

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Upon the exchange of a Global Note for Definitive Notes, such Global Note shall be cancelled by the Trustee or an agent of the Company or the Trustee.  Definitive Notes issued in exchange for a Global Note pursuant to this Section shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its Participants or its Applicable Procedures, shall instruct the Trustee or an agent of the Company or the Trustee in writing.  The Trustee or such agent shall deliver such Definitive Notes to or as directed by the Persons in whose names such Definitive Notes are so registered or to the Depositary.

Section 2.03.   Date and Denomination of Notes

The Notes shall be issuable in registered form without coupons in denominations of $100,000 principal amount and integral multiples of $1,000 in excess thereof. Each Note shall be dated the date of its authentication.  The Notes shall not bear any interest except for Default Interest, if any.

Default Interest, if any, shall be payable at the office of the Company maintained by the Company for such purposes in the City of New York, which shall initially be an office or agency of the Trustee.  The Company shall pay Default Interest (i) on any Notes in certificated form by (x) check mailed to the address of the Person entitled thereto as it appears in the Security Register (or upon written notice, by wire transfer in immediately available funds, if such Person is entitled to Default Interest on aggregate principal in excess of $1 million) or (y) by transfer to an account maintained by such person in the City of New York or (ii) on any Global Note by wire transfer of immediately available funds to the account of the Depositary or its nominee.

Section 2.04.   Execution of Notes.

The Notes shall be signed in the name and on behalf of the Company by the manual or facsimile signature of its Chairman of the Board, Chief Executive Officer, President or any Vice President (whether or not designated by a number or numbers or word or words added before or after the title “Vice President”) and attested by the manual or facsimile signature of its Secretary or any of its Assistant Secretaries or its Treasurer or any of its Assistant Treasurers (which may be printed, engraved or otherwise reproduced thereon, by facsimile or otherwise).  Only such Notes as shall bear thereon a certificate of authentication substantially in the form set forth on the form of Note attached as Exhibit A hereto upon a written order of the Company signed by an Officer (an “Authentication Order”), manually executed by the Trustee (or an authenticating agent appointed by the Trustee as provided by Section 15.10), shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose.  Such certificate by the Trustee (or such an authenticating agent) upon any Note executed by the Company shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the holder is entitled to the benefits of this Indenture.

In case any officer of the Company who shall have signed any of the Notes shall cease to be such officer before the Notes so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Company, such Notes nevertheless may be authenticated and delivered or disposed of as though the person who signed such Notes had not ceased to be such officer of the Company, and any Note may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Note, shall be the proper officers of the Company, although at the date of the execution of this Indenture any such person was not such an officer.

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Section 2.05.   Exchange and Registration of Transfer of Notes; Restrictions on Transfer.

(a)

As provided herein, interests in a Global Note will be exchanged, upon 45 days' notice by a holder of an interest in such Global Note for Definitive Notes. Each Global Note shall be deposited with the Depositary, which shall hold such Global Note in safe custody for the account of DTC and instruct DTC or both of them, as the case may be, to credit the principal amounts of the Notes represented by such Global Note to the holder's distribution account with DTC. Each relevant Global Note shall be exchangeable in whole for an interest, equal to the principal amount of such Global Note being exchanged, for Definitive Notes in the same principal amount, upon request of DTC to the Registrar, but only upon delivery by DTC, acting on behalf of the beneficial owners of such interests, to the Registrar at its principal office in the City of New York, of certificates substantially in the form of Exhibit C hereto. The delivery to the Registrar of any certificate in the form referred to above may be relied upon by the Company, the Trustee and the Registrar as conclusive evidence that related certificates have been delivered to DTC as contemplated by the terms of this Section.

(b)

In accordance with the terms of a Global Note and this Indenture, the Registrar shall deliver at the cost of the Company, upon not less than 45 days' notice to the Registrar by DTC, the relevant Definitive Notes in exchange for interests in such Global Note. For this purpose, the Registrar is authorized and it shall (A) authenticate each such Definitive Note and (B) deliver each such Definitive Note to or to the order of DTC, in exchange for interests in such Global Note. The Registrar shall promptly notify the Company upon receipt of a request for issue of Definitive Notes the aggregate principal amount of the relevant Global Note to be exchanged in connection therewith. The Company undertakes to deliver to, or to the order of, the Registrar sufficient numbers of duly executed Definitive Notes to enable the Registrar to comply with its obligations under this Section 2.05(b). Such exchange shall be made free of charge to the holder and the beneficial owners of the relevant Global Note and to the holders of the Definitive Notes issued in exchange as provided above, except that a Person receiving Definitive Notes must bear the cost of insurance, postage, transportation and the like in the event that such Person does not receive such Definitive Notes in person at the offices of a Registrar. Notwithstanding the above, interests in a Global Note shall be exchangeable in whole (but not in part) at the cost of the Company for Definitive Notes under the conditions described in Section 2.02(e).

(c)

Upon any exchange of an interest in a Global Note for Definitive Notes, the relevant Global Note shall be endorsed by the Trustee or the Registrar to reflect the reduction of its principal amount by the aggregate principal amount so exchanged. Until exchanged in full, the holder of any interest in any Global Note shall in all respects be entitled to the same benefits under this Indenture as Definitive Notes authenticated and delivered hereunder. Once exchanged in full, a Global Note shall be canceled and disposed of by the Trustee in accordance with its customary procedures and a certificate of disposition will be sent to the Company.

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(d)

The Trustee or the Registrar shall cause all Global Notes and Definitive Notes delivered to it and held by it hereunder to be maintained in safe custody in accordance with this Section.

(e)

The Security Register shall be in written form in the English language and shall include a record of the certificate number of each Note that has been issued, and shall show the amount of such Notes, the date of issue, all subsequent transfers and changes in ownership in respect thereof and the names, tax identifying numbers (if relevant to a specific holder), addresses of the holders of the Notes and any payment instructions with respect thereto (if different from a holder's registered address).

(f)

The Registrar shall at all reasonable times during office hours make the Security Register available to the Trustee, the Paying Agent, the Company and the holders of such Notes or any person authorized by the Company in writing for inspection and for taking of copies thereof or extracts therefrom, and at the expense of the Company, the Registrar shall deliver to such persons all lists of holders of such Notes, their addresses, amounts of such holdings and other details as they may request.

(g)

The Registrar shall handle all requests for the registration of transfer, or exchange or repurchase, of Notes and receive certificates for the Notes deposited with the transfer agent for transfer, or exchange, or repurchase, and in doing so, shall ensure that every Note presented or surrendered for registration of transfer, or exchange or repurchase, (if so required by the Company, the Trustee, the Paying Agent or the Registrar) be duly endorsed by, or be accompanied by a written instrument or instruments of transfer (in form satisfactory to the Company and the Registrar) duly executed by the holder thereof or by such holder's attorney duly authorized in writing.

(h)

Neither the Company nor the Trustee nor any Registrar shall be required to exchange or register a transfer of any Notes or portions thereof tendered for purchase pursuant to Section 3.02 (and not withdrawn).

(i)

Until the expiration of the holding period applicable to sales thereof under Rule 144 under the Securities Act (or any successor provision), the Notes shall not be transferred and any certificate evidencing such Note (and all securities issued in exchange therefor or substitution thereof) shall bear a legend set forth in Exhibit A, unless such Note has been sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such transfer), pursuant to Rule 144 or other available exemptions from registration under the Securities Act or any similar provision then in force, or unless otherwise agreed by the Company in writing, with written notice thereof to the Trustee.

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(j)

The Trustee and the Registrar shall be entitled to treat a telephone, telex or facsimile communication from a person purporting to be (and who the Trustee or the Registrar believe in good faith to be) the authorized representative of the Company, named in a list furnished to the Trustee and the Registrar from time to time, as sufficient instructions and authority of the Company for the Trustee and the Registrar to act in accordance with this Section.

(k)

Title to the Notes shall pass by delivery. However, title to Notes issued in the form of Global Notes held through DTC shall be transferable only in accordance with the rules and procedures of DTC, as appropriate.

Section 2.06.   Mutilated, Destroyed, Lost or Stolen Notes.

In case any Note shall become mutilated or be destroyed, lost or stolen, the Company in its discretion may execute, and upon its written request the Trustee or an authenticating agent appointed by the Trustee shall authenticate and make available for delivery, a new Note, bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated Note, or in lieu of and in substitution for the Note so destroyed, lost or stolen.  In every case, the applicant for a substituted Note shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company, to the Trustee and, if applicable, to such authenticating agent evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

Following receipt by the Trustee or such authenticating agent, as the case may be, of satisfactory security or indemnity and evidence, as described in the preceding paragraph, the Trustee or such authenticating agent may authenticate any such substituted Note and make available for delivery such Note.  Upon the issuance of any substituted Note, the Company or the Trustee, as the case may be, may require the payment by the holder of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith.  In case any Note which has matured or is about to mature or has been called for redemption or has been tendered for repurchase upon a Termination of Trading (and not withdrawn) shall become mutilated or be destroyed, lost or stolen, the Company may, instead of issuing a substitute Note, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated Note), if the applicant for such payment shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or in connection with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company, the Trustee and, if applicable, any paying agent evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

Every substitute Note issued pursuant to the provisions of this Section by virtue of the fact that any Note is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) this Indenture equally and proportionately with any and all other Notes duly issued hereunder.  If, after the delivery of such replacement Note, a protected purchaser of the original Note in lieu of which such replacement Note was issued presents for payment or registration of such original Note, the Trustee shall be entitled to recover such replacement Note from the Person to whom it was delivered or any Person taking therefrom, except a protected purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Company, the Trustee and any authenticating agent in connection therewith.

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Section 2.07.   Temporary Notes.

Pending the preparation of Notes in certificated form, the Company may execute and the Trustee or an authenticating agent appointed by the Trustee shall, upon the written request of the Company, authenticate and deliver temporary Notes (printed or lithographed).  Temporary Notes shall be issuable in any authorized denomination, and substantially in the form of the Notes in certificated form, but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Company.  Every such temporary Note shall be executed by the Company and authenticated by the Trustee or such authenticating agent upon the same conditions and in substantially the same manner, and with the same effect, as the Notes in certificated form.  Without unreasonable delay, the Company will execute and deliver to the Trustee or such authenticating agent Notes in certificated form and thereupon any or all temporary Notes may be surrendered in exchange therefor, at each office or agency maintained by the Company pursuant to Section 4.02 and the Trustee or such authenticating agent shall authenticate and make available for delivery in exchange for such temporary Notes an equal aggregate principal amount of Notes in certificated form.  Such exchange shall be made by the Company at its own expense and without any charge therefor.  Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Notes in certificated form authenticated and delivered hereunder.

Section 2.08.   Cancellation of Notes.

All Notes surrendered for the purpose of payment, redemption, repurchase, exchange or registration of transfer shall, if surrendered to the Company or any paying agent or any Registrar, be surrendered to the Trustee and promptly canceled by it, or, if surrendered to the Trustee, shall be promptly canceled by it, and no Notes shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture.  The Trustee shall dispose of such canceled Notes in accordance with its customary procedures.  If the Company shall acquire any of the Notes, such acquisition shall not operate as a redemption, repurchase or satisfaction of the indebtedness represented by such Notes unless and until the same are delivered to the Trustee for cancellation.

Section 2.09.   Defaulted Interest.

If the Company defaults in a payment of any Installment Redemption Amount on the Notes, it shall pay the defaulted interest in any lawful manner to the Persons who are holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to holders a notice that states the special record date, the related payment date and the amount of such defaulted interest to be paid.

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Section 2.10.   CUSIP Numbers.

The Company in issuing the Notes may use CUSIP numbers (if then generally in use), and, if so, the Trustee shall use CUSIP numbers in notices of redemption or repurchases as a convenience to Noteholders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption or a repurchase and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption or repurchase shall not be affected by any defect in or omission of such numbers.  The Company will promptly notify the Trustee in writing of any change in the CUSIP numbers.

ARTICLE 3

REDEMPTION AND REPURCHASE OF NOTES

Section 3.01.   Redemption .

(a)

Redemption in Installments.  Unless previously redeemed or purchased and cancelled, the Company shall redeem the Notes in installments on the dates (each an “Installment Redemption Date”) and, for each US$100,000 principal amount of the Notes, in the amounts (each an “Installment Redemption Amount”) set forth below:

Installment Redemption Date	Installment Redemption Amount (US$), for each US$100,000 principal amount of the Notes
[●], 2010	US$ 23,000.00
[●], 2010	$ 23,000.00
[●], 2011	$ 23,000.00
[●], 2011	$ 23,000.00
[●], 2012	$ 4,000.00
[●], 2012	$ 4,000.00
Total:	US$100,000.00

(b)

Voluntary Redemption.  At any time prior to the Final Redemption Date, the Company may, if the Company gives the Trustee and each holder at such holder's address appearing in the Security Register not less than five (5) Business Days' prior written notice (the “Voluntary Redemption Notice”), redeem the Notes (in whole or in part) without any premium or penalty, except for Default Interest, if any (such redemption of the Notes being a “Tranche B Voluntary Redemption”), provided that:

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(i)

the Company shall redeem the Tranche A Notes (in whole or in part) on the same date subject to any equivalent provision under the Tranche A Notes and the Tranche A Indenture (such redemption of the Tranche A Notes being a “Tranche A Voluntary Redemption” and collectively with the Tranche B Voluntary Redemption, a “Voluntary Redemption”) after giving equivalent notice therefor in relation the Tranche A Notes pursuant to applicable provisions under the Tranche A Notes and the Tranche A Indenture;

(ii)

the aggregate amount of any Voluntary Redemption shall be allocated between the Notes and the Tranche A Notes on a prorated basis according to the respective amounts of the Notes and the Tranche A Notes outstanding immediately prior such Voluntary Redemption after taking into account any and all prior redemptions;

(iii)

subject to subclause (iv) below, the aggregate amount of any Tranche B Voluntary Redemption shall be allocated among the Notes on a prorated basis according to the respective amounts of each Note outstanding immediately prior such Tranche B Voluntary Redemption after taking into account any and all prior redemptions of the Notes, subject to rounding to the nearest $1,000;

(iv)

with respect to each Note, the aggregate amount of any Tranche B Voluntary Redemption shall be applied (A) first, towards reducing the Installment Redemption Amount of such Note due on [.], 2012, until such Installment Redemption Amount is paid in full, (B) second, towards reducing the Installment Redemption Amount of such Note due on [.], 2012, until such Installment Redemption Amount is paid in full, and (C) third, towards reducing the Installment Redemption Amounts of such Note falling on or after such Tranche B Voluntary Redemption in chronological order; and

(v)

the amount of any Tranche A Voluntary Redemption or Tranche B Voluntary Redemption shall be at least $100,000 or integral multiples of $1,000 in excess thereof.

The Voluntary Redemption Notice shall be irrevocable and obligate the Company to make such redemption on such date as specified in the Voluntary Redemption Notice.

Section 3.02.   Offer to Purchase.

(a)

In the event that, pursuant to Section 4.12, Section 4.17 or Section 4.23 hereof, the Company shall be required to commence an Asset Sale Offer, a Change of Control Offer or a Termination of Trading Offer (each of the foregoing, an “Offer to Purchase”), respectively, it shall follow the procedures specified below.

(b)

The Company shall commence the Offer to Purchase by sending, by first-class mail, with a copy to the Trustee, to each holder at such holder's address appearing in the Security Register, a notice the terms of which shall govern the Offer to Purchase stating:

(i)

that the Offer to Purchase is being made pursuant to this Section and Section 4.12, Section 4.17 or Section 4.23, as the case may be, and, in the case of a Change of Control Offer or Termination of Trading Offer, that such event has occurred, the circumstances and relevant facts regarding such event and that a Change of Control Offer or Termination of Trading Offer is being made pursuant to Section 4.17 or Section 4.23, respectively;

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(ii)

the principal amount of Notes required to be purchased pursuant to Section 4.12, Section 4.17 or Section 4.23, as the case may be (the “Offer Amount”), the purchase price set forth in Section 4.12, Section 4.17 or Section 4.23, as applicable (the “Purchase Price”), the Offer Period and the Purchase Date (each as defined below);

(iii)

except as provided in clause (ix), that all Notes timely tendered and not withdrawn shall be accepted for payment;

(iv)

that holders electing to have a Note purchased pursuant to an Offer to Purchase may elect to have Notes purchased in integral multiples of $1,000 only;

(v)

that holders electing to have a Note purchased pursuant to any Offer to Purchase shall be required to surrender the Note, with the form entitled “Purchase Notice” on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, the Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice before the close of business on the third Business Day before the Purchase Date;

(vi)

that holders shall be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, facsimile transmission or letter setting forth the name of the holder, the principal amount of the Note (or portions thereof) the holder delivered for purchase and a statement that such holder is withdrawing his election to have such Note purchased;

(vii)

that, in the case of an Asset Sale Offer, if the aggregate principal amount of Notes surrendered by holders exceeds the Offer Amount, the Company shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $100,000 or integral multiples of $1,000 in excess thereof shall be purchased);

(viii)

that holders whose Notes were purchased in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer); and

(ix)

any other procedures the holders must follow in order to tender their Notes (or portions thereof) for payment and the procedures that holders must follow in order to withdraw an election to tender Notes (or portions thereof) for payment.

(c)

The Offer to Purchase shall remain open for a period of at least 30 days but no more than 60 days following its commencement, except to the extent that a longer period is required by applicable law (the “Offer Period”).  No later than five (5) Business Days (and in any event no later than the 60th day following any Change of Control or Termination of Trading) after the termination of the Offer Period (the “Purchase Date”), the Company shall purchase the Offer Amount or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Offer to Purchase.  Payment for any Notes so purchased shall be made in the same manner as interest payments are made.  The Company shall publicly announce the results of the Offer to Purchase on the Purchase Date.

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(d)

On or prior to the Purchase Date, the Company shall, to the extent lawful:

(i)

accept for payment (on a pro rata basis to the extent necessary in connection with an Asset Sale Offer) from each tendering holder, the Offer Amount of Notes or portions of Notes properly tendered and not withdrawn pursuant to the Offer to Purchase, or if less than the Offer Amount has been tendered, all Notes tendered; and

(ii)

surrender to the Trustee the Notes properly accepted to be cancelled by the Trustee in accordance Section 2.08 hereof, together with an Officers' Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company and that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section.

(e)

Upon receipt of the Notes in accordance with Section 3.02(d)(i), the Company shall promptly, and in any event within (1) Business Day after the Purchase Date, deliver to each tendering holder the Purchase Price. In the event that any portion of the Notes surrendered is not purchased by the Company, the Company shall promptly execute and issue a new Note in a principal amount equal to such unpurchased portion of the Note surrendered, and, upon receipt of an Authentication Order in accordance with Section 2.04 hereof, the Trustee shall authenticate and deliver (or cause to be transferred by book-entry) such new Note to such holder, in a principal amount equal to any unpurchased portion of the Note surrendered; provided, however, that each such new Note shall be in a principal amount of $100,000 or an integral multiple of $1,000 in excess thereof.   Any Note not so accepted shall be promptly mailed or delivered by the Company to the holder thereof.

(f)

The Company shall comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the Offer to Purchase.  To the extent that the provisions of any securities laws or regulations conflict with Section 4.12, Section 4.17 or Section 4.23, as applicable, this Section or other provisions of this Indenture, the Company shall comply with applicable securities laws and regulations and shall not be deemed to have breached its obligations under Section 4.12, Section 4.17 or Section 4.23, as applicable, this Section or such other provision by virtue of such compliance.

ARTICLE 4

PARTICULAR COVENANTS OF THE COMPANY

Section 4.01.   Payment of Principal.

The Company covenants and agrees that it will duly and punctually pay or cause to be paid the principal (including each Installment Redemption Amount, the purchase price upon an Offer to Purchase or the repurchase price upon repurchase, in each case pursuant to Article 3) and premium, if any, of each of the Notes at the places, at the respective times and in the manner provided herein and in the Notes.

The Company shall pay, from time to time on demand, interest (including post-petition interest in any proceeding under any Bankruptcy Law) accrued on overdue principal (including, for the avoidance of doubt, any Installment Redemption Amount not paid on the Installment Redemption Date on which such Installment Redemption Amount is due) and premium, if any, at a rate that is 5% per annum.

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Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

Section 4.02.   Maintenance of Office or Agency.

The Company will maintain an office or agency in the City of New York, where the Notes may be surrendered for registration of transfer or exchange (“Registrar”) or for presentation for payment, redemption or repurchase (“Paying Agent”) and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Registrar shall keep a register (the “Security Register”) of the Notes and of their transfer and exchange. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency not designated or appointed by the Trustee.  If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office.

The Company may also from time to time designate co-registrars and one or more offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations.  The Company will give prompt written notice of any such designation or rescission and of any change in the location of any such other office or agency.

The Company hereby initially designates the Trustee as paying agent, Registrar and Custodian and each of the Corporate Trust Office and the office of agency of the Trustee in City of New York, shall be considered as one such office or agency of the Company for each of the aforesaid purposes.

So long as the Trustee is the Registrar, the Trustee agrees to mail, or cause to be mailed, the notices set forth in Section 7.08(a) and the third paragraph of Section 7.09.  If co-registrars have been appointed in accordance with this Section, the Trustee shall mail such notices only to the Company and the holders of Notes it can identify from its records.

Section 4.03.   Provisions as to Paying Agent.

(a)

If the Company shall appoint a paying agent other than the Trustee, or if the Trustee shall appoint such a paying agent, the Company will cause such paying agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section:

(i)

that it will hold all sums held by it as such agent for the payment of the principal of or Interest on the Notes (whether such sums have been paid to it by the Company or by any other obligor on the Notes) in trust for the benefit of the holders of the Notes;

41

(ii)

that it will give the Trustee notice of any failure by the Company (or by any other obligor on the Notes) to make any payment of the principal of or Interest on the Notes when the same shall be due and payable; and

(iii)

that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.

(b)

The Company shall, on the Business Day prior to each due date of the principal or Default Interest, if any, on the Notes, deposit with the paying agent a sum (in funds which are immediately available on the due date for such payment) sufficient to pay such principal or Default Interest, if any, and (unless such paying agent is the Trustee) the Company will promptly notify the Trustee in writing of any failure to take such action; provided that if such deposit is made on the due date, such deposit shall be received by the paying agent by 10:00 a.m. New York City time, on such date.

(c)

If the Company shall act as its own paying agent, it will, on the Business Day prior to each due date of the principal of or Interest on the Notes, set aside, segregate and hold in trust for the benefit of the holders of the Notes a sum sufficient to pay such principal or Interest so becoming due and will promptly notify the Trustee in writing of any failure to take such action and of any failure by the Company (or any other obligor under the Notes) to make any payment of the principal of or Interest on the Notes when the same shall become due and payable.

(d)

Anything in this Section to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Company or any paying agent hereunder as required by this Section, such sums to be held by the Trustee upon the trusts herein contained and upon such payment by the Company or any paying agent to the Trustee, the Company or such paying agent shall be released from all further liability with respect to such sums.

(e)

Anything in this Section to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section is subject to Sections 11.03 and 11.04.

The Trustee shall not be responsible for the actions of any other paying agents (including the Company if acting as its own paying agent) and shall have no control of any funds held by such other paying agents.

Section 4.04.   Existence.

Subject to Article 5, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and rights (charter and statutory); provided that the Company shall not be required to preserve any such right if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Noteholders.

Section 4.05.   Maintenance of Properties.

The Company will cause all properties used or useful in the conduct of its business or the business of any Significant Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided that nothing in this Section shall prevent the Company from discontinuing the operation or maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any subsidiary and not disadvantageous in any material respect to the Noteholders.

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Section 4.06.   Payment of Taxes and Other Claims.

The Company will pay or discharge, or cause to be paid or discharged, before the same may become delinquent, (i) all taxes, assessments and governmental charges levied or imposed upon the Company or any Significant Subsidiary or upon the income, profits or property of the Company or any Significant Subsidiary, (ii) all claims for labor, materials and supplies which, if unpaid, might by law become a lien or charge upon the property of the Company or any Significant Subsidiary and (iii) all stamp taxes and other duties, if any, which may be imposed by the United States or any political subdivision thereof or therein in connection with the issuance, transfer, exchange, redemption or repurchase of any Notes or with respect to this Indenture; provided that, in the case of clauses (i) and (ii), the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim (A) if the failure to do so will not, in the aggregate, have a material adverse impact on the Company, or (B) if the amount, applicability or validity is being contested in good faith by appropriate proceedings.

Section 4.07.   Stay, Extension and Usury Laws.

The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or Default Interest, if any, on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.08.   Payments for Consent.

The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to or for the benefit of any holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

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Section 4.09.   Incurrence of Additional Debt; Financial Covenants.

(a)

The Company shall not, and shall not permit any of its Subsidiaries to, Incur, directly or indirectly, any Debt unless, after giving effect to the application of the proceeds thereof, no Default or Event of Default would occur as a consequence of such Incurrence or be continuing following such Incurrence.

(b)

The Company shall maintain:

(i)

a Leverage Ratio, as determined as of the last day of each Fiscal Quarter, for the four Fiscal Quarters ending on such day, not exceeding 4.50 to 1.00.

(c)

Notwithstanding anything to the contrary contained in this Section,

(i)

the Company shall not, and shall not permit any Guarantor to, Incur any Debt pursuant to this covenant if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Obligations unless such Debt shall be subordinated to the Notes or the applicable Guarantee, as the case may be, to at least the same extent as such Subordinated Debt;

(ii)

the Company shall not permit any of its Subsidiaries that is not a Guarantor to Incur any Debt pursuant to this covenant if the proceeds thereof are used, directly or indirectly, to Refinance any Debt of the Company or any Guarantor; and

(iii)

accrual of interest, accretion or amortization of original issue discount and the payment of interest or dividends in the form of additional Debt, will be deemed not to be an Incurrence of Debt for purposes of this Section.

Section 4.10.   Restricted Payments.

The Company shall not make, and shall not permit any of its Subsidiaries to make, directly or indirectly, any Restricted Payment if at the time of, and after giving effect to, such proposed Restricted Payment,

(a)

a Default or Event of Default shall have occurred and be continuing, or

(b)

the Company could not Incur at least $1.00 of additional Debt in compliance with Section 4.09, or

(c)

the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made since the Issue Date (the amount of any Restricted Payment, if made other than in cash, to be based upon Fair Market Value at the time of such Restricted Payment) would exceed an amount equal to the sum of:

(1)

10% of the aggregate amount of Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the Fiscal Quarter after the Issue Date to the end of the most recent Fiscal Quarter ending prior to the date of such Restricted Payment (or if the aggregate amount of Consolidated Net Income for such period shall be a deficit, minus 100% of such deficit), plus

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(2)

100% of the Capital Stock Sale Proceeds, plus

(3)

the sum of:

(A)

the aggregate net cash proceeds received by the Company or any Guarantor from the issuance or sale after the Issue Date of convertible or exchangeable Debt that has been converted into or exchanged for Capital Stock (other than Disqualified Stock) of the Company, and

(B)

the aggregate amount by which Debt (other than Subordinated Obligations) of the Company or any Guarantor is reduced on the Company's consolidated balance sheet on or after the Issue Date upon the conversion or exchange of any Debt issued or sold on or prior to the Issue Date that is convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company, excluding, in the case of clause (A) or (B):

(x)

any such Debt issued or sold to the Company or a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any such Subsidiary for the benefit of their employees, and

(y)

the aggregate amount of any cash or other Property distributed by the Company or any of its Subsidiaries upon any such conversion or exchange, plus

(4)

an amount equal to the net reduction in Investments in any Person other than the Company or any of its Subsidiaries resulting from dividends, repayments of loans or advances or other transfers of Property, in each case to the Company or any of its Subsidiaries from such Person.

Notwithstanding the foregoing limitation, the Company may:

(a)

pay dividends on its Capital Stock within 60 days of the declaration thereof if, on the declaration date, such dividends could have been paid in compliance with the Indenture; provided, however, that at the time of such payment of such dividend, no other Default or Event of Default shall have occurred and be continuing (or result therefrom); provided further, however, that such dividend shall be included in the calculation of the amount of Restricted Payments;

45

(b)

purchase, repurchase, redeem, legally defease, acquire or retire for value Capital Stock of the Company or Subordinated Obligations in exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any such Subsidiary for the benefit of their employees); provided, however, that

(1)

such purchase, repurchase, redemption, legal defeasance, acquisition or retirement shall be excluded in the calculation of the amount of Restricted Payments and

(2)

the Capital Stock Sale Proceeds from such exchange or sale shall be excluded from the calculation pursuant to clause (c)(2) above; and

(c)

purchase, repurchase, redeem, legally defease, acquire or retire for value any Subordinated Obligations in exchange for, or out of the proceeds of the substantially concurrent sale of, Permitted Refinancing Debt; provided, however, that such purchase, repurchase, redemption, legal defeasance, acquisition or retirement shall be excluded in the calculation of the amount of Restricted Payments.

Section 4.11.   Liens.

The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, Incur or suffer to exist, any Lien (other than Permitted Liens) upon any of its Property (including Capital Stock of any of its Subsidiaries), whether owned at the Issue Date or thereafter acquired, or any interest therein or any income or profits therefrom, unless it has made or will make effective provision whereby the Notes or the applicable Guarantee will be secured by such Lien equally and ratably with (or, if such other Debt constitutes Subordinated Debt, prior to) all other Debt of the Company or any of its Subsidiaries secured by such Lien for so long as such other Debt is secured by such Lien.

Section 4.12.   Asset Sales.

The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, consummate any Asset Sale unless:

(a)

the Company or such Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the Property subject to such Asset Sale;

(b)

at least 50% of the consideration paid to the Company or such Subsidiary in connection with such Asset Sale is in the form of cash or Cash Equivalents or the assumption by the purchaser of liabilities of the Company or any of its Subsidiaries (other than contingent liabilities or liabilities that are by their terms subordinated to the Notes or the applicable Guarantee) as a result of which the Company and its Subsidiaries are no longer obligated with respect to such liabilities; and

46

(c)

the Company delivers an Officers' Certificate to the Trustee certifying that such Asset Sale complies with the foregoing clauses (a) and (b).

The Net Available Cash (or any portion thereof) from Asset Sales may be applied by the Company or any of its Subsidiaries, to the extent the Company or such Subsidiary elects (or is required by the terms of any Debt) (i) to Repay Senior Debt of the Company or any Guarantor or Debt of any Subsidiary that is not a Guarantor (excluding, in any such case, any Debt owed to the Company or an Affiliate of the Company), or (ii) to reinvest in Additional Assets (including by means of an Investment in Additional Assets by any Subsidiary of the Company with Net Available Cash received by the Company or another Subsidiary of the Company).

Any Net Available Cash from an Asset Sale not applied in accordance with the preceding paragraph within 180 days from the date of the receipt of such Net Available Cash shall constitute “Excess Proceeds”.

When the aggregate amount of Excess Proceeds exceeds $10.0 million (taking into account income earned on such Excess Proceeds, if any), the Company will be required to make an offer to repurchase (the “Asset Sale Offer”) the Notes, which offer shall be in the amount of the Allocable Excess Proceeds (rounded to the nearest $1,000), on a pro rata basis according to principal amount, at the Repurchase Amount, in accordance with the procedures (including prorating in the event of oversubscription) set forth in Section 3.02.  To the extent that any portion of the amount of Net Available Cash remains after compliance with the preceding sentence and provided that all holders of Notes have been given the opportunity to tender their Notes for repurchase in accordance with Section 3.02, the Company or such Subsidiary may use such remaining amount first to Repay the Credit Facilities or any other Senior Debt of the Company or any Guarantor or Debt of any Subsidiary of the Company that is not a Guarantor (excluding, in any such case, any Debt owed to the Company or an Affiliate of the Company), and only thereafter, for any purpose permitted by this Indenture, and the amount of Excess Proceeds will be reset to zero.

The term “Allocable Excess Proceeds” shall mean the product of:

(a)

the Excess Proceeds and

(b)

a fraction,

(1)

the numerator of which is the aggregate principal amount of the Notes outstanding on the date of the Asset Sale Offer, and

(2)

the denominator of which is the sum of the aggregate principal amount of the Notes outstanding on the date of the Asset Sale Offer and the aggregate principal amount (or accreted value, if applicable) of other Debt of the Company outstanding on the date of the Asset Sale Offer that is pari passu in right of payment with the Notes and subject to terms and conditions in respect of Asset Sales similar in all material respects to this Section and requiring the Company to make an offer to repurchase such Debt at substantially the same time as the Asset Sale Offer.

Section 4.13.   Restrictions on Distributions from Subsidiaries.

The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist any consensual restriction on the right of any of its Subsidiaries to:

47

(a)

pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock owned by, or pay any Debt or other obligation owed, to, the Company or any other Subsidiary of the Company,

(b)

make any loans or advances to the Company or any other Subsidiary of the Company, or

(c)

transfer any of its Property to the Company or any other Subsidiary of the Company.

The foregoing limitations will not apply:

(1)

with respect to clauses (a), (b) and (c), to restrictions:

(A)

in effect on the Issue Date (including, without limitation, restrictions pursuant to the Notes and this Indenture),

(B)

relating to Debt of any Subsidiary of the Company and existing at the time it became a Subsidiary of the Company if such restriction was not created in connection with or in anticipation of the transaction or series of transactions pursuant to which such Subsidiary became a Subsidiary of the Company or was acquired by the Company, or

(C)

that result from the Refinancing of Debt Incurred pursuant to an agreement referred to in clause (1)(A) or (B) above or in clause (2)(A) or (B) below, provided such restrictions are not less favorable to the holders of Notes than those under the agreement evidencing the Debt so Refinanced, and

(2)

with respect to clause (c) only, to restrictions:

(A)

relating to Debt that is permitted to be Incurred and secured without also securing the Notes or the applicable Guarantee in compliance with Section 4.09 and Section 4.11 that limit the right of the debtor to dispose of the Property securing such Debt,

(B)

encumbering Property at the time such Property was acquired by the Company or any of its Subsidiaries, so long as such restrictions relate solely to the Property so acquired and were not created in connection with or in anticipation of such acquisition,

(C)

resulting from customary provisions restricting subletting or assignment of leases or customary provisions in other agreements that restrict assignment of such agreements or rights thereunder, or

48

(D)

customary restrictions contained in asset sale agreements limiting the transfer of such Property pending the closing of such sale.

Section 4.14.   Affiliate Transactions.

The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, conduct any business or enter into or suffer to exist any transaction or series of transactions (including the purchase, sale, transfer, assignment, lease, conveyance or exchange of any Property or the rendering of any service) with, or for the benefit of, any Affiliate of the Company (an “Affiliate Transaction”), unless:

(a)

the terms of such Affiliate Transaction are:

(1)

set forth in writing,

(2)

in the best interest of the Company or such Subsidiary, as the case may be, and

(3)

no less favorable to the Company or such Subsidiary, as the case may be, than those that could be obtained in a comparable arm's-length transaction with a Person that is not an Affiliate of the Company,

(b)

if such Affiliate Transaction involves aggregate payments or value in excess of $1.0 million, the Board of Directors (including a majority of the disinterested members of the Board of Directors) approves such Affiliate Transaction and, in its good faith judgment, believes that such Affiliate Transaction complies with clauses (a)(2) and (3) of this paragraph as evidenced by a Board Resolution promptly delivered to the Trustee, and

(c)

if such Affiliate Transaction involves aggregate payments or value in excess of $5.0 million, the Company obtains a written opinion from an Independent Financial Advisor to the effect that the consideration to be paid or received in connection with such Affiliate Transaction is fair, from a financial point of view, to the Company and its Subsidiaries.

Notwithstanding the foregoing limitation, the Company or any of its Subsidiaries may enter into or suffer to exist the following:

(a)

any transaction or series of transactions between the Company and one or more of its Subsidiaries or between two or more of its Subsidiaries in the ordinary course of business, provided that no more than 5% of the total voting power of the Voting Stock (on a fully diluted basis) of any such Subsidiary is owned by an Affiliate of the Company (other than any Subsidiary of the Company);

49

(b)

any Restricted Payment permitted to be made pursuant to Section 4.10 or any Permitted Investment;

(c)

the payment of compensation (including amounts paid pursuant to employee benefit plans) for the personal services of officers, directors and employees of the Company or any of its Subsidiaries, so long as the Board of Directors in good faith shall have approved the terms thereof and deemed the services theretofore or thereafter to be performed for such compensation to be fair consideration therefor; and

(d)

loans and advances to employees made in the ordinary course of business and consistent with the past practices of the Company or such Subsidiary, as the case may be, provided that such loans and advances do not exceed $300,000 in the aggregate at any one time outstanding; provided, however, that the Company and its Subsidiaries shall comply in all material respects with all provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith that would be applicable to an issuer with debt securities registered under the Securities Act relating to such loans and advances.

Section 4.15.   Issuance or Sale of Capital Stock of Subsidiaries.

The Company shall not:

(a)

sell, pledge, hypothecate or otherwise dispose of any shares of Capital Stock of any of its Subsidiaries, or

(b)

permit any Subsidiary of the Company to, directly or indirectly, issue or sell or otherwise dispose of any shares of its Capital Stock,

other than, in the case of either (a) or (b):

(1)

directors' qualifying shares,

(2)

to the Company or a Wholly Owned Subsidiary, or

(3)

a disposition of 100% of the shares of Capital Stock of such Subsidiary; provided, however, that, in the case of this clause (3),

(A)

such disposition is effected in compliance with Section 4.12, and

(B)

upon consummation of such disposition and execution and delivery of a supplemental indenture in form satisfactory to the Trustee, such Subsidiary shall be released from any Guarantee previously made by such Subsidiary.

(4)

a disposition of shares of Capital Stock of any Subsidiary that is not a Significant Subsidiary; provided, however, that, in the case of this clause (4),

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(A)

25% of the proceeds raised by the Company or any of its Subsidiary from such disposition shall be used to repay any outstanding principal amount of the Notes within 15 Business Days following the receipt thereof, and

(B)

The remaining 75% of such proceeds shall be effected in compliance with Section 4.12.

Section 4.16.   Maintenance of Consolidated Tangible Net Worth.

The Company shall not, on the Issue Date (after giving effect to the issuance of the Notes) or at the end of any Fiscal Quarter thereafter, permit its Consolidated Tangible Net Worth to be less than the Consolidated Tangible Net Worth Threshold. The “Consolidated Tangible Net Worth Threshold” shall be equal to $50.0 million from the Issue Date until the first annual anniversary thereof, and at each annual anniversary of the Issue Date shall increase by an amount equal to $5.0 million.

Section 4.17.   Repurchase at the Option of Holders Following a Change of Control.

(a)

Upon the occurrence of a Change of Control, the Company shall, within 7 days thereafter notify the Trustee and the holders of such Change of Control, and within 30 days of a Change of Control, make an offer (the “Change of Control Offer”) pursuant to the procedures set forth in Section 3.02.  Each holder shall have the right to accept such offer and require the Company to repurchase all or any portion (equal to $100,000 or an integral multiple of $1,000 in excess thereof) of such holder's Notes pursuant to the Change of Control Offer at a purchase price, in cash equal to the Repurchase Amount.

(b)

The Company shall not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes properly tendered and not withdrawn under such Change of Control Offer.

Section 4.18.   Future Guarantors.

(a)

When permitted under the applicable laws (including the laws of the PRC) and subject to obtaining all necessary Governmental Approvals, the Operating Subsidiary hereby agrees, and each of the Company and Safetech, hereby agrees, jointly and severally, to cause each Operating Subsidiary, to execute and deliver to the Trustee a Guarantee to the fullest extent permitted under applicable laws (including the laws of the PRC).

(b)

The Company shall cause each Person that becomes a Significant Subsidiary following the Issue Date to execute and deliver to the Trustee a Guarantee at the time such Person becomes a Significant Subsidiary, provided that, in the case of a Person that becomes a Significant Subsidiary incorporated in the PRC, the Company shall cause such Significant Subsidiary to execute and deliver to the Trustee a Guarantee to the fullest extent permitted by applicable laws (including the laws of the PRC) and subject to obtaining all necessary Governmental Approval.

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Section 4.19.   Business Activities.

The Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, engage in any business other than a Related Business.

Section 4.20.   Sale and Leaseback Transactions.

The Company shall not, and shall not permit any of its Subsidiaries to, enter into any Sale and Leaseback Transaction with respect to any Property unless:

(a)

the Company or such Subsidiary would be entitled to:

(1)

Incur Debt in an amount equal to the Attributable Debt with respect to such Sale and Leaseback Transaction in compliance with Section 4.09 and

(2)

create a Lien on such Property securing such Attributable Debt without also securing the Notes or the applicable Guarantee pursuant to Section 4.11 and

(b)

such Sale and Leaseback Transaction is effected in compliance with Section 4.12.

Section 4.21.   [Reserved].

Section 4.22.   Maintenance of Insurance.

The Company shall, and shall cause its Subsidiaries to, maintain insurance policies covering such risks, in such amounts and with such terms as are normally carried by similar companies engaged in a similar business to the Related Business in the PRC.

Section 4.23.   Repurchase Upon Termination of Trading.

Upon the occurrence of a Termination of Trading, the Company shall, within 7 days thereafter notify the Trustee and the holders of such Termination of Trading, and within 30 days of a Termination of Trading, make an offer (the “Termination of Trading Offer”) pursuant to the procedures set forth in Section 3.02. Each holder shall have the right to accept such offer and require the Company to repurchase all or any portion (equal to $100,000 or an integral multiple of $1,000 in excess thereof) of such holder's Notes pursuant to the Termination of Trading Offer at a purchase price, in cash equal to the Repurchase Amount.

Section 4.24.   Government Approvals and Licenses; Compliance with Law.

The Company shall, and shall cause its Subsidiaries to, (a) obtain and maintain in full force and effect all Governmental Approvals, authorizations, consents, permits, concessions and licenses as are necessary to engage in a Related Business, (b) preserve and maintain good and valid title to its properties and assets (including land-use rights) free and clear of any Liens other than Permitted Liens and (c) comply with all laws, regulations, orders, judgments and decrees of any governmental body, except to the extent that failure so to obtain, maintain, preserve and comply would reasonably be expected to have a material adverse effect on (1) the business, results of operations or prospects of the Company and its Subsidiaries taken as a whole or (2) the ability of the Company or any Guarantor to perform its obligations under the Notes, the relevant Guarantee of the Notes or this Indenture.

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Section 4.25.  [Resrved].

Section 4.26.   Notes to Rank Senior.

The Notes and all other obligations of the Company and the Guarantors under this Indenture are and at all times shall remain direct and unsecured obligations of the Company and each Guarantor ranking pari passu in right and priority of payment, without any preference or priority among themselves and at least equally with all other present and future unsecured Indebtedness (actual or contingent) of the Company and each Guarantor (except as otherwise required by law).

Section 4.27.   Compliance Certificate.

The Company shall deliver to the Trustee, within one hundred twenty (120) days after the end of each fiscal year of the Company, a certificate signed by either the principal executive officer, principal financial officer or principal accounting officer of the Company, stating whether or not to the best knowledge of the signer thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in default, specifying all such defaults and the nature and the status thereof of which the signer may have knowledge.

The Company will deliver to the Trustee, forthwith upon becoming aware of (i) any default in the performance or observance of any covenant, agreement or condition contained in this Indenture, or (ii) any Event of Default, an Officers' Certificate specifying with particularity such Default or Event of Default and further stating what action the Company has taken, is taking or proposes to take with respect thereto.

Any notice required to be given under this Section shall be delivered to a Responsible Officer of the Trustee at its Corporate Trust Office.

Section 4.28.   Calculation of Original Issue Discount.

The Company shall file with the Trustee, solely for purposes of making such information available to the holders upon request, promptly at the end of each calendar year (i) a written notice specifying the amount of Tax Original Issue Discount (including daily rates and accrual periods) accrued on outstanding Notes as of the end of such year and (ii) such other specific information relating to such Tax Original Issue Discount as may then be required under the Code, or the Treasury regulations promulgated thereunder.

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ARTICLE 5

SUCCESSORS

Section 5.01.   Merger, Consolidation and Sale of Assets.

(a)

The Company shall not merge, consolidate or amalgamate with or into any other Person (other than a merger of a Wholly Owned Subsidiary into the Company) or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all of its Property in any one transaction or series of transactions unless:

(i)

the Company shall be the Surviving Person in such merger, consolidation or amalgamation, or the Surviving Person (if other than the Company) formed by such merger, consolidation or amalgamation or to which such sale, transfer, assignment, lease, conveyance or disposition is made shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;

(ii)

the Surviving Person (if other than the Company) expressly assumes, by supplemental indenture in form satisfactory to the Trustee, executed and delivered to the Trustee by such Surviving Person, the due and punctual payment of the principal of, and premium, if any, and any Default Interest on, all the Notes, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of this Indenture to be performed by the Company;

(iii)

in the case of a sale, transfer, assignment, lease, conveyance or other disposition of all or substantially all the Property of the Company, such Property shall have been transferred as an entirety or virtually as an entirety to one Person or a group of related persons;

(iv)

immediately before and after giving effect to such transaction or series of transactions on a pro forma basis (and treating, for purposes of this clause (iv) and clauses (v) and (vi) below, any Debt that becomes, or is anticipated to become, an obligation of the Surviving Person or any Subsidiary of the Company as a result of such transaction or series of transactions as having been Incurred by the Surviving Person or such Subsidiary at the time of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing;

(v)

immediately after giving effect to such transaction or series of transactions on a pro forma basis, the Surviving Person shall have a Consolidated Net Worth in an amount which is not less than the Consolidated Net Worth of the Company immediately prior to such transaction or series of transactions;

(vi)

the Company shall deliver, or cause to be delivered, to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such transaction or series of transactions and the supplemental indenture, if any, in respect thereto comply with this covenant and that all conditions precedent herein provided for relating to such transaction or series of transactions have been satisfied; and

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(vii)

the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the holders will not recognize income, gain or loss for federal income tax purposes as a result of such transaction and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such transaction had not occurred.

The foregoing provisions (other than clause (iv)) shall not apply to any transaction or series of transactions which constitute an Asset Sale if the Company has complied with Section 4.12.

(b)

The Company shall not permit any Guarantor to merge, consolidate or amalgamate with or into any other Person (other than a merger of a Wholly Owned Subsidiary into the Company or such Guarantor) or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all its Property in any one transaction or series of transactions unless:

(i)

the Surviving Person (if other than such Guarantor) expressly assumes, to the extent permitted by applicable laws, by supplemental indenture in form satisfactory to the Trustee, executed and delivered to the Trustee by such Surviving Person, the due and punctual performance and observance of all the obligations of such Guarantor under its Guarantee;

(ii)

in the case of a sale, transfer, assignment, lease, conveyance or other disposition of all or substantially all the Property of such Guarantor, such Property shall have been transferred as an entirety or virtually as an entirety to one Person;

(iii)

immediately before and after giving effect to such transaction or series of transactions on a pro forma basis (and treating, for purposes of this clause (iii) and clauses (iv) and (v) below, any Debt that becomes, or is anticipated to become, an obligation of the Surviving Person, the Company or any of its Subsidiaries as a result of such transaction or series of transactions as having been Incurred by the Surviving Person, the Company or such Subsidiary at the time of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing;

(iv)

immediately after giving effect to such transaction or series of transactions on a pro forma basis, the Company shall have a Consolidated Net Worth in an amount which is not less than the Consolidated Net Worth of the Company immediately prior to such transaction or series of transactions;

(v)

the Company shall deliver, or cause to be delivered, to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such transaction or series of transactions and the supplemental indenture, if any, in respect thereto comply with this covenant and that all conditions precedent herein provided for relating to such transaction or series of transactions have been satisfied; and

(vi)

the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the holders will not recognize income, gain or loss for federal income tax purposes as a result of such transaction and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such transaction had not occurred.

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The foregoing provisions (other than clause (iii)) shall not apply to any transaction or series of transactions which constitute an Asset Sale if the Company has complied with Section 4.12.

Section 5.02.   Successor Corporation Substituted.

The Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of the Company or a Guarantor, as applicable, under this Indenture; provided, however, that the predecessor entity shall not be released from any of the obligations or covenants under this Indenture, including with respect to the payment of the Notes and obligations under the Guarantee, as the case may be, in the case of:

(a)

a sale, transfer, assignment, conveyance or other disposition (unless such sale, transfer, assignment, conveyance or other disposition is of all or substantially all of the assets of the Company, taken as a whole or, in the case of a Guarantor, such sale, transfer, assignment, conveyance or other disposition is of all or substantially all of the assets of such Guarantor to a Person that is not (either before or after giving effect to such transaction) a Subsidiary of the Company, or such portion of the Capital Stock of such Guarantor ceases to be a Subsidiary of the Company), or

(b)

a lease.

ARTICLE 6

REMEDIES OF THE TRUSTEE AND NOTEHOLDERS ON AN EVENT OF DEFAULT

Section 6.01.   Events of Default.

In case one or more of the following Events of Default (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall have occurred and be continuing:

(a)

default in the payment of the principal of, and premium, if any, on, any of the Notes as and when the same shall become due and payable either at maturity or in connection with any redemption, repurchase or otherwise, in each case pursuant to Article 3, by acceleration or otherwise (including, for the avoidance of doubt, default in the payment of any Installment Redemption Amount on the Installment Redemption Date on which such Installment Redemption Amount is due); or

(b)

default in the Company's obligation to provide an Offer to Purchase when required in connection with an Asset Sale, a Change of Control or Termination of Trading as provided in Section 3.02; or

(c)

failure to comply with Section 5.01;

(d)

failure on the part of the Company duly to observe or perform any other of the covenants or agreements on the part of the Company in the Notes or in this Indenture (other than a covenant or agreement a default in whose performance or whose breach is elsewhere in this Section specifically dealt with) continued for a period of thirty (30) days after the date on which written notice of such failure, requiring the Company to remedy the same, shall have been given to the Company by the Trustee, or the holders of at least twenty-five percent (25%) in aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 12.04; or

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(e)

the Company, any of its Significant Subsidiaries (or any group of Subsidiaries that, when taken together, would constitute a Significant Subsidiary) pursuant to or within the meaning of any Bankruptcy Law:

(i)

commences a voluntary case or gives notice of intention to make a proposal under any Bankruptcy Law;

(ii)

consents to the entry of an order for relief against it in an involuntary case or consents to its dissolution or winding up;

(iii)

consents to the appointment of a receiver, interim receiver, receiver and manager, liquidator, trustee or custodian of it or for all or substantially all of its property;

(iv)

makes a general assignment for the benefit of its creditors; or

(v)

admits in writing its inability to pay its debts as they become due or otherwise admits its insolvency; or

(f)

a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i)

is for relief against the Company, any of its Significant Subsidiaries (or any group of Subsidiaries that, when taken together, would constitute a Significant Subsidiary) in an involuntary case; or

(ii)

appoints a receiver, interim receiver, receiver and manager, liquidator, trustee or custodian of the Company, any of its Significant Subsidiaries (or any group of Subsidiaries that, when taken together, would constitute a Significant Subsidiary) for all or substantially all of the property of the Company, any of its Significant Subsidiaries (or any group of Subsidiaries that, when taken together, would constitute a Significant Subsidiary); or

(iii)

orders the liquidation of the Company, any of its Significant Subsidiaries (or any group of Subsidiaries that, when taken together, would constitute a Significant Subsidiary);

and such order or decree remains unstayed and in effect for 60 consecutive days;

(g)

a default under any Debt by the Company or any of its Subsidiaries that results in acceleration of the maturity of such Debt, or failure to pay any such Debt when due (including, for the avoidance of doubt, any installment payment due on the applicable payment date under the Tranche A Notes and the Tranche A Indenture), (in cases of Debt other than the Debt under the Tranche A Notes and the Tranche A Indenture) in an aggregate amount greater than $10.0 million or its foreign currency equivalent at the time;

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(h)

any judgment or judgments for, the payment of money in an aggregate amount potentially in excess of $10.0 million (or its foreign currency equivalent at the time) that shall be rendered against the Company or any of its Subsidiaries;

(i)

any Guarantee ceases to be in full force and effect (other than in accordance with the terms of such Guarantee) or any Guarantor denies or disaffirms its obligations under its Guarantee;

(j)

the Company, the Guarantor or the Operating Subsidiary amends or modifies their respective constitutive documents in such a manner that would have a Material Adverse Effect or engages any business other than a Related Business;

(k)

 the Indenture, the Notes, any Guarantee or any loan made directly or indirectly from the Company to the Operating Subsidiary, shall be (A) declared by any Governmental Authority to be illegal or unenforceable or (B) terminated prior to its scheduled termination date (for the avoidance of doubt, any termination resulting from the Voluntary Redemption shall not constitute a default or an Event of Default hereunder);

(l)

(i) the confiscation, expropriation or nationalization by any Governmental Authority of any material Property of the Company or any of its Subsidiaries, provided that for the purposes of this paragraph (i), the determination of what is “material” shall be determined by the holders of not less than 25% in aggregate principal amount of the Notes then outstanding; or (ii) if such revocation or repudiation could reasonably be expected to have a Material Adverse Effect, the revocation or repudiation by any Governmental Authority of any previously granted Governmental Approval to the Operating Subsidiary that is material to the operation of the Related Business; or (iii) the imposition or introduction of material and discriminatory taxes, tariffs, royalties, customs or excise duties imposed on the Operating Subsidiary, or the material and discriminatory withdrawal or suspension of material privileges or specifically granted material rights of a fiscal nature; or

(m)

failure by the Company or any Affiliate thereof (other than any Person who is an Affiliate solely because such Person is a holder of Notes) to comply with any of the agreements in the Amended Investor Rights Agreement if such failure continues for 30 days after written notice is given to the Company by the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding specifying the default, demanding that it be remedied and stating that such notice is a “Notice of Default;”

then, and in each and every such case (other than an Event of Default specified in Section 6.01(f) or 6.01(g)), unless any Installment Redemption Amount shall have already become due and payable, either the Trustee or the holders of not less than twenty-five percent (25%) in aggregate principal amount of the Notes then outstanding hereunder determined in accordance with Section 12.04, by notice in writing to the Company (and to the Trustee if given by Noteholders), may declare the principal of all the Notes (including, for the avoidance of doubt, any and all unpaid Installment Redemption Amounts), Interest accrued thereon, if any, and premium, if any, to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything in this Indenture or in the Notes contained to the contrary notwithstanding.  If an Event of Default specified in Section 6.01(f) or 6.01(g) occurs, the principal of all the Notes (including, for the avoidance of doubt, any and all unpaid Installment Redemption Amounts), Default Interest, if any, and premium, if any, shall be immediately and automatically due and payable without necessity of further action.

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This provision, however, is subject to the conditions that if, at any time after the principal of the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, (i) the Company shall pay or shall deposit with the Trustee a sum sufficient to pay all matured principal of any and all Notes (including, for the avoidance of doubt, any and all unpaid Installment Redemption Amounts) which shall have become due otherwise than by acceleration, Default Interest, if any, and amounts due to the Trustee pursuant to Section 7.06, (ii) if any and all defaults under this Indenture, other than the nonpayment of principal (including, for the avoidance of doubt, any Installment Redemption Amount) of Notes which shall have become due by acceleration, shall have been cured or waived pursuant to Section 6.07, then and in every such case the holders of a majority in aggregate principal amount of the Notes then outstanding, by written notice to the Company and to the Trustee, may waive all Defaults or Events of Default and rescind and annul such declaration and its consequences; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent Default or Event of Default, or shall impair any right consequent thereon.  The Company shall notify in writing a Responsible Officer of the Trustee, promptly upon becoming aware thereof, of any Event of Default.

In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such waiver or rescission and annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the holders of Notes, and the Trustee shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the holders of Notes, and the Trustee shall continue as though no such proceeding had been taken.

Section 6.02.   Payments of Notes on Default; Suit Therefor.

The Company covenants that in case default shall be made in the payment of the principal of any of the Notes as and when the same shall have become due and payable, whether at maturity of the Notes or in connection with any redemption or repurchase, by or under this Indenture by declaration or otherwise (including, for the avoidance of doubt, default in the payment of any Installment Redemption Amount on the Installment Redemption Date on which such Installment Redemption Amount is due), then, upon demand of the Trustee, the Company will pay to the Trustee, for the benefit of the holders of the Notes, the whole amount that then shall have become due and payable on all such Notes for principal with interest upon the overdue principal at the rate of 2% per annum and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including compensation to the Trustee, its agents, attorneys and counsel, and all other amounts due the Trustee under Section 7.06.  Until such demand by the Trustee, the Company may pay the principal (including, for the avoidance of doubt, any and all unpaid Installment Redemption Amounts) of the Notes, and Default Interest, if any, to the registered holders, whether or not the Notes are overdue.

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In case the Company shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any actions or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company or any other obligor on the Notes and collect in the manner provided by law out of the property of the Company or any other obligor on the Notes wherever situated the monies adjudged or decreed to be payable.

In case there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the Notes under any Bankruptcy Law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or such other obligor, the property of the Company or such other obligor, or in the case of any other judicial proceedings relative to the Company or such other obligor upon the Notes, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal and Interest owing and unpaid in respect of the Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and of the Noteholders allowed in such judicial proceedings relative to the Company or any other obligor on the Notes, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due the Trustee under Section 7.06, and to take any other action with respect to such claims, including participating as a member of any official committee of creditors, as it reasonably deems necessary or advisable, and, unless prohibited by law or applicable regulations, and any receiver, assignee or trustee in bankruptcy or reorganization, liquidator, custodian or similar official is hereby authorized by each of the Noteholders to make such payments to the Trustee, and, in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Trustee any amount due it for compensation, expenses, advances and disbursements, including counsel fees and expenses incurred by it up to the date of such distribution.  To the extent that such payment of compensation, expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property which the holders of the Notes may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the holders of the Notes.

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In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the holders of the Notes, and it shall not be necessary to make any holders of the Notes parties to any such proceedings.

Section 6.03.   Application of Monies Collected by Trustee.

Any monies or property collected by the Trustee pursuant to this Article shall be applied in the order following, at the date or dates fixed by the Trustee for the distribution of such monies or property, upon presentation of the several Notes and either (i) stamping thereon the payment, if only partially paid, or (ii) upon surrender thereof, if fully paid.

FIRST:  To the payment of all amounts due the Trustee under Section 7.06 in connection with the Trustee's performance of its duties under this Indenture or the Notes;

SECOND:  To the payment of principal (including, for the avoidance of doubt, any and all unpaid Installment Redemption Amount) and Default Interest, if any, without preference or priority of any Installment Redemption Amount over another Installment Redemption Amount, principal over Default Interest, or of Default Interest over principal, or of any Default Interest over any other Default Interest, or of any Note over any other Note, ratably to the aggregate of such principal and Default Interest, if any; and

THIRD:  To the payment of the remainder, if any, to the Company or the Guarantors or to whomever may be lawfully entitled thereto.

Section 6.04.   Proceedings by Noteholder.

No holder of any Note shall have any right by virtue of or by reference to any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, unless (a) such holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as hereinbefore provided, (b) the holders of not less than twenty-five percent (25%) in aggregate principal amount of the Notes then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such security or indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee for sixty (60) days after its receipt of such notice, request and offer of indemnity shall have neglected or refused to institute any such action, suit or proceeding and no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 6.07; it being understood and intended, and being expressly covenanted by the taker and holder of every Note with every other taker and holder and the Trustee, that no one or more holders of Notes shall have any right in any manner whatever by virtue of or by reference to any provision of this Indenture to affect, disturb or prejudice the rights of any other holder of Notes, or to obtain or seek to obtain priority over or preference to any other such holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all holders of Notes (except as otherwise provided herein).  For the protection and enforcement of this Section each and every Noteholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

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Notwithstanding any other provision of this Indenture and any provision of any Note, the right of any holder of any Note to receive payment of the principal of (including any Installment Redemption Amount, or the purchase price upon an Offer to Purchase, in each case pursuant to Article 3) such Note and Default Interest, if any, on or after the respective due dates (for the avoidance of doubt, including, with respect to any Installment Redemption Amount, the Installment Redemption Date on which such Installment Redemption Amount is due) expressed in such Note or in the event of an Offer to Purchase, as the case may be, or to institute suit for the enforcement of any such payment on or after such respective dates against the Company shall not be impaired or affected without the consent of such holder.

Anything in this Indenture or the Notes to the contrary notwithstanding, the holder of any Note, without the consent of either the Trustee or the holder of any other Note, in its own behalf and for its own benefit, may enforce, and may institute and maintain any proceeding suitable to enforce, its rights of conversion as provided herein.

Section 6.05.   Proceedings by Trustee.

In case of an Event of Default, the Trustee may, in its discretion, proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as are necessary to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

Section 6.06.   Remedies Cumulative and Continuing.

Except as provided in Section 2.06, all powers and remedies given by this Article to the Trustee or to the Noteholders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the holders of the Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any holder of any of the Notes to exercise any right or power accruing upon any Default or Event of Default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such default or any acquiescence therein, and, subject to the provisions of Section 6.04, every power and remedy given by this Article or by law to the Trustee or to the Noteholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Noteholders.

Section 6.07.   Direction of Proceedings and Waiver of Defaults by Majority of Noteholders.

The holders of a majority in aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 12.04 shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; provided that (a) such direction shall not be in conflict with any rule of law or with this Indenture, (b) the Trustee may take any other action which is not inconsistent with such direction, (c) the Trustee may decline to take any action that would benefit some Noteholder to the detriment of other Noteholders and (d) the Trustee may decline to take any action that would involve the Trustee in personal liability.  Subject to Section 6.01, the holders of a majority in aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 12.04 may, on behalf of the holders of all of the Notes, waive any past Default or Event of Default hereunder and its consequences except (i) a default in the payment of the principal of the Notes (including, for the avoidance of doubt, a default to pay any Installment Redemption Amount on the Installment Redemption Date, on which such Installment Redemption Amount is due) and Default Interest, if any, (ii) a default in the payment of the purchase price pursuant to Section 3.02 or (iii) a default in respect of a covenant or provisions hereof which under Article 8 cannot be modified or amended without the consent of the holders of each or all of the Notes then outstanding or affected thereby.  Upon any such waiver, the Company, the Trustee and the holders of the Notes shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.  Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section, said Default or Event of Default shall for all purposes of the Notes and this Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

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Section 6.08.   Notice of Default.

If the Trustee receives notice of any Default or Event of Default from the Company, the Trustee shall mail to all Noteholders, as the names and addresses of such holders appear upon the Security Register, Notice of the Default or Event of Default within 90 days after it occurs, unless the Default or Event of Default shall have been cured or waived before the giving of such notice; provided that except in the case of default in the payment of the principal of or Interest on any of the Notes, the Trustee shall be protected in withholding such notice if and so long as a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Noteholders.

Section 6.09.   Undertaking to Pay Costs.

All parties to this Indenture agree, and each holder of any Note by his acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section (to the extent permitted by law) shall not apply to any suit instituted by the Trustee, to any suit instituted by any Noteholder, or group of Noteholders, holding in the aggregate more than ten percent in principal amount of the Notes at the time outstanding determined in accordance with Section 12.04, or to any suit instituted by any Noteholder for the enforcement of the payment of the principal of or Interest on any Note on or after the due date expressed in such Note.

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ARTICLE 7

THE TRUSTEE

Section 7.01.   Duties and Responsibilities of Trustee.

The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture.  In case an Event of Default has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(a)

prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred:

(i)

the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants, duties or obligations shall be read into this Indenture against the Trustee; and

(ii)

in the absence of bad faith and willful misconduct on the part of the Trustee, the Trustee may conclusively rely as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee under this Indenture, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein;

(b)

the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless the Trustee was negligent in ascertaining the pertinent facts;

(c)

the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the written direction of the holders of not less than a majority in principal amount of the Notes at the time outstanding determined as provided in Section 12.04 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Indenture;

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(d)

whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section;

(e)

the Trustee shall not be liable in respect of any payment (as to the correctness of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Company or any paying agent or any records maintained by any co-registrar with respect to the Notes;

(f)

if any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred; and

(g)

the Trustee shall not be deemed to have knowledge of any Default or Event of Default hereunder unless a Responsible Officer of the Trustee at the Corporate Trust Office shall have been notified in writing of such Default or Event of Default by the Company or the holders of at least 25% in aggregate principal amount of the Notes.

None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Section 7.02.   Rights of Trustee.

(a)

The Trustee may conclusively rely and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon or other paper or document (whether in its original or facsimile form) believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties.

(b)

Any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers' Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company; the Trustee shall be entitled to accept such certificate as sufficient and conclusive evidence of the fulfillment of the applicable conditions precedent, in which event it shall be conclusive and binding on the Noteholders.

(c)

The Trustee may consult with counsel of its own selection and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel; the Trustee shall be entitled to accept such opinion as sufficient and conclusive evidence of the fulfillment of the applicable conditions precedent, in which event it shall be conclusive and binding on the Noteholders.

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(d)

The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Noteholders pursuant to the provisions of this Indenture, unless such Noteholders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby.

(e)

The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the expense of the Company, and shall incur no liability of any kind by reason of such inquiry or investigation.

(f)

The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed by it with due care hereunder.

(g)

The Trustee shall not be liable for any action taken, suffered or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

(h)

The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(i)

The Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(j)

Any permissive right or authority granted to the Trustee shall not be construed as a mandatory duty.

(k)

The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(l)

The Trustee shall have no duty to inquire as to the performance of the Company's covenants herein.

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(m)

Neither the Trustee nor any clearing system through which the Notes are traded shall have any obligation or duty to monitor, determine or inquire as to compliance, and shall not be responsible or liable for compliance, with restrictions on transfer, exchange, redemption, purchase or repurchase, as applicable, of minimum denominations imposed hereunder or under applicable law or regulation with respect of any transfer, exchange, redemption, purchase or repurchase, as applicable, of interest in any Note.

(n)

In the event the Trustee receives inconsistent or conflicting requests and indemnity from two or more groups of Noteholders, each representing less than a majority in aggregate principal amount of the Notes then outstanding, pursuant to the provisions of this Indenture, the Trustee, in its sole discretion, may determine what action, if any, will be taken.

(o)

The Trustee is entitled to enter into business transactions with the Company, its Affiliates or any entity related thereto without accounting for any profit.

(p)

In connection with the exercise of its functions (including but not limited to those in relation to any proposed modification, authorization, waiver or substitution), the Trustee will have regard to the interests of the Noteholders as a class, and will not have regard to the consequences of such exercise for individual Noteholders. The Trustee will not be entitled to require, nor will any Noteholder be entitled to claim, from the Company or any Guarantor, any indemnification or payment in respect of any tax consequences of any such exercise upon individual Noteholders.

(q)

The Trustee may refrain from taking any action in any jurisdiction if the taking of such action in that jurisdiction would, in its opinion based upon legal advice in the relevant jurisdiction, be contrary to any law of that jurisdiction or, to the extent applicable, of the State of New York. Furthermore, the Trustee may also refrain from taking such action if it would otherwise render it liable to any person in that jurisdiction or the State of New York or if, in its opinion based upon such legal advice, it would not have the power to do the relevant thing in that jurisdiction by virtue of any applicable law in that jurisdiction or in the State of New York or if it is determined by any court or other competent authority in that jurisdiction or in the State of New York that it does not have such power.

(r)

The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority or governmental actions; it being understood that the Trustee shall use its best efforts to resume performance as soon as practicable under the circumstances.

(s)

In no event shall the Trustee be liable for any special, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

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Notwithstanding any provision herein to the contrary, the Trustee shall not be obligated to take any action with respect to an Event of Default pursuant to Section 6.01(j) and 6.01(l), unless it has been first notified to do so in writing by the Holders of at least 25% in aggregate principal amount of the outstanding notes.

Section 7.03.   No Responsibility for Recitals, Etc.

The recitals contained herein and in the Notes (except in the Trustee's certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same.  The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes.  The Trustee shall not be accountable for the use or application by the Company of any Notes or the proceeds of any Notes authenticated and delivered by the Trustee in conformity with the provisions of this Indenture.

Section 7.04.   Trustee, Paying Agents, Depositary or Registrar May Own Notes.

The Trustee, any paying agent, Depositary or Registrar, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not Trustee, paying agent, Depositary or Registrar.

Section 7.05.   Monies to Be Held in Trust.

Subject to the provisions of Section 11.04, all monies received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received.  Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law.  The Trustee shall be under no liability for interest on any money received by it hereunder except as may be agreed in writing from time to time by the Company and the Trustee.

Section 7.06.   Compensation and Expenses of Trustee.

The Company and each Guarantor, jointly and severally, covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation for all services rendered by it hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as mutually agreed to from time to time in writing between the Company and the Trustee, and the Company and each Guarantor, jointly and severally, will pay or reimburse the Trustee upon its request for all expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the compensation and the expenses and disbursements of its counsel and of all Persons not regularly in its employ), except any such expense, disbursement or advance as shall be determined to have been caused by its own gross negligence or willful misconduct.  The Company and each Guarantor, jointly and severally, also covenants to indemnify the Trustee and any predecessor Trustee (or any officer, director or employee of the Trustee) in any capacity under this Indenture (which, for the avoidance of doubt, includes its duties as paying agent, Depositary or Registrar) and its agents and any authenticating agent for, and to hold them harmless against, any and all loss, liability, damage, claim or expense, including taxes (other than taxes based on the income of the Trustee) incurred without gross negligence, bad faith or willful misconduct on the part of the Trustee or such officers, directors, employees and agents or authenticating agent, as the case may be, and arising out of or in connection with the acceptance or administration of this trust or in any other capacity hereunder, including the costs and expenses of defending themselves against any claim (whether asserted by the Company, any holder or any other Person) of liability in the premises.  The obligations of the Company under this Section to compensate or indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall be secured by a lien prior to that of the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the holders of particular Notes.  The obligation of the Company under this Section shall survive the satisfaction and discharge of this Indenture pursuant to Article 11 hereof, the termination of this Indenture, the resignation or removal of the Trustee or payment in full of the Notes through the expiration of the applicable statute of limitations.

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To secure the Company's payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal, premium, if any, and interest on particular Notes.  Such Lien shall survive the satisfaction and discharge of this Indenture pursuant to Article 11 hereof, the termination of this Indenture, the resignation or removal of the Trustee or payment in full of the Notes through the expiration of the applicable statute of limitations.

When the Trustee and its agents and any authenticating agent incur expenses or render services after an Event of Default specified in Section 6.01(f) or (g) with respect to the Company occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy, insolvency or similar laws.

Section 7.07.   Eligibility of Trustee.

There shall at all times be a Trustee hereunder which shall be a Person that has a combined capital and surplus of at least $50,000,000 (or, if such Person is a member of a bank holding company system, its bank holding company shall have a combined capital and surplus of at least $50,000,000).  If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 7.08.   Resignation or Removal of Trustee.

(a)

The Trustee may at any time resign by giving written notice of such resignation to the Company and to the holders of Notes.  Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee.  If no successor trustee shall have been so appointed and have accepted appointment sixty (60) days after the mailing of such notice of resignation to the Noteholders, the resigning Trustee may, upon ten (10) Business Days' notice to the Company and the Noteholders, petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor trustee, or, any Noteholder who has been a bona fide holder of a Note or Notes for at least six (6) months may, subject to the provisions of Section 6.09, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee.  Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

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(b)

In case at any time any of the following shall occur:

(i)

the Trustee shall cease to be eligible in accordance with the provisions of Section 7.09 and shall fail to resign after written request therefor by the Company or by any such Noteholder; or

(ii)

the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, the Company may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 6.09, any Noteholder who has been a bona fide holder of a Note or Notes for at least six (6) months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee; provided that if no successor Trustee shall have been appointed and have accepted appointment sixty (60) days after either the Company or such Noteholder has removed the Trustee, or the Trustee resigns, the Trustee so removed may petition, at the expense of the Company, any court of competent jurisdiction for an appointment of a successor trustee.  Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(c)

The holders of a majority in aggregate principal amount of the Notes at the time outstanding may at any time remove the Trustee and nominate a successor trustee which shall be deemed appointed as successor trustee unless, within ten (10) days after notice to the Company of such nomination, the Company objects thereto, in which case the Trustee so removed or any Noteholder, or, if such Trustee so removed or any Noteholder fails to act, the Company, upon the terms and conditions and otherwise as in Section 7.08(a) provided, may petition any court of competent jurisdiction for an appointment of a successor trustee.

(d)

Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor trustee as provided in Section 7.09.

(e)

Notwithstanding the replacement of the Trustee pursuant to this Section, the Company's obligations under Section 7.06 shall continue for the benefit of the retiring Trustee.

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Section 7.09.   Acceptance by Successor Trustee.

Any successor trustee appointed as provided in Section 7.08 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the trustee ceasing to act shall, upon payment of any amount then due it pursuant to the provisions of Section 7.06, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act.  Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers.  Any trustee ceasing to act shall, nevertheless, retain a lien upon all property and funds held or collected by such trustee as such, except for funds held in trust for the benefit of holders of particular Notes, to secure any amounts then due it pursuant to the provisions of Section 7.06.

No successor trustee shall accept appointment as provided in this Section unless, at the time of such acceptance, such successor trustee shall be eligible under the provisions of Section 7.07.

Upon acceptance of appointment by a successor trustee as provided in this Section, the Company (or the former trustee, at the written direction of the Company) shall mail or cause to be mailed notice of the succession of such trustee hereunder to the holders of Notes at their addresses as they shall appear on the Security Register.  If the Company fails to mail such notice within ten (10) days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.

Section 7.10.   Succession by Merger.

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee (including any trust created by this Indenture), shall be the successor to the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that in the case of any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, such corporation shall be eligible under the provisions of Section 7.09.  The Trustee shall provide the Company with a written notice within thirty (30) days after the closing of such merger, conversion or consolidation.

In any case where at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee or authenticating agent appointed by such predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee or any authenticating agent appointed by such successor trustee may authenticate such Notes in the name of the successor trustee; and in all such cases such certificates shall have the full force that is provided in the Notes or in this Indenture; provided that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

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Section 7.11.   Trustee's Application for Instructions from the Company.

Any application by the Trustee for written instructions from the Company (other than with regard to any action proposed to be taken or omitted to be taken by the Trustee that affects the rights of the holders of the Notes under this Indenture) may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective.  The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three (3) Business Days after the date any Officer of the Company actually receives such application, unless any such Officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.

Section 7.12.   [Reserved].

Section 7.13.   Certain Provisions.

Each Noteholder by accepting a Note authorizes and directs on his or her behalf the Trustee to enter into and to take such actions and to make such acknowledgements as are set forth in this Indenture or other documents entered into in connection therewith.

ARTICLE 8

SUPPLEMENTAL INDENTURES

Section 8.01.   Supplemental Indentures Without Consent of Noteholders.

The Company, when authorized by the resolutions of the Board of Directors, and the Trustee may, from time to time, and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:

(a)

make provision with respect to the purchase obligations of the Company pursuant to the requirements of Section 3.02;

(b)

to convey, transfer, assign, mortgage or pledge to the Trustee as security for the Notes, any property or assets;

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(c)

to evidence the succession of another Person to the Company, or successive successions, and the assumption by the successor Person of the covenants, agreements and obligations of the Company pursuant to Article 11;

(d)

to add to the covenants of the Company such further covenants, restrictions or conditions as the Board of Directors and the Trustee shall consider to be for the benefit of the holders of Notes, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions or conditions a Default or an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth; provided that, in respect of any such additional covenant, restriction or condition, such supplemental indenture may provide for a particular period of grace after Default (which period may be shorter or longer than that allowed in the case of other Defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the Trustee upon such Default;

(e)

to provide for the issuance under this Indenture of Notes in coupon form (including Notes registrable as to principal only) and to provide for exchangeability of such Notes with the Notes issued hereunder in fully registered form and to make all appropriate changes for such purpose;

(f)

to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture that may be defective or inconsistent with any other provision contained herein or in any supplemental indenture, or to make such other provisions in regard to matters or questions arising under this Indenture that shall not materially adversely affect the interests of the holders of the Notes;

(g)

to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Notes;

(h)

add additional Guarantees or additional obligors with respect to the Notes or release Guarantors from guarantees as permitted by the terms of this Indenture; or

(i)

to increase, from time to time, the per annum interest rate on the Notes for any period.

Upon the written request of the Company, accompanied by a copy of the resolutions of the Board of Directors certified by its Secretary or Assistant Secretary authorizing the execution of any supplemental indenture (in form satisfactory to the Trustee), the Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations that may be therein contained and to accept the conveyance, transfer and assignment of any property thereunder; provided that the Trustee shall not be obligated to, but may in its discretion, enter into any supplemental indenture that affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section may be executed by the Company and the Trustee without the consent of the holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of Section 8.02.

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Section 8.02.   Supplemental Indenture with Consent of Noteholders.

With the consent (evidenced as provided in Article 12) of the holders of a majority in aggregate principal amount of the Notes at the time outstanding, the Company, when authorized by the resolutions of the Board of Directors, and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or any supplemental indenture or of modifying in any manner the rights of the holders of the Notes; provided that no such supplemental indenture shall:

(a)

extend the fixed maturity of any Note (including, for the avoidance of doubt, extending, with respect to any Installment Redemption Amount, the Installment Redemption Date on which such Installment Redemption Amount is due);

(b)

reduce the rate or extend the time of payment of Interest, if any;

(c)

reduce the principal amount thereof (including, for the avoidance of doubt, any Installment Redemption Amount) or reduce any amount payable on redemption or repurchase thereof;

(d)

change the obligation of the Company to repurchase any Note upon the happening of a Termination of Trading in a manner adverse to the holders of Notes;

(e)

impair the right of any Noteholder to institute suit for the payment thereof;

(f)

make the principal thereof (including, for the avoidance of doubt, any Installment Redemption Amount) or Interest payable in any coin or currency other than that provided in the Notes;

(g)

modify any of the provisions of this Section or Section 6.07, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the holder of each Note so affected;

(h)

change any obligation of the Company to maintain an office or agency in the places and for the purposes set forth in Section 4.02;

(i)

reduce the quorum or voting requirements set forth in Article 13;

(j)

subordinate the Notes or any Guarantee to any other obligation of the Company or the applicable Guarantor;

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(k)

release any security interest that may have been granted in favor of the holders of the Notes other than pursuant to the terms of such security interest;

(l)

at any time after a Change of Control has occurred, change the time at which the Change of Control Offer relating thereto must be made or at which the Notes must be repurchased pursuant to such Change of Control Offer;

(m)

at any time after the Company is obligated to make an Asset Sale Offer with the Excess Proceeds from Asset Sales, change the time at which such Asset Sale Offer must be made or at which the Notes must be repurchased pursuant thereto;

(n)

make any change in any Guarantee that would adversely affect the holders; or

(o)

reduce the aforesaid percentage of Notes, the holders of which are required to consent to any such supplemental indenture,

in each case, without the consent of the holders of all Notes then outstanding.

Upon the written request of the Company, accompanied by a copy of the resolutions of the Board of Directors certified by its Secretary or Assistant Secretary authorizing the execution of any such supplemental indenture (in form satisfactory to the Trustee), and upon the filing with the Trustee of evidence of the consent of Noteholders as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

It shall not be necessary for the consent of the Noteholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

Section 8.03.   Effect of Supplemental Indenture.

Upon the execution of any supplemental indenture pursuant to the provisions of this Article, this Indenture shall be and shall be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the holders of Notes shall thereafter be determined, exercised and enforced hereunder, subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and shall be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 8.04.   Notation on Notes.

Notes authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article may bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture.  If the Company or the Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may, at the Company's expense, be prepared and executed by the Company, authenticated by the Trustee (or an authenticating agent duly appointed by the Trustee pursuant to Section 15.10) and delivered in exchange for the Notes then outstanding, upon surrender of such Notes then outstanding.

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Section 8.05.   Evidence of Compliance of Supplemental Indenture to Be Furnished to Trustee.

Prior to entering into any supplemental indenture, the Trustee shall be provided with an Officers' Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this Article and is otherwise authorized or permitted by this Indenture.

ARTICLE 9

GUARANTEES

Section 9.01.   Guarantee.

Subject to this Article 9, each Guarantor hereby unconditionally guarantees to each holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns:  (a) the due and punctual payment of the principal of and premium, if any, subject to any applicable grace period, whether at Stated Maturity, by acceleration, redemption or otherwise (including, for the avoidance of doubt, the due and punctual payment of each Installment Redemption Amount on the Installment Redemption Date on which such Installment Redemption Amount is due), the due and punctual payment of the Default Interest, if any, and the due and punctual performance of all other obligations of the Company to the holders or the Trustee under this Indenture or any other agreement with or for the benefit of the holders or the Trustee, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration pursuant to Section 6.01, redemption or otherwise.  Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately.  Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

Each Guarantor hereby agrees that its obligations with regard to its Guarantee shall be joint and several, unconditional, irrespective of the validity or enforceability of the Notes or the obligations of the Company under this Indenture, the absence of any action to enforce the same, the recovery of any judgment against the Company or any other obligor with respect to this Indenture, the Notes or the Obligations of the Company under this Indenture or the Notes, any action to enforce the same or any other circumstances (other than complete performance) which might otherwise constitute a legal or equitable discharge or defense of a Guarantor.  Each Guarantor further, to the extent permitted by law, waives and relinquishes all claims, rights and remedies accorded by applicable law to guarantors and agrees not to assert or take advantage of any such claims, rights or remedies, including but not limited to:  (a) any right to require any of the Trustee, the holders or the Company (each a “Benefited Party”), as a condition of payment or performance by such Guarantor, to (1) proceed against the Company, any other guarantor (including any other Guarantor) of the Obligations under the Guarantees or any other Person, (2) proceed against or exhaust any security held from the Company, any such other guarantor or any other Person, (3) proceed against or have resort to any balance of any deposit account or credit on the books of any Benefited Party in favor of the Company or any other Person, or (4) pursue any other remedy in the power of any Benefited Party whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of the Company including any defense based on or arising out of the lack of validity or the unenforceability of the Obligations under the Guarantees or any agreement or instrument relating thereto or by reason of the cessation of the liability of the Company from any cause other than payment in full of the Obligations under the Guarantees; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon any Benefited Party's errors or omissions in the administration of the Obligations under the Guarantees, except behavior which amounts to bad faith; (e)(1) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of the Guarantees and any legal or equitable discharge of such Guarantor's obligations hereunder, (2) the benefit of any statute of limitations affecting such Guarantor's liability hereunder or the enforcement hereof, (3) any rights to set-offs, recoupments and counterclaims and (4) promptness, diligence and any requirement that any Benefited Party protect, secure, perfect or insure any security interest or lien or any property subject thereto; (f) notices, demands, presentations, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance of the Guarantees, notices of Default under the Notes or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Obligations under the Guarantees or any agreement related thereto, and notices of any extension of credit to the Company and any right to consent to any thereof; (g) to the extent permitted under applicable law, the benefits of any “One Action” rule and (h) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of the Guarantees.  Except to the extent expressly provided herein, including Section 9.05, each Guarantor hereby covenants that its Guarantee shall not be discharged except by complete performance of the obligations contained in its Guarantee and this Indenture.

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If any holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such holder, the Guarantee of such Guarantor, to the extent theretofore discharged, shall be reinstated in full force and effect.

Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.  Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Section 6.01 hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby and (y) in the event of any declaration of acceleration of such obligations as provided in Section 6.01 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Guarantee.  The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the holders under the Guarantee.

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Section 9.02.   Limitation on Guarantor Liability.

(a)

Each Guarantor, and by its acceptance of Notes, each holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any guarantee.  To effectuate the foregoing intention, the Trustee, the holders and the Guarantors hereby irrevocably agree that each Guarantor's liability shall be that amount from time to time equal to the aggregate liability of such Guarantor under the guarantee, but shall be limited to the lesser of (a) the aggregate amount of the Company's obligations under the Notes and this Indenture or (b) the amount, if any, which would not have (1) rendered the Guarantor “insolvent” (as such term is defined in Bankruptcy Law and in the Debtor and Creditor Law of the State of New York) or (2) left it with unreasonably small capital at the time its guarantee with respect to the Notes was entered into, after giving effect to the incurrence of existing Debt immediately before such time; provided, however, it shall be a presumption in any lawsuit or proceeding in which a Guarantor is a party that the amount guaranteed pursuant to the guarantee with respect to the Notes is the amount described in clause (a) above unless any creditor, or representative of creditors of the Guarantor, or debtor in possession or trustee in bankruptcy of the Guarantor, otherwise proves in a lawsuit that the aggregate liability of the Guarantor is limited to the amount described in clause (b).

(b)

In making any determination as to the solvency or sufficiency of capital of a Guarantor in accordance with the proviso of Section 9.02(a), the right of each Guarantor to contribution from other Guarantors and any other rights such Guarantor may have, contractual or otherwise, shall be taken into account.

Section 9.03.   Execution and Delivery of Guarantee.

To evidence its Guarantee set forth in Section 9.01, each Guarantor hereby agrees that a notation of such Guarantee in substantially the form included in Exhibit B attached hereto shall be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Guarantor by its President or one of its Vice Presidents.

Each Guarantor hereby agrees that its Guarantee set forth in Section 9.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.

If an Officer whose signature is on this Indenture or on the Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Guarantee is endorsed, the Guarantee shall be valid nevertheless.

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The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantors.

The Company hereby agrees that it shall cause each Person that becomes obligated to provide a Guarantee pursuant to Section 4.18 (each, a “Future Guarantor”) to execute a supplemental indenture in form and substance satisfactory to the Trustee, pursuant to which such Person provides the guarantee set forth in this Article 9 and otherwise assumes the obligations and accepts the rights of a Guarantor under this Indenture, in each case with the same effect and to the same extent as if such Person had been named herein as a Guarantor.  The Company also hereby agrees to cause each such new Guarantor to evidence its guarantee by endorsing a notation of such guarantee on each Note as provided in this Section.

Section 9.04.   Guarantors May Consolidate, etc., on Certain Terms.

Except as otherwise provided in Section 9.05, no Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the Surviving Person) another Person whether or not affiliated with such Guarantor unless:

(a)

subject to Section 9.05, the Person formed by or surviving any such consolidation or merger (if other than a Guarantor or the Company) unconditionally assumes all the obligations of such Guarantor, pursuant to a supplemental indenture in form and substance satisfactory to the Trustee, under this Indenture, the Guarantee on the terms set forth herein or therein; and

(b)

the Guarantor complies with the requirements of Article 5 hereof.

In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form and substance to the Trustee, of the Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor.  Such successor Person thereupon may cause to be signed any or all of the Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee.  All the Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Guarantees had been issued at the date of the execution hereof.

Except as set forth in Articles 4 and 5, and notwithstanding clauses (a) and (b) above, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

Section 9.05.   Releases Following Merger, Consolidation or Sale of Assets, Etc.

In the event of a sale or other disposition of all or substantially all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the Capital Stock of any Guarantor, in each case to a Person that is not (either before or after giving effect to such transactions) a Subsidiary of the Company, then such Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the Capital Stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) shall be released and relieved of any obligations under its Guarantee; provided that the net proceeds of such sale or other disposition shall be applied in accordance with the applicable provisions of this Indenture, including without limitation Section 4.12. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of this Indenture, including without limitation Section 4.12, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Guarantee.

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Any Guarantor not released from its obligations under its Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 9.

ARTICLE 10

[RESERVED]

ARTICLE 11

SATISFACTION AND DISCHARGE OF INDENTURE

Section 11.01.   Discharge of Indenture.

When (a) the Company shall deliver to the Trustee for cancellation all Notes theretofore authenticated (other than any Notes that have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) and not theretofore canceled, or (b) all the Notes not theretofore canceled or delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within three years or are to be called for redemption within three years under arrangements satisfactory to the Trustee for the giving of notice of redemption, and the Company shall deposit with the Trustee, in trust, funds sufficient to pay at maturity (or with respect to any Installment Redemption Amount, the Installment Redemption Date on which such Installment Redemption Amount is due) or upon redemption of all of the Notes (other than any Notes that shall have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) not theretofore canceled or delivered to the Trustee for cancellation, including principal (including, for the avoidance of doubt, any Installment Redemption Amount) and Interest due or to become due to such date of maturity, the applicable Installment Redemption Date or redemption date, as the case may be, accompanied by a verification report, as to the sufficiency of the deposited amount, from an independent certified accountant or other financial professional satisfactory to the Trustee, and if the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, and in the case of either clause (a) or (b), no Default or Event of Default with respect to this Indenture or the Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit shall not result in a breach or violation of, or constitute a default under, any other instrument or agreement to which the Company is a party or by which it is bound, then this Indenture shall cease to be of further effect (except as to (i) remaining rights of registration of transfer, substitution and exchange of Notes, (ii) rights hereunder of Noteholders to receive payments of principal (including, for the avoidance of doubt, any Installment Redemption Amount) of and Default Interest, if any, on the Notes and the other rights, duties and obligations of Noteholders, as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee and (iii) the rights, obligations and immunities of the Trustee hereunder), and the Trustee, on written demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel as required by Section 15.05 and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture; the Company, however, hereby agrees to reimburse the Trustee for any costs or expenses thereafter incurred by the Trustee and to compensate the Trustee for any services thereafter rendered by the Trustee in connection with this Indenture or the Notes. The Trustee shall hold in trust money deposited with it pursuant to this Article. It shall apply the deposited money through the Paying Agent and in accordance with this Indenture to the payment of principal (including, for the avoidance of doubt, any Installment Redemption Amount) of and Interest, if any, on the Notes.

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Section 11.02.   Deposited Monies to Be Held in Trust by Trustee.

Subject to Section 11.04, all monies deposited with the Trustee pursuant to Section 11.01 shall be held in trust for the sole benefit of the Noteholders, and such monies shall be applied by the Trustee to the payment, either directly or through any paying agent (including the Company if acting as its own paying agent), to the holders of the particular Notes for the payment or redemption of which such monies have been deposited with the Trustee of all sums due and to become due thereon for principal (including, for the avoidance of doubt, any Installment Redemption Amount), premium, if any, and Interest, if any.

Section 11.03.   Paying Agent to Repay Monies Held.

Upon the satisfaction and discharge of this Indenture, all monies then held by any paying agent of the Notes (other than the Trustee) shall, upon written request of the Company, be repaid to it or paid to the Trustee, and thereupon such paying agent shall be released from all further liability with respect to such monies.

Section 11.04.   Return of Unclaimed Monies.

Subject to the requirements of applicable law, any monies deposited with or paid to the Trustee for payment of the principal (including, for the avoidance of doubt, any Installment Redemption Amount) or Interest, if any, on Notes and not applied but remaining unclaimed by the holders of Notes for two years (or such shorter period of time under applicable escheat law) after the date upon which the principal (including, for the avoidance of doubt, any Installment Redemption Amount) of or Interest, if any, on such Notes, as the case may be, shall have become due and payable, shall be repaid to the Company by the Trustee on demand and all liability of the Trustee shall thereupon cease with respect to such monies; and the holder of any of the Notes shall thereafter look only to the Company for any payment that such holder may be entitled to collect unless an applicable abandoned property law designates another Person.

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Section 11.05.   Reinstatement.

If the Trustee or the paying agent is unable to apply any money in accordance with Section 11.02 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01 until such time as the Trustee or the paying agent is permitted to apply all such money in accordance with Section 11.02; provided that, if the Company makes any payment of Interest, if any, on or principal (including, for the avoidance of doubt, any Installment Redemption Amount) of any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the holders of such Notes to receive such payment from the money held by the Trustee or paying agent.

ARTICLE 12

THE NOTEHOLDERS

Section 12.01.   Action by Noteholders.

Whenever in this Indenture it is provided that the holders of a specified percentage in aggregate principal amount of the Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that, at the time of taking any such action, the holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Noteholders in person or by agent or proxy appointed in writing, or (b) by the record of the holders of Notes voting in favor thereof at any meeting of Noteholders duly called and held in accordance with the provisions of Article 13, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Noteholders.  Whenever the Company or the Trustee solicits the taking of any action by the Noteholders, the Company or the Trustee may fix in advance of such solicitation a date as the record date for determining holders entitled to take such action.  The record date shall be not more than fifteen (15) days prior to the date of commencement of solicitation of such action.

Section 12.02.   Proof of Execution by Noteholders.

Subject to the provisions of Sections 7.01, 7.02 and 13.04, proof of the execution of any instrument by a Noteholder or its agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee.  The holding of Notes shall be proved by the registry of such Notes or by a certificate of the Registrar.

The record of any Noteholders' meeting shall be proved in the manner provided in Section 13.05.

Section 12.03.   Who Are Deemed Absolute Owners.

The Company, the Trustee, any paying agent, any Depositary and any Registrar may deem the Person in whose name such Note shall be registered upon the Security Register to be, and may treat it as, the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Company or any Registrar) for the purpose of receiving payment of or on account of the principal (including, for the avoidance of doubt, any Installment Redemption Amount) of and Interest, if any, on such Note, and for all other purposes; and neither the Company nor the Trustee nor any paying agent, Depositary nor any Registrar shall be affected by any notice to the contrary.  All such payments so made to any holder for the time being, or upon such holder's order, shall be valid and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for monies payable upon any such Note.

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Section 12.04.   Company-owned Notes Disregarded.

In determining whether the holders of the requisite aggregate principal amount of Notes have concurred in any direction, consent, waiver or other action under this Indenture, Notes which are owned by the Company or any other obligor on the Notes or any Affiliate of the Company or any other obligor on the Notes shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent, waiver or other action, only Notes which a Responsible Officer knows are so owned shall be so disregarded.  Notes so owned which have been pledged in good faith may be regarded as outstanding for the purposes of this Section if the pledgee shall establish to the satisfaction of the Trustee the pledgee's right to vote such Notes and that the pledgee is not the Company, any other obligor on the Notes or any Affiliate of the Company or any such other obligor.  In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee.  Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officers' Certificate listing and identifying all Notes, if any, known by the Company to be owned or held by or for the account of any of the above-described Persons, and, subject to Section 7.01, the Trustee shall be entitled to accept such Officers' Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are outstanding for the purpose of any such determination.

Section 12.05.   Revocation of Consents; Future Holders Bound.

At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 12.01, of the taking of any action by the holders of the percentage in aggregate principal amount of the Notes specified in this Indenture in connection with such action, any holder of a Note which is shown by the evidence to be included in the Notes the holders of which have consented to such action may, by filing written notice with the Trustee at its Corporate Trust Office and upon proof of holding as provided in Section 12.02, revoke such action so far as concerns such Note.  Except as aforesaid, any such action taken by the holder of any Note shall be conclusive and binding upon such holder and upon all future holders and owners of such Note and of any Notes issued in exchange or substitution therefor, irrespective of whether any notation in regard thereto is made upon such Note or any Note issued in exchange or substitution therefor.

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ARTICLE 13

MEETINGS OF NOTEHOLDERS

Section 13.01.   Purpose of Meetings.

A meeting of Noteholders may be called at any time and from time to time pursuant to the provisions of this Article for any of the following purposes:

(a)

to give any notice to the Company or to the Trustee or to give any directions to the Trustee permitted under this Indenture, or to consent to the waiving of any Default or Event of Default hereunder and its consequences, or to take any other action authorized to be taken by Noteholders pursuant to any of the provisions of Article 6;

(b)

to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article 7;

(c)

to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 8.02; or

(d)

to take any other action authorized to be taken by or on behalf of the holders of any specified aggregate principal amount of the Notes under any other provision of this Indenture or under applicable law.

Section 13.02.   Call of Meetings by Company or Noteholders.

In case at any time the Company, pursuant to a resolution of its Board of Directors, or the holders of at least twenty-five percent (25%) in aggregate principal amount of the Notes then outstanding, shall have requested the Trustee to call a meeting of Noteholders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within twenty (20) days after receipt of such request, then the Company or such Noteholders may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 13.01 by mailing notice a notice of meeting. Notice of every meeting of the Noteholders, setting forth the time and place of such meeting and in general terms the action proposed to be taken at such meeting and the establishment of any record date pursuant to Section 12.01, shall be mailed to holders of Notes at their addresses as they shall appear on the Security Register.  Such notice shall also be mailed to the Company.  Such notices shall be mailed not less than twenty (20) nor more than ninety (90) days prior to the date fixed for the meeting.

Any meeting of Noteholders shall be valid without notice if the holders of all Notes then outstanding are present in person or by proxy or if notice is waived before or after the meeting by the holders of all Notes outstanding, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

Section 13.03.   Qualifications for Voting.

To be entitled to vote at any meeting of Noteholders, a person shall (a) be a holder of one or more Notes on the record date pertaining to such meeting or (b) be a person appointed by an instrument in writing as proxy by a holder of one or more Notes on the record date pertaining to such meeting.  The only persons who shall be entitled to be present or to speak at any meeting of Noteholders shall be the persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

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Section 13.04.   Regulations.

Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Noteholders, in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

The Company or the Noteholders calling the meeting, as the case may be, shall, by an instrument in writing, appoint a temporary chairman of the meeting.  A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the holders of a majority in principal amount of the Notes represented at the meeting and entitled to vote at the meeting.

Subject to the provisions of Section 12.04, at any meeting each Noteholder or proxyholder shall be entitled to one vote for each $100,000 principal amount of Notes held or represented by him; provided that no vote shall be cast or counted at any meeting in respect of any Note challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding.  The chairman of the meeting shall have no right to vote other than by virtue of Notes held by him or instruments in writing as aforesaid duly designating him as the proxy to vote on behalf of other Noteholders.  Any meeting of Noteholders duly called pursuant to the provisions of Section 13.02 may be adjourned from time to time by the holders of a majority of the aggregate principal amount of Notes represented at the meeting, whether or not constituting a majority of the aggregate principal amount of Notes outstanding, the latter of which shall constitute a quorum, and the meeting may be held as so adjourned without further notice.

Section 13.05.   Voting.

The vote upon any resolution submitted to any meeting of Noteholders shall be by written ballot on which shall be subscribed the signatures of the holders of Notes or of their representatives by proxy and the outstanding principal amount of the Notes held or represented by them.  The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting.  A record in duplicate of the proceedings of each meeting of Noteholders shall be prepared by the secretary of the meeting, and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in Section 13.02.  The record shall show the principal amount of the Notes voting in favor of or against any resolution.  The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

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Any record so signed and verified shall be conclusive evidence of the matters therein stated.

Section 13.06.   No Delay of Rights by Meeting.

Nothing contained in this Article shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Noteholders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Noteholders under any of the provisions of this Indenture or of the Notes.

ARTICLE 14  [RESERVED]

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ARTICLE 15

MISCELLANEOUS PROVISIONS

Section 15.01.   Provisions Binding on Company's Successors.

All the covenants, stipulations, promises and agreements by the Company contained in this Indenture shall bind its successors and assigns whether so expressed or not.

Section 15.02.   Official Acts by Successor Corporation.

Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any Person that shall at the time be the lawful sole successor of the Company.

Section 15.03.   Addresses for Notices, Etc.

Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the holders of Notes on the Company shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box or sent by telecopier transmission addressed as follows:

If to the Company:

China Security & Surveillance Technology, Inc.
13/F, Shenzhen Special Zone Press Tower
Shennan Road, Futian, Shenzhen
People's Republic of China

Attention: Mr. Tu Guo Shen
Facsimile No:  +86 755 83510815

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With a copy to:

Pillsbury Winsthrop Shaw Pitman LLP
2300 N Street, N.W.
Washington, DC 20001

U.S.A.
Attention: Louis A. Bevilacqua, Esq.
Facsimile No: +1 202 663-8007

If to the Trustee:

The Bank of New York Mellon
101 Barclay Street
Floor 4E
New York, NY 10286
U.S.A.
Attention:  Global Corporate Trust
Facsimile No: +1 212 815 5802/5803

The Trustee, by notice to the Company, may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Noteholder shall be mailed to such holder by first-class mail, postage prepaid, at his address as it appears on the Security Register and shall be sufficiently given to such holder if so mailed within the time prescribed.

Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders.  If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

Section 15.04.   Governing Law.

THIS INDENTURE, THE GUARANTEE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

EACH OF PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 15.05.   Evidence of Compliance with Conditions Precedent; Certificates to Trustee.

Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

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Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include:  (1) a statement that the person making such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in such certificate or opinion is based; (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

Section 15.06.   Legal Holidays.

In any case in which the date of payment of Interest on or principal of the Notes or the redemption date (including, for the avoidance of doubt, any Installment Redemption Date) of any Note will not be a Business Day, then payment of such Interest on or principal (including, for the avoidance of doubt, any Installment Redemption Amount) of the Notes need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the redemption date, and no Interest shall accrue for the period from and after such date.

Section 15.07.   Company Responsible for Making Calculations.

The Company will be responsible for making all calculations required under the Notes. The Company will make these calculations in good faith and absent manifest error, these calculations will be final and binding on the Noteholders. Promptly after the calculation thereof, the Company will provide to the Trustee an Officers' Certificate setting forth a schedule of its calculations, and the Trustee is entitled to conclusively rely upon the accuracy of such calculations without independent verification. The Trustee will forward the Company's calculations to any holder upon the written request of such holder.

Section 15.08.   Benefits of Indenture.

Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto, any paying agent, any authenticating agent, any Depositary, any Registrar and their successors hereunder and the holders of Notes any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 15.09.   Table of Contents, Headings, Etc.

The table of contents and the titles and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

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Section 15.10.   Authenticating Agent.

The Trustee may appoint an authenticating agent that shall be authorized to act on its behalf, and subject to its direction, in the authentication and delivery of Notes in connection with the original issuance thereof and transfers and exchanges of Notes hereunder, including under Sections 2.04, 2.05, 2.06, 2.07, and 3.02, as fully to all intents and purposes as though the authenticating agent had been expressly authorized by this Indenture and those Sections to authenticate and deliver Notes.  For all purposes of this Indenture, the authentication and delivery of Notes by the authenticating agent shall be deemed to be authentication and delivery of such Notes “by the Trustee” and a certificate of authentication executed on behalf of the Trustee by an authenticating agent shall be deemed to satisfy any requirement hereunder or in the Notes for the Trustee's certificate of authentication.  Such authenticating agent shall at all times be a Person eligible to serve as trustee hereunder pursuant to Section 7.07.

Any corporation into which any authenticating agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any authenticating agent shall be a party, or any corporation succeeding to the corporate trust business of any authenticating agent, shall be the successor of the authenticating agent hereunder, if such successor corporation is otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the parties hereto or the authenticating agent or such successor corporation.

Any authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Company.  The Trustee may at any time terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Company.  Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible under this Section, the Trustee shall either promptly appoint a successor authenticating agent or itself assume the duties and obligations of the former authenticating agent under this Indenture and, upon such appointment of a successor authenticating agent, if made, shall give written notice of such appointment of a successor authenticating agent to the Company and shall mail notice of such appointment of a successor authenticating agent to all holders of Notes as the names and addresses of such holders appear on the Security Register.

The Company agrees to pay to the authenticating agent from time to time such compensation for its services as shall be agreed upon in writing between the Company and the authenticating agent.

The provisions of Sections 7.02, 7.03, 7.04 and 12.03 and this Section shall be applicable to any authenticating agent.

Section 15.11.   Indenture and Notes Solely Corporate Obligations.

No recourse for the payment of the principal (including, for the avoidance of doubt, any Installment Redemption Amount”) of, premium, if any, or Interest, if any, on any Note, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture or in any supplemental indenture or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, shareholder, employee, agent, officer, director or subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Notes.

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Section 15.12.   Execution in Counterparts.

This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

Section 15.13.   Severability.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 15.14.   Consent to Jurisdiction; Consent to Service of Process.

The Company hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States sitting in the State and City of New York, County and Borough of Manhattan, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Indenture or the Notes, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such state court sitting in the State and City of New York, County and Borough of Manhattan or, to the extent permitted by law, in such federal court sitting in the State and City of New York, County and Borough of Manhattan.  The Company further irrevocably consents to the service of process in any action or proceeding in such courts by the mailing thereof by any parties thereto by registered or certified mail, postage prepaid, to the Company at Corporation Service Company, Suite 3100, 1133 Avenue of the Americas, New York, NY, 10036. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

The Company hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Indenture or the Notes in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

91

Section 15.15.   Currency Indemnity.

U.S. dollars are the sole currency of account and payment for all sums payable by us in cash under or in connection with the Notes, including damages. Any amount received or recovered in a currency other than U.S. dollars (as a result of, or through the enforcement of, a judgment or order of a court of any jurisdiction, in the Company's winding-up or dissolution or otherwise) by any Holder of a Note in respect of any sum expressed to be due to it from the Company will only constitute a discharge to the Company to the extent of the U.S. dollar amount that the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). If that U.S. dollar amount is less than the U.S. dollar amount expressed to be due to the recipient under any Note, the Company shall indemnify such Holder against any loss sustained by it as a result; and if the amount of U.S. dollars so purchased is greater than the sum originally due to such Holder, such Holder will, by accepting a Note, be deemed to have agreed to repay such excess. In any event, the Company shall indemnify the recipient against the cost of making any such purchase.

Section 15.16.   U.S.A. Patriot Act.

The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information  that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee.  The parties to this Indenture agree that they will provide the Trustee with all such information as it may request in order to satisfy the requirements or its obligations under such act.

[Signature page(s) to follow.]

92

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed.

CHINA SECURITY & SURVEILLANCE TECHNOLOGY, INC.

By:___________________________________________
Name:
Title:

CHINA SAFETECH HOLDINGS LIMITED

By:___________________________________________
Name:
Title:

FOR THE PURPOSE OF SECTION 4.18(A) ONLY

CHINA SECURITY & SURVEILLANCE TECHNOLOGY (PRC), INC.

By:___________________________________________
Name:
Title:

THE BANK OF NEW YORK MELLON,
a New York banking corporation,
as Trustee

By:___________________________________________
Name:
Title:

EXHIBIT A

[FORM OF FACE OF NOTE]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TRUST COMPANY (“DTC”) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF ITS AUTHORIZED NOMINEE OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO ITS AUTHORIZED NOMINEE, OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, ITS AUTHORIZED NOMINEE, HAS AN INTEREST HEREIN.]1

THIS SECURITY HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR OTHER SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE.

 BY ACQUISITION HEREOF, THE HOLDER AGREES THAT IT WILL NOT WITHIN THE HOLDING PERIOD SET FORTH IN RULE 144 UNDER THE SECURITIES ACT (A) RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY EXCEPT (I) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (II) TO A NON-U.S. PERSON OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (III) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 OR OTHERWISE UNDER THE SECURITIES ACT, IF AVAILABLE, OR (IV) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER OR (B) ENGAGE IN HEDGING TRANSACTIONS WITH RESPECT TO THIS SECURITY UNLESS IN COMPLIANCE WITH THE SECURITIES ACT; AND

(3)

AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE SECURITY EVIDENCED HEREBY IS TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 2(A)(IV) ABOVE) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

[IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.]2

 _____________________
1 This legend should be included only if the Note is a Global Note.
2 This legend should be included only if the Note is a Definitive Note.

A-1

CHINA SECURITY & SURVEILLANCE TECHNOLOGY, INC.

TRANCHE B ZERO COUPON GUARANTEED SENIOR UNSECURED

NOTE

CUSIP:  [▪]

No. 1 $__________

CHINA SECURITY & SURVEILLANCE TECHNOLOGY, INC., a corporation duly organized and validly existing under the laws of the State of Delaware (herein called the “Company”, which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to Cede & Co., the nominee for The Depositary Trust Company, or registered assigns, at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, (i) each Installment Redemption Amount on the Installment Redemption Date such Installment Redemption Amount is due as set forth on Schedule I hereto, and (ii) interest on any overdue Installment Redemption Amount, if any, at said office or agency, in like coin or currency, at the rate of 5.0% per annum.

The Company shall pay Interest, if any, (i) on any Notes in certificated form by check mailed to the address of the Person entitled thereto as it appears in the Security Register (provided that the holder of Notes with an aggregate principal amount in excess of $1,000,000 shall, at the written election of such holder, be paid by wire transfer of immediately available funds) or (ii) on any Global Note by wire transfer of immediately available funds to the account of the Depositary or its nominee.

Reference is made to the further provisions of this Note set forth on the reverse hereof, and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note shall be governed by and construed in accordance with the laws of the State of New York.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

A-2

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

CHINA SECURITY & SURVEILLANCE TECHNOLOGY, INC.

By:____________________________________________
Name:
Title:

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Notes described in the within-named Indenture.

THE BANK OF NEW YORK MELLON,
a New York banking corporation,
as Trustee

By:____________________________________________
Authorized Signatory

Dated:

A-3

[FORM OF REVERSE OF NOTE]

CHINA SECURITY & SURVEILLANCE TECHNOLOGY, INC.

TRANCHE B ZERO COUPON GUARANTEED SENIOR UNSECURED

NOTE

This Note is one of a duly authorized issue of Notes of the Company, designated as its Tranche B Zero Coupon Guaranteed Senior Unsecured Notes (herein called the “Notes”), in an initial aggregate principal amount of $__________, issued and to be issued under and pursuant to an Indenture dated [●], 2009 (herein called the “Indenture”), among the Company, China Safetech Holdings Limited, as the Guarantor, and The Bank of New York Mellon, a New York banking corporation, as trustee (herein called the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Notes.

In case an Event of Default shall have occurred and be continuing, the principal (including, for the avoidance of doubt, any Installment Redemption Amount) of and accrued and unpaid Default Interest, if any, on all Notes may be declared by either the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of a majority in aggregate principal amount of the Notes at the time outstanding, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Notes; provided that no such supplemental indenture shall (i) extend the fixed maturity of any Note (including, for the avoidance of doubt, extending, with respect to any Installment Redemption Amount, the Installment Redemption Date on which such Installment Redemption Amount is due); (ii) reduce the rate or extend the time of payment of Interest, if any; (iii) reduce the principal amount thereof (including, for the avoidance of doubt, any Installment Redemption Amount) or reduce any amount payable on redemption or repurchase thereof; (iv) change the obligation of the Company to repurchase any Note upon the happening of a Termination of Trading in a manner adverse to the holders of Notes; (v) impair the right of any Noteholder to institute suit for the payment thereof; (vi) make the principal thereof (including, for the avoidance of doubt, any Installment Redemption Amount) or Interest, if any, payable in any coin or currency other than that provided in the Notes; (vii) modify any of the provisions of this Section or Section 6.07 of the Indenture, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the holder of each Note so affected; (viii) change any obligation of the Company to maintain an office or agency in the places and for the purposes set forth in Section 4.02 of the Indenture; (ix) reduce the quorum or voting requirements set forth in Article 13 of the Indenture; (x) subordinate the Notes or any Guarantee to any other obligation of the Company or the applicable Guarantor; (xi) release any security interest that may have been granted in favor of the holders of the Notes other than pursuant to the terms of such security interest; (xii) at any time after a Change of Control has occurred, change the time at which the Change of Control Offer relating thereto must be made or at which the Notes must be repurchased pursuant to such Change of Control Offer; (xiii) at any time after the Company is obligated to make an Asset Sale Offer with the Excess Proceeds from Asset Sales, change the time at which such Asset Sale Offer must be made or at which the Notes must be repurchased pursuant thereto; (xiv) make any change in any Guarantee that would adversely affect the holders; or (xv) reduce the aforesaid percentage of Notes, the holders of which are required to consent to any such supplemental indenture, in each case, without the consent of the holders of all Notes then outstanding.  Subject to the provisions of the Indenture, the holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the holders of all of the Notes waive any past Default or Event of Default under the Indenture and its consequences except (A) a default in the payment of the principal of, the Notes (including, for the avoidance of doubt, a default to pay any Installment Redemption Amount on the Installment Redemption Date, on which such Installment Redemption Amount is due) and Default Interest, if any, (B) a default in the payment of the purchase price pursuant to Section 3.02 of the Indenture or (C) a default in respect of a covenant or provisions hereof which under Article 8 of the Indenture cannot be modified or amended without the consent of the holders of each or all of the Notes then outstanding or affected thereby.  Any such consent or waiver by the holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Note and any Notes which may be issued in exchange or substitution hereof, irrespective of whether or not any notation thereof is made upon this Note or such other Notes.

A-4

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and Default Interest, if any, on this Note at the place, at the respective times, at the rate and in the coin or currency herein prescribed.

Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

The Notes are issuable in fully registered form, without coupons, in denominations of $100,000 principal amount and any multiple of $1,000 in excess thereof.  At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, without payment of any service charge but with payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration or exchange of Notes, Notes may be exchanged for a like aggregate principal amount of Notes of any other authorized denominations.

The Notes are not subject to redemption through the operation of any sinking fund. At any time prior to the Final Redemption Date, the Company may redeem the Notes (in whole or in part)  without any premium or penalty, except for Default Interest, if any.

A-5

In the event that the Company shall be required to commence an Asset Sale Offer, a Change of Control Offer or a Termination of Trading Offer, the Company shall mail to all holders of record of the Notes a notice which states the terms of such Offer to Purchase, and, in the case of a Change of Control Offer or Termination of Trading Offer, the circumstances and relevant facts regarding such event.  Each holder shall have the right to accept such offer and require the Company to repurchase all or any portion of such holder's Notes in cash equal to the Repurchase Amount.

Holders electing to have a Note purchased pursuant to a Offer to Purchase shall deliver to the Company such Note with the form entitled “Purchase Notice” on the reverse thereof duly completed, together with the Note, duly endorsed for transfer, at any time prior to the close of business on the Business Day immediately preceding the Purchase Date, and shall deliver the Notes to the Trustee (or other paying agent appointed by the Company) as set forth in the Indenture.

The Notes will be subject to repurchase in multiples of $1,000 principal amount.

Holders have the right to withdraw any Purchase Notice by delivering to the Trustee (or other paying agent appointed by the Company) a written notice of withdrawal up to the close of business on the Business Day immediately preceding the Purchase Date all as provided in the Indenture.

If money or cash, sufficient to pay the repurchase price of all Notes or portions thereof to be purchased as of the Purchase Date is deposited with the Trustee (or other paying agent appointed by the Company), on the Purchase Date, interest, if any, will cease to accrue on such Notes (or portions thereof) immediately after such Purchase Date, and the holder thereof shall have no other rights as such other than the right to receive the repurchase price upon surrender of such Note.

A-6

                Upon due presentment for registration of transfer of this Note at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, a new Note or Notes of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange thereof, subject to the limitations provided in the Indenture, without charge except for any tax, assessment or other governmental charge imposed in connection therewith.

The Company, the Trustee, any authenticating agent, any paying agent and any Registrar may deem and treat the registered holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon made by anyone other than the Company or any Registrar) for the purpose of receiving payment hereof, or on account hereof, for all other purposes, and neither the Company nor the Trustee nor any other authenticating agent nor any paying agent nor any Registrar shall be affected by any notice to the contrary.  All payments made to or upon the order of such registered holder shall, to the extent of the sum or sums paid, satisfy and discharge liability for monies payable on this Note.

No recourse for the payment of the principal (including, for the avoidance of doubt, any Installment Redemption Amount) of or Interest, if any, on this Note, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any supplemental indenture or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, shareholder, employee, agent, officer or director or subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

For purposes of sections 1272, 1273 and 1275 of the Internal Revenue Code of 1986, as amended, this Note is being issued with Tax Original Issue Discount and the issue date of this Note is [●], 2009.

This Note shall be governed by and construed in accordance with the laws of New York.

Terms used in this Note and defined in the Indenture are used herein as therein defined.

A-7

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM	-	as tenants in common	UNIF GIFT MIN ACT - Custodian
TEN ENT	-	as tenant by the entireties	(Cust) (Minor)
JT TEN	-	as joint tenants with right of survivorship under Uniform Gifts to Minors Act and not as tenants in common

______________________________

(State)

Additional abbreviations may also be used though not in the above list.

A-8

SCHEDULE I

CHINA SECURITY & SURVEILLANCE TECHNOLOGY, INC.

Tranche B Zero Coupon Guaranteed Senior Unsecured Notes

No. 2

The original principal amount of this Note is EIGHTY FOUR MILLION DOLLARS ($84,000,000).  The Company will pay such principal amount in installments by paying each Installment Redemption Amount on the Installment Redemption Date on which such Installment Redemption Amount is due, as follows:

Installment Redemption Date	Installment Redemption Amount (US$), for each US$100,000 principal amount of the Notes
[●], 2010	US$ 23,000.00
[●], 2010	$ 23,000.00
[●], 2011	$ 23,000.00
[●], 2011	$ 23,000.00
[●], 2012	$ 4,000.00
[●], 2012	$ 4,000.00
Total:	US$ 100,000.00

For purposes thereof, the Principal Amount has been adjusted in accordance with the terms of the Indenture as set forth below:

Date

Principal Amount

Notation Explaining Principal

Amount Recorded

Authorized Signature of Trustee or Custodian

A-9

PURCHASE NOTICE

TO:  CHINA SECURITY & SURVEILLANCE TECHNOLOGY, INC.

_______

The undersigned registered owner of this Note hereby irrevocably acknowledges receipt of a notice from China Security & Surveillance Technology, Inc. (the “Company”) regarding the right of holders to elect to require the Company to repurchase the Notes upon the occurrence of either an Asset Sale Offer, a Change of Control Offer or a Termination of Trading Offer and requests and instructs the Company to repay the entire principal amount of this Note, or the portion thereof (which is $100,000 or an integral multiple of $1,000 in excess thereof) below designated, in accordance with the terms of the Indenture at the price of the Repurchase Amount, to the registered holder hereof.

Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.  The Notes shall be purchased by the Company as of the Purchase Date pursuant to the terms and conditions specified in the Indenture.

$

 principal amount of the Notes to which this Purchase Notice relates (if less than entire principal amount) pursuant to 4.12, 4.17 or 4.23 of the Indenture, check the box below:

☐ Section 4.12	Purchase Date:

☐ Section 4.17

☐ Section 4.23

Dated:

Signature(s):

NOTICE:  The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

A-10

Note Certificate Number (if applicable):

Principal amount to be repurchased (if less than all):

Social Security or Other Taxpayer Identification Number:

Assignment Form

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to

(Insert assignee's social security or other tax I.D. no.)

(Print or type assignee's name, address and zip code)

and irrevocably appoint _________________________________________ as agent to transfer this Note on the books of the Company.  The agent may substitute another to act for him.

Date: ______________________
Your Signature: ______________________
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee:

A-11

EXHIBIT B

FORM OF NOTATION OF GUARANTEE

For value received, each Guarantor (which term includes any successor Person under the Indenture), jointly and severally, unconditionally guarantees, to the extent set forth in the Indenture and subject to the provisions in the Indenture, dated [●], 2009 (the “Indenture”), among China Security & Surveillance Technology, Inc., as issuer (the “Company”), the Guarantor listed on the signature pages thereto and The Bank of New York Mellon, a New York banking corporation, as trustee (the “Trustee”), (a) the due and punctual payment of the principal of, premium and interest, if any, on the Notes, whether at maturity, by acceleration, redemption, repurchase or otherwise, the due and punctual payment of interest on overdue principal and premium, if any, and, to the extent permitted by law, interest and the due and punctual performance of all other obligations of the Company to the holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.  The obligations of the Guarantors to the holders of Notes and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article 9 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee.  This Guarantee is subject to release as and to the extent set forth in Section 9.05 of the Indenture.  Each holder of a Note, by accepting the same agrees to and shall be bound by such provisions. Capitalized terms used herein and not defined are used herein as so defined in the Indenture.

[GUARANTOR NAME]

By:__________________________________
Name:
Title:

B-1

EXHIBIT C

FORM OF CERTIFICATE OF TRANSFER

China Security & Surveillance Technology, Inc.

13/F, Shenzhen Special Zone Press Tower

Shennan Road, Futian, Shenzhen

People's Republic of China

The Bank of New York Mellon

101 Barclay Street
Floor 4E
New York, NY 10286
U.S.A.

Attention: Global Corporate Trust

Re:

TRANCHE B ZERO COUPON GUARANTEED SENIOR UNSECURED NOTES

Reference is hereby made to the Indenture, dated [●], 2009 (the “Indenture”), among CHINA SECURITY & SURVEILLANCE TECHNOLOGY, INC., as issuer (the “Company”), the Guarantors thereto and THE BANK OF NEW YORK MELLON, a New York banking corporation, as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

___________________, (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] in the principal amount of $___________ (the “Transfer”), to  ___________________________ (the “Transferee”).  In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.     ☐

Check if Transferee will take delivery of a beneficial interest in the Global Note or a Definitive Note pursuant to Regulation S.  The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (A) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (B) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(a) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Distribution Compliance Period (as defined in Regulation S under the Securities Act), (A) the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person, (B) the Transferee is not a U.S. person and is not acquiring the Notes for the account or benefit of any U.S. person or is a U.S. person who purchased securities in a transaction that did not require registration under the Securities Act, (C) the Transferee understands that it may and agrees to resell the Notes only in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration; and understands that it may not and agrees not to engage in hedging transactions with regard to the Notes unless in compliance with the Securities Act; (D) the Transferee acknowledges that the certificates evidencing the Notes will contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Securities Act; (E) the Transferee acknowledges that the Company is required to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration; provided, however, that if the Notes are in bearer form or foreign law prevents the Company from refusing to register securities transfers, other reasonable procedures (such as a legend described above) are implemented to prevent any transfer of the securities not made in accordance with the provisions of Regulation S.  Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the legend printed on the Global Note and/or the Definitive Note and in the Securities Act.

C-1

2.      ☐

 Check and complete if Transferee will take delivery of a beneficial interest in the Global Note or a Definitive Note pursuant to any provision of the Securities Act other than Regulation S.  The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Global Notes and Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that:

(i)

  such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act; or

(ii)

  such Transfer is being effected to the Company or a subsidiary thereof; or

(iii)

  such Transfer is being effected pursuant to an effective registration statement under the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:__________________________________
Name:
Title:

C-2

Exhibit B

Form of the Amended Investor Rights Agreement

FORM OF SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

THIS SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of [•], 2009, by and among (i) (a) China Security & Surveillance Technology, Inc., a Delaware corporation (the “Company”), (b) China Security & Surveillance Technology (PRC), Inc., a limited liability company organized and existing under the laws of the People's Republic of China (the “PRC”) and a wholly-owned subsidiary of the Company (“CSST PRC”) and China Safetech Holdings Limited, a corporation organized and existing under the laws of the British Virgin Islands and a wholly-owned subsidiary of the Company (“Safetech”, and collectively with the Company and CSST PRC, the “Group Companies”), and (ii) Citadel Equity Fund Ltd. (“Citadel”).  Capitalized terms used herein but not otherwise defined herein shall have the respective meanings set forth in the New Notes Purchase Agreement (as defined below).

WITNESSETH:

WHEREAS, the Company, Citadel and the other parties named therein entered into the Investor Rights Agreement, dated February 16, 2007, as amended by that certain amendment to the Investor Rights Agreement by and among the same parties, dated as of March 29, 2007 (the “Original Investor Rights Agreement”), in relation to the purchase from the Company by Citadel of US$60,000,000 1% Guaranteed Senior Unsecured Convertible Notes due 2012 (the “CSST I Notes”);

WHEREAS, the Company, Citadel and the other parties named therein entered into the Amended and Restated Investor Rights Agreement, dated April 24, 2007 (the “Existing Investor Rights Agreement”), which amended and restated the Original Investor Rights Agreement in its entirety, in relation to the purchase from the Company by Citadel of US$50,000,000 1% Guaranteed Senior Unsecured Convertible Notes due 2012 (the “CSST II Notes” and, together with the CSST I Notes, the “Existing Notes”);

WHEREAS, the Company, Citadel and the other parties named herein have entered into the Notes Purchase Agreement, dated August 18, 2009 (the “New Notes Purchase Agreement”), pursuant to which the Company has agreed to issue to Citadel, and Citadel has agreed to purchase from the Company, an aggregate of (i) US$50,000,000 Zero Coupon Guaranteed Senior Unsecured Convertible Notes (the “Tranche A Notes”), which are convertible into the Company's common stock, par value US$.0001 (the “Common Stock”), and (ii) US$84,000,000 Zero Coupon Guaranteed Senior Unsecured Notes (the “Tranche B Notes” and, together with the Tranche A Notes, the “New Notes”), in exchange for cancellation of the entire Existing Notes;

WHEREAS, the terms and conditions of the Tranche A Notes will be governed by the Indenture dated as of even date by and among the Company, The Bank of New York Mellon, as trustee, and the other parties named therein (the “Tranche A Indenture”), and the terms and conditions of the Tranche B Notes will be governed by the Indenture dated as of even date by and among the Company, The Bank of New York Mellon, as trustee, and the other parties named therein (the “Tranche B Indenture” and, together with the Tranche A Indenture, the “New Notes Indentures”);

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WHEREAS, in connection with the consummation of the transactions contemplated by the New Notes Purchase Agreement, the parties hereto desire to enter into this Agreement to amend and restate in its entirety the Existing Investor Rights Agreement; and

WHEREAS, it is a condition to the Closing under the New Notes Purchase Agreement that the parties hereto shall have executed this Agreement.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound by this agreement, agree as follows:

1.    Representations and Warranties of the Group Companies.  Each of the Group Companies, jointly and severally, represents and warrants that:

1.1    Each of the Group Companies has full power and authority to make, enter into and carry out the terms of this Agreement.  This Agreement has been duly executed and delivered by each Group Company and constitutes the legal, valid and binding obligations of such Group Company enforceable against such Group Company in accordance with its terms.

1.2    The execution and delivery of this Agreement by each Group Company do not, and the performance of this Agreement by such Group Company will not: (i) conflict with or violate any law, rule, regulation, order, decree or judgment applicable to any Group Company or by which any Group Company or any of the properties of any Group Company is or may be bound or affected, or the Charter Documents of any Group Company; (ii) result in or constitute (with or without notice or lapse of time) any breach of or default under any contract to which any Group Company is a party or by which any Group Company or any of the affiliates or properties of any Group Company is or may be bound or affected, or (iii) result in the creation of any encumbrance or restriction on any of the shares of Common Stock or equity interests in any other Group Company or properties of any Group Company.  The execution and delivery of this Agreement by each Group Company do not, and the performance of this Agreement by each Group Company will not, require any consent or approval of any Person.

2.    Reserved.

3.    Covenants and Agreements.

Unless the context requires otherwise, each Group Company hereby, jointly and severally, covenants and agrees as follows:

3.1    FCPA.  Each of the Group Companies shall, and shall cause each of its Subsidiaries and their respective management to, (i) comply with the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, not making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of value to any “foreign official” (as the term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, (ii) conduct each such company's respective business in compliance with the FCPA, and (iii) institute and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

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3.2    PFIC.  Each Group Company shall not become, and shall cause its Subsidiaries not to become, a “passive foreign investment company” within the meaning of Section 1297 of the U.S. Internal Revenue Code of 1986.

3.3    OFAC.  Neither any Group Company or any of its Subsidiaries nor, to the knowledge of any Group Company, any director, officer, agent, employee, Affiliate or Person acting on behalf of any Group Company or its Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and each Group Company shall not directly or indirectly use, and shall cause its Subsidiaries not to so use, the proceeds of the sale of the New Notes, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person or entity, towards any sales or operations in Cuba, Iran, Syria, Sudan, Myanmar or any other country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC.

3.4    Money Laundering Laws.  Each of the Group Companies shall, and shall cause its Subsidiaries to, conduct its operations at all times in compliance with the money laundering statutes of applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any applicable governmental agency.

4.    Limitations on the Conversion of the New Notes Held by Citadel.

4.1    Notwithstanding any provision in any of the New Notes Indentures, the Company shall not effect any conversion of the New Notes, and Citadel shall not have the right to convert any portion of the New Notes held by it, to the extent that after giving effect to such conversion, Citadel (together with its Affiliates) would beneficially own in excess of 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to such conversion (the “Conversion Limitation”).  For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by Citadel and its Affiliates shall include the number of shares of Common Stock issuable upon conversion of such New Notes with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) conversion of the remaining, nonconverted portion of any New Notes beneficially owned by Citadel or any of its Affiliates and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by Citadel or any of its Affiliates.  Except as set forth in the preceding sentence, for purposes of this Section, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act.  For purposes of this Section, in determining the number of outstanding shares of Common Stock, Citadel may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company's most recent annual, quarterly or current report on Form 10-K, 10-Q or Form 8-K, respectively, as the case may be; (y) a more recent public announcement by the Company or (z) any other notice by the Company setting forth the number of shares of Common Stock outstanding.  For any reason at any time, upon the written or oral request of Citadel, the Company shall within two business days confirm orally and in writing to Citadel the number of shares of Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including any Notes, by Citadel or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported.

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4.2    By not less than sixty-one (61) days' prior written notice to the Company, Citadel may, at its election, increase or decrease the Conversion Limitation to any other percentage not in excess of 9.99% specified in such notice, and the Conversion Limitation shall continue to apply until such sixty-first day (or such later date, as determined by Citadel, as may be specified in such notice).

4.3    For purposes of this Agreement, an “Affiliate” shall refer to: (i) any Person directly or indirectly controlling, controlled by or under common control with another Person, (ii) any Person owning or controlling 50% or more of the outstanding voting securities of such other Person, (iii) any officer, director or partner of such Person, (iv) a trust for the benefit of such Person referred to in the foregoing clause (ii) of this definition.  For purposes of this Agreement, “control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a Person through the ownership of voting securities or otherwise, including, without limitation, having the power to elect a majority of the board of directors or other governing body of such Person, and “controlling” and “controlled” shall have correlative meanings.

5.    Indemnification.

5.1    In addition to all rights and remedies available to Citadel at law or in equity, each of the Group Companies shall jointly and severally indemnify Citadel, and its Affiliates, stockholders, officers, directors, employees, agents, representatives, successors and permitted assigns (collectively, the “Indemnified Parties”) and save and hold each of them harmless against and pay on behalf of or reimburse such party as and when incurred for any loss (including, without limitation, diminutions in value), liability, demand, claim, action, cause of action, cost, damage, deficiency, tax, penalty, fine or expense, whether or not arising out of any claims by or on behalf of any third party, including interest, penalties, reasonable attorneys' fees and expenses and all reasonable amounts paid in investigation, defense or settlement of any of the foregoing (collectively, “Losses”) which any such party may suffer, sustain or become subject to, as a result of, in connection with, relating or incidental to or by virtue of:

(i)    any misrepresentation or breach of a representation or warranty on the part of any of the Group Companies herein;

(ii)   any nonfulfillment or breach of any covenant or agreement on the part of any of the Group Companies herein; or

(iii) any action, demand, proceeding, investigation or claim by any third party (including, without limitation, governmental agencies) against or affecting any Group Company and/or its Affiliates or Subsidiaries which would give rise to or evidence the existence of or relate to a breach of (A) any of the representations or warranties herein at the time made or (B) covenants of any of the Group Companies herein.

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5.2    Notwithstanding the foregoing, and subject to the following sentence, upon judicial determination, which is final and no longer appealable, that the act or omission giving rise to the indemnification hereinabove provided resulted primarily out of or was based primarily upon the Indemnified Party's gross negligence, fraud or willful misconduct (unless such action was based upon the Indemnified Party's reliance in good faith upon any of the representations, warranties, covenants or promises made by any Group Company herein) by the Indemnified Party, none of Group Company shall be responsible for any Losses sought to be indemnified in connection therewith, and each of the Group Companies shall be entitled to recover from the Indemnified Party all amounts previously paid in full or partial satisfaction of such indemnity, together with all costs and expenses of such Group Company reasonably incurred in effecting such recovery, if any.

5.3    All indemnification rights hereunder shall survive indefinitely, regardless of any investigation, inquiry or examination made for or on behalf of, or any knowledge of Citadel and/or any of the other Indemnified Parties.

5.4   The indemnity obligations that each of the Group Companies has under this Section shall be in addition to any liability that such Group Company may otherwise have.

5.5   Without limiting the generality of the foregoing paragraphs in this Section 5, each of the Group Companies, jointly and severally, agree to indemnify, defend and hold harmless the Indemnified Parties from and against (i) any and all losses (including without limitation, losses arising from or as a result of a decrease in the value of the Company or the value of the Common Stock or the Notes) incurred by any member of the Indemnified Parties and (ii) any and all claims, actions or causes of action, assessments, demands, damages, judgments, settlements, liabilities, costs and expenses (including, without limitation, interest, penalties and attorneys' and accounting fees and expenses) of any nature whatsoever, asserted against or imposed upon any member of the Indemnified Parties, in each case, by reason of or resulting from any breach or violation (whether such breach or violation was due to actions taken or failure to take actions, in whole or in part, prior to or after the date hereof) of laws, rules, regulations or orders of any governmental authority by any of the Group Companies and the Subsidiaries.

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6.    Miscellaneous.

6.1    Termination.  This Agreement shall remain in effect until the later of (i) the satisfaction and discharge of all of the Company's obligations under the New Notes and the New Indentures and (ii) Citadel (together with its Affiliates) ceasing to beneficially own in excess of 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the conversion of any New Notes beneficially owned by Citadel or its Affiliates, as determined in accordance with Section 4.1 hereof. Notwithstanding the foregoing, Sections 5 and 6 shall survive the termination of this Agreement.

6.2    Specific Enforcement.  Upon a breach by any of the Group Companies of this Agreement, in addition to any such damages as Citadel is entitled to, directly or indirectly, by reason of said breach, Citadel shall be entitled to injunctive relief against such Group Company if such relief is applicable and available, as a remedy at law would be inadequate and insufficient. Nothing in this Section shall be construed as limiting Citadel's remedies in any way.

6.3    Notices.  Notices given pursuant to any provision of this Agreement shall be addressed as follows: (i) if to the any of the Group Companies, to: 13/F, Shenzhen Special Zone Press Tower, Shennan Road, Futian, Shenzhen, China, Fax: (86) 755-83510815, Attention: Mr. Tu Guo Shen, with a copy to Pillsbury Winthrop Shaw Pittman LLP, 2300 N Street, NW, Washington DC 20037, Fax: (1-202) 354-4838, Attention: Louis A. Bevilacqua, Esq.,(ii) if to Citadel, to: c/o 131 South Dearborn Street, Chicago, Illinois 60609, USA, Fax: (1-312) 267 7300, Attention: Mr. Adam C. Cooper, with a copy to 18/F Chater House, 8 Connaught Road, Central, Hong Kong, Fax: (852) 3667 5511, Attention: Mr. Andrew Fong and Mr. Daniel Anderson and with a copy to Simpson Thacher & Bartlett LLP, ICBC Tower 35th Floor, 3 Garden Road, Central, Hong Kong SAR, China, Fax: (852) 2869 7694, Attention: Youngjin Sohn, Esq.

All notices, requests, consents and other communications hereunder shall be in writing and shall be personally delivered or delivered by overnight courier or mailed by first-class registered or certified mail, postage prepaid, return receipt requested, or by facsimile transmission.  Every notice hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, upon transmission by facsimile and confirmed facsimile receipt, or two (2) days after the same shall have been deposited with a reputable international overnight courier.

6.4    Amendments and Waiver.  Unless otherwise specifically stated herein, any term of this Agreement may be amended with the written consent of the party against whom enforcement may be sought and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) by the Company in the case of Citadel's obligations, and by Citadel in the case of the obligations of any other parties hereto.  No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

6.5    Entire Agreement.  This Agreement, together with the other Transaction Documents as defined in the New Notes Purchase Agreement, embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof.  Without limiting the generality of the foregoing, this Agreement amends and restates in its entirety the Existing Investor Rights Agreement.

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6.6    Severability.  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement to the extent permitted by law.

6.7    Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

6.8    Successors and Assigns.  Except as otherwise provided herein, the terms and conditions of this Agreement shall be binding upon, and inure to the benefit of, the respective representatives, successors and assigns of the parties hereto.  Unless otherwise provided herein, Citadel may assign its rights hereunder to any of its Affiliates.

6.9    Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature page(s) to follow]

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IN WITNESS WHEREOF, the undersigned have executed this Second Amended and Restated Investor Rights Agreement as of the day and year written above.

GROUP COMPANIES:

China Security & Surveillance Technology, Inc.

By: __________________________

Name:

Title:

China Security & Surveillance
Technology (PRC), Inc.

By: __________________________

Name:

Title:

China Safetech Holdings Limited

By: __________________________

Name:

Title:

Accepted and Agreed to:

CITADEL EQUITY FUND LTD.

By:  Citadel Advisors, LLC, its Portfolio Manager

By:_________________________________

Name:

Title:  Authorized Signatory

Exhibit C

DISCLOSURE SCHEDULES

CHINA SECURITY & SURVEILLANCE TECHNOLOGY, INC.

DISCLOSURE SCHEDULES

These Disclosure Schedules ("Disclosure Schedules") are being delivered by China Security & Surveillance Technology, Inc., a Delaware corporation (the "Company"), in connection with that certain Note Purchase Agreement, dated as of August 18, 2009, by and among the Company, certain subsidiaries of the Company, and Citadel Equity Fund Ltd. (the "Note Purchase Agreement"). Unless the context otherwise requires, all capitalized terms used in these Disclosure Schedules shall have the respective meanings assigned to them in the Note Purchase Agreement.

The representations, warranties, covenants and agreements made by the Company and Material Subsidiaries set forth in the Note Purchase Agreement are hereby excepted to the extent disclosed hereafter. The sections in these Disclosure Schedules correspond to the section numbers in the Note Purchase Agreement which are modified by the disclosures. The disclosures in these Disclosure Schedules shall modify and relate to the representations, warranties, covenants and agreements in the Section of the Note Purchase Agreement to which they expressly refer and shall be deemed to be disclosed and incorporated in each of the other sections of these Disclosure Schedules as though fully set forth in such other sections (whether or not specific cross-references are made), and shall be deemed to qualify and limit all representations, warranties, covenants and agreements made by the Group Companies contained in the Note Purchase Agreement. Unless otherwise stated, all statements made herein are made as of the date of the execution of the Note Purchase Agreement. These Disclosure Schedules are incorporated by reference to the Note Purchase Agreement and should be considered an integral part of the Note Purchase Agreement.

The bold-faced headings contained in these Disclosure Schedules are included for convenience only, and are not intended to limit the effect of the disclosures contained herein or to expand the scope of the information required to be disclosed in these Disclosure Schedules. The representations and warranties made by the Company and Material Subsidiaries in the Note Purchase Agreement are exclusive and the Company and Material Subsidiaries make no representations or warranties whatsoever except as set forth in the Note Purchase Agreement. The information and disclosures contained in these Disclosure Schedules are intended only to qualify and limit the representations, warranties, covenants and agreements made by the Company and Material Subsidiaries contained in the Note Purchase Agreement and shall not be deemed to expand in any way the scope or effect of any of such representations, warranties, covenants or agreements.

No reference to or disclosure of any item or other matter in these Disclosure Schedules shall be construed as an admission or indication that such item or other matter is material or that such item or other matter is required to be referred to or disclosed in these Disclosure Schedules. No disclosure in these Disclosure Schedules relating to any possible breach or violation of any agreement, law or regulation shall be construed as an admission or indication that any such breach or violation exists or has actually occurred, and nothing in these Disclosure Schedules constitutes an admission of any liability or obligation of the the Company and Material Subsidiaries to any third party, nor an admission against the Company and Material Subsidiaries' interests.

Schedule 6(b)

Subsidiaries

	Jurisdiction of	% of
Name of Subsidiary	Incorporation	Ownership
China Safetech Holdings Limited	BVI	100%
China Security & Surveillance Technology (HK) Ltd.	Hong Kong	100%
Chain Star Investments Limited	Hong Kong	100%
Link Billion Investment Limited	Hong Kong	100%
Allied Rich Limited	Hong Kong	100%
Ocean Pacific Technology Limited	Hong Kong	100%
Kit Grant Limited	Hong Kong	100%
Sincere On Limited	Hong Kong	100%
Sharp Eagle(HK) Limited	Hong Kong	100%
Long Top Limited	Hong Kong	100%
Huge Long Limited*	Hong Kong	100%
DIT Industry (H.K.) Limited	Hong Kong	100%
China Security & Surveillance Technology (PRC), Inc.	PRC	100%
China Security & Surveillance Distribution (PRC), Inc	PRC	100%
China Security & Surveillance Manufacturing (PRC), Inc.	PRC	100%
China Security & Surveillance Services (PRC), Inc.	PRC	100%
Golden Group Corporation (Shenzhen) Limited	PRC	100%
Shanghai Cheng Feng Digital Technology Co. Ltd.	PRC	100%
Shenzhen Coson Electronic Co. Ltd.	PRC	100%
Shenzhen Hongtianzhi Electronics Co., Ltd.	PRC	100%
HiEasy Electronic Technology Development Co., Ltd	PRC	100%
Changzhou Minking Electronics Co., Ltd.	PRC	100%
Hangzhou Tsingvision Intelligence System Co., Ltd.	PRC	100%
Guangdong Stonesonic Digital Technique Co., Ltd.	PRC	100%
Shenzhen Longhorn Security Technology Co., Ltd.	PRC	100%
Beijing Aurine Divine Land Technology Co., Ltd.	PRC	100%
Shenzhen Jin Lin Technology Co., Ltd.	PRC	100%

* The Company acquired the beneficial ownership of Huge Long Limited in August 2008 and will acquire its legal ownership on or before December 31, 2009.

Schedule 6(c)

Organization

China Security & Surveillance Technology, Inc. is currently not in good standing with the state of Delaware for failure to make timely payment of the Delaware franchise tax.

Schedule 6(d)

Capitalization and Voting Rights

Description of Security	Number of Shares

Common stock, $0.0001 par value	51,543,823

Common stock issued pursuant to any warrant exercise	1,501,197

Common stock issuable pursuant to any warrant exercise	174,515

The original registered capital for Changzhou Minking Electronics Co., Ltd. is RMB 80 million. The company is now applying to reduce the registered capital to RMB 18.4 million as well as the renewal of its business license. RMB 18.4 million was paid on July 23, 2007.

China Security & Surveillance Technology (PRC), Inc's registered capital is RMB 600 million and its paid up capital is RMB 440.1 million according to the business license issued on July 14, 2009. The remaining unpaid capital is not due until December 2009.

China Security & Surveillance Distribution (PRC), Inc's registered capital is RMB 200 million and its paid up capital is RMB 35.5 million according to the business license issued on April 10, 2008. The remaining unpaid capital is not due until January 15, 2010.

China Security & Surveillance Services (PRC), Inc's registered capital is RMB 200 million and its paid up capital is RMB 41.09 million according to the business license issued on September 5, 2008. The remaining unpaid capital is not due until May 27, 2010.

Schedule 6(p)

Taxes

See Schedule 6(c).